   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2001


                                                    REGISTRATION NOS. 333-63768;
                                               333-63768-01 THROUGH 333-63768-74
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

 MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.           MERISTAR HOSPITALITY FINANCE CORP.
  (Exact name of Registrant as specified in its       (Exact name of Registrant as specified in its
                     charter)                                            charter)

                     DELAWARE                                            DELAWARE
 (State or other jurisdiction of incorporation or    (State or other jurisdiction of incorporation or
                  organization)                                       organization)

                       7011                                                7011
 (Primary Standard Industrial Classification Code    (Primary Standard Industrial Classification Code
                     Number)                                             Number)

                    75-2648837                                          52-2321015
        (IRS Employer Identification No.)                   (IRS Employer Identification No.)

           1010 WISCONSIN AVENUE, N.W.                         1010 WISCONSIN AVENUE, N.W.
              WASHINGTON, D.C. 20007                              WASHINGTON, D.C. 20007
                  (202) 965-4455                                      (202) 965-4455
   (Address, including zip code, and telephone         (Address, including zip code, and telephone
   number, including area code, of Registrant's        number, including area code, of Registrant's
           principal executive offices)                        principal executive offices)

                          CHRISTOPHER L. BENNETT, ESQ.
                      VICE PRESIDENT, LEGAL AND SECRETARY
                        MERISTAR HOSPITALITY CORPORATION
                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON D.C. 20007
                                 (202) 965-4455
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

                           RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                             ---------------------

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                                                     PRIMARY
                                                                                                                     STANDARD
                                                            JURISDICTION OF                 I.R.S.                  INDUSTRIAL
EXACT NAME OF GUARANTOR REGISTRANT                          INCORPORATION/                 EMPLOYEE               CLASSIFICATION
AS SPECIFIED IN ITS CHARTER                                    FORMATION              IDENTIFICATION NO.             CODE NO.
----------------------------------                          ---------------           ------------------          --------------
MeriStar Hospitality Corporation....................... Maryland                  75-2648842                           6798
MeriStar Acquisition Company, L.L.C.................... Delaware                  52-2132724                           7011
AGH PSS I, Inc. ....................................... Delaware                  52-2157232                           7011
AGH UPREIT LLC......................................... Delaware                  75-2656872                           7011
CapStar Houston SW Partners, L.P....................... Delaware                  76-0517194                           7011
CapStar Medallion Houston Partners, L.P................ Delaware                  76-0548501                           7011
CapStar Medallion Dallas Partners, L.P................. Delaware                  75-2725881                           7011
CapStar Medallion Austin Partners, L.P................. Delaware                  74-2852380                           7011
CapStar Midland Partners, L.P.......................... Delaware                  75-2725879                           7011
CapStar Dallas Partners, L.P........................... Delaware                  75-2694056                           7011
CapStar Mockingbird Partners, L.P...................... Delaware                  75-2694059                           7011
EquiStar Schaumburg Company, L.L.C..................... Delaware                  36-4021251                           7011
EquiStar Bellevue Company, L.L.C....................... Delaware                  91-1689447                           7011
EquiStar Cleveland Company, L.L.C...................... Delaware                  34-1808020                           7011
EquiStar Latham Company, L.L.C......................... Delaware                  52-1964079                           7011
EquiStar Virginia Company, L.L.C....................... Delaware                  54-1823125                           7011
EquiStar Ballston Company, L.L.C....................... Delaware                  54-1807527                           7011
EquiStar Salt Lake Company, L.L.C...................... Delaware                  87-0553144                           7011
EquiStar Atlanta GP Company, L.L.C..................... Delaware                  52-1964084                           7011
EquiStar Atlanta LP Company, L.L.C..................... Delaware                  52-1964081                           7011
CapStar Washington Company, L.L.C...................... Delaware                  52-1999173                           7011
CapStar C.S. Company, L.L.C............................ Delaware                  84-1360788                           7011
CapStar San Pedro Company, L.L.C....................... Delaware                  33-0727945                           7011
CapStar Louisville Company, L.L.C...................... Delaware                  31-1566303                           7011
CapStar Lexington Company, L.L.C....................... Delaware                  52-2050953                           7011
CapStar Oklahoma City Company, L.L.C................... Delaware                  73-1526587                           7011
CapStar Cherry Hill Company, L.L.C..................... Delaware                  52-2018013                           7011
CapStar Frazer Company, L.L.C.......................... Delaware                  23-2895342                           7011
CapStar KC Company, L.L.C.............................. Delaware                  43-1760635                           7011
CapStar National Airport Company, L.L.C................ Delaware                  54-1854024                           7011
CapStar Georgetown Company, L.L.C...................... Delaware                  52-2039522                           7011
CapStar Jekyll Company, L.L.C.......................... Delaware                  58-2326478                           7011
CapStar Detroit Airport Company, L.L.C................. Delaware                  38-3370983                           7011
CapStar Tucson Company, L.L.C.......................... Delaware                  86-0892459                           7011
CapStar Mesa Company, L.L.C............................ Delaware                  91-1867278                           7011
CapStar Morristown Company, L.L.C...................... Delaware                  22-3542416                           7011
CapStar Indianapolis Company, L.L.C.................... Delaware                  35-2008353                           7011
CapStar Chicago Company, L.L.C......................... Delaware                  52-2052623                           7011
CapStar Windstar Locks Company, L.L.C.................. Delaware                  52-2061475                           7011
CapStar Hartford Company, L.L.C........................ Delaware                  52-2088410                           7011
CapStar Cross Keys Company, L.L.C...................... Delaware                  52-2077796                           7011
CapStar Columbia Company, L.L.C........................ Delaware                  52-2077797                           7011
CapStar Roland Park Company, L.L.C..................... Delaware                  52-2086427                           7011
CapStar Forrestal Company, L.L.C....................... Delaware                  52-2089189                           7011
MeriStar Santa Barbara, L.P............................ Delaware                  77-0440856                           7011
MeriStar LAJV, L.P..................................... Delaware                  94-3288332                           7011
MeriStar Cathedral City, L.P........................... Delaware                  33-0751707                           7011
MeriStar Sanibel Inn Company, L.L.C.................... Delaware                  65-0872699                           7011
MeriStar Sundial Beach Company, L.L.C.................. Delaware                  65-0873007                           7011
MeriStar Safety Harbor Company, L.L.C.................. Delaware                  59-3540019                           7011
MeriStar Seaside Inn Company, L.L.C.................... Delaware                  65-0872703                           7011
MeriStar Plantation Shopping Center Company, L.L.C..... Delaware                  65-0872702                           7011
MeriStar Song of the Sea Company, L.L.C................ Delaware                  65-0872700                           7011
MeriStar Shirley's Parcel Company, L.L.C............... Delaware                  65-0872206                           7011
MeriStar Sanibel Golf Company, L.L.C................... Delaware                  65-0872699                           7011
MeriStar Marco Island Company, L.L.C................... Delaware                  59-3540022                           7011
MeriStar SS Plantation Company, L.L.C.................. Delaware                  65-0873008                           7011
MeriStar Hotel (Calgary Airport) LLC................... Delaware                  GST 88511 9826 RT0001                7011
MeriStar Hotel (Vancouver) LLC......................... Delaware                  88511 7622 GST 88511 7622            7011
                                                                                  RT0001

                                                                                                                     PRIMARY
                                                                                                                     STANDARD
                                                            JURISDICTION OF                 I.R.S.                  INDUSTRIAL
EXACT NAME OF GUARANTOR REGISTRANT                          INCORPORATION/                 EMPLOYEE               CLASSIFICATION
AS SPECIFIED IN ITS CHARTER                                    FORMATION              IDENTIFICATION NO.             CODE NO.
----------------------------------                          ---------------           ------------------          --------------
MeriStar Hotel (Surrey) LLC............................ Delaware                  88511 0627 GST 88511 0627            7011
                                                                                  RT0001
MeriStar Hotel (Burnaby) LLC........................... Delaware                  88511 3621 GST 88511 3621            7011
                                                                                  RT0001
AGH 75 Arlington Heights LLC........................... Delaware                  75-2692575                           7011
75 Arlington Heights Limited Partnership, L.P.......... Delaware                  36-4138496                           7011
BCHI Acquisition, L.L.C................................ Delaware                  75-2717284                           7011
MDV Limited Partnership................................ Texas                     75-2547035                           7011
183 Hotel Associates, Ltd.............................. Texas                     75-2613712                           7011
Lake Buena Vista Partners, Ltd......................... Florida                   59-3272431                           7011
Durham I-85 Limited Partnership........................ Delaware                  56-1959721                           7011
Cocoa Beach Hotels, Ltd................................ Florida                   59-2412469                           7011
MeriStar Hotel Lessee, Inc. ........................... Delaware                  52-2275057                           7011
Hotel Columbia Company................................. Maryland                  52-2290279                           7011
MeriStar LP, Inc. ..................................... Nevada                    52-2101842                           7011
3100 Glendale Joint Venture............................ Ohio                      75-2660903                           7011

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2001


PROSPECTUS

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                       MERISTAR HOSPITALITY FINANCE CORP.

      OFFER TO EXCHANGE $300,000,000 OF THEIR 9% SENIOR NOTES DUE 2008 AND
               $200,000,000 OF THEIR 9 1/8% SENIOR NOTES DUE 2011

                          TERMS OF THE EXCHANGE OFFER

     - It will expire at 5:00 p.m., New York City time, on           2001,
       unless we extend it.

     - If all the conditions to this exchange offer are satisfied, we will exchange all initial notes that are validly tendered and not withdrawn.

     - You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

     - The exchange notes that we will issue in the exchange offer will be substantially identical to your initial notes except that, unlike the initial notes, the exchange notes will have no transfer restrictions or registration rights.

     - The exchange notes are new securities with no established market for trading.

      BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 16.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary.....................................................     1
Risk Factors................................................    16
Use of Proceeds.............................................    33
Capitalization..............................................    34
Unaudited Pro Forma Combined Financial Information..........    35
Selected Historical Consolidated Financial Information......    70
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    76
Business....................................................    85
Management..................................................    95
Certain Relationships and Related Party Transactions........   103
Principal Securityholders...................................   103
The Exchange Offer..........................................   105
Description of the Exchange Notes...........................   116
United States Federal Tax Considerations....................   153
ERISA Considerations........................................   157
Plan of Distribution........................................   158
Legal Matters...............................................   159
Experts.....................................................   159
Available Information.......................................   160
Incorporation by Reference..................................   161
Index to Financial Statements...............................   F-1

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" beginning on page 16 and the financial statements, including the notes to those financial statements, included elsewhere in this prospectus.

     Unless the context otherwise requires, the words "we," "our," "us," and "MeriStar LP" refer to MeriStar Hospitality Operating Partnership, L.P. and its direct and indirect subsidiaries, prior to giving effect to the FelCor merger described below. The term "initial notes" refers to the 9% Senior Notes due 2008 and the 9 1/8% Senior Notes due 2011 that were issued on January 26, 2001. The term "exchange notes" refers to the 9% Senior Notes due 2008 and the 9 1/8% Senior Notes due 2011 being offered by this prospectus. The term "notes" refers to the initial notes and the exchange notes, collectively.

                               ABOUT OUR COMPANY

     MeriStar Hospitality Operating Partnership, L.P. owns a portfolio of primarily upscale, full-service hotels, diversified geographically as well as by franchise and brand affiliations, in the United States and Canada. We are the operating partnership of MeriStar Hospitality Corporation, a real estate investment trust that operates all of its business through us. MeriStar Hospitality Corporation, which we also refer to as MeriStar, is our sole general partner and controls us. As of June 30, 2001, we owned 113 hotels with 28,877 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets and are well located within these markets. A majority of the hotels are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Radisson(R), Doubletree(R) and Embassy Suites(R).

     We believe that the upscale, full-service segment of the lodging industry is the most attractive segment in which to own hotels. The upscale, full-service segment is attractive for several reasons. First, the real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, these hotels have particular appeal to both executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels.

     Our business strategy is to opportunistically acquire hotel properties and related businesses with the potential for cash flow growth and to renovate and reposition each hotel according to the characteristics of the hotel and its market.


     MeriStar Hospitality Corporation and our company were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities. MeriStar Hospitality Finance Corp. is a wholly-owned, special purpose subsidiary of our company that was created on January 23, 2001. The principal executive office of the issuers is located at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007. Our telephone number is
(202) 965-4455.


ACQUISITION STRATEGY

     We focus our attention on investments in hotels located in markets with economic, demographic and supply dynamics favorable to hotel owners. Through our extensive due diligence process, we select those acquisition targets where we believe selective capital improvements and well selected third-party management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, our senior management, together with MeriStar Hotels & Resorts, Inc., the company that manages nearly all of our hotels, creates detailed plans covering all areas of renovation and operation. These plans serve as the basis for our acquisition decisions and guide subsequent renovation and operating plans, which will be carried out by a third-party hotel operator.

FRANCHISES

     We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

MERGER WITH FELCOR


     On May 9, 2001, we and MeriStar Hospitality Corporation entered into a merger agreement with FelCor Lodging Trust Incorporated, which we also refer to as FelCor, and FelCor Lodging Limited Partnership, which we also refer to as FelCor LP. Under the merger agreement, MeriStar Hospitality Corporation will merge with and into FelCor, which we refer to as the merger, and a wholly owned subsidiary of FelCor LP will merge with and into our company, which we refer to as the partnership merger. Upon completion of these mergers, FelCor LP will become a co-obligor under the notes, and the notes will be guaranteed by the guarantors under FelCor's senior credit facility. FelCor is a REIT that has ownership interests in 185 hotels at June 30, 2001, with nearly 50,000 rooms and suites. Of these hotels, FelCor has a 100% ownership interest in 152 hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in entities owning two hotels and a 50% interest in separate entities owning 24 hotels. Fifteen of FelCor's hotels have been designated as held for sale. We expect the mergers to be completed early in the fourth quarter of 2001. For more information relating to the mergers, which we refer to together as the FelCor merger, please refer to the documents attached as exhibits to the registration statement of which this prospectus is a part.



     Following the FelCor merger, on a consolidated basis, we and FelCor LP will have ownership interests in 298 hotels with approximately 78,000 rooms located in 39 states and Canada, including 54 hotels in Texas, 37 hotels in Florida and 32 hotels in California.

                         SUMMARY OF THE EXCHANGE OFFER

     MeriStar Hospitality Operating Partnership and MeriStar Hospitality Finance, the issuers, are offering to exchange $300,000,000 aggregate principal amount of their 9% Senior Notes due 2008 and $200,000,000 aggregate principal amount of their 9 1/8% Senior Notes due 2011 for like amounts of their existing 9% Senior Notes due 2008 and 9 1/8% Senior Notes due 2011. The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreements. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

THE EXCHANGE OFFER..................     The issuers will exchange their
                                         exchange notes for a like aggregate
                                         principal amount at maturity of their
                                         initial notes. In order to exchange
                                         your initial notes, you must properly
                                         tender them to the issuers and we must
                                         accept your tender. The issuers will
                                         exchange all outstanding initial notes
                                         that are validly tendered and not
                                         validly withdrawn.

EXPIRATION DATE.....................     This exchange offer will expire at 5:00
                                         p.m., New York City time, on
                                                   , 2001, unless the issuers
                                         decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER....     The issuers will complete this exchange
                                         offer unless the exchange offer is not
                                         permissible under applicable law or
                                         Securities and Exchange Commission
                                         policy.

                                         Please refer to the section in this
                                         prospectus entitled "The Exchange
                                         Offer -- Terms of the Exchange
                                         Offer -- Conditions to the Exchange
                                         Offer."

PROCEDURES FOR TENDERING INITIAL
NOTES...............................     To participate in this exchange offer,
                                         you must complete, sign and date the
                                         letter of transmittal or its facsimile
                                         and transmit it, together with your
                                         initial notes to be exchanged and all
                                         other documents required by the letter
                                         of transmittal, to U.S. Bank Trust
                                         National Association, as exchange
                                         agent, at its address indicated under
                                         "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent." In
                                         the alternative, you can tender your
                                         initial notes by book-entry delivery
                                         following the procedures described in
                                         this prospectus. If your initial notes
                                         are registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee, you should contact
                                         that person promptly to tender your
                                         initial notes in this exchange offer.
                                         For more information on tendering your
                                         notes, please refer to the section in
                                         this prospectus entitled "The Exchange
                                         Offer -- Terms of the Exchange
                                         Offer -- Procedures for Tendering
                                         Initial Notes."

GUARANTEED DELIVERY PROCEDURES......     If you wish to tender your initial
                                         notes and you cannot get the required
                                         documents to the exchange agent on
                                         time, you may tender your initial notes
                                         by using the guaranteed delivery
                                         procedures described under the section
                                         of this prospectus entitled "The

                                         Exchange Offer -- Terms of the Exchange
                                         Offer -- Procedures for Tendering
                                         Initial Notes -- Guaranteed Delivery
                                         Procedure."

WITHDRAWAL RIGHTS...................     You may withdraw the tender of your
                                         initial notes at any time before 5:00
                                         p.m., New York City time, on the
                                         expiration date of the exchange offer.
                                         To withdraw the tender, you must send a
                                         written or facsimile transmission
                                         notice of withdrawal to the exchange
                                         agent at its address indicated under
                                         the "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent"
                                         before 5:00 p.m., New York City time,
                                         on the expiration date of the exchange
                                         offer.

ACCEPTANCE OF INITIAL NOTES AND
DELIVERY OF EXCHANGE NOTES..........     If all the conditions to the completion
                                         of this exchange offer are satisfied,
                                         the issuers will accept any and all
                                         initial notes that are properly
                                         tendered in this exchange offer on or
                                         before 5:00 p.m., New York City time,
                                         on the expiration date. The issuers
                                         will return any initial note that they
                                         do not accept for exchange to you
                                         without expense as promptly as
                                         practicable after the expiration date.
                                         The issuers will deliver the exchange
                                         notes to you as promptly as practicable
                                         after the expiration date and
                                         acceptance of your initial notes for
                                         exchange. Please refer to the section
                                         in this prospectus entitled "The
                                         Exchange Offer -- Terms of the Exchange
                                         Offer -- Acceptance of Initial Notes
                                         for Exchange; Delivery of Exchange
                                         Notes."

FEDERAL INCOME TAX CONSIDERATIONS
RELATING TO THE EXCHANGE OFFER......     Exchanging your initial notes for
                                         exchange notes will not be a taxable
                                         event to you for United States federal
                                         income tax purposes. Please refer to
                                         the section of this prospectus entitled
                                         "United States Federal Tax
                                         Considerations."

EXCHANGE AGENT......................     U.S. Bank Trust National Association is
                                         serving as exchange agent in this
                                         exchange offer.

FEES AND EXPENSES...................     The issuers will pay all expenses
                                         related to this exchange offer. Please
                                         refer to the section of this prospectus
                                         entitled "The Exchange Offer -- Terms
                                         of the Exchange Offer -- Fees and
                                         Expenses."

USE OF PROCEEDS.....................     The issuers will not receive any
                                         proceeds from the issuance of the
                                         exchange notes. The issuers are making
                                         this exchange offer solely to satisfy
                                         their obligations under their
                                         registration rights agreements.

CONSEQUENCES TO HOLDERS WHO DO NOT
PARTICIPATE IN THE EXCHANGE OFFER...     If you do not participate in this
                                         exchange offer:

                                         - you will not necessarily be able to
                                           require the issuers to register your
                                           initial notes under the Securities
                                           Act,

                                         - you will not be able to resell, offer
                                           to resell or otherwise transfer your
                                           initial notes unless they are
                                           registered under the Securities Act
                                           or unless you resell, offer to resell
                                           or otherwise transfer them under an
                                           exemption from the registration
                                           requirements of, or in a transaction
                                           not subject to, the Securities Act,
                                           and

                                         - the trading market for your initial
                                           notes will become more limited to the
                                           extent other holders of initial notes
                                           participate in the exchange offer.

RISK FACTORS........................     Please refer to the section in this
                                         exchange offer entitled "Risk
                                         Factors -- Your failure to participate
                                         in the exchange offer will have adverse
                                         consequences."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUERS.............................     MeriStar Hospitality Operating
                                         Partnership, L.P. and MeriStar
                                         Hospitality Finance Corp. Upon
                                         completion of the FelCor merger, FelCor
                                         Lodging Limited Partnership will become
                                         a co-obligor under the exchange notes.

SECURITIES OFFERED..................     $300,000,000 aggregate principal amount
                                         of 9% Senior Notes due 2008.

                                         $200,000,000 aggregate principal amount
                                         of 9 1/8% Senior Notes due 2011.

                                         The form and terms of the exchange
                                         notes are the same as the form and
                                         terms of the initial notes, except that
                                         the exchange notes will be registered
                                         under the Securities Act, will not bear
                                         legends restricting their transfer and
                                         will not be entitled to registration
                                         rights under our registration rights
                                         agreements. The exchange notes will
                                         evidence the same debt as the initial
                                         notes, and both the initial notes and
                                         the exchange notes will be governed by
                                         the same indenture.

MATURITY DATE.......................     January 15, 2008 for the 2008 exchange
                                         notes.

                                         January 15, 2011 for the 2011 exchange
                                         notes.


INTEREST PAYMENT DATES..............     January 15 and July 15, of each year,
                                         commencing January 15, 2002.


MANDATORY REDEMPTION................     None.


GUARANTEES..........................     The issuers' payment obligations under
                                         the exchange notes will be
                                         unconditionally guaranteed on a senior,
                                         unsecured basis by MeriStar Hospitality
                                         Corporation and by all of the
                                         subsidiaries that guarantee our payment
                                         obligations under our senior secured
                                         credit facility. Under some future
                                         circumstances, we or MeriStar
                                         Hospitality Corporation may be required
                                         to cause one or more other subsidiaries
                                         to guarantee the exchange notes on a
                                         senior, unsecured basis. The guarantees
                                         will rank equally with all of the
                                         guarantors' existing and future
                                         unsecured senior debt and senior to all
                                         of the guarantors' subordinated debt.
                                         After the FelCor merger, we anticipate
                                         that the issuers and the guarantors
                                         will guarantee all of the outstanding
                                         indebtedness under FelCor's credit
                                         facility and FelCor LP's senior notes.
                                         In addition, the subsidiaries of FelCor
                                         and FelCor Lodging Limited Partnership
                                         that currently guarantee FelCor's
                                         senior credit facility will guarantee
                                         the exchange notes. The guarantees will
                                         be effectively subordinated to all of
                                         the guarantors' secured debt. For more
                                         information about the guarantees,
                                         please refer to the section of this
                                         prospectus entitled "Description of the
                                         Exchange Notes -- Guarantees."

OPTIONAL REDEMPTION.................     Before January 15, 2004, the issuers
                                         may redeem up to 35% of the aggregate
                                         principal amount of the exchange notes
                                         of a series with the proceeds of one or
                                         more public offerings of the common
                                         equity of MeriStar Hospitality
                                         Corporation at a redemption price equal
                                         to 109% of the principal amount, in the
                                         case of the exchange notes due 2008,
                                         and 109% of the principal amount, in
                                         the case of the exchange notes due
                                         2011, in each case plus accrued and
                                         unpaid interest and liquidated damages,
                                         if any, to the date of redemption;
                                         provided that at least 65% of the
                                         original principal amount of the notes
                                         of the applicable series remains
                                         outstanding immediately after each such
                                         redemption. Please refer to the section
                                         of this prospectus entitled
                                         "Description of the Exchange
                                         Notes -- Optional Redemption."

CHANGE OF CONTROL...................     In the event of a change of control of
                                         our company or MeriStar Hospitality
                                         Corporation, you will have the right to
                                         require us to purchase all or any part
                                         of your exchange notes at a purchase
                                         price in cash equal to 101% of the
                                         aggregate principal amount of the
                                         exchange notes, plus accrued and unpaid
                                         interest and liquidated damages, if
                                         any, to the date of purchase. Please
                                         refer to the section of this offering
                                         memorandum entitled "Description of the
                                         Exchange Notes -- Repurchase at the
                                         Option of Holders -- Change of
                                         Control." The FelCor merger will
                                         constitute a change of control under
                                         the indenture.

RANKING.............................     The exchange notes will be the issuers'
                                         general unsecured, senior obligations
                                         and will rank equally with all of the
                                         issuers' existing and future unsecured
                                         senior debt and senior to all of the
                                         issuers' subordinated debt. The
                                         exchange notes will be effectively
                                         subordinated to all of our and our
                                         subsidiaries' secured debt and to all
                                         other debt of our non-guarantor
                                         subsidiaries, including without
                                         limitation trade payables in the
                                         ordinary course.

                                         At June 30, 2001, we, MeriStar
                                         Hospitality Corporation and our
                                         respective subsidiaries on a
                                         consolidated basis, had approximately
                                         $1.7 billion of indebtedness
                                         outstanding, including $0.9 billion of
                                         senior debt. Of that $1.7 billion of
                                         indebtedness, our non-guarantor
                                         subsidiaries had $375.1 million of
                                         indebtedness. On a pro forma basis as
                                         of June 30, 2001, after giving effect
                                         to the FelCor merger, we, MeriStar
                                         Hospitality Corporation and our
                                         respective subsidiaries on a
                                         consolidated basis, would have had
                                         approximately $3.6 billion of
                                         indebtedness outstanding, including
                                         $1.9 billion of senior debt. Of that
                                         $3.6 billion of indebtedness, our non-
                                         guarantor subsidiaries would have had
                                         $950.1 million of indebtedness.

COVENANTS...........................     The indenture under which the exchange
                                         notes will be issued limits our ability
                                         and the ability of MeriStar Hospitality
                                         Corporation and our respective
                                         restricted subsidiaries to:

                                         - incur indebtedness and issue
                                           disqualified stock or, in the case of
                                           subsidiaries, preferred stock;

                                         - pay dividends or other distributions;

                                         - repurchase equity interests and
                                           subordinated indebtedness, or make
                                           other specified restricted payments;

                                         - consummate specific asset sales;

                                         - enter into certain transactions with
                                           affiliates;

                                         - make investments;

                                         - create or incur some liens, subject
                                           to the consent of our lenders under
                                           our senior secured credit agreement;
                                           or

                                         - merge or consolidate with any other
                                           person or sell, assign, transfer,
                                           lease, convey or otherwise dispose of
                                           all or substantially all of our
                                           assets.

                                         All of these limitations and
                                         prohibitions have a number of important
                                         qualifications and exceptions. Please
                                         refer to the section of this offering
                                         memorandum entitled "Description of the
                                         Exchange Notes -- Covenants" and
                                         "-- Repurchase at the Option of
                                         Holders -- Asset Sales."

FALL-AWAY COVENANTS.................     Under the indenture governing the
                                         exchange notes, in the event, and only
                                         for so long as, the exchange notes are
                                         rated investment grade and no default
                                         or event of default has occurred and is
                                         continuing, many of the covenants
                                         described above will not be applicable
                                         to us and our restricted subsidiaries.

TRADING.............................     The exchange notes are new securities,
                                         and no established market for them
                                         currently exists. We cannot assure you
                                         that a market for the exchange notes
                                         will develop or be liquid. The initial
                                         notes are currently eligible for
                                         trading in the Private Offerings,
                                         Resale and Trading through Automatic
                                         Linkage, or PORTAL, system. Following
                                         the commencement of the exchange offer,
                                         you may continue to trade the initial
                                         notes in the PORTAL market. However,
                                         the exchange notes will not be eligible
                                         for trading in this market.

RISK FACTORS........................     You should carefully consider all of
                                         the information contained in this
                                         prospectus and, in particular, you
                                         should evaluate the specific factors
                                         listed under "Risk Factors" on page 16
                                         for risks associated with the exchange
                                         offer.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following table sets forth unaudited pro forma condensed combined financial data for MeriStar LP and FelCor LP as a combined entity and for MeriStar and FelCor as a combined entity, in each case giving effect to the merger and partnership merger as if they had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined operating data are presented as if the merger and partnership merger had been completed on January 1, 2000. The unaudited pro forma condensed combined balance sheet data at June 30, 2001 is presented as if the merger and partnership merger had occurred on June 30, 2001. In the opinion of our management, all adjustments necessary to reflect the effects of these transactions have been made. The merger and partnership merger will be accounted for under the purchase method of accounting as provided by Financial Accounting Standards No. 141. Based on FelCor's current estimate of value for the MeriStar assets to be acquired in the amount of approximately $3.0 billion and liabilities to be assumed in the amount of approximately $1.9 billion, no goodwill will be recorded for this transaction. MeriStar LP and MeriStar will be the acquired entities, and therefore, the unaudited pro forma condensed combined financial statements are those of FelCor LP and FelCor.


     The unaudited pro forma condensed combined financial data should be read together with the respective historical audited and unaudited consolidated financial statements and financial statement notes of MeriStar LP and MeriStar and of FelCor LP and FelCor included in or incorporated by reference into this prospectus. See "Available Information" on page 160. The unaudited pro forma condensed combined financial data is presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of MeriStar LP and FelCor LP, and MeriStar and FelCor, would have been for the periods presented, nor does this data purport to represent the results of future periods. See "Unaudited Pro Forma Combined Financial Information" beginning on page 35.


FELCOR LODGING LIMITED PARTNERSHIP


                                                                      PRO FORMA
                                                                     (UNAUDITED)
                                                              --------------------------
                                                              SIX MONTHS
                                                                ENDED        YEAR ENDED
                                                               JUNE 30,     DECEMBER 31,
                                                                 2001         2000(1)
                                                              ----------    ------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                 UNIT AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues............................................  $1,412,155     $2,864,452
  Net income before extraordinary items.....................  $   91,603     $  159,171
  Net income before extraordinary items applicable to common
     unitholders............................................  $   73,771     $  123,424
  Diluted earnings per unit data:
     Net income before extraordinary items applicable to
      common unitholders....................................  $     0.73     $     1.21
     Weighted average common units outstanding..............     101,352        101,839
OTHER DATA:
  Funds From Operations(2)..................................  $  223,177     $  451,302
  EBITDA(3).................................................  $  396,600     $  803,172
  Ratio of earnings to fixed charges(4).....................         1.6x           1.5x

                                                                PRO FORMA
                                                               (UNAUDITED)
                                                              --------------
                                                                 JUNE 30,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Investment in hotels, net of accumulated depreciation.......    $6,516,043
Total assets................................................    $7,146,928
Debt........................................................    $3,648,693
Redeemable units............................................    $  301,983
Partners' capital...........................................    $2,701,258


FELCOR LODGING TRUST INCORPORATED


                                                                      PRO FORMA
                                                                     (UNAUDITED)
                                                              -------------------------
                                                              SIX MONTHS
                                                                ENDED       YEAR ENDED
                                                               JUNE 30,    DECEMBER 31,
                                                                 2001        2000(1)
                                                              ----------   ------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues............................................  $1,412,155    $2,864,452
  Net income before extraordinary items.....................  $   82,075    $  145,657
  Net income before extraordinary items applicable to common
     shareholders...........................................  $   64,525    $  110,475
  Diluted earnings per share data:
     Net income before extraordinary items applicable to
      common shareholders...................................  $     0.73    $     1.21
     Weighted average common shares outstanding.............      88,818        91,282
OTHER DATA:
  Funds From Operations(2)..................................  $  223,177    $  451,302
  EBITDA(3).................................................  $  396,600    $  803,172



                                                                PRO FORMA
                                                               (UNAUDITED)
                                                              --------------
                                                                 JUNE 30,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Investment in hotels, net of accumulated depreciation.......    $6,516,043
Total assets................................................    $7,146,928
Debt........................................................    $3,648,693
Minority interest in FelCor Partnership.....................    $  333,475
Total shareholder's equity..................................    $2,669,766


------------

(1) In the second quarter of 2000, FelCor recorded a $63 million loss related to the decision to sell certain non-strategic hotel assets, which is reflected in the income statements presented for the period.

(2) FelCor considers Funds From Operations to be a key measure of a real estate investment trust's, or REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.


    The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations as net income or loss, computed in accordance with GAAP, excluding gains or losses from extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for FelCor's portion of these items related to unconsolidated entities and joint ventures. FelCor believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of FelCor's ability to incur and service debt, to make capital expenditures, and to fund other cash needs. FelCor computes Funds From Operations in accordance with standards established by NAREIT, except that FelCor adds back rent deferred under Staff Accounting Bulletin, or SAB 101, the loss on assets held for sale, lease termination costs and swap termination costs to derive Funds From Operations. This may not be comparable to Funds From

    Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than FelCor does or that do not adjust Funds From Operations for rent deferred under SAB 101 and the loss on assets held for sale, lease termination costs and swap termination expenses. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of FelCor's financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of FelCor's liquidity, nor is it indicative of funds available to fund FelCor's cash needs, including FelCor's ability to make cash distributions. Funds From Operations may include funds that may not be available for FelCor management's discretionary use due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.


    The computation of Funds From Operations for FelCor LP and FelCor yields the same result. The following table details the computation of Funds From Operations for FelCor LP.


                                                                         PRO FORMA
                                                                        (UNAUDITED)
                                                              -------------------------------
                                                              SIX MONTHS ENDED    YEAR ENDED
                                                                  JUNE 30,       DECEMBER 31,
                                                                    2001             2000
                                                              ----------------   ------------
                                                                      (IN THOUSANDS)
Net income before extraordinary charges.....................      $ 91,603         $159,171
Loss (gain) on sale of hotels...............................         1,081           (6,024)
Loss on assets held for sale................................                         63,000
Swap termination expense....................................        14,121
Series B redeemable preferred distributions.................        (6,468)         (12,937)
Series D redeemable preferred distributions.................          (282)            (565)
New redeemable preferred distributions......................        (5,250)         (10,500)
Depreciation................................................       123,350          248,990
Depreciation from unconsolidated entities...................         5,022           10,167
                                                                  --------         --------
Funds From Operations.......................................      $223,177         $451,302
                                                                  ========         ========
Weighted average shares and units outstanding(a)............       106,041          106,536


------------


    (a) Weighted average units outstanding are computed including dilutive options, unvested stock grants and assuming conversion of Series A preferred units and Series C preferred units.


(3) EBITDA is computed by adding Funds From Operations, interest expense, FelCor's portion of interest expense from unconsolidated entities, amortization expense and its redeemable preferred distributions. EBITDA is presented because it provides useful information regarding FelCor's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP. EBITDA as presented by FelCor may not be comparable to other similarly titled measures used by other companies. The computation of EBITDA for FelCor LP and FelCor yields the same result. A reconciliation of Funds From Operations to EBITDA is as follows:


                                                                         PRO FORMA
                                                                        (UNAUDITED)
                                                              -------------------------------
                                                              SIX MONTHS ENDED    YEAR ENDED
                                                                  JUNE 30,       DECEMBER 31,
                                                                    2001             2000
                                                              ----------------   ------------
                                                                      (IN THOUSANDS)
Funds From Operations.......................................      $223,177         $451,302
Interest expense............................................       153,229          313,249
Interest expense from unconsolidated entities...............         4,742            9,188
Amortization expense........................................         3,452            5,431
Series B redeemable preferred distributions.................         6,468           12,937
Series D redeemable preferred distributions.................           282              565
New redeemable preferred distributions......................         5,250           10,500
                                                                  --------         --------
EBITDA......................................................      $396,600         $803,172
                                                                  ========         ========



(4) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, and minority interest in FelCor LP, with respect to FelCor, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs. Preferred distributions consist of distributions on preferred units.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following tables set forth summary historical consolidated financial information for MeriStar LP and MeriStar. The summary historical information is presented as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended December 31, 2000, 1999 and 1998. The historical financial information for the years ended December 31, 2000, 1999 and 1998 has been derived from the consolidated financial statements and the notes thereto of MeriStar LP and MeriStar, which have been audited by KPMG LLP, independent accountants. The selected historical financial information as of and for the six months ended June 30, 2001 and 2000 has been derived from the unaudited financial statements which have been prepared by management of MeriStar on the same basis as the audited financial statements and, in the opinion of the management of MeriStar, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 2001 and 2000 are not necessarily indicative of results to be anticipated for the entire year. You should read the following in conjunction with "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus or incorporated herein by reference.

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                                               (UNAUDITED)               YEAR ENDED DECEMBER 31,
                                                         -----------------------   ------------------------------------
                                                          2001(2)        2000         2000         1999       1998(1)
                                                         ----------   ----------   ----------   ----------   ----------
                                                                                 (IN THOUSANDS)
RESULTS OF OPERATIONS:
Total revenues.........................................  $  609,851   $  148,587   $  400,685   $  374,820   $  522,031
Net operating income...................................  $  104,199   $   63,899   $  230,340   $  218,299   $  135,910
Net income.............................................  $   40,402   $   12,237   $  118,036   $  111,656   $   85,066
OTHER FINANCIAL DATA:
EBITDA(3)..............................................  $  178,499   $  118,001   $  341,028   $  320,094   $  194,752
Net cash provided by operating activities..............  $  114,562   $  120,671   $  224,088   $  228,329   $  186,891
Net cash (used in) provided by investing activities....  $  (49,534)  $   13,027   $  (14,286)  $ (187,952)  $ (785,505)
Net cash provided by (used in) financing activities....  $  (45,003)  $  135,629   $ (212,173)  $  (41,948)  $  520,457
BALANCE SHEET DATA (AT END OF PERIOD):
Investments in hotel properties, gross.................  $3,209,185   $3,164,045   $3,193,730   $3,118,723   $2,957,543
Total assets...........................................  $3,084,981   $3,036,517   $3,006,500   $3,086,096   $2,989,609
Long-term debt.........................................  $1,653,050   $1,632,433   $1,638,319   $1,676,771   $1,602,352

MERISTAR HOSPITALITY CORPORATION

                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                                               (UNAUDITED)               YEAR ENDED DECEMBER 31,
                                                         -----------------------   ------------------------------------
                                                          2001(2)        2000         2000         1999       1998(1)
                                                         ----------   ----------   ----------   ----------   ----------
                                                                                 (IN THOUSANDS)
RESULTS OF OPERATIONS:
Total revenues.........................................  $  609,851   $  148,639   $  400,778   $  374,904   $  525,297
Net operating income...................................  $  103,442   $   63,310   $  229,174   $  217,065   $  133,906
Net income (loss)......................................  $   36,375   $   10,052   $  105,861   $   98,964   $   43,707
OTHER FINANCIAL DATA:
EBITDA(3)..............................................  $  178,360   $  118,053   $  341,121   $  320,164   $  194,609
Net cash provided by operating activities..............  $  117,018   $  121,084   $  224,037   $  229,193   $  162,796
Net cash (used in) provided by investing activities....  $  (49,534)  $   13,027   $  (14,286)  $ (187,952)  $ (785,505)
Net cash provided by (used in) financing activities....  $  (47,467)  $ (136,042)  $ (212,121)  $  (42,812)  $  543,256
BALANCE SHEET DATA (AT END OF PERIOD):
Investments in hotel properties, gross.................  $3,209,185   $3,164,046   $3,193,730   $3,118,723   $2,957,543
Total assets...........................................  $3,090,907   $3,043,648   $3,013,008   $3,094,201   $2,998,460
Long-term debt.........................................  $1,653,050   $1,632,490   $1,638,319   $1,676,771   $1,602,352

------------

(1) MeriStar LP and MeriStar were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, or REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all of MeriStar's hotels. Prior to August 2, 1998, MeriStar LP's and MeriStar's operating results consisted of the revenues and expenses of the hotels.

(2) From August 3, 1998 until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of MeriStar's hotels, and MeriStar LP and MeriStar earned lease revenue under the participating lease agreements with its lessees. Upon assigning the 106 leases with MeriStar Hotels & Resorts to MeriStar's taxable REIT subsidiaries on January 1, 2001, in conjunction with the REIT Modernization Act, MeriStar LP's and MeriStar's operating results now include the revenues and expenses of these hotels.

(3) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. MeriStar's management believes that EBITDA is a useful measure of operating performance because (i) it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization and minority interests of common and preferred holders of units in MeriStar LP, which is generally equivalent to EBITDA, and (ii) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to net income under GAAP for purposes of evaluating MeriStar LP's or MeriStar's results of operations and may not be comparable to other similarly titled measures used by other companies.

    For the six months ended June 30, 2001, MeriStar LP's and MeriStar's EBITDA has been presented before the effect of non-recurring items: swap termination costs of $9,297; the write-down of investment in STS Hotel Net of $2,112; FelCor merger costs of $3,789; and, costs to terminate leases with Prime Hospitality Corporation of $1,315.


     The following tables set forth summary historical consolidated financial information for FelCor LP and FelCor. The summary historical information is presented as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended December 31, 2000, 1999 and 1998. The historical financial information for the years ended December 31, 2000, 1999 and 1998 is derived from FelCor LP's and FelCor's consolidated financial statements and the notes thereto, audited by PricewaterhouseCoopers LLP, independent accountants. Certain reclassifications have been made to previously reported amounts to conform to current-year presentation with no effect to previously reported net income, partners capital or shareholders equity. The selected historical financial information as of and for the six months ended June 30, 2001 and 2000 have been derived from the unaudited financial statements which have been prepared by FelCor LP's and FelCor's management on the same basis as the audited financial statements and, in the opinion of FelCor LP and FelCor's management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 2001 and 2000 are not necessarily indicative of results to be anticipated for the entire year. You should read the following in conjunction with FelCor LP's and FelCor's "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus or incorporated in this prospectus by reference.


FELCOR LODGING LIMITED PARTNERSHIP


                                                            SIX MONTHS ENDED
                                                                JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                         -----------------------   ------------------------------------
                                                          2001(2)        2000       2000(1)        1999         1998
                                                         ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues.........................................  $  560,302   $  258,159   $  541,872   $  495,517   $  332,600
Net income (loss)......................................  $   16,341   $  (12,372)  $   66,391   $  135,776   $  121,339
Net income (loss) applicable to common unitholders.....  $    4,041   $  (24,730)  $   41,709   $  111,041   $   99,916
OTHER DATA:
Funds From Operations(3)...............................  $  135,683   $  149,380   $  288,636   $  286,895   $  217,363
EBITDA(4)..............................................  $  229,576   $  238,753   $  470,861   $  432,689   $  306,361
Ratio of earnings to fixed charges(5)..................        1.2x         1.0x         1.5x         2.1x         2.7x
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets...........................................  $4,403,528   $4,176,765   $4,103,603   $4,255,751   $4,175,383
Debt...................................................  $2,134,093   $1,882,743   $1,838,241   $1,833,954   $1,594,734

FELCOR LODGING TRUST INCORPORATED

                                                            SIX MONTHS ENDED
                                                                JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                         -----------------------   ------------------------------------
                                                          2001(2)        2000       2000(1)        1999         1998
                                                         ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues.........................................  $  560,302   $  258,159   $  541,872   $  495,517   $  332,600
Net income (loss)......................................  $   15,753   $   (9,973)  $   61,699   $  131,080   $  114,839
Net income (loss) applicable to common shareholders....  $    3,453   $  (22,331)  $   37,017   $  106,345   $   93,416
OTHER DATA:
Funds From Operations(3)...............................  $  135,683   $  149,380   $  288,636   $  286,895   $  217,363
EBITDA(4)..............................................  $  229,576   $  238,753   $  470,861   $  432,689   $  306,361
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets...........................................  $4,403,528   $4,176,765   $4,103,603   $4,255,751   $4,175,383
Debt...................................................  $2,134,093   $1,882,743   $1,838,241   $1,833,954   $1,594,734

------------

(1) In the second quarter of 2000, FelCor recorded a $63 million loss related to the decision to sell certain non-strategic hotel assets, which is reflected in the income statements presented for the period.

(2) Includes hotel revenues and expenses with respect to 96 hotels that were leased to either DJONT or subsidiaries of Six Continents Hotels prior to the effectiveness of the REIT Modernization Act on January 1, 2001. Prior to January 1, 2001, these hotels' revenues were comprised mainly of percentage lease revenues. Additionally in the first quarter of 2001, FelCor recorded lease termination costs of $36.2 million with respect to the 96 hotels.

(3) FelCor considers Funds From Operations to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.


    The White Paper on Funds From Operations approved by the Board of Governors of NAREIT defines Funds From Operations as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring which would be extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for FelCor's portion of these items related to unconsolidated entities and joint ventures. FelCor believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of FelCor's ability to incur and service debt, to make capital expenditures and to fund other cash needs. FelCor computes Funds From Operations in accordance with standards established by NAREIT, except that FelCor adds back rent deferred under SAB 101, the loss on assets held for sale, lease termination costs and swap termination costs to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than FelCor does or that do not adjust Funds From Operations for rent deferred under SAB 101, the loss on assets held for sale, lease termination costs and swap termination costs. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of FelCor's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of FelCor's liquidity, nor is it indicative of funds available to fund FelCor's cash needs, including FelCor's ability to make cash distributions. Funds From Operations may include funds that may not be available for FelCor management's discretionary use due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The computation of Funds From Operations for FelCor LP and FelCor yields the same result. The following table details the computation of Funds From Operations for FelCor LP.

                                                       SIX MONTHS ENDED
                                                           JUNE 30,              YEAR ENDED DECEMBER 31,
                                                      -------------------     ------------------------------
                                                        2001       2000         2000       1999       1998
                                                      --------   --------     --------   --------   --------
                                                                          (IN THOUSANDS)
Net income (loss)...................................  $ 16,341   $(12,372)    $ 66,391   $135,776   $121,339
Deferred rent.......................................               18,604
Lease termination costs.............................    36,226
Swap termination expense............................     4,824
Gain on sale........................................                            (2,595)
Loss on assets held for sale........................               63,000       63,000
Series B redeemable preferred distributions.........    (6,468)    (6,468)     (12,937)   (12,937)    (8,373)
Extraordinary charge from write-off of deferred
  financing fees....................................       225                   3,865      1,113      3,075
Depreciation........................................    79,513     81,480      160,745    152,948     90,835
Depreciation from unconsolidated entities...........     5,022      5,136       10,167      9,995     10,487
                                                      --------   --------     --------   --------   --------
Funds From Operations...............................  $135,683   $149,380     $288,636   $286,895   $217,363
                                                      ========   ========     ========   ========   ========
Weighted average units outstanding(a)...............    66,759     67,987       67,239     75,251     58,013

     --------------------

     (a) Weighted average units outstanding are computed including dilutive options, unvested stock grants and assuming conversion of Series A preferred units to common units.

(4) EBITDA is computed by adding Funds From Operations, interest expense, FelCor's portion of interest expense from unconsolidated entities, amortization expense, and FelCor's Series B redeemable preferred distributions. EBITDA is presented because it provides useful information regarding FelCor's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP. EBITDA as presented by FelCor may not be comparable to other similarly titled measures used by other companies. The computation of EBITDA for FelCor LP and FelCor yields the same result. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                        SIX MONTHS ENDED
                                                            JUNE 30,            YEAR ENDED DECEMBER 31,
                                                       -------------------   ------------------------------
                                                         2001       2000       2000       1999       1998
                                                       --------   --------   --------   --------   --------
                                                                          (IN THOUSANDS)
Funds From Operations................................  $135,683   $149,380   $288,636   $286,895   $217,363
Interest expense.....................................    81,799     77,644    158,620    125,435     73,182
Interest expense from unconsolidated entities........     4,742      4,787      9,188      6,729      6,521
Amortization expense.................................       884        474      1,480        693        922
Series B redeemable preferred distributions..........     6,468      6,468     12,937     12,937      8,373
                                                       --------   --------   --------   --------   --------
EBITDA...............................................  $229,576   $238,753   $470,861   $432,689   $306,361
                                                       ========   ========   ========   ========   ========


(5) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

                                  RISK FACTORS

     This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this prospectus. Holders of initial notes should carefully consider, together with other information in this prospectus, the following factors, which include the material risks, associated with the exchange offer.

FINANCING RISKS

  Our significant amount of debt could limit our operational flexibility or otherwise adversely affect our financial condition

     We have now and, after this offering, will continue to have a significant amount of debt. At June 30, 2001, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis had total debt of $1.7 billion, consisting of $0.4 billion of secured debt and $1.3 billion of unsecured debt, had $39.6 million of debt with a maturity date of less than 12 months and had a ratio of EBITDA to interest expense of 2.7-to-1 for the six months ended June 30, 2001. On a pro forma basis as of June 30, 2001, after giving effect to the FelCor merger and the related transactions, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis would have had total debt of $3.6 billion, consisting of $1.4 billion of secured debt and $2.2 billion of unsecured debt, would have had $26.2 million of debt with a maturity date of less than 12 months, and would have had a ratio of EBITDA to interest expense of 2.6-to-1 for the same six month period.

     We are subject to the risks normally associated with debt financing, including the risks that:

     - our cash flow from operations will be insufficient to make required payments of principal and interest;

     - existing indebtedness, including secured indebtedness, may not be refinanced; and

     - the terms of any refinancing will not be as favorable as the terms of existing indebtedness.

  The exchange notes are effectively junior in right of payment to our secured debt and the debt of our non-guarantor subsidiaries


     The exchange notes are effectively subordinated to claims by holders of debt that is secured by our properties and by holders of any other debt, including indebtedness under our senior secured credit facility, which is secured by the equity interests of MeriStar Hospitality Corporation in us and by our equity interests in our subsidiaries. In the event of a bankruptcy, liquidation, reorganization or other winding-up of our company or upon a default in payment with respect to, or the acceleration of, any indebtedness under our senior secured credit agreement or our other secured debt, our assets that secure the senior secured credit agreement or our other secured debt will be available to pay obligations on the exchange notes only after all indebtedness under the senior secured credit agreement or our other secured debt has been repaid in full from those assets. The exchange notes are also structurally subordinated to the debt obligations of our subsidiaries that are not guarantors. In the event of a bankruptcy, liquidation or similar events with respect to our company, the assets held in each of our non-guarantor subsidiaries will be available to pay our obligations on the exchange notes only after the debt obligations of that subsidiary are satisfied in full. At June 30, 2001, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis had an aggregate of $0.4 billion of secured debt, our non-guarantor subsidiaries have $375.1 million of indebtedness. On a pro forma basis as of June 30, 2001, after giving effect to the FelCor merger and the related transactions, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis would have had an aggregate of $1.4 billion of secured debt and $950.1 million of debt of non-guarantor subsidiaries. There may not be sufficient assets remaining to pay amounts due on any or all the exchange notes then outstanding.

     At June 30, 2001, approximately 25.7% of our hotel assets, based on the number of guest rooms, are encumbered by mortgage debt totaling approximately $375.1 million. The properties subject to approximately $322.2 million of this indebtedness are fully cross-collateralized and cross-defaulted. To the extent mortgages are cross-collateralized, lenders may seek to foreclose upon properties that are not in the primary collateral for their loans, which may, in turn, result in acceleration of other debt secured by the properties. If we are unable to meet our obligations on these mortgages, the properties subject to the mortgage could be foreclosed upon, which would have a material adverse effect on us and our ability to generate revenues and repay our debt obligations, including the exchange notes.

     The effective subordination of the notes may therefore adversely affect our ability to make payments on the notes.

  We and MeriStar Hospitality Corporation may be required to refinance indebtedness, and the failure to refinance that indebtedness may have an adverse effect on us

     If we do not have sufficient funds to repay our indebtedness at maturity, it may be necessary to refinance the indebtedness through additional debt financing, private or public offerings of debt securities or additional equity offerings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for payments on our indebtedness, including the exchange notes. If we or MeriStar Hospitality Corporation are unable to refinance indebtedness on acceptable terms, we might be forced to dispose of hotels or other assets on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. If we or MeriStar Hospitality Corporation are unable to make required payments of principal and interest on indebtedness secured by our hotels, these properties could be foreclosed upon by the lender with a consequent loss of income and asset value. Accordingly, the inability to refinance indebtedness of us or MeriStar Hospitality Corporation could adversely impact our ability to make payments on the exchange notes.

  Our senior secured credit facility and other debt instruments have restrictive covenants that could affect our financial condition


     We have in place a senior secured credit facility that, at inception, provided for a maximum borrowing amount of up to $1.0 billion. The credit facility is structured as a $300 million, five-year term loan facility; a $200 million, five-and-a-half year term loan facility; and a $500 million, three-year revolving credit facility with two one-year optional extensions. As of June 30, 2001, we had approximately $422 million outstanding under our senior secured credit facility. Our ability to borrow under the credit facility is subject to financial covenants, including leverage and interest rate coverage ratios and minimum net worth requirements. Our credit facility limits our ability to effect mergers, asset sales and change of control events and limits dividends to the lesser of 90% of funds from operations and 100% of funds from operations less a capital reserve equal to 4% of gross room revenues. The credit facility also contains a cross-default provision which would be triggered by a default or acceleration of $20 million or more of indebtedness secured by our assets or $5 million or more of any other indebtedness. FelCor plans to refinance the credit facility in connection with the FelCor merger with FelCor's existing credit facility that also contains restrictive covenants.


     As of June 30, 2001, MeriStar Hospitality Corporation also had outstanding $205.0 million of senior subordinated unsecured notes due 2007 that bear interest at a weighted-average annual rate of 8.71% and $154.3 million of outstanding convertible notes due 2004 that bear interest at 4.75%. The issuers and the subsidiary guarantors have guaranteed MeriStar Hospitality Corporation's payment obligations under the senior subordinated notes on an unsecured, senior subordinated basis. On a pro forma basis, at June 30, 2001, the combined company would have had an aggregate of $1.9 billion of indebtedness under its various series of senior notes and an aggregate of $330.4 million of debt under its line of credit. All of this indebtedness contains or will contain limitations on the borrower to effect mergers and change of control events, as well as other limitations, including:

     - limitations on incurring additional indebtedness and the issuance of capital stock unless an interest coverage ratio is met;

     - limitations on the declaration and payment of dividends;

     - limitations on the sale of assets;

     - limitations on transactions with affiliates; and

     - limitations on liens.

These restrictions may affect our ability to finance our operations or engage in other business activities that may be in our best interest. For example, on a pro forma basis, under the most restrictive of these covenants that will be applicable to the combined company, the combined parent company in the FelCor merger would be able to invest no more than $611 million in additional indebtedness for the purpose of acquiring additional hotels and $280 million for purposes other than acquiring additional hotels following the FelCor merger assuming the FelCor merger had occurred on June 30, 2001.

     The exchange notes contain similar restrictive covenants to the initial notes. For more information regarding these covenants, please read the sections of this prospectus entitled "Description of Notes -- Covenants" and "-- Repurchase at the Option of Holders -- Asset Sales."

  We and MeriStar Hospitality Corporation may be able to incur substantially more debt, which would increase the risks associated with our and MeriStar Hospitality Corporation's substantial leverage

     Although the terms of our and MeriStar Hospitality Corporation's debt instruments restrict our and MeriStar Hospitality Corporation's ability to incur additional indebtedness, our and MeriStar Hospitality Corporation's organizational documents do not limit the amount of indebtedness we or MeriStar Hospitality Corporation may incur. If new debt is added to our or MeriStar Hospitality Corporation's current debt, the related risks we and MeriStar Hospitality Corporation now face could intensify and increase the risk of default on our indebtedness, including the exchange notes.

  Rising interest rates could have an adverse effect on our cash flow and interest expense

     Some of our borrowings bear interest at a variable rate, including amounts outstanding under our credit facility. In addition, we may incur indebtedness in the future that bears interest at a variable rate or we may be required to retain our existing indebtedness at higher interest rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our cash flow, reducing the amounts available to make payments on our other indebtedness, including the exchange notes.

  The funds from operations of the combined company in the merger will be adversely affected by increased interest expense


     Interest expense of the combined company in the merger will be increased primarily as a result of the debt financing of the approximately $225 million in aggregate cash consideration being paid to MeriStar Hospitality Corporation stockholders and our unitholders in the merger and the related merger transaction costs and financing costs of approximately $59 million. On a pro forma basis, for the year ended December 31, 2000, interest expense of the combined company exceeded historical levels by approximately $31.2 million. The increase in interest expense will have a negative impact on the combined company's funds from operations of $31.2 million.


OUR RESULTS OF OPERATIONS ARE DEPENDENT ON REVENUES GENERATED BY OUR HOTELS, WHICH ARE SUBJECT TO A NUMBER OF RISKS RELATED TO THE LODGING INDUSTRY

  The recent economic slowdown has adversely affected our RevPAR performance and that of FelCor and, if it worsens or continues, these effects could be material

     We experienced declines in revenue per available room, or RevPAR, during the second quarter of 2001, as compared to the comparable period of 2000, of 6.0%. A sharper than anticipated decline in business travel was the primary cause of the declines, which were principally reflected in decreased occupancies. We expect that the hotel industry will experience a RevPAR decline for the full year 2001. If the current economic slowdown worsens significantly or continues for a protracted period of time, the declines in occupancy could also lead to declines in average daily room rates and could have a material adverse effect on our funds from operations and earnings.

     In addition, FelCor experienced a decline in RevPAR during the second quarter of 2001, as compared to the comparable period of 2000, of 7.4%. These declines experienced by both FelCor and us could have a material adverse affect on the combined company's funds from operations and earnings after the FelCor merger.


     The current economic slowdown and the resulting declines in RevPAR, which began in March 2001, are currently continuing. FelCor and we both anticipate that third quarter RevPARs will be less than that of the prior year period and less than that of the second quarter of 2001. The decline in occupancy during the second and third quarters is expected to lead to declines in room rates as hotels compete more aggressively for guests. If the economic slowdown worsens or continues for a protracted time, it could have a material adverse effect on the operations and earnings of our company, FelCor, and the combined company.


  If the hotel industry is negatively affected by one or more particular risks, our results of operations could suffer

     Various factors could adversely affect our hotel revenues, which are subject to all of the operating risks inherent in the lodging industry. These risks include the following:

     - changes in general and local economic conditions;

     - cyclical overbuilding in the lodging industry;

     - varying levels of demand for rooms and related services;

     - competition from other hotels, motels and recreational properties, some of which may be owned or operated by companies having greater marketing and financial resources than we do;

     - dependence on business and commercial travelers and tourism, which may fluctuate and be seasonal;

     - the recurring costs of necessary renovations, refurbishment and improvements of hotel properties;

     - changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and

     - changes in interest rates and the availability of credit.

     In addition, demographic, geographic or other changes in one or more of the markets of our hotels could impact the convenience or desirability of the sites of some hotels, which would in turn affect their operations. Furthermore, due to the level of fixed costs required to operate full-service hotels, significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

  The lodging business is seasonal in nature

     Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters although this may not be true for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues. Quarterly earnings also may be adversely affected by events beyond our control, such as extreme weather conditions, economic factors and other considerations affecting travel.

  We may be adversely affected by the limitations in our franchise and licensing agreements

     At June 30, 2001, approximately 88% of our hotels were operated pursuant to existing franchise or license agreements with nationally recognized hotel brands. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy, shared with MeriStar Hotels & Resorts, of creating specific business plans tailored to each hotel and to each market. Standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with standards could require a franchisee to incur significant expenses or capital expenditures. Action or inaction on our part or by our third-party operators, could result in a breach of standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license. Loss of franchise licenses without replacement would likely have an adverse effect on our hotel revenues.

     In connection with terminating or changing the franchise affiliation of a hotel or a subsequently acquired hotel, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The franchise agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the franchise agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel. Unexpected capital expenditures could adversely affect our results of operations and our ability to make payments on our indebtedness, including the exchange notes.

  The lodging industry is highly competitive

     We have no single competitor or small number of competitors that are considered to be dominant in the industry. We operate in areas that contain numerous competitors, some of which may have substantially greater resources than us. Competition in the lodging industry is based generally on location, availability, room rates or accommodations price, range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which we compete, thereby adversely affecting our operations and the number of suitable business opportunities.

  Costs of compliance with environmental laws could adversely affect our results of operations

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in property. Laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate contaminated property, may adversely affect the owner's ability to sell or rent real property or to borrow funds using real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons.

     The operation and removal of underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to the regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

     All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase Is have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operation or financial condition, nor are we aware of any environmental liability or concerns. Nevertheless, it is possible that these environmental site assessments did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which we are currently unaware.

     In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at these hotels. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on our results of operations or financial condition.

  Aspects of our operations are subject to government regulation, and changes in government regulations may have significant effects on our business

     A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. We believe that our hotels are substantially in compliance with these requirements or, in the case of liquor licenses, that they have or will promptly obtain the appropriate licenses. Compliance with, or changes in, these laws could reduce the revenue and profitability of our hotels and could otherwise adversely affect our revenues, results of operations and financial condition.

     Under the Americans with Disabilities Act, or ADA, all public accommodations are required to meet federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to our hotels, a determination that our hotels are not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants.

  We invest in a single industry

     Our current strategy is to acquire interests only in hospitality and lodging. As a result, we are subject to the risks inherent in investing in a single industry. The effects on cash available for distribution resulting from a downturn in the hotel industry may be more pronounced than if we had diversified our investments.

  We have a high concentration of hotels in the upscale, full-service segment, which may increase our susceptibility to an economic downturn


     As a percentage of total rooms, we currently have 65% of our hotels in the upscale, full-service segment, FelCor currently has 18% of its hotels in this segment and the combined company will have 38% of its hotels in this segment. In an economic downturn, hotels in this segment, which generally demand higher room rates, may be more susceptible to a decrease in revenues, as compared to hotels in other segments that have lower room rates. This characteristic may result from hotels in this segment generally targeting business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting trips or seeking to reduce costs on the trips that are taken, which could have a material adverse effect on our revenues and results of operations.

OUR RELATIONSHIP WITH MERISTAR HOTELS & RESORTS MAY INVOLVE CONFLICTS OF
INTEREST

  MeriStar Hospitality Corporation and MeriStar Hotels & Resorts have overlapping officers and directors


     MeriStar Hospitality Corporation, our sole general partner, shares four of the nine members of its board of directors, as well as two senior executives, with MeriStar Hotels & Resorts. Upon completion of the FelCor merger, FelCor will share two of the 11 members of its board of directors with MeriStar Hotels & Resorts, and one of the two directors will continue to serve as the Chief Executive Officer of MeriStar Hotels & Resorts. MeriStar Hospitality Corporation's relationship with MeriStar Hotels & Resorts is governed by an intercompany agreement, which restricts each party from taking advantage of business opportunities without first presenting those opportunities to the other party. FelCor and/or MeriStar Hospitality Corporation may have conflicting views with MeriStar Hotels & Resorts on the manner in which our hotels are operated and managed, and with respect to lease arrangements, acquisitions and dispositions. Conflicts may also arise in connection with the $50 million revolving credit facility that we have provided to MeriStar Hotels & Resorts, which had $36 million outstanding as of June 30, 2001. As a result, the management personnel who serve at or have interests in MeriStar Hospitality Corporation, or FelCor after the FelCor merger, and MeriStar Hotel & Resorts may well be presented with several decisions which provide them the opportunity to benefit us to the detriment of MeriStar Hotels & Resorts or benefit MeriStar Hotels & Resorts to our detriment. Inherent potential conflicts of interest will be present in all of the numerous transactions among us, FelCor, MeriStar Hospitality Corporation and MeriStar Hotels & Resorts.


  Restrictions on our business, that of MeriStar Hotels & Resorts and on our future opportunities could affect our business

     MeriStar Hospitality Corporation and we are parties to an intercompany agreement with MeriStar Hotels & Resorts, which will be assumed by FelCor in the FelCor merger. The intercompany agreement provides that, for so long as the agreement remains in effect, MeriStar Hotels & Resorts is prohibited from making real property investments that a real estate investment trust could make unless:

     - MeriStar Hospitality Corporation and we are first given the opportunity, but elect not to pursue the activities or investments;

     - it is on land already owned or leased by MeriStar Hotels & Resorts or subject to a lease or purchase option in favor of MeriStar Hotels & Resorts;

     - MeriStar Hotels & Resorts will operate the property under a trade name owned by it; or

     - it is a minority investment made as part of a lease or management agreement.

     The intercompany agreement will generally grant MeriStar Hotels & Resorts the right of first refusal with respect to any management opportunity at any of our properties that MeriStar Hospitality Corporation does not elect to have managed by a hotel brand owner. This opportunity will be made available to MeriStar Hotels & Resorts only if MeriStar Hospitality Corporation determines that:

     - consistent with MeriStar Hospitality Corporation's status as a real estate investment trust, we must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - the property is not to be operated by the owner of a hospitality trade name under that trade name.

     Because of the provisions of the intercompany agreement, the nature of our business and the opportunities we may pursue will be restricted.

     In addition, under the intercompany agreement, each party must cooperate with the other party to effect any securities issuance of the other party by assisting in the preparation of any registration statement or other document required in connection with the issuance.

  Conflicts of interest may arise in connection with the sale of hotels subject to management agreements

     We generally will be obligated under each of our management agreements with MeriStar Hotels & Resorts to pay a termination fee to MeriStar Hotels & Resorts if we elect to sell a hotel or if we elect not to restore a hotel after a casualty and do not replace it with another hotel subject to a management agreement with a fair market value equal to the fair market value of MeriStar Hotels & Resorts' remaining management fee due under the management agreement to be terminated. Where applicable, the termination fee is equal to the present value, using a discount rate of 10%, of the remaining payments under the agreement based on the operating results for the 12 months preceding termination. Based on operating results for the relevant hotels for the 12 months ended June 30, 2001, the aggregate transaction fees payable under all of the management contracts would have ranged between $170 million and $180 million. A decision to sell a hotel may, therefore, have significantly different consequences for us and MeriStar Hotels & Resorts.

  We lack control over management and operations of the hotels

     We are dependent on the ability of MeriStar Hotels & Resorts and other managers of hotels to operate and manage our hotels. In order to maintain MeriStar Hospitality Corporation's real estate investment trust status, we cannot operate our hotels or any subsequently acquired hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, such as decisions with respect to the setting of room rates, food and beverage operations and similar matters.

  There could be a potential negative impact on our acquisitions

     Our relationship with MeriStar Hotels & Resorts could negatively impact our ability to acquire additional hotels because hotel management companies, franchisees and others who would have approached us with acquisition opportunities in hopes of establishing lessee or management relationships may not do so knowing that we will rely primarily on MeriStar Hotels & Resorts to manage the acquired properties. These persons may instead provide acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on our acquisition activities in the future.

FEDERAL INCOME TAX RISKS

  Requirements imposed on us relating to MeriStar Hospitality Corporation's real estate investment trust status could cause us to operate in a manner that might be disadvantageous to noteholders

     We are the operating partnership through which MeriStar Hospitality Corporation holds its assets and conducts its operations. MeriStar Hospitality Corporation has operated and intends to continue to operate in a manner designed to permit it to qualify as a real estate investment trust for federal income tax purposes.

     To obtain the favorable tax treatment accorded to real estate investment trusts under the Internal Revenue Code, MeriStar Hospitality Corporation normally will be required each year to distribute to its stockholders at least 90% of its real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gain. MeriStar Hospitality Corporation will be subject to income tax on undistributed real estate investment trust taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which distributions it pays with respect to any calendar year are less than the sum of:

     - 85% of its ordinary income for the calendar year;

     - 95% of its capital gain net income for that year; and

     - 100% of its undistributed income from prior years.

MeriStar Hospitality Corporation's income consists primarily of its share of our income and its cash flow consists primarily of its share of distributions made by us.

     Our partnership agreement provides that we will not take, or refrain from taking, any action which, in the judgment of MeriStar Hospitality Corporation, as our general partner,

          (a) could adversely affect the ability of MeriStar Hospitality Corporation to continue to qualify as a real estate investment trust, unless MeriStar Hospitality Corporation otherwise ceases to qualify as a real estate investment trust, or

          (b) could subject MeriStar Hospitality Corporation to additional income or excise taxes applicable to real estate investment trusts under the Internal Revenue Code,

unless such action or inaction has been specifically consented to by MeriStar Hospitality Corporation in writing. Our partnership agreement also provides that MeriStar Hospitality Corporation, as our general partner, shall use its best efforts to cause us to make sufficient distributions to enable MeriStar Hospitality Corporation to meet the distribution requirements described above and to avoid any federal income or excise tax liability, except to the extent that such distributions would contravene the terms of any notes or other debt obligations to which we are subject in conjunction with borrowed funds. Finally, our partnership agreement generally requires us to make pro rata distributions to all holders of common units, not just to MeriStar Hospitality Corporation. Thus, whenever distributions are made to MeriStar Hospitality Corporation in order to satisfy the foregoing requirements, equivalent distributions must be made to our other partners holding common units.

     These provisions of our partnership agreement could in the future cause us to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require us to borrow funds or to sell assets to fund the cost of these items. In addition, it is possible that differences in timing between the receipt of income and the payment of expenses in arriving at our taxable income or the taxable income of MeriStar Hospitality Corporation and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require us to borrow funds on a short or long-term basis to enable MeriStar Hospitality Corporation to continue to qualify as a real estate investment trust and avoid federal income taxes and the 4% nondeductible excise tax. In these circumstances, we might need to borrow funds in order to avoid adverse tax consequences to MeriStar Hospitality Corporation even if we believe that the then prevailing market conditions generally are not favorable for those borrowings or that those borrowings are not advisable in the absence of these tax considerations.

     Distributions by us will be determined by MeriStar Hospitality Corporation, our general partner, and are dependent on a number of factors, including:

     - the amount of cash available for distribution;

     - our financial condition;

     - our decision to reinvest funds rather than to distribute the funds;

     - restrictions in our debt instruments;

     - our capital expenditure requirements;

     - the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code; and

     - other factors as we deem relevant.

Although we intend to continue to make distributions so that MeriStar Hospitality Corporation may satisfy the annual distribution requirement to avoid corporate income taxation on the earnings that it in turn distributes, we may not be able to do so.

  If we were subject to federal income taxation as a corporation, our ability to make payments on the exchange notes could be substantially reduced

     We currently are classified as a partnership for federal income tax purposes. Although we are organized and operated with a view to maintaining that status, if the Internal Revenue Service were successfully to determine that we should properly be treated for federal income tax purposes as a corporation rather than as a partnership, we would be required to pay federal income tax at corporate tax rates on our taxable income. To the extent that distributions already had been made to our partners, and, as described above, we generally expect to make distributions to our partners each year at least equal to the amount of our taxable income so that MeriStar Hospitality Corporation can make distributions to its stockholders sufficient to avoid federal income and excise taxes, we might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax. This treatment could substantially reduce the amount of cash available for payments on the notes. In addition to the direct impact on us, our treatment as a corporation for federal income tax purposes would also cause MeriStar Hospitality Corporation to cease to qualify as a real estate investment trust, which would have the possible results described below.

  If MeriStar Hospitality Corporation fails to qualify as a real estate investment trust, it will be subject to federal income tax at corporate rates and its ability to satisfy its obligations as a guarantor of the notes might be impaired

     Qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986 for which there are only limited judicial and administrative interpretations. In addition, there are not yet any judicial or administrative interpretations of the federal tax legislation enacted in 1999 with respect to our taxable REIT subsidiaries. The determination of various factual matters and circumstances not entirely within the control of MeriStar Hospitality Corporation may affect its ability to continue to qualify as a real estate investment trust. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a real estate investment trust that holds its assets through a partnership, such as MeriStar Hospitality Corporation does. Moreover, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to qualification as a real estate investment trust or the federal income tax consequences of that qualification.

     If MeriStar Hospitality Corporation fails to qualify as a real estate investment trust in any taxable year, it will not be allowed a deduction for distributions to its stockholders in computing its taxable income and it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at the applicable corporate rate. In addition, unless it was entitled to relief under statutory provisions, it would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification is lost. This disqualification might reduce the funds available to MeriStar Hospitality Corporation to satisfy any obligations it might have as a guarantor of the notes because of the additional tax liability for the year or years involved. In addition, to the extent that distributions to stockholders would have been made in anticipation of MeriStar Hospitality Corporation qualifying as a real estate investment trust, it might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax, including assets held by us.

ADDITIONAL RISKS RELATING TO OUR BUSINESS AND THE EXCHANGE OFFER

  We rely on the knowledge and experience of some key personnel, and the loss of these personnel may have a material adverse effect on our operations

     We place substantial reliance on the lodging industry knowledge and experience and the continued services of our senior management, led by Paul W. Whetsell and John Emery. While we believe that, if necessary, we could find replacements for these key personnel, the loss of their services could have a material adverse effect on our operations. In addition, Messrs. Whetsell and Emery are currently engaged, and in the future will continue to engage, in the management of MeriStar Hotels & Resorts.

Messrs. Whetsell and Emery may experience conflicts of interest in allocating management time, services and functions between us and MeriStar Hotels & Resorts.

  If we are deemed to be in violation of fraudulent transfer or conveyance laws at the time of the issuance of the exchange notes and the related guarantees, our ability and the ability of MeriStar Hospitality Corporation and the other guarantors to make payments on the exchange notes and the guarantees will be impaired substantially

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer and conveyance laws, if an obligor under the exchange notes or the related guarantees, at the time it issued the instrument,

          (a) incurred indebtedness with the actual intent to hinder, delay or defraud creditors or

          (b)(1) received less than reasonably equivalent value or fair consideration for the instrument, and

             (2)(A) was insolvent at the time of the incurrence,

                (B) was rendered insolvent by reason of the incurrence and the application of its proceeds,

                (C) was engaged or were about to engage in a business or transaction for which the assets remaining with us constituted unreasonably small capital to carry on its business, or

                (D) intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then, in each case, a court of competent jurisdiction could avoid, in whole or in part, the exchange notes or the guarantees or, in the alternative, fashion other equitable relief. The measure of insolvency for purposes of the above would likely vary depending upon the law applied. Generally, however, an entity would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair-saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as these debts become absolute and matured. We believe that, for purposes of the United States Bankruptcy Code and state fraudulent transfer and conveyance laws, the exchange notes and the guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith; that we and the guarantors will receive reasonably equivalent value or fair consideration for the exchange notes and guarantees and that, after the issuance of the exchange notes and the guarantees and the application of the net proceeds of the exchange notes and the guarantees, we and the guarantors will be solvent, will have sufficient capital for carrying on our business and will be able to pay debts as they mature. However, a court passing on these issues might not agree with the determination of our management.

  There may not be a public market for the exchange notes

     You may not be able to sell your exchange notes at a particular time, and the prices that you receive when you sell may not be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of notes that do not exchange them, the trading market for the initial notes following completion of the exchange offer.

     Furthermore, the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

  The issuance of the exchange notes may adversely affect the market for the initial notes

     Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales and Trading through Automated Linkages market. If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Please refer to the section in this prospectus entitled "The Exchange Offer -- Your failure to participate in the exchange offer will have adverse consequences."

  Your failure to participate in the exchange offer will have adverse consequences

     The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act, except in the limited circumstances provided under our registration rights agreements.

  Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes

     Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

  Risks Relating to Forward-Looking Statements

     Some of the statements we have made in this prospectus under the sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking. They include statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance. These forward-looking statements are based on our expectations and are susceptible to a number of risks and uncertainties. Some of these risks and uncertainties are beyond our control. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in this "Risk Factors" section.

     Because of the preceding and other factors, we cannot give any assurance as to future results, levels of activity and achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements in this prospectus speak solely as of the date on which those statements are made.

RISKS RELATING TO THE FELCOR MERGER

  The integration of our operations with FelCor's will make substantial demands on FelCor's resources, which could divert needed attention away from its other operations

     Our integration with FelCor will make substantial demands on FelCor's management, operational resources and financial and internal control systems. FelCor's future operating results will depend in part on its ability to continue to implement and improve its operating and financial controls. The devotion of management's time to our integration may limit the time available to management to attend to other operational, financial and strategic issues of FelCor.

     Statements regarding the increased earnings estimates, the anticipated operating efficiencies, cost savings and other benefits FelCor expects to realize from our integration are forward-looking statements. Actual results for the combined operations could differ materially from results currently anticipated depending upon, among other things:

     - FelCor's and our future revenues, expenses and other operating results;

     - FelCor's and our ability to maintain present efficiency levels and realize expected cost savings and synergies;

     - unforeseen costs and expenses incurred in connection with our integration into FelCor; and

     - economic or competitive uncertainties and contingencies.

  There may be undisclosed liabilities in connection with the merger

     We may be subject to undisclosed or otherwise unforeseen environmental, tax, pension, litigation or other liabilities which are not known to us, or we may underestimate the liabilities of FelCor of which we are aware. If unknown liabilities materialize or known liabilities are greater than are currently estimated, they could result in a material adverse effect on the combined company's business, financial condition and results of operations and, going forward, could adversely affect the results of the combined company and its ability to meet its obligations under the exchange notes.

  Our operations may not be integrated successfully with those of FelCor, and intended benefits of the merger may not be realized, which could have a negative impact on the ability of FelCor to meet its obligations under the exchange notes

     The future operations and earnings of the combined company will depend in part on FelCor's ability to integrate our properties into its system and operations and realize synergies and cost savings. If FelCor fails to integrate our operations successfully and/or fails to realize the intended benefits of the merger, FelCor's ability to meet its obligations under the exchange notes could decrease. In order to achieve the anticipated benefits of the merger, FelCor will need to:

     - realize the anticipated $5 million of annual cost savings in general and administrative expenses from reductions in personnel, closing and subletting our corporate offices and the elimination of other duplicate overhead costs;

     - capitalize on increased purchasing power, including for furniture, fixtures, equipment, insurance and utilities;

     - leverage the increased scale in brand negotiations; and

     - effectively control the progress of the integration process and the associated costs.

     FelCor's assessment of the potential synergies and cost savings is preliminary and subject to change. FelCor may need to incur additional costs to realize them, none of which costs are currently expected to be material.

  FelCor's and our ability to grow may be limited by our ability to attract debt financing.



     Recently, FelCor and we have focused on our internal growth strategies, which include the renovation, redevelopment and rebranding of hotels to achieve improved revenue performance. Each of FelCor and us may not be able to fund growth solely from cash provided from operating activities because each of FelCor and MeriStar Hospitality Corporation must distribute at least 90% of their taxable income each year to maintain their status as REITs. Consequently, FelCor and we rely upon the availability of debt or equity capital to fund hotel acquisitions and improvements and may be dependent upon its ability to attract debt financing from public or institutional lenders. FelCor intends to continue to operate the combined company as a REIT following the merger. FelCor may not be successful in attracting sufficient debt financing to fund future growth at an acceptable cost. In addition, FelCor currently has, and expects to continue following the merger, a policy of limiting debt to not more than 55% of its investment in hotel assets, at cost. This policy is a board policy only and not a requirement contained in FelCor's organizational documents. Accordingly, the policy may be modified or waived by the board, which it has done previously, increasing the limitation from 40% in June 1998 to 50% in February 2000 and to its current 55% in May 2001. Unless further waived or modified by its board of directors, this limitation could also limit FelCor's ability to incur additional debt to fund its continued growth. At June 30, 2001, on a pro forma basis, FelCor's consolidated debt represented 50.5% of its investment in hotels at cost.


  FelCor may be unable to complete planned financings for the merger

     FelCor intends to obtain an estimated $1.4 billion of financing in connection with the FelCor merger. In addition, FelCor has obtained a commitment for $500 million of financing which will be available for use to fund, if necessary, FelCor's obligation to repurchase up to $500 million of our outstanding senior notes after the merger. FelCor has completed $963 million of these planned financings, but has only commitments from lenders for $825 million of the financings. These commitments are subject to final documentation. Additionally, FelCor has a term sheet but no commitments for $100 million of financing in the form of the sale of its perpetual preferred stock. FelCor may be unable to complete all of these committed or uncommitted financings.

  FelCor may not be able to close committed financings necessary to enable it to make required offers to purchase all of our outstanding notes as a result of the merger


     The terms of approximately $859.3 million in aggregate principal amount of our notes and MeriStar Hospitality Corporation's convertible subordinated notes and subordinated notes will require FelCor and FelCor LP to make offers to repurchase those notes because of the completion of the FelCor merger. FelCor has obtained commitments for financing sufficient to repurchase all of the notes that may be tendered for repurchase. However, the commitments that it has obtained are subject to final documentation and may not be completed. The offers to purchase must be made within ten days after the FelCor merger occurs, and the purchases must be completed within 30 to 60 days after the offers are made. FelCor currently expects, based on the market prices, that the holders of MeriStar Hospitality Corporation's convertible subordinated notes, of which $154.3 million in principal amount is outstanding, and MeriStar Hospitality Corporation's subordinated notes, of which $205.0 million in principal amount is outstanding, will accept FelCor's offer to repurchase. If all of these notes are tendered, FelCor will have to pay 100% of the principal amount of the convertible subordinated notes and 101% of the principal amount of the subordinated notes plus, in each case, accrued interest. Based on the current market price of the notes in the principal amount of $500 million, we cannot predict at this time whether the holders of our notes will tender them under the offers. If those noteholders tender their notes in that offer, FelCor LP will be required to redeem the tendered notes at 101% of their principal amount of $500 million outstanding plus accrued interest.


     Failure to obtain consents from our franchisors may result in termination payments

     As a condition to the FelCor merger, we must obtain the consent of a number of our franchisors, and obtaining those consents may require additional expenditures or impose additional conditions. If required consents are not obtained, the FelCor merger may not be completed. If the failure to obtain one or more consents is waived and the FelCor merger is completed, the related franchises may be terminated, and we may be liable to the franchisor for termination payments. Assuming all of our franchises were terminated on June 30, 2001, we estimate that the aggregate of these termination payments, if required, would be in the range of $120 million to $130 million. The loss of a substantial number of franchises and the related termination payments could have a material adverse effect on our results of operations.


     FelCor will be adversely affected by concentrations under a limited number of brands


     Following the FelCor merger, FelCor will continue to be subject to the potential risks associated with concentration of its hotels under a limited number of brands. A negative public image or other adverse event which becomes associated with brand could adversely affect hotels operated under that brand. The following percentage of FelCor's revenues are expected to be generated by hotels operated under each of the indicated brands, based on revenues for the twelve months ended June 30, 2001 on a pro forma basis:

     -  Embassy Suites           21.1%

     -  Holiday Inns             18.8%

     -  Hilton and Hilton
Suites                           10.8%

     -  Sheraton and Sheraton
Suites                            9.8%

     -  Crowne Plaza              7.8%

Should any of these brands suffer a significant decline in popularity with the traveling public, it could affect FelCor's revenues and profitability.

  Failure to complete the merger may require, under specified circumstances, payment of termination fees


     The merger is subject to stockholder approval of both FelCor and MeriStar Hospitality Corporation and other customary conditions. MeriStar Hospitality Corporation might not be able to satisfy its obligations under the merger agreement and complete the merger. Failure by MeriStar Hospitality Corporation to complete the merger, under specified circumstances, may require it to pay a termination fee and FelCor's expenses in connection with the merger. These payments could amount to as much as $40 million. In addition, failure to complete the merger could result in a possible decline in the market price of our notes to the extent current market prices reflect a market assumption that the merger will be completed.


  The funds from operations of the combined company will be adversely affected by increased interest expense

     Interest expense of the combined company will be increased primarily as a result of the debt financing of the approximately $225 million in aggregate cash consideration being paid to MeriStar Hospitality Corporation stockholders and our unitholders in the merger and the related merger transaction costs and financing costs of approximately $59 million. On a pro forma basis, for the year ended December 31, 2000, interest expense of the combined company exceeded historical levels by approximately $31.2 million. The increase in interest expense will have a corresponding negative impact on the combined company's earnings per share and funds from operations.

  Failure to complete the merger may result in other adverse consequences to MeriStar Hospitality Corporation and us

     Under the merger agreement, we, MeriStar Hospitality Corporation and FelCor agreed to some affirmative and negative covenants, including covenants affecting the conduct of our respective businesses outside the ordinary course of business. Accordingly, the parties to the merger agreement may forego opportunities which otherwise would be available had the merger agreement not been executed. In addition, transactions such as the merger can disrupt relationships with employees and others with whom the parties have existing or prospective relationships. Accordingly, if the merger agreement is terminated, the ability of FelCor, MeriStar Hospitality Corporation or us to continue our pre-merger business plans could be adversely affected. We and MeriStar Hospitality Corporation expect to incur approximately $10 million, and FelCor expects to incur $28 million in expenses for the merger and related transactions, which may not be reimbursable.


  FelCor will have geographic concentration in three states which may create risks of regional economic and weather conditions


     FelCor derived approximately 48% of its revenues for the twelve months ended June 30, 2001 from hotels located in three states: California, Florida and Texas. As a result of the FelCor merger, on a pro forma basis, the revenue from these three states for the twelve months ended June 30, 2001, would be reallocated to reduce the reliance on any one state, but would still account for approximately 39% of FelCor's revenues. Therefore, following the FelCor merger, adverse economic or weather conditions in these states will have a greater effect on FelCor than similar conditions in other states.


  After the FelCor merger, additional conflicts of interest will exist


     Certain FelCor directors and executive officers. Six Continents Hotels, formerly Bass Hotels & Resorts, currently manages 90 of FelCor's hotels. Richard
C. North, who joined FelCor Lodging Trust's board during 1998, is the Group Finance Director of Six Continents, plc, formerly Bass plc, which is the parent of Six Continents Hotels, and, together with its affiliates, owns FelCor common stock and FelCor LP units aggregating approximately 16.1% of FelCor's outstanding common stock and units.


     Acquisition of lessees. As a result of the passage of the REIT Modernization Act, FelCor was able to form taxable REIT subsidiaries, referred to as TRSs, to acquire the lessee's interest in its existing hotel leases and to serve as lessees for any hotels acquired after January 1, 2001. A TRS is a fully taxable corporation which may be owned 100% by a REIT. A TRS generally is permitted to engage in businesses, own assets and earn income that, if engaged in, owned or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. A TRS is permitted to lease hotels from the related REIT as long as it does not directly or indirectly operate or manage hotels, except through an independent hotel management company that satisfies applicable requirements under the federal income tax laws. A TRS generally is not allowed to act as a licensor or a franchisor of any brand name under which any hotel is operated.

     In December 2000, FelCor sold one hotel and, effective January 1, 2001, completed the acquisition of leases with respect to 12 hotels that had been leased to and operated by Six Continents Hotels. In consideration for the acquisition and termination of these leases and the related management agreements, 413,585 shares of FelCor common stock valued at approximately $10 million were issued to Six Continents Hotels. FelCor acquired the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001. FelCor has contributed these leases to its TRSs. In consideration for these 88 leases, FelCor issued 100 shares of FelCor common stock and caused its subsidiaries to agree to new long-term management agreements with subsidiaries of Six Continents Hotels to manage these hotels. The acquisition of the leases held by Six Continents Hotels involved negotiations between FelCor and Six Continents Hotels. Richard C. North, a director of FelCor, is the Group Finance Director of Six Continents, plc. The interest of Six Continents, plc in those negotiations was in direct conflict with FelCor's interests. Mr. North abstained from participating in any discussion or vote by FelCor's board relating to these transactions.


     The acquisition of one of FelCor's primary lessees, DJONT Operations L.L.C., or DJONT, was completed effective January 1, 2001. In consideration for the acquisition of DJONT, FelCor caused FelCor LP to issue 416,667 units of limited partnership interest valued at approximately $10 million. The acquisition of DJONT required negotiations between FelCor and the owners of DJONT, including Thomas J. Corcoran, FelCor's president and chief executive officer, and the children of Charles N. Mathewson, a director of FelCor. The interests of Mr. Corcoran and Mr. Mathewson were in direct conflict with FelCor's interests in these negotiations. Accordingly, they abstained from participation in the discussion and vote by the FelCor board on this matter.

     Adverse tax consequences to some affiliates on a sale of some hotels. Messrs. Corcoran and Mathewson may incur additional tax liability if FelCor sells its investments in six hotels that it acquired in July 1994 from partnerships controlled by these individuals. Consequently, FelCor's interests could differ from Messrs. Corcoran's and Mathewson's interests in the event that FelCor considers a sale of any of these hotels. Decisions regarding a sale of any of these six hotels must be made by a majority of the independent directors.

  Departure of key personnel, including Mr. Corcoran, could adversely affect FelCor's future operating results

                                USE OF PROCEEDS

     The issuers will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. The issuers are making this exchange solely to satisfy their obligations under their registration rights agreements. In consideration for issuing the exchange notes, the issuers will receive initial notes in like aggregate principal amount.

                                 CAPITALIZATION


     The following table shows our capitalization as of June 30, 2001 and on a pro forma basis to give effect to the FelCor merger and the related transactions. We and MeriStar will be the acquired entities, and therefore the pro forma amounts are those of FelCor LP and FelCor. You should read this table in conjunction with the consolidated financial statements and related notes that are included elsewhere in this prospectus or incorporated herein by reference and the unaudited pro forma combined financial data and related notes that are included in this prospectus, and the information in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



                                                                   JUNE 30, 2001
                                                              ------------------------
                                                                ACTUAL      PRO FORMA
                                                              ----------    ----------
                                                                   (IN THOUSANDS)
Mortgage, capital lease, and other debt(1)..................  $  732,683    $1,429,169
MeriStar LP credit facility.................................     422,000            --
FelCor line of credit.......................................          --       330,373
Senior Notes:
     MeriStar LP 9% due 2008(2).............................     299,123       299,123
     MeriStar LP 9 1/8% due 2011(2).........................     199,244       199,244
     FelCor 7 3/8% due 2004.................................          --       124,370
     FelCor 7 5/8% due 2007.................................          --       174,569
     FelCor 9 1/2% due 2008.................................          --       496,772
     FelCor 8 1/2% due 2011.................................          --       595,073
                                                              ----------    ----------
          Total debt........................................   1,653,050     3,648,693
Redeemable OP units at redemption value.....................      99,898       301,983
Preferred units.............................................          --       393,265
Common units................................................   1,116,934     2,307,993
                                                              ----------    ----------
          Total capitalization..............................  $2,869,882    $6,651,934
                                                              ==========    ==========



(1) Assumes that the holders of $202,623 of senior subordinated notes of MeriStar Hospitality Corporation and $154,300 of convertible subordinated notes of MeriStar Hospitality Corporation, the proceeds of which were loaned to us under intercompany notes of the same amounts, accept the change of control repurchase offer that FelCor will be required to make following the FelCor merger. FelCor believes that it has adequate sources of financing to pay the change of control repurchase price.


(2) Assumes that the holders of our senior notes do not accept the change of control repurchase offer that FelCor will be required to make following the merger. In the event that any of the holders of our senior notes accept the change of control offer, FelCor believes that it will have adequate sources of financing to pay the change of control repurchase price.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma financial information show the adjustments to the results of operations and financial position resulting from the proposed merger and partnership merger and from the adoption of certain provisions of the REIT Modernization Act, or RMA, which was enacted on January 1, 2001 and resulted in changes to the federal tax laws relating to real estate investment trusts.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS -- PARTNERSHIP MERGER

     MeriStar LP will be acquired by FelCor LP, and therefore the unaudited pro forma combined statements of operations are those of FelCor LP. The following unaudited pro forma combined statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 are based in part upon the consolidated statements of operations of FelCor LP, DJONT Operations L.L.C., or DJONT, Bristol Hotels & Resorts Tenant Companies, or Bristol Tenant, and MeriStar LP for the six months ended June 30, 2001 and the year ended December 31, 2000 included or incorporated by reference in this prospectus, except for the consolidated statement of operations of Bristol Tenant for the six months ended June 30, 2001 which was provided by Bristol Tenant.

     The Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000 assumes that all the following occurred on January 1, 2000:

     - FelCor's acquisition of DJONT Operations, LLC, effective January 1, 2001, for 416,667 units of limited partnership interest in FelCor LP valued at approximately $10 million;

     - FelCor's acquisition of 12 leases held by Six Continents Hotels, formerly Bass Hotels & Resorts, effective January 1, 2001, for 413,585 of FelCor's units of limited partnership interest valued at approximately $10 million;


     - FelCor's acquisition of the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001;



     - the assignment of the leases from MeriStar Hotels & Resorts to taxable REIT subsidiaries, or TRSs, of MeriStar LP; and


     - the completion of the FelCor LP merger and the related financings and application of the net proceeds.


     The unaudited pro forma combined statements of operations are not necessarily indicative of what the results of operations actually would have been if the partnership merger had occurred and the RMA had been enacted at the beginning of the periods presented. Additionally, the unaudited pro forma statements of operations do not attempt to present FelCor LP's results of operations for any future period. The unaudited pro forma financial information should be read together with the historical consolidated financial statements and related notes of MeriStar LP and FelCor LP which are included in this prospectus or incorporated by reference in this prospectus.

                       FELCOR LODGING LIMITED PARTNERSHIP

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)


                                                          FELCOR LP   MERISTAR LP     MERGER
                                                          POST RMA    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                             (A)          (B)           (C)          TOTAL
                                                          ---------   -----------   -----------    ----------
Revenues:
  Room and suite revenue................................  $635,857     $402,760                    $1,038,617
  Food and beverage revenue.............................   123,930      145,383                       269,313
  Other operating departments...........................    40,635       46,005                        86,640
  Percentage lease revenue..............................                 10,736                        10,736
  Retail space rental and other revenue.................     1,882        4,967                         6,849
                                                          --------     --------                    ----------
Total revenues..........................................   802,304      609,851                     1,412,155
                                                          --------     --------                    ----------
Expenses:
  Hotel operating expenses:
    Room................................................   147,215       92,287                       239,502
    Food and beverage expenses..........................    95,409      103,890                       199,299
    Other operating departments.........................    17,428       25,241                        42,669
  Management and incentive fees.........................    35,697       14,779                        50,476
  Other property operating costs........................   220,601      153,718                       374,319
  Property taxes, insurance, and other..................    77,417       36,902      $    139(F)      114,458
  Corporate expenses....................................     6,372        4,535                        10,907
  Depreciation..........................................    79,513       57,787       (13,950)(D)     123,350
  Other merger and lease termination costs..............                  5,104                         5,104
                                                          --------     --------      --------      ----------
Total operating expenses................................   679,652      494,243       (13,811)      1,160,084
                                                          --------     --------      --------      ----------
Operating income........................................   122,652      115,608        13,811         252,071
                                                          --------     --------      --------      ----------
Interest expense, net...................................    79,977       60,261         8,531(E)      148,769
Swap termination costs..................................     4,824        9,297                        14,121
Writedown of investments................................                  2,112                         2,112
Other...................................................                  1,242           160(F)        1,402
                                                          --------     --------      --------      ----------
Income before equity in income from unconsolidated
  entities, minority interests, and gain (loss) on sale
  of assets.............................................    37,851       42,696         5,120          85,667
Equity in income from unconsolidated entities...........     6,328                                      6,328
Minority interests in other partnerships................    (2,282)          (6)                       (2,288)
Gain (loss) on sale of assets, net......................     2,955       (1,062)            3(F)        1,896
                                                          --------     --------      --------      ----------
Net income before extraordinary items...................    44,852       41,628         5,123          91,603
Preferred distributions.................................   (12,300)        (282)       (5,250)(G)     (17,832)
                                                          --------     --------      --------      ----------
Net income before extraordinary items applicable to
  common unitholders....................................  $ 32,552     $ 41,346      $   (127)     $   73,771
                                                          ========     ========      ========      ==========
Basic per unit data:
  Net income before extraordinary items applicable to
    common unitholders..................................  $   0.53                                 $     0.74
                                                          ========                                 ==========
  Weighted average units outstanding....................    61,628                     38,392(H)      100,020
                                                          ========                   ========      ==========
Diluted per unit data:
  Net income before extraordinary items applicable to
    common unitholders..................................  $   0.53                                 $     0.73
                                                          ========                                 ==========
  Weighted average units outstanding....................    62,069                     39,283(H)      101,352
                                                          ========                   ========      ==========


           See notes to pro forma combined statements of operations.

                       FELCOR LODGING LIMITED PARTNERSHIP

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)


                                                              FELCOR LP    MERISTAR LP     MERGER
                                                               POST RMA     POST RMA     ADJUSTMENTS     PRO FORMA
                                                                 (I)           (J)           (C)           TOTAL
                                                              ----------   -----------   -----------     ----------
Revenues:
  Room and suite revenue....................................  $1,309,292   $  782,288                    $2,091,580
  Food and beverage revenue.................................     261,569      290,792                       552,361
  Other operating departments...............................      93,352       84,660                       178,012
  Percentage lease revenue..................................                   20,925                        20,925
  Retail space rental and other revenue.....................       3,057       18,424     $     93(F)        21,574
                                                              ----------   ----------     --------       ----------
Total revenues..............................................   1,667,270    1,197,089           93        2,864,452
                                                              ----------   ----------     --------       ----------
Expenses:
  Hotel operating expenses:
    Room....................................................     309,234      184,791                       494,025
    Food and beverage expenses..............................     200,855      209,962                       410,817
    Other operating departments.............................      37,172       48,263                        85,435
  Management and incentive fees.............................      77,214       28,943                       106,157
  Other property operating costs............................     437,763      302,347                       740,110
  Property taxes, insurance, and other......................     161,999       72,310                       234,309
  Corporate expenses........................................      13,267        9,445                        22,712
  Depreciation..............................................     161,316      107,362      (19,688)(D)      248,990
                                                              ----------   ----------     --------       ----------
Total operating expenses....................................   1,398,820      963,423      (19,688)       2,342,555
                                                              ----------   ----------     --------       ----------
Operating income............................................     268,450      233,666       19,781          521,897
                                                              ----------   ----------     --------       ----------
Interest expense, net.......................................     156,712      120,850       32,442(E)       310,004
Loss on assets held for sale................................      63,000                                     63,000
Other.......................................................       3,376        1,622          406(F)         5,404
                                                              ----------   ----------     --------       ----------
Income before equity in income from unconsolidated entities,
  minority interests, and gain (loss) on sale of assets.....      45,362      111,194      (13,067)         143,489
Equity in income from unconsolidated entities...............      11,436                                     11,436
Minority interests in other partnerships....................      (3,570)           3                        (3,567)
Gains on sale of assets.....................................       4,388        3,439          (14)(F)        7,813
                                                              ----------   ----------     --------       ----------
Net income before extraordinary items.......................      57,616      114,636      (13,081)         159,171
Preferred distributions.....................................     (24,682)        (565)     (10,500)(G)      (35,747)
                                                              ----------   ----------     --------       ----------
Net income before extraordinary items applicable to common
  unitholders...............................................  $   32,934   $  114,071     $(23,581)      $  123,424
                                                              ==========   ==========     ========       ==========
Basic per unit data:
  Net income before extraordinary items applicable to common
    unitholders.............................................  $     0.53                                 $     1.23
                                                              ==========                                 ==========
    Weighted average units outstanding......................      62,301                    38,392(H)       100,693
                                                              ==========                  ========       ==========
Diluted per unit data:
  Net income before extraordinary items applicable to common
    unitholders.............................................  $     0.53                                 $     1.21
                                                              ==========                                 ==========
    Weighted average units outstanding......................      62,556                    39,283(H)       101,839
                                                              ==========                  ========       ==========


           See notes to pro forma combined statements of operations.

              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2001,
                      AND THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)


(A) Represents FelCor LP's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor LP's acquisition of 88 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):



                                                                                     FELCOR
                                           FELCOR        BRISTOL     PRO FORMA      POST RMA
                                        HISTORICAL(1)   TENANT(2)   ADJUSTMENTS      TOTAL
                                        -------------   ---------   -----------     --------
Revenues:
  Room and suite revenue..............    $365,343      $270,514                    $635,857
  Food and beverage revenue...........      53,150        70,780                     123,930
  Other operating departments.........      24,790        15,845                      40,635
  Percentage lease revenue............     115,137                   $(115,137)(3)
  Retail space rental and other
     revenue..........................       1,882                                     1,882
                                          --------      --------     ---------      --------
Total revenues........................     560,302       357,139      (115,137)      802,304
                                          --------      --------     ---------      --------
Expenses:
  Hotel operating expenses:
     Room.............................      83,404        63,811                     147,215
     Food and beverage expenses.......      39,141        56,268                      95,409
     Other operating departments......      10,922         6,506                      17,428
Management and incentive fees.........      12,612                      23,085(4)     35,697
Other property operating costs........     121,642       110,710       (11,751)(5)   220,601
Property taxes, insurance, and
  other...............................      76,460       115,924      (114,967)(3)    77,417
Corporate expenses....................       6,372                                     6,372
Depreciation..........................      79,513                                    79,513
Lease termination costs...............      36,226                     (36,226)(6)
                                          --------      --------     ---------      --------
Total operating expenses..............     466,292       353,219      (139,859)      679,652
                                          --------      --------     ---------      --------
Operating income......................      94,010         3,920        24,722       122,652
                                          --------      --------     ---------      --------
Interest expense, net.................      79,621           356                      79,977
Swap termination costs................       4,824                                     4,824
                                          --------      --------     ---------      --------
Income (loss) before equity in income
  from unconsolidated entities,
  minority interests, and gain on sale
  of assets...........................       9,565         3,564        24,722        37,851
                                          --------      --------     ---------      --------
Equity in income from unconsolidated
  entities............................       6,328                                     6,328
Minority interests....................      (2,282)                                   (2,282)
Gain on sale of assets, net...........       2,955                                     2,955
                                          --------      --------     ---------      --------
Net income (loss) before extraordinary
  items...............................      16,566         3,564        24,722        44,852
Preferred distributions...............     (12,300)                                  (12,300)
                                          --------      --------     ---------      --------
Net income (loss) before extraordinary
  items applicable to common
  shareholders........................    $  4,266      $  3,564     $  24,722      $ 32,552
                                          ========      ========     =========      ========
Basic per share data:
  Net income (loss) before
     extraordinary items applicable to
     common shareholders..............    $   0.07                                  $   0.53
                                          ========                                  ========
  Weighted average units
     outstanding......................      61,628                                    61,628
                                          ========                                  ========
Diluted per share data:
  Net income (loss) before
     extraordinary items applicable to
     common shareholders..............    $   0.07                                  $   0.53
                                          ========                                  ========
  Weighted average units
     outstanding......................      62,069                                    62,069
                                          ========                                  ========

---------------

(1) Represents the historical results of operations of FelCor LP for the six months ended June 30, 2001, excluding extraordinary items. Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor LP had completed transactions that resulted in its newly formed taxable REIT subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels, accordingly, the revenues and expenses associated with these hotels are included in FelCor Partnership's historical consolidated statement of operations for the six month period ended June 30, 2001.

(2) Represents the historical results of operations of FelCor LP's hotels leased to subsidiaries of Six Continents Hotels for the six months ended June 30, 2001, excluding extraordinary items.


(3) Represents the elimination of historical percentage lease revenue and expense between FelCor LP and Six Continents Hotels. The expense elimination also includes a $170,000 adjustment of an estimate of property tax expense.



(4) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contracts with Six Continents Hotels, FelCor LP was able to spread the cost of the lease acquisition cost over the term of the management agreement, by agreeing to pay management fees that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between base fees, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor LP's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor LP, as compared to the percentage leases, under which FelCor LP received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor LP has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.


(5) Represents the elimination of historical franchise fees. These agreements have been replaced with management contracts.


(6) Represents the elimination of lease termination costs associated with the acquisition of DJONT and Six Continents Hotels leases in January 2001.

---------------


(B) Represents historical results of operations, excluding extraordinary items. Effective January 1, 2001, because of the enactment of the REIT Modernization Act, taxable REIT subsidiaries of MeriStar LP were assigned the leases on 106 hotels that had previously been held by MeriStar Hotels & Resorts and entered into management contracts with MeriStar Hotels & Resorts to manage these hotels. Accordingly, the related hotel revenues, expenses and management fees are included in MeriStar LP's historical results of operations for the six month period ended June 30, 2001. Some reclassifications have been made to conform to the presentation of FelCor LP's statement of operations.

(C) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, a wholly-owned subsidiary of FelCor Partnership will merge with and into MeriStar LP, and the limited partners of MeriStar LP, other than FelCor and its subsidiaries, will exchange their interests in MeriStar LP for interests in FelCor LP and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only partnership units in MeriStar LP, other than FelCor and its subsidiaries will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor LP. Each holder of Class C preferred units in MeriStar LP will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor LP. Each holder of Class D preferred units in MeriStar LP will receive, for each unit, one Series D preferred unit in FelCor LP. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on January 1 of the fiscal period presented. Shares of FelCor common stock and FelCor LP common units are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):



        Issuance of 37.636 million common units of FelCor LP units in exchange for 48.0 million common and profits-only units
          of MeriStar LP............................................   $  831,759
        Issuance of 755,954 FelCor Partnership Series C preferred
          units in exchange for 964,227 MeriStar LP Class C
          preferred units...........................................       16,707
        Payment of $4.60 per unit of MeriStar LP common units, Class
          C preferred units and profits-only units..................      225,260
        Issuance of 392,157 FelCor LP Series D preferred units in
          exchange for a like number of MeriStar LP Class D
          preferred units...........................................        8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................       10,600
        Assumption of MeriStar's liabilities........................    1,874,936
        Transaction costs...........................................       39,600
                                                                       ----------
        Total merger acquisition cost...............................   $3,007,552
                                                                       ==========


     The following is a calculation of estimated transaction costs (in thousands):

        Financial advisory fees.....................................   $   12,000
        Consent payments in connection with debt agreements.........       10,600
        Severance and noncompete payments...........................        8,000
        Legal fees..................................................        3,000
        Accounting fees.............................................        1,000
        Mailing and filing fees.....................................        1,000
        Other.......................................................        4,000
                                                                       ----------
                  Transaction costs.................................   $   39,600
                                                                       ==========

(D) Represents the reduction in historical depreciation associated with the allocation of the purchase price of MeriStar LP. The allocation of basis to the assets acquired from MeriStar LP is as follows (in thousands):

        Total merger acquisition cost...............................  $3,007,552
        Less: non-real estate assets acquired at historical cost
          (which approximates fair value)...........................     202,203
                                                                      ----------
        Allocation to investment in hotels..........................  $2,805,349
                                                                      ==========

     The basis is anticipated to be allocated $280.5 million to land, $2,384.6 million to buildings and improvements, and $140.3 million to furniture, fixtures, and equipment. The depreciable lives assigned to buildings and improvements are forty years and five years for furniture, fixtures, and equipment. The adjustment is calculated as follows (in thousands):

                                                          FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                          DECEMBER 31, 2000         JUNE 30, 2001
                                                          ------------------   ------------------------
        Buildings and improvements acquired from
          MeriStar Partnership..........................      $  59,618                $ 29,809
        Furniture, fixtures, and equipment acquired from
          MeriStar LP...................................         28,056                  14,028
                                                              ---------                --------
                                                                 87,674                  43,837
        Historical MeriStar LP depreciation.............       (107,362)                (57,787)
                                                              ---------                --------
        Net adjustment..................................      $ (19,688)               $(13,950)
                                                              =========                ========

(E) Represents the net adjustment to historical interest expense for the increase in interest expense related to new borrowings, resulting from merger related transactions offset by reductions in historical interest expense related to borrowings, that will be repaid with the proceeds of the new borrowings, along with the push down of interest expense from MeriStar to MeriStar LP that is not reflected in MeriStar LP's historical interest expense, see also note (H), as follows (in thousands):

                                                INTEREST     FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                  RATE       DECEMBER 31, 2000         JUNE 30, 2001
                                                --------     ------------------   ------------------------
        Increases:
          New senior notes of $600,000........    8.58%(1)        $51,052                 $22,965
          New mortgage debt of $350,000.......        (2)          29,540                  11,725
          Incremental line of credit
             borrowings.......................        (3)           6,876                   1,019
          Amortization of deferred financing
             costs of new borrowings of
             $19,700 over lives of 1-10
             years............................                      5,883                   2,942
                                                                  -------                 -------
          Total increases.....................                     93,351                  38,651
                                                                  -------                 -------
        Reductions:
          FelCor LP $61,744 mortgage debt
             repaid...........................        (4)           5,340                   1,940
          MeriStar LP $356,923 notes payable
             to MeriStar repaid...............        (5)          24,977                  12,489
          MeriStar LP $227,000 line of credit
             repaid...........................        (6)          16,753                   8,535
          MeriStar LP $195,000 term loans
             repaid...........................        (6)          16,318                   7,739
          Historical interest capitalized by
             MeriStar LP......................                     (5,805)                 (2,876)
          Historical amortization of MeriStar
             LP deferred financing costs......                      4,585                   2,293
                                                                  -------                 -------
          Total reductions....................                     62,168                  30,120
                                                                  -------                 -------
                                                                   31,183                   8,531
        Plus push down of interest expense....                      1,259(7)
                                                                  -------                 -------
        Net adjustment........................                    $32,442                 $ 8,531
                                                                  =======                 =======

---------------

(1) Represents effective fixed rate on notes issued in May 2001.

(2) Represents estimated variable rate of LIBOR plus 200 basis points rate to be committed by lender. Weighted average 30 day LIBOR was 6.44% for the year ended December 31, 2000 and 4.70% for the six months ended June 30, 2001. An increase of 0.125% in interest rates would increase interest expense and decrease net income by $437,500 and $218,750 for the year ended December 31, 2000 and the six months ended June 30, 2001 respectively.

(3) Represents contractual variable rate of LIBOR plus 200 basis points. On a proforma basis, FelCor LP will have a balance outstanding on the line of credit of $330,373 for the periods presented. This adjustment represents the incremental interest on this balance in excess of historical amounts.

(4) Represents the weighted average historical rates which were approximately 8.44% and 6.70% for the periods ended December 31, 2000 and June 30, 2001, respectively.

(5) Represents contractual fixed rates of 8.71% on subordinated notes with a principal balance of $202.5 million and 4.75% on convertible notes with a principal balance of $154.3 million.

(6) Represents the historical weighted average interest rates (adjusted for historical interest rate hedges) for the periods presented are as follows:

                                                       2000    2001
                                                       -----   -----
Line of credit.......................................  7.38%   7.52%
$121 million term loan...............................  8.30%   7.82%
$74 million term loan................................  8.48%   8.13%

     FelCor LP expects to assume approximately $500 million of MeriStar LP's senior notes and approximately $374 million of mortgage debt of MeriStar LP's subsidiaries in connection with the merger.

(7) See note (F).

(F) FelCor has no assets, liabilities, revenues or expenses other than those derived from its ownership of FelCor LP. MeriStar has miscellaneous assets, liabilities, revenues and expenses other than those derived from its ownership of MeriStar LP. Upon completion of the merger and related transactions, FelCor will contribute to FelCor LP all assets and liabilities acquired; accordingly these miscellaneous adjustments are made to reflect the contribution of the items historically reported only at the MeriStar level.


(G) Represents distributions on the proposed issuance of $100 million of Series E cumulative redeemable preferred units at an assumed distribution rate of 10.5%. An increase of 0.125% in the distribution rate would increase the preferred distributions and decrease net income by $125,000 and $62,500 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.


(H) Represents the impact of additional units issued in the merger on a basic and diluted basis, and the dilutive effect of FelCor stock options issued to MeriStar option holders as follows (in thousands):

        Basic
          Units issued to MeriStar LP unitholders...................       38,392
                                                                           ------
          Adjustment to weighted average units-basic................       38,392
        Diluted
          Dilutive effect of options issued to MeriStar
             optionholders..........................................          891
                                                                           ------
        Adjustment to weighted average units-diluted................       39,283
                                                                           ======

(I) Represents FelCor LP's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor LP's acquisition of DJONT and 100 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):

                                                       DJONT
                                       FELCOR LP    OPERATIONS,   BRISTOL    BRISTOL TENANT                  BRISTOL
                                       HISTORICAL       LLC        TENANT     PREDECESSOR       TOTAL      ELIMINATIONS
                                          (1)           (2)         (3)           (4)         HISTORICAL       (5)
                                       ----------   -----------   --------   --------------   ----------   ------------
   Revenues:
    Room and suite revenue...........                $709,793     $461,978      $143,952      $1,315,723     $ (6,431)
    Food and beverage revenue........                 112,612      115,176        36,645         264,433       (2,864)
    Other operating departments......                  56,476       31,859         5,401          93,736         (384)
    Percentage lease revenue.........   $536,907                                                 536,907
    Retail space rental and other
      revenue........................      3,057                                                   3,057
                                        --------     --------     --------      --------      ----------     --------
   Total revenues....................    539,964      878,881      609,013       185,998       2,213,856       (9,679)
                                        --------     --------     --------      --------      ----------     --------
   Expenses:
   Hotel operating expenses:
    Room.............................                 169,531      109,074        32,163         310,768       (1,534)
    Food and beverage expenses.......                  84,602       90,025        28,190         202,817       (1,962)
    Other operating departments......                  22,168       11,267         3,859          37,294         (122)
   Management and incentive fees.....                  24,766       16,770         5,589          47,125          (76)
   Other property operating costs....                 236,186      178,234        53,903         468,323       (5,929)
   Percentage lease expense..........                 277,491      197,210        62,206         536,907
   Property taxes, insurance, and
    other............................     89,257       70,498        2,128           710         162,593         (594)
   Corporate expenses................     12,256        1,011                                     13,267
   Depreciation......................    160,745          572                                    161,317           (1)
                                        --------     --------     --------      --------      ----------     --------
   Total operating expenses..........    262,258      886,825      604,708       186,620       1,940,411      (10,218)
                                        --------     --------     --------      --------      ----------     --------
   Operating income (loss)...........    277,706       (7,944)       4,305          (622)        273,445          539
                                        --------     --------     --------      --------      ----------     --------
   Interest expense, net.............    156,712          618         (133)          (35)        157,162          168
   Loss on assets held for sale......     63,000                                                  63,000
   Other.............................      3,376                                                   3,376
                                        --------     --------     --------      --------      ----------     --------
   Income (loss) before equity in
    income from unconsolidated
    entities, minority interests, and
    gain on sale of assets...........     54,618       (8,562)       4,438          (587)         49,907          371
                                        --------     --------     --------      --------      ----------     --------
   Equity in income from
    unconsolidated entities..........     14,820          593                                     15,413
   Minority interests................     (3,570)      (3,243)                                    (6,813)
   Gain on sale of assets............      4,388                                                   4,388
   Income tax expense (benefit)......                                2,798          (267)          2,531
                                        --------     --------     --------      --------      ----------     --------
   Net income (loss) before
    extraordinary items..............     70,256      (11,212)       1,640          (320)         60,364          371
   Preferred distributions...........    (24,682)                                                (24,682)
                                        --------     --------     --------      --------      ----------     --------
   Net income (loss) before
    extraordinary items applicable to
    common shareholders..............   $ 45,574     $(11,212)    $  1,640      $   (320)     $   35,682     $    371
                                        ========     ========     ========      ========      ==========     ========
   Basic per share data:
    Net income before extraordinary
      items applicable to common
      shareholders...................   $   0.73
                                        ========
    Weighted average shares
      outstanding....................     62,301
                                        ========
   Diluted per share data:
    Net income before extraordinary
      items applicable to common
      shareholders...................   $   0.73
                                        ========
    Weighted average shares
      outstanding....................     62,556
                                        ========


                                        PROFORMA         FELCOR LP
                                       ADJUSTMENTS     POST RMA TOTAL
                                       -----------     --------------
   Revenues:
    Room and suite revenue...........                    $1,309,292
    Food and beverage revenue........                       261,569
    Other operating departments......                        93,352
    Percentage lease revenue.........   $(536,907)(6)
    Retail space rental and other
      revenue........................                         3,057
                                        ---------        ----------
   Total revenues....................    (536,907)        1,667,270
                                        ---------        ----------
   Expenses:
   Hotel operating expenses:
    Room.............................                       309,234
    Food and beverage expenses.......                       200,855
    Other operating departments......                        37,172
   Management and incentive fees.....      30,165(7)         77,214
   Other property operating costs....     (24,631)(8)       437,763
   Percentage lease expense..........    (536,907)(6)
   Property taxes, insurance, and
    other............................                       161,999
   Corporate expenses................                        13,267
   Depreciation......................                       161,316
                                        ---------        ----------
   Total operating expenses..........    (531,373)        1,398,820
                                        ---------        ----------
   Operating income (loss)...........      (5,534)          268,450
                                        ---------        ----------
   Interest expense, net.............        (618)(9)       156,712
   Loss on assets held for sale......                        63,000
   Other.............................                         3,376
                                        ---------        ----------
   Income (loss) before equity in
    income from unconsolidated
    entities, minority interests, and
    gain on sale of assets...........      (4,916)           45,362
                                        ---------        ----------
   Equity in income from
    unconsolidated entities..........      (3,977)(10)       11,436
   Minority interests................       3,243(11)        (3,570)
   Gain on sale of assets............                         4,388
   Income tax expense (benefit)......      (2,531)(12)
                                        ---------        ----------
   Net income (loss) before
    extraordinary items..............      (3,119)           57,616
   Preferred distributions...........                       (24,682)
                                        ---------        ----------
   Net income (loss) before
    extraordinary items applicable to
    common shareholders..............   $  (3,119)       $   32,934
                                        =========        ==========
   Basic per share data:
    Net income before extraordinary
      items applicable to common
      shareholders...................                    $     0.53
                                                         ==========
    Weighted average shares
      outstanding....................                        62,301
                                                         ==========
   Diluted per share data:
    Net income before extraordinary
      items applicable to common
      shareholders...................                    $     0.53
                                                         ==========
    Weighted average shares
      outstanding....................                        62,556
                                                         ==========

---------------

 (1) Represents the historical results of operations of FelCor LP for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (2) Represents the historical results of operations of DJONT for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (3) Represents the historical results of operations of Bristol Tenant for the nine months ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (4) Represents the historical results of operations of Bristol Tenant Predecessor for the three months ended March 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (5) Represents adjustment to eliminate historical amounts related to (i) a hotel leased by Bristol Tenant not owned by FelCor LP and (ii) a hotel owned by FelCor LP but sold in December 2000.

 (6) Represents the elimination of historical percentage lease revenues and expenses between FelCor LP and the lessees.


 (7) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contract with Six Continents Hotels, FelCor LP was able to spread the cost of the lease acquisition cost over the term of the management agreement, by agreeing to pay management fees that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between a base fee, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor LP's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor LP, as compared to percentage leases, under which FelCor LP received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor LP has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.



 (8) Represents the elimination of historical franchise fees paid to Bristol Tenant. These agreements have been replaced with management contracts.



 (9) Represents the elimination of $618,000 in interest expense paid by DJONT to FelCor.


(10) Represents the elimination of FelCor LP's equity in income of DJONT's consolidated subsidiary.

(11) Represents the elimination of the DJONT minority interest of $3,243,000 represented by FelCor LP's ownership discussed in (10) above.

(12) Represents the elimination of the historical tax provisions of the Bristol Tenant lessees due to the pro forma taxable loss of the TRSs. No benefit has been recorded for deferred taxes related to these losses due to the uncertainty of their recoverability, because based on the weight of available evidence, FelCor LP management has determined it is more likely than not that the entire balance of deferred tax assets will not be realized by the TRSs.

---------------


(J) Represents MeriStar LP's historical results of operations, excluding extraordinary items, plus the pro forma effect of MeriStar LP's acquisition of 106 hotel leases from MeriStar Hotels & Resorts as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands):


                                                        MERISTAR LP
                                                        HISTORICAL     PRO FORMA       MERISTAR LP
                                                            (1)       ADJUSTMENTS       POST RMA
                                                        -----------   -----------      -----------
Revenues:
  Room and suite revenue..............................                 $ 782,288(2)    $  782,288
  Food and beverage revenue...........................                   290,792(2)       290,792
  Other operating departments.........................                    84,660(2)        84,660
  Percentage lease revenue............................   $385,141       (364,216)(3)       20,925
  Retail space rental and other revenue...............     15,544          2,880(4)        18,424
                                                         --------      ---------       ----------
Total revenues........................................    400,685        796,404        1,197,089
                                                         --------      ---------       ----------
Expenses:
Hotel operating expenses:
  Rooms...............................................                   184,791(2)       184,791
  Food and beverage expenses..........................                   209,962(2)       209,962
  Other operating departments.........................                    48,263(2)        48,263
Management and incentive fees.........................                    28,943(5)        28,943
Other property operating costs........................      2,731        299,616(6)       302,347
Property taxes, insurance and other...................     47,481         24,829(2)        72,310
Corporate expenses....................................      9,445                           9,445
Depreciation..........................................    107,362                         107,362
                                                         --------      ---------       ----------
Total operating expenses..............................    167,019        796,404          963,423
                                                         --------      ---------       ----------
Operating income......................................    233,666                         233,666
                                                         --------      ---------       ----------
Interest expense, net.................................    120,850                         120,850
Other.................................................      1,622                           1,622
                                                         --------      ---------       ----------
Income (loss) before minority interest and gain on
  sale of assets......................................    111,194                         111,194
Minority interests....................................          3                               3
Gain on sale of assets................................      3,439                           3,439
                                                         --------      ---------       ----------
Net income (loss) before extraordinary items..........    114,636                         114,636
Preferred distributions...............................       (565)                           (565)
                                                         --------      ---------       ----------
Net income (loss) before extraordinary items
  applicable to common shareholders...................   $114,071      $               $  114,071
                                                         ========      =========       ==========

(1) Represents MeriStar LP's historical results of operations, excluding extraordinary items. Certain reclassifications have been made to conform to the presentation of FelCor LP's statement of operations.


(2) Represents the historical hotel revenues and expenses of the 106 hotels formerly leased to MeriStar Hotels & Resorts.


(3) Represents the elimination of historical percentage lease revenue received from MeriStar Hotels & Resorts.

(4) Represents historical other hotel revenue of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

(5) Represents the contractual management fee which will be paid to MeriStar Hotels & Resorts under the new management agreements. The base management fee under the agreements is 2.5% of hotel revenues.

    Until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of our hotels from MeriStar LP. Under these leases, MeriStar Hotels & Resorts assumed all of the operating risks and rewards of these hotels and paid MeriStar LP a percentage of revenue at each hotel under the lease agreements. Therefore, for financial statement purposes through December 31, 2000, MeriStar Hotels & Resorts recorded all of the operating revenues and expenses of the hotels in its statements of operations, and we recorded lease revenue earned under the lease agreements in our statements of operations. Effective January 1, 2001, MeriStar Hotels & Resorts assigned the hotel leases to our newly created, wholly owned, taxable REIT subsidiaries and our taxable REIT subsidiaries in turn, entered into management agreements with MeriStar Hotels & Resorts to manage these hotels. As a result of this change in structure, our wholly owned taxable REIT subsidiaries have assumed the operating risks and rewards of the hotels and now pay MeriStar Hotels & Resorts a management fee to manage the hotels for us. For consolidated financial statement purposes, effective January 1, 2001, we now record all of the revenues and expenses of the hotels in our statement of operations, including a management fee paid to MeriStar Hotels & Resorts. The terms of the management agreements are designed to substantially mirror the economics of the former leases.


(6) Represents historical other undistributed operating costs of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

  PRO FORMA COMBINED BALANCE SHEET -- PARTNERSHIP MERGER


     MeriStar LP will be acquired by FelCor LP, and therefore the unaudited pro forma combined balance sheet is that of FelCor LP. The following unaudited pro forma combined balance sheet as of June 30, 2001 is based in part upon the consolidated balance sheets of FelCor LP, and MeriStar LP included or incorporated by reference herein, and the consolidated balance sheet of Bristol Tenant which was provided by Bristol Tenant.


     The Pro Forma Combined Balance Sheet assumes all of the following occurred on June 30, 2001:


     - FelCor LP's acquisition of the remaining 88 leases held by Six Continents Hotels, effective July 1, 2001, and;


     - the completion of the partnership merger and the related financings and application of the net proceeds.

     The unaudited pro forma balance sheet is not necessarily indicative of what the financial position actually would have been if the partnership merger had occurred at June 30, 2001. Additionally, the unaudited pro forma combined balance sheet does not attempt to present FelCor LP's financial position at any future date. The unaudited pro forma financial information should be read together with the historical consolidated financial statements and related notes of MeriStar LP and FelCor LP which are included in this prospectus or incorporated by reference herein.

                       FELCOR LODGING LIMITED PARTNERSHIP

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                           (UNAUDITED, IN THOUSANDS)


                                         FELCOR LP        RMA                     MERISTAR LP
                                        HISTORICAL    ACQUISITION    FELCOR LP    HISTORICAL        MERGER        PRO FORMA
                                            (A)           (B)        POST RMA         (C)       ADJUSTMENTS(D)      TOTAL
                                        -----------   -----------   -----------   -----------   --------------    ----------
                                                           ASSETS


Net investment in hotels..............  $3,710,694                  $3,710,694    $2,867,134      $ (61,785)(E)   $6,516,043
Investment in unconsolidated
  entities............................     154,980                     154,980        41,714                         196,694
Assets held for sale..................      52,122                      52,122                                        52,122
Cash and cash equivalents.............      64,220      $ 1,471         65,691        20,550                          86,241
Restricted cash.......................     323,555                     323,555        20,201       (316,460)(F)       27,296
Due from MeriStar Hotels & Resorts....                                                10,893                          10,893
Note receivable from MeriStar Hotels &
  Resorts.............................                                                36,000                          36,000
Accounts receivable...................      46,449       33,924         80,373        57,040                         137,413
Prepaid expenses......................      12,056        1,941         13,997        15,765                          29,762
Deferred expenses, net................      32,201                      32,201        15,684         (5,734)(G)       42,151
Other assets..........................       7,251        5,022         12,273                           40(H)        12,313
                                        ----------      -------     ----------    ----------      ---------       ----------
        Total assets..................  $4,403,528      $42,358     $4,445,886    $3,084,981      $(383,939)      $7,146,928
                                        ==========      =======     ==========    ==========      =========       ==========

                                    LIABILITIES, REDEEMABLE UNITS AND PARTNERS' CAPITAL

Debt..................................  $2,134,093                  $2,134,093    $1,653,050      $(138,450)(I)   $3,648,693
Distributions payable.................      34,199                      34,199        24,245                          58,444
Accrued expenses and other............     146,077      $42,358        188,435       188,161          6,787(H)       383,383
Minority interest in other
  partnerships........................      50,474                      50,474         2,693                          53,167
                                        ----------      -------     ----------    ----------      ---------       ----------
        Total liabilities.............   2,364,843       42,358      2,407,201     1,868,149       (131,663)       4,143,687
                                        ----------      -------     ----------    ----------      ---------       ----------
Redeemable units at redemption
  value...............................     210,929                     210,929        99,898         (8,844)(J)      301,983
                                        ----------      -------     ----------    ----------      ---------       ----------
Preferred units:
  Series A preferred units............     149,515                     149,515                                       149,515
  Series B preferred units............     143,750                     143,750                                       143,750
  New preferred units.................                                                              100,000(K)       100,000
Common units..........................   1,534,491                   1,534,491     1,116,934       (343,432)(L)    2,307,993
                                        ----------      -------     ----------    ----------      ---------       ----------
Partners' Capital.....................   1,827,756                   1,827,756     1,116,934       (243,432)       2,701,258
                                        ----------      -------     ----------    ----------      ---------       ----------
        Total liabilities, redeemable
          units and partners'
          capital.....................  $4,403,528      $42,358     $4,445,886    $3,084,981      $(383,939)      $7,146,928
                                        ==========      =======     ==========    ==========      =========       ==========


                 See notes to pro forma combined balance sheet.

              NOTES TO FELCOR LP PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                                  (UNAUDITED)

(A) Represents the historical consolidated balance sheet of FelCor LP as of June 30, 2001.


(B) Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor LP had completed transactions that resulted in the newly formed taxable REIT subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels. Accordingly, the assets and liabilities associated with these hotels are included in FelCor LP's historical consolidated balance sheet as of June 30, 2001. In March 2001, we entered into an agreement with Six Continents Hotels to acquire the remaining 88 hotel leases effective July 1, 2001. In consideration for the acquisition of these leases, one of FelCor LP's taxable REIT subsidiaries entered into long-term management agreements with Six Continents Hotels with regard to these hotels and issued to Six Continents Hotels 100 shares of FelCor common stock. The pro forma adjustment column represents the historical hotel assets and liabilities associated with the 88 hotels as if the Six Continents Hotels leases were acquired effective June 30, 2001.


(C) Represents the historical consolidated balance sheet of MeriStar LP as of June 30, 2001. Some reclassifications have been made to conform to the presentation of FelCor LP's balance sheet.


(D) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, and a wholly-owned subsidiary of FelCor LP will merge with and into MeriStar LP and the limited partners of MeriStar LP, other than FelCor and its subsidiaries, will exchange their interests in MeriStar LP for interests in FelCor LP and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only partnership units in MeriStar LP, other than FelCor and its subsidiaries, will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor LP. Each holder of Class C preferred units in MeriStar LP will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor LP. Each holder of Class D preferred units in MeriStar LP will receive, for each unit, one Series D preferred unit in FelCor LP. Shares of FelCor common stock and each FelCor LP common units are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on June 30, 2001. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):


        Issuance of 37.636 million common units of FelCor LP in
          exchange for 48.0 million common and profits-only units of
          MeriStar LP...............................................   $  831,759
        Issuance of 755,954 FelCor LP Series C preferred units in
          exchange for 964,227 MeriStar LP Class C preferred
          units.....................................................       16,707
        Payment of $4.60 per unit of MeriStar LP common, Class C
          preferred and profits-only units..........................      225,260
        Issuance of 392,157 FelCor LP Series D preferred units in
          exchange for a like number of MeriStar LP Class D
          preferred units...........................................        8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................       10,600
        Assumption of MeriStar's liabilities........................    1,874,936
        Transaction costs...........................................       39,600
                                                                       ----------
        Total merger acquisition cost...............................   $3,007,552
                                                                       ==========

     The following is a calculation of estimated transaction costs (in thousands):

 Financial advisory fees.....................................   $12,000
 Consent payments in connection with debt agreements.........    10,600
 Severance and noncompete payments...........................     8,000
 Legal fees..................................................     3,000
 Accounting fees.............................................     1,000
 Mailing and filing fees.....................................     1,000
 Other.......................................................     4,000
                                                                -------
           Transaction costs.................................   $39,600
                                                                =======

(E) Represents the purchase accounting adjustment to the historical carrying value of MeriStar LP investment in hotels as follows (in thousands):

        FelCor LP allocation to investment in hotels................   $2,805,349
        MeriStar LP historical carrying amount......................    2,867,134
                                                                       ----------
             Adjustment.............................................   $  (61,785)
                                                                       ==========

(F) Represents the release of a portion of the proceeds of the $600 million notes placement which will be used to repay MeriStar debt upon the closing of the merger.

(G)  Represents the net effect of the following adjustments (in thousands):

        Deferred financing costs for new borrowings.................   $  9,950
        Elimination of historical MeriStar LP deferred financing
          costs.....................................................    (15,684)
                                                                       --------
             Adjustment.............................................   $ (5,734)
                                                                       ========

(H) FelCor has no assets, liabilities, revenues or expenses other than those derived from its ownership of us. MeriStar has miscellaneous assets, liabilities, revenues and expenses other than those derived from its ownership of MeriStar LP. Upon completion of the merger and related transactions, FelCor will contribute to FelCor LP all assets and liabilities acquired; accordingly these miscellaneous adjustments are made to reflect the contribution of the items historically reported only at the MeriStar level.

(I) Represents the net increase in debt as a result of the merger and related transactions as follows (in thousands):

        Issuance of new mortgage debt...............................   $ 350,000
        Net borrowings on new line of credit........................     290,473
        Repayment of MeriStar LP notes payable to MeriStar..........    (356,923)
        Repayment of MeriStar LP line of credit.....................    (227,000)
        Repayment of MeriStar LP term loans.........................    (195,000)
                                                                       ---------
             Net Adjustment.........................................   $(138,450)
                                                                       =========

     The issuance of the $600 million senior notes and the repayment of FelCor mortgage debt are not included as these transactions were completed prior to June 30, 2001 and are included in the historical amounts.

(J)  Represents the net change in redeemable units as follows (in thousands):

        Elimination of MeriStar LP historical balance...............   $(99,898)
        Record at redemption value of $23.40 at June 30, 2001 2.764 million FelCor LP common units issued in exchange for
          3.525 million MeriStar LP common and profits-only units,
          issuance of 755,954 FelCor LP Series C preferred units in
          exchange for 964,227 MeriStar LP Class C preferred units,
          and issuance of 392,157 FelCor LP Series D preferred units in exchange for a like number of MeriStar LP Class D
          preferred units...........................................     91,054
                                                                       --------
                  Net adjustment....................................   $ (8,844)
                                                                       ========


(K) Represents the proposed issuance of $100 million in Series E cumulative redeemable preferred units.


(L) Represents the net adjustments resulting from the partnership merger and related transactions as follows (in thousands, except share and unit data):


                                                                      ADDITIONAL
                                                                        PAID IN
                                                                       PARTNERS
                                                                        CAPITAL
                                                                      -----------
        Issuance of 34.872 million units of FelCor LP in exchange
          for 44.480 million units of MeriStar LP...................  $   770,677
        Issuance of 3.6 million FelCor stock options in exchange for
          MeriStar stock options....................................       10,600
        Elimination of historical MeriStar balances.................   (1,116,934)
        Offering expenses of new $100,000 of FelCor Series E
          cumulative redeemable preferred units.....................       (3,200)
        Allocation to state redeemable units issued to MeriStar unit holders at redemption value of $23.40 over issuance value
          of $22.10.................................................       (4,575)
                                                                      -----------
                  Net adjustments...................................  $  (343,432)
                                                                      ===========

  PRO FORMA COMBINED STATEMENTS OF OPERATIONS -- MERGER

     MeriStar will be acquired by FelCor, and therefore the unaudited pro forma combined statements of operations are those of FelCor. The following unaudited pro forma combined statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 are based in part upon the consolidated statements of operations of FelCor, DJONT, Bristol Tenant, and MeriStar for the six months ended June 30, 2001 and the year ended December 31, 2000 incorporated by reference, except for the consolidated statement of operations of Bristol Tenant for the six months ended June 30, 2001 which was provided by Bristol Tenant.

     The Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000 assumes that all the following occurred on January 1, 2000:

     - FelCor's acquisition of DJONT, effective January 1, 2001, for 416,667 units of limited partnership interest in FelCor LP valued at approximately $10 million;

     - FelCor's acquisition of 12 leases held by Six Continent Hotels, formerly Bass Hotels & Resorts, effective January 1, 2001, for 413,585 shares of FelCor common stock valued at approximately $10 million;


     - FelCor's acquisition of the remaining 88 leases held by Six Continent Hotels, effective July 1, 2001;



     - the assignment of the leases from MeriStar Hotels & Resorts to taxable REIT subsidiaries, or TRSs, of MeriStar; and


     - the completion of the MeriStar merger and related financings and the application of the net proceeds.

     The unaudited pro forma combined statements of operations are not necessarily indicative of what the results of operations actually would have been if the merger had occurred and the RMA had been enacted at the beginning of the periods presented. Additionally, the unaudited pro forma combined statements of operations do not attempt to present FelCor's results of operations for any future period. The unaudited pro forma financial information should be read together with the historical consolidated financial statements and related notes of MeriStar and FelCor which are included in this prospectus or incorporated by reference in this prospectus.

                       FELCOR LODGING TRUST INCORPORATED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                          FELCOR      MERISTAR      MERGER
                                                         POST RMA    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                            (A)         (B)           (C)          TOTAL
                                                         ---------   ----------   -----------    ----------
Revenues:
  Room and suite revenue...............................  $635,857     $402,760                   $1,038,617
  Food and beverage revenue............................   123,930      145,383                      269,313
  Other operating departments..........................    40,635       46,005                       86,640
  Percentage lease revenue.............................                 10,736                       10,736
  Retail space rental and other revenue................     1,882        4,967                        6,849
                                                         --------     --------                   ----------
Total revenues.........................................   802,304      609,851                    1,412,155
                                                         --------     --------                   ----------
Expenses:
  Hotel operating expenses:
    Room...............................................   147,215       92,287                      239,502
    Food and beverage expenses.........................    95,409      103,890                      199,299
    Other operating departments........................    17,428       25,241                       42,669
  Management and incentive fees........................    35,697       14,779                       50,476
  Other property operating costs.......................   220,601      153,718                      374,319
  Property taxes, insurance, and other.................    77,417       37,041                      114,458
  Corporate expenses...................................     6,372        4,535                       10,907
  Depreciation.........................................    79,513       58,405     $(14,568)(D)     123,350
  Other merger and lease termination costs.............                  5,104                        5,104
                                                         --------     --------     --------      ----------
Total operating expenses...............................   679,652      495,000      (14,568)      1,160,084
                                                         --------     --------     --------      ----------
Operating income.......................................   122,652      114,851       14,568         252,071
                                                         --------     --------     --------      ----------
Interest expense, net..................................    79,977       60,261        8,531(E)      148,769
Swap termination costs.................................     4,824        9,297                       14,121
Writedown of investments...............................                  2,112                        2,112
Other..................................................                  1,402                        1,402
                                                         --------     --------     --------      ----------
Income before equity in income from unconsolidated
  entities, minority interests, and gain (loss) on sale
  of assets............................................    37,851       41,779        6,037          85,667
Equity in income from unconsolidated entities..........     6,328                                     6,328
Minority interests.....................................    (7,015)      (3,121)      (1,680)(F)     (11,816)
Gain (loss) on sale of assets, net.....................     2,955       (1,059)                       1,896
                                                         --------     --------     --------      ----------
Net income before extraordinary items..................    40,119       37,599        4,357          82,075
Preferred distributions................................   (12,300)                   (5,250)(G)     (17,550)
                                                         --------     --------     --------      ----------
Net income before extraordinary items applicable to
  common shareholders..................................  $ 27,819     $ 37,599     $   (893)     $   64,525
                                                         ========     ========     ========      ==========
Basic per share data:
  Net income before extraordinary items applicable to
    common shareholders................................  $   0.53                                $     0.74
                                                         ========                                ==========
  Weighted average shares outstanding..................    52,614                    34,872(H)       87,486
                                                         ========                  ========      ==========
Diluted per share data:
  Net income before extraordinary items applicable to
    common shareholders................................  $   0.53                                $     0.73
                                                         ========                                ==========
  Weighted average shares outstanding..................    53,055                    35,763(H)       88,818
                                                         ========                  ========      ==========


           See notes to pro forma combined statements of operations.

                       FELCOR LODGING TRUST INCORPORATED

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                        FELCOR      MERISTAR      MERGER
                                                       POST RMA     POST RMA    ADJUSTMENTS     PRO FORMA
                                                         (I)          (J)           (C)           TOTAL
                                                      ----------   ----------   -----------     ----------
Revenues:
  Room and suite revenue............................  $1,309,292   $  782,288                   $2,091,580
  Food and beverage revenue.........................     261,569      290,792                      552,361
  Other operating departments.......................      93,352       84,660                      178,012
  Percentage lease revenue..........................                   20,925                       20,925
  Retail space rental and other revenue.............       3,057       18,517                       21,574
                                                      ----------   ----------                   ----------
Total revenues......................................   1,667,270    1,197,182                    2,864,452
                                                      ----------   ----------                   ----------
Expenses:
  Hotel operating expenses:
     Room...........................................     309,234      184,791                      494,025
     Food and beverage expenses.....................     200,855      209,962                      410,817
     Other operating departments....................      37,172       48,263                       85,435
  Management and incentive fees.....................      77,214       28,943                      106,157
  Other property operating costs....................     437,763      302,347                      740,110
  Property taxes, insurance, and other..............     161,999       72,310                      234,309
Corporate expenses..................................      13,267        9,445                       22,712
Depreciation........................................     161,316      107,362    $(19,688)(D)      248,990
                                                      ----------   ----------    --------       ----------
Total operating expenses............................   1,398,820      963,423     (19,688)       2,342,555
                                                      ----------   ----------    --------       ----------
Operating income....................................     268,450      233,759      19,688          521,897
                                                      ----------   ----------    --------       ----------
Interest expense, net...............................     156,712      122,109      31,183(E)       310,004
Loss on assets held for sale........................      63,000                                    63,000
Other...............................................       3,376        2,028                        5,404
                                                      ----------   ----------    --------       ----------
Income before equity in income from unconsolidated
  entities, minority interests, and gain on sale of
  assets............................................      45,362      109,622     (11,495)         143,489
Equity in income from unconsolidated entities.......      11,436                                    11,436
Minority interests..................................      (7,357)     (10,240)        516(F)       (17,081)
Gains on sale of assets.............................       4,388        3,425                        7,813
                                                      ----------   ----------    --------       ----------
Net income before extraordinary items...............      53,829      102,807     (10,979)         145,657
Preferred distributions.............................     (24,682)                 (10,500)(G)      (35,182)
                                                      ----------   ----------    --------       ----------
Net income before extraordinary items applicable to
  common shareholders...............................  $   29,147   $  102,807    $(21,479)      $  110,475
                                                      ==========   ==========    ========       ==========
Basic per share data:
  Net income before extraordinary items applicable
     to common shareholders.........................  $     0.53                                $     1.23
                                                      ==========                                ==========
     Weighted average shares outstanding............      55,264                   34,872(H)        90,136
                                                      ==========                 ========       ==========
Diluted per share data:
  Net income before extraordinary items applicable
     to common shareholders.........................  $     0.53                                $     1.21
                                                      ==========                                ==========
     Weighted average shares outstanding............      55,519                   35,763(H)        91,282
                                                      ==========                 ========       ==========


           See notes to pro forma combined statements of operations.

          NOTES TO FELCOR PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2001,
                      AND THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)


(A) Represents FelCor's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor's acquisition of 88 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):



                                                                                                    FELCOR
                                                          FELCOR        BRISTOL     PRO FORMA      POST RMA
                                                       HISTORICAL(1)   TENANT(2)   ADJUSTMENTS      TOTAL
                                                       -------------   ---------   -----------     --------
Revenues:
  Room and suite revenue.............................    $365,343      $270,514                    $635,857
  Food and beverage revenue..........................      53,150        70,780                     123,930
  Other operating departments........................      24,790        15,845                      40,635
  Percentage lease revenue...........................     115,137                   $(115,137)(3)
  Retail space rental and other revenue..............       1,882                                     1,882
                                                         --------      --------     ---------      --------
Total revenues.......................................     560,302       357,139      (115,137)      802,304
                                                         --------      --------     ---------      --------
Expenses:
  Hotel operating expenses:
    Room.............................................      83,404        63,811                     147,215
    Food and beverage expenses.......................      39,141        56,268                      95,409
    Other operating departments......................      10,922         6,506                      17,428
  Management and incentive fees......................      12,612                      23,085(4)     35,697
  Other property operating costs.....................     121,642       110,710       (11,751)(5)   220,601
  Property taxes, insurance, and other...............      76,460       115,924      (114,967)(3)    77,417
  Corporate expenses.................................       6,372                                     6,372
  Depreciation.......................................      79,513                                    79,513
  Lease termination costs............................      36,226                     (36,226)(6)
                                                         --------      --------     ---------      --------
Total operating expenses.............................     466,292       353,219      (139,859)      679,652
                                                         --------      --------     ---------      --------
Operating income.....................................      94,010         3,920        24,722       122,652
                                                         --------      --------     ---------      --------
Interest expense, net................................      79,621           356                      79,977
Swap termination costs...............................       4,824                                     4,824
                                                         --------      --------     ---------      --------
Income (loss) before equity in income from
  unconsolidated entities, minority interests, and
  gain on sale of assets.............................       9,565         3,564        24,722        37,851
                                                         --------      --------     ---------      --------
Equity in income from unconsolidated entities........       6,328                                     6,328
Minority interests...................................      (2,870)                     (4,145)(7)    (7,015)
Gain on sale of assets, net..........................       2,955                                     2,955
                                                         --------      --------     ---------      --------
Net income (loss) before extraordinary items.........      15,978         3,564        20,577        40,119
Preferred distributions..............................     (12,300)                                  (12,300)
                                                         --------      --------     ---------      --------
Net income (loss) before extraordinary items
  applicable to common shareholders..................    $  3,678      $  3,564     $  20,577      $ 27,819
                                                         ========      ========     =========      ========
Basic per share data:
  Net income (loss) before extraordinary items
    applicable to common shareholders................    $   0.07                                  $   0.53
                                                         ========                                  ========
  Weighted average shares outstanding................      52,614                                    52,614
                                                         ========                                  ========
Diluted per share data:
  Net income (loss) before extraordinary items
    applicable to common shareholders................    $   0.07                                  $   0.53
                                                         ========                                  ========
  Weighted average shares outstanding................      53,055                                    53,055
                                                         ========                                  ========


---------------

(1) Represents the historical results of operations of FelCor for the six months ended June 30, 2001, excluding extraordinary items. Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor had completed transactions that resulted in its newly formed taxable subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels, accordingly, the revenues and expenses associated with these hotels are included in FelCor's historical consolidated statement of operations for the six month period ended June 30, 2001.

(2) Represents the historical results of operations of FelCor hotels leased to subsidiaries of Six Continents Hotels for the six months ended June 30, 2001, excluding extraordinary items.

(3) Represents the elimination of historical percentage lease revenue and expense between FelCor and Six Continents Hotels. The expense elimination also includes a $170,000 adjustment of an estimate of property tax expense.


(4) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contracts with Six Continents Hotels, FelCor LP was able to spread the cost of the lease acquisition cost over the term of the management agreement, by agreeing to pay management fees that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between a base fee, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor, as compared to the percentage leases, under which FelCor received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.


(5) Represents the elimination of historical franchise fees. These agreements have been replaced with management contracts.

(6) Represents the elimination of lease termination costs associated with the acquisition of DJONT and the Six Continents Hotels leases in January 2001.


(7) Represents the adjustment to record FelCor's minority interest holders share of the revenues and expenses of the Bristol Tenant lessee and the proforma adjustments.

---------------


(B) Represents MeriStar's historical results of operations, excluding extraordinary items. Effective January 1, 2001, because of the enactment of the REIT Modernization Act, taxable REIT subsidiaries of MeriStar were assigned the leases on 106 hotels that had previously been held by MeriStar Hotels & Resorts and entered into management contracts with MeriStar Hotels & Resorts to manage these hotels. Accordingly, the related hotel revenues, expenses and management fees are included in MeriStar's historical results of operations for the six month period ended June 30, 2001. Certain reclassifications have been made to conform to the presentation of FelCor's statements of operations.

(C) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, a wholly-owned subsidiary of FelCor LP will merge with and into MeriStar LP, and the limited partners of MeriStar LP, other than FelCor and its subsidiaries, will exchange their interests in MeriStar LP for interests in FelCor LP and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only partnership units in MeriStar LP, other than FelCor and its subsidiaries will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor LP. Each holder of Class C preferred units in MeriStar LP will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor LP. Each holder of Class D preferred units in MeriStar LP will receive, for each unit, one Series D preferred unit in FelCor LP. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on January 1 of the fiscal period presented. Shares of FelCor common stock and FelCor LP common unit are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):



        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................   $  770,677
        Issuance of 2.764 million FelCor LP common units in exchange for 3.5 million MeriStar LP common and profits-only
          units.....................................................       61,082
        Issuance of 755,954 FelCor LP Series C preferred units in
          exchange for 964,227 MeriStar LP Class C preferred
          units.....................................................       16,707
        Payment of $4.60 per share of MeriStar common stock and per
          MeriStar LP common, Class C preferred and profits-only
          units.....................................................      225,260
        Issuance of 392,157 FelCor LP Series D preferred units in
          exchange for a like number of MeriStar LP Class D
          preferred units...........................................        8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................       10,600
        Assumption of MeriStar's liabilities........................    1,874,936
        Transaction costs...........................................       39,600
                                                                       ----------
        Total merger acquisition cost...............................   $3,007,552
                                                                       ==========


     The following is a calculation of estimated transaction costs (in thousands):

        Financial advisory fees.....................................   $   12,000
        Consent payments in connection with debt agreements.........       10,600
        Severance and noncompete payments...........................        8,000
        Legal fees..................................................        3,000
        Accounting fees.............................................        1,000
        Mailing and filing fees.....................................        1,000
        Other.......................................................        4,000
                                                                       ----------
                  Transaction costs.................................   $   39,600
                                                                       ==========

(D) Represents the reduction in historical depreciation associated with the allocation of FelCor's purchase price of MeriStar. The allocation of basis to the assets acquired from MeriStar is as follows (in thousands):

        Total merger acquisition cost...............................  $3,007,552
        Less: non-real estate assets acquired at historical cost
          (which approximates fair value)...........................     202,203
                                                                      ----------
        Allocation to investment in hotels..........................  $2,805,349
                                                                      ==========

     The basis is anticipated to be allocated $280.5 million to land, $2,384.6 million to buildings and improvements, and $140.3 million to furniture, fixtures, and equipment. The depreciable lives assigned to buildings and improvements are forty years and five years for furniture, fixtures, and equipment. The adjustment is calculated as follows (in thousands):

                                                          FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                          DECEMBER 31, 2000         JUNE 30, 2001
                                                          ------------------   ------------------------
        Buildings and improvements acquired from
          MeriStar......................................      $  59,618                $ 29,809
        Furniture, fixtures, and equipment acquired from
          MeriStar......................................         28,056                  14,028
                                                              ---------                --------
                                                                 87,674                  43,837
        Historical MeriStar depreciation................       (107,362)                (58,405)
                                                              ---------                --------
        Net adjustment..................................      $ (19,688)               $(14,568)
                                                              =========                ========

(E) Represents the net adjustment to historical interest expense for the increase in interest expense related to new borrowings resulting from merger related transactions offset by reductions in historical interest expense related to borrowings that will be repaid with the proceeds of the new borrowings as follows (in thousands):

                                                INTEREST      FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                  RATE        DECEMBER 31, 2000         JUNE 30, 2001
                                                --------      ------------------   ------------------------
        Increases:
          New senior notes of $600,000........    8.58%(1)         $51,052                 $22,965
          New mortgage debt of $350,000.......        (2)           29,540                  11,725
          Incremental line of credit
             borrowings.......................        (3)            6,876                   1,019
          Amortization of deferred financing
             costs of new borrowings of
             $18,950 over lives of 1-10
             years............................                       5,883                   2,942
                                                                   -------                 -------
          Total increases.....................                      93,351                  38,651
                                                                   -------                 -------

                                                INTEREST      FOR THE YEAR ENDED   FOR THE SIX MONTHS ENDED
                                                  RATE        DECEMBER 31, 2000         JUNE 30, 2001
                                                --------      ------------------   ------------------------
        Reductions:
          FelCor $61,744 mortgage debt
             repaid...........................        (4)            5,340                   1,940
          MeriStar $202,623 subordinated notes
             repaid...........................    8.71%(5)          17,648                   8,824
          MeriStar $154,300 convertible notes
             repaid...........................    4.75%(5)           7,329                   3,665
          MeriStar $227,000 line of credit
             repaid...........................        (6)           16,753                   8,535
          MeriStar $195,000 term loans
             repaid...........................        (6)           16,318                   7,739
          Historical interest capitalized by
             MeriStar.........................                      (5,805)                 (2,876)
          Historical amortization of MeriStar
             deferred financing costs.........                       4,585                   2,293
                                                                   -------                 -------
          Total reductions....................                      62,168                  30,120
                                                                   -------                 -------
        Net adjustment........................                     $31,183                 $ 8,531
                                                                   =======                 =======

(1) Represents effective fixed rate on notes issued in May 2001.

(2) Represents estimated variable rate of LIBOR plus 200 basis points to be committed by lender. Weighted average 30 day LIBOR was 6.44% for the year ended December 31, 2000 and 4.70% for the six months ended June 30, 2001. An increase of 0.125% in interest rates would increase interest expense by $437,500 and $218,750 and decrease net income available to common shareholders by $391,563 and $191,406 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

(3) Represents contractual variable rate of LIBOR plus 200 basis points. On a pro forma basis, FelCor will have a balance outstanding on the line of credit of $330,373 for the periods presented. This adjustment represents the incremental interest on this balance in excess of historical amounts.

(4) Represents the weighted average historical rates which were approximately 8.44% and 6.70% for the periods ended December 31, 2000 and June 30, 2001, respectively.

(5) Represents contractual fixed rates of 8.71% on subordinated notes with a principal balance of $202.5 million and 4.75% on convertible notes with a principal balance of $154.3 million.

(6) Represents the historical weighted average interest rates (adjusted for historical interest rate hedges) for the periods presented are as follows:

                                                       2000    2001
                                                       -----   -----
Line of credit.......................................  7.38%   7.52%
$121 million term loan...............................  8.30%   7.82%
$74 million term loan................................  8.48%   8.13%

     FelCor expects to assume approximately $500 million of MeriStar LP's senior notes and approximately $374 million of mortgage debt of MeriStar's subsidiaries in connection with the merger.


(F) Represents adjustment necessary to record impact of merger related transactions on minority interests. After the partnership merger, MeriStar LP common unit holders will have the option of redeeming each FelCor common unit issued to them for an amount of cash equal to the then average market price of a share of FelCor common stock, or, at FelCor's option, one share of FelCor common stock. If holders elect to redeem their units, FelCor intends to redeem them by issuing its common stock. Accordingly, pro forma effect has not been given to the range of possible results.



(G) Represents dividends on the proposed issuance of $100 million of Series C cumulative redeemable preferred stock at an assumed dividend rate of 10.5%. An increase of 0.125% in the dividend rate would increase the preferred dividends by $125,000 and $62,500 and decrease net income available to common shareholders by $111,875 and $54,688 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

(H) Represents the impact of additional shares issued in the merger on a basic and diluted basis and the dilutive effect of FelCor stock options issued to MeriStar option holders as follows (in thousands):

        Basic
          Shares issued to MeriStar stockholders....................  34,872
                                                                      ------
          Adjustment to weighted average shares-basic...............  34,872
        Diluted
          Dilutive effect of options issued to MeriStar
             optionholders..........................................     891
                                                                      ------
        Adjustment to weighted average shares-diluted...............  35,763
                                                                      ======

     FelCor does not include partnership units in its diluted weighted average shares computation. If the partnership units were included, the net income available to common shareholders would be increased by the minority interest allocated to the partnership unitholders, resulting in no impact to earnings per share.

(I) Represents FelCor's historical results of operations, excluding extraordinary items, plus the pro forma effect of FelCor's acquisitions of DJONT and 100 hotel leases from Six Continents Hotels as if the acquisition occurred on January 1, 2000. The computation is as follows (in thousands, except per share amounts):

                                                                            BRISTOL
                                  FELCOR          DJONT        BRISTOL      TENANT
                                HISTORICAL   OPERATIONS, LLC    TENANT    PREDECESSOR
                                   (1)             (2)           (3)          (4)
                                ----------   ---------------   --------   -----------
Revenues:
 Room and suite revenue.......                  $709,793       $461,978    $143,952
 Food and beverage revenue....                   112,612        115,176      36,645
 Other operating
   departments................                    56,476         31,859       5,401
 Percentage lease revenue.....   $536,907
 Retail space rental and other
   revenue....................      3,057
                                 --------       --------       --------    --------
Total revenues................    539,964        878,881        609,013     185,998
                                 --------       --------       --------    --------
Expenses:
 Hotel operating expenses:
   Room.......................                   169,531        109,074      32,163
   Food and beverage
     expenses.................                    84,602         90,025      28,190
   Other operating
     departments..............                    22,168         11,267       3,859
Management and incentive
 fees.........................                    24,766         16,770       5,589
Other property operating
 costs........................                   236,186        178,234      53,903
Percentage lease expense......                   277,491        197,210      62,206
Property taxes, insurance, and
 other........................     89,257         70,498          2,128         710
Corporate expenses............     12,256          1,011
Depreciation..................    160,745            572
                                 --------       --------       --------    --------
Total operating expenses......    262,258        886,825        604,708     186,620
                                 --------       --------       --------    --------
Operating income (loss).......    277,706         (7,944)         4,305        (622)
                                 --------       --------       --------    --------
Interest expense, net.........    156,712            618           (133)        (35)
Loss on assets held for
 sale.........................     63,000
Other.........................      3,376
                                 --------       --------       --------    --------
Income (loss) before equity in
 income from unconsolidated
 entities, minority interests,
 and gain on sale of assets...     54,618         (8,562)         4,438        (587)
                                 --------       --------       --------    --------
Equity in income from
 unconsolidated entities......     14,820            593
Minority interests............     (8,262)        (3,243)
Gain on sale of assets........      4,388
Income tax expense
 (benefit)....................                                    2,798        (267)
                                 --------       --------       --------    --------
Net income (loss) before
 extraordinary items..........     65,564        (11,212)         1,640        (320)
Preferred distributions.......    (24,682)
                                 --------       --------       --------    --------
Net income (loss) before
 extraordinary items
 applicable to common
 shareholders.................   $ 40,882       $(11,212)      $  1,640    $   (320)
                                 ========       ========       ========    ========
Basic per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders...............   $   0.74
                                 ========
 Weighted average shares
   outstanding................     55,264
                                 ========
Diluted per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders...............   $   0.74
                                 ========
 Weighted average shares
   outstanding................     55,519
                                 ========


                                               BRISTOL                          FELCOR
                                  TOTAL      ELIMINATIONS    PROFORMA          POST RMA
                                HISTORICAL       (5)        ADJUSTMENTS         TOTAL
                                ----------   ------------   -----------       ----------
Revenues:
 Room and suite revenue.......  $1,315,723     $ (6,431)                      $1,309,292
 Food and beverage revenue....     264,433       (2,864)                         261,569
 Other operating
   departments................      93,736         (384)                          93,352
 Percentage lease revenue.....     536,907                   $(536,907)(6)
 Retail space rental and other
   revenue....................       3,057                                         3,057
                                ----------     --------      ---------        ----------
Total revenues................   2,213,856       (9,679)      (536,907)        1,667,270
                                ----------     --------      ---------        ----------
Expenses:
 Hotel operating expenses:
   Room.......................     310,768       (1,534)                         309,234
   Food and beverage
     expenses.................     202,817       (1,962)                         200,855
   Other operating
     departments..............      37,294         (122)                          37,172
Management and incentive
 fees.........................      47,125          (76)        30,165(7)         77,214
Other property operating
 costs........................     468,323       (5,929)       (24,631)(8)       437,763
Percentage lease expense......     536,907                    (536,907)(6)
Property taxes, insurance, and
 other........................     162,593         (594)                         161,999
Corporate expenses............      13,267                                        13,267
Depreciation..................     161,317           (1)                         161,316
                                ----------     --------      ---------        ----------
Total operating expenses......   1,940,411      (10,218)      (531,373)        1,398,820
                                ----------     --------      ---------        ----------
Operating income (loss).......     273,445          539         (5,534)          268,450
                                ----------     --------      ---------        ----------
Interest expense, net.........     157,162          168           (618)(9)       156,712
Loss on assets held for
 sale.........................      63,000                                        63,000
Other.........................       3,376                                         3,376
                                ----------     --------      ---------        ----------
Income (loss) before equity in
 income from unconsolidated
 entities, minority interests,
 and gain on sale of assets...      49,907          371         (4,916)           45,362
                                ----------     --------      ---------        ----------
Equity in income from
 unconsolidated entities......      15,413                      (3,977)(10)       11,436
Minority interests............     (11,505)                      4,063(11)        (7,357)
Gain on sale of assets........       4,388                                         4,388
Income tax expense
 (benefit)....................       2,531                      (2,531)(12)
                                ----------     --------      ---------        ----------
Net income (loss) before
 extraordinary items..........      55,672          371         (2,299)           53,829
Preferred distributions.......     (24,682)                                      (24,682)
                                ----------     --------      ---------        ----------
Net income (loss) before
 extraordinary items
 applicable to common
 shareholders.................  $   30,990     $    371      $  (2,299)       $   29,147
                                ==========     ========      =========        ==========
Basic per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders...............                                                $     0.53
                                                                              ==========
 Weighted average shares
   outstanding................                                                    55,264
                                                                              ==========
Diluted per share data:
 Net income (loss) before
   extraordinary items
   applicable to common
   shareholders...............                                                $     0.53
                                                                              ==========
 Weighted average shares
   outstanding................                                                    55,519
                                                                              ==========

---------------

 (1) Represents the historical results of operations of FelCor for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (2) Represents the historical results of operations of DJONT for the year ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (3) Represents the historical results of operations of Bristol Tenant for the nine months ended December 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (4) Represents the historical results of operations of Bristol Tenant Predecessor for the three months ended March 31, 2000. Certain amounts have been reclassified to conform to the June 30, 2001 presentation with no effect on previously reported net income.

 (5) Represents adjustment to eliminate historical amounts related to (i) a hotel leased by Bristol Tenant not owned by FelCor and (ii) a hotel owned by FelCor but sold in December 2000.

 (6) Represents the elimination of historical percentage lease revenues and expenses between FelCor and the lessees.


 (7) Represents the adjustment required to record the management fees at their contractual rates. In the negotiation for the acquisition of the 88 leases and the new long-term management contracts with Six Continents Hotels, FelCor was able to spread the cost of the lease acquisition cost over the term of the management agreement, by agreeing to pay management fees, that are higher than those paid by FelCor to other managers for comparable services. Management fees for the 88 hotels are broken out between a base fee, computed at 2% of total hotel revenue plus 5% of room revenue, and an incentive fee, computed using a formula incorporating hotel net operating income and FelCor's return on its investment in these hotels. The new management contracts transfer the operating risk and reward of the hotels to FelCor, as compared to the percentage leases, under which FelCor received percentage lease revenue based solely on hotel revenues. Additionally, under the new management contracts, FelCor has the ability to terminate management contracts for hotels by substituting hotels with similar revenue streams.


 (8) Represents the elimination of historical franchise fees paid to Six Continents Hotels. These agreements have been replaced with management contracts.


 (9) Represents the elimination of $618,000 in interest expense paid by DJONT to FelCor.


(10) Represents the elimination of FelCor's equity in income of DJONT's consolidated subsidiary.

(11) Represents adjustment of $135,000 to record the minority interest holders share of the revenues and expenses of the lessees plus the elimination of the DJONT minority interest of $3,243,000 represented by FelCor's ownership discussed in (10) above.

(12) Represents the elimination of the historical tax provisions of the Six Continents Hotels lessees due to the pro forma taxable loss of the TRSs. No benefit has been recorded for deferred taxes related to these losses due to the uncertainty of their recoverability, because based on the weight of available evidence, FelCor management has determined it is more likely than not that the entire balance of deferred tax assets will not be realized by the TRSs.

(J) Represents MeriStar's historical results of operations, excluding extraordinary items, plus the pro forma effect of MeriStar's acquisition of 106 hotel leases from MeriStar Hotels & Resorts as if the acquisitions occurred on January 1, 2000. The computation is as follows (in thousands):


                                                         MERISTAR
                                                        HISTORICAL    PRO FORMA        MERISTAR
                                                           (1)       ADJUSTMENTS       POST RMA
                                                        ----------   -----------      ----------
Revenues:
  Room and suite revenue..............................                $ 782,288(2)    $  782,288
  Food and beverage revenue...........................                  290,792(2)       290,792
  Other operating departments.........................                   84,660(2)        84,660
  Percentage lease revenue............................   $385,141      (364,216)(3)       20,925
  Retail space rental and other revenue...............     15,637         2,880(4)        18,517
                                                         --------     ---------       ----------
          Total revenues..............................    400,778       796,404        1,197,182
                                                         --------     ---------       ----------
Expenses:
  Hotel operating expenses:
     Rooms............................................                  184,791(2)       184,791
     Food and beverage expenses.......................                  209,962(2)       209,962
     Other operating departments......................                   48,263(2)        48,263
  Management and incentive fees.......................                   28,943(5)        28,943
  Other property operating costs......................      2,731       299,616(6)       302,347
  Property taxes, insurance and other.................     47,481        24,829(2)        72,310
  Corporate expenses..................................      9,445                          9,445
  Depreciation........................................    107,362                        107,362
                                                         --------     ---------       ----------
          Total operating expenses....................    167,019       796,404          963,423
                                                         --------     ---------       ----------
Operating income......................................    233,759                        233,759
                                                         --------     ---------       ----------
Interest expense, net.................................    122,109                        122,109
Other.................................................      2,028                          2,028
                                                         --------     ---------       ----------
Income before minority interest and gain on sale of
  assets..............................................    109,622                        109,622
Minority interests....................................    (10,240)                       (10,240)
Gain on sale of assets................................      3,425                          3,425
                                                         --------     ---------       ----------
Net income before extraordinary items applicable to
  common shareholders.................................   $102,807     $               $  102,807
                                                         ========     =========       ==========

(1) Represents MeriStar's historical results of operations, excluding extraordinary items. Certain reclassifications have been made to conform to the presentation of FelCor's statement of operations.


(2) Represents the historical hotel revenues and expenses of the 106 hotels formerly leased to MeriStar Hotels & Resorts, Inc.


(3) Represents the elimination of historical percentage lease revenue received from MeriStar Hotels & Resorts.

(4) Represents historical other hotel revenue of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

(5) Represents the contractual management fee which will be paid to MeriStar Hotels & Resorts under the new management agreements. The base management fee under the agreements is 2.5% of hotel revenues.

    Until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of its hotels from MeriStar. Under these leases, MeriStar Hotels & Resorts assumed all of the operating risks and rewards of these hotels and paid MeriStar a percentage of revenue at each hotel under the lease agreements. Therefore, for financial statement purposes through December 31, 2000, MeriStar Hotels & Resorts recorded all of the operating revenues and expenses of the hotels in its statements of operations, and MeriStar recorded lease revenue earned under the lease agreements in its statements of operations. Effective January 1, 2001, MeriStar Hotels & Resorts assigned the hotel leases to newly created, wholly owned, taxable REIT subsidiaries of MeriStar and MeriStar's taxable REIT subsidiaries in turn, entered into management agreements with MeriStar Hotels & Resorts to manage these hotels. As a result of this change in structure, MeriStar's wholly owned taxable REIT subsidiaries have assumed the operating risks and rewards of the hotels and now pay MeriStar Hotels & Resorts a management fee to manage the hotels for them. For consolidated financial statement purposes, effective January 1, 2001, MeriStar now records all of the revenues and expenses of the hotels in its statement of operations, including a management fee paid to MeriStar Hotels & Resorts. The terms of the management agreements are designed to substantially mirror the economics of the former leases.

(6) Represents historical other undistributed operating costs of the 106 hotels formerly leased to MeriStar Hotels & Resorts.

  PRO FORMA COMBINED BALANCE SHEET -- MERGER


     MeriStar will be acquired by FelCor, and therefore the unaudited combined balance sheet is that of FelCor. The following unaudited pro forma combined balance sheet as of June 30, 2001 is based in part upon the consolidated balance sheets of FelCor, and MeriStar incorporated by reference, and the consolidated balance sheet of Bristol Tenant which was provided by Bristol Tenant.


     The Pro Forma Combined Balance Sheet assumes all of the following occurred on June 30, 2001:


     - FelCor's acquisition of the remaining 88 leases held by Six Continent Hotels, effective July 1, 2001; and


     - the completion of the merger and related financings and the application of the net proceeds.

     The unaudited pro forma balance sheet is not necessarily indicative of what the financial position actually would have been if the merger had occurred and the RMA had been enacted at June 30, 2001. Additionally, the unaudited pro forma combined balance sheet does not attempt to present FelCor's financial position at any future date. The unaudited pro forma financial information should be read together with the historical consolidated financial statements and related notes of MeriStar and FelCor which are included in this prospectus or incorporated by reference in this prospectus.

                       FELCOR LODGING TRUST INCORPORATED

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                           (UNAUDITED, IN THOUSANDS)


                                       FELCOR         RMA                      MERISTAR
                                     HISTORICAL   ACQUISITION     FELCOR      HISTORICAL       MERGER          PRO FORMA
                                        (A)           (B)        POST RMA        (C)       ADJUSTMENTS(D)        TOTAL
                                     ----------   -----------   -----------   ----------   --------------      ----------
                                                         ASSETS


Net investment in hotels...........  $3,710,694     $           $3,710,694    $2,867,134     $ (61,785)(E)     $6,516,043
Investment in unconsolidated
  entities.........................     154,980                    154,980        41,714                          196,694
Assets held for sale...............      52,122                     52,122                                         52,122
Cash and cash equivalents..........      64,220       1,471         65,691        20,550                           86,241
Restricted cash....................     323,555                    323,555        20,201      (316,460)(F)         27,296
Due from MeriStar Hotels &
  Resorts..........................                                               10,893                           10,893
Note receivable from MeriStar
  Hotels & Resorts.................                                               36,000                           36,000
Accounts receivable................      46,449      33,924         80,373        57,040                          137,413
Prepaid expenses...................      12,056       1,941         13,997        15,765                           29,762
Deferred expenses, net.............      32,201                     32,201        21,570       (11,620)(G)         42,151
Other assets.......................       7,251       5,022         12,273            40                           12,313
                                     ----------     -------     ----------    ----------     ---------         ----------
        Total assets...............  $4,403,528     $42,358     $4,445,886    $3,090,907     $(389,865)        $7,146,928
                                     ==========     =======     ==========    ==========     =========         ==========

                                           LIABILITIES & SHAREHOLDERS' EQUITY

Debt...............................  $2,134,093                 $2,134,093    $1,653,050     $(138,450)(H)     $3,648,693
Distributions payable..............      34,199                     34,199        24,245                           58,444
Accrued expenses and other.........     146,077     $42,358        188,435       194,948                          383,383
Minority interest in Operating
  Partnership......................     253,841                    253,841        93,288       (13,654)(I)        333,475
Minority interest in other
  partnerships.....................      50,474                     50,474         2,693                           53,167
                                     ----------     -------     ----------    ----------     ---------         ----------
        Total liabilities..........   2,618,684      42,358      2,661,042     1,968,224      (152,104)         4,477,162
                                     ----------     -------     ----------    ----------     ---------         ----------
Shareholders' equity:
Preferred stock....................     293,265                    293,265                     100,000 (J)        393,265
Common stock.......................         699                        699           486          (137)(K)          1,048
Additional paid-in capital.........   2,063,981                  2,063,981     1,180,687      (396,114)(K)      2,848,554
Accumulated other comprehensive
  income (loss)....................        (899)                      (899)      (13,350)       13,350 (L)           (899)
Distributions in excess of
  earnings.........................    (256,221)                  (256,221)       28,981       (28,981)(L)       (256,221)
Less: Common stock in treasury, at
  cost.............................    (315,981)                  (315,981)      (74,121)       74,121 (L)       (315,981)
                                     ----------     -------     ----------    ----------     ---------         ----------
        Total shareholders'
          equity...................   1,784,844                  1,784,844     1,122,683      (237,761)         2,669,766
                                     ----------     -------     ----------    ----------     ---------         ----------
        Total liabilities and
          shareholders' equity.....  $4,403,528     $42,358     $4,445,886    $3,090,907     $(389,865)        $7,146,928
                                     ==========     =======     ==========    ==========     =========         ==========


                 See notes to pro forma combined balance sheet.

                NOTES TO FELCOR PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                                  (UNAUDITED)

(A) Represents the historical consolidated balance sheet of FelCor as of June 30, 2001.


(B) Effective January 1, 2001, with the enactment of the REIT Modernization Act, FelCor had completed transactions that resulted in its newly formed taxable REIT subsidiaries acquiring leases for 96 hotels that were previously leased to either DJONT or Six Continents Hotels. Accordingly, the assets and liabilities associated with these hotels are included in FelCor's consolidated balance sheet as of June 30, 2001. In March 2001, FelCor entered into an agreement with Six Continents Hotels to acquire the remaining 88 hotel leases effective July 1, 2001. In consideration for the acquisition of these leases, taxable REIT subsidiaries of FelCor entered into long-term management agreements with Six Continents Hotels with regard to these hotels and issued to Six Continents Hotels 100 shares of FelCor common stock. The pro forma adjustment column represents the historical hotel assets and liabilities associated with the 88 hotels as if the Six Continents Hotels leases were acquired effective June 30, 2001.


(C) Represents the historical consolidated balance sheet of MeriStar as of June 30, 2001. Certain reclassifications have been made to conform to the presentation of FelCor's balance sheet.


(D) On May 10, 2001, FelCor and MeriStar announced that they had signed a merger agreement, under which MeriStar will merge with and into FelCor, a wholly-owned subsidiary of FelCor LP will merge with and into MeriStar LP and the limited partners of MeriStar LP, other than FelCor and its subsidiaries, will exchange their interests in MeriStar LP for interests in FelCor LP and, where applicable, cash. Under the merger agreement, each holder of MeriStar common stock will receive, for each share of MeriStar common stock, $4.60 in cash plus 0.784 of a share of FelCor common stock. Each holder of common units and profits-only LP units in MeriStar LP, other than FelCor LP and its subsidiaries, will receive, for each common unit and profits-only unit, $4.60 in cash plus 0.784 of a common unit of FelCor LP. Each holder of Class C preferred units in MeriStar LP will receive, for each unit, $4.60 in cash plus 0.784 of a Series C preferred unit in FelCor LP. Each holder of Class D preferred units in MeriStar LP will receive, for each unit, one Series D preferred unit in FelCor LP. Amounts represent adjustments to record the merger and related transactions as if the merger had occurred on June 30, 2001. Shares of FelCor common stock and FelCor LP common units are valued at $22.10, the closing price of FelCor common stock on the date of the announcement. The calculation of the merger acquisition cost is as follows (in thousands, except share and unit data):



        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................  $  770,677
        Issuance of 2.764 million FelCor LP common units in exchange for 3.5 million MeriStar LP common and profits-only
          units.....................................................      61,082
        Issuance of 755,954 FelCor LP Series C preferred units in
          exchange for 964,227 MeriStar LP Class C preferred
          units.....................................................      16,707
        Payment of $4.60 per share of MeriStar common stock and per
          MeriStar LP common, Class C preferred and profits-only
          units.....................................................     225,260
        Issuance of 392,157 FelCor LP Series D preferred units in
          exchange for a like number of MeriStar LP Class D
          preferred units...........................................       8,690
        Issuance of 3.6 million FelCor stock options based on a
          0.784 exchange ratio in exchange for MeriStar stock
          options, assuming all MeriStar option holders are not
          retained by FelCor........................................      10,600
        Assumption of MeriStar's liabilities........................   1,874,936
        Transaction costs...........................................      39,600
                                                                      ----------
        Total merger acquisition cost...............................  $3,007,552
                                                                      ==========

     The following is a calculation of estimated transaction costs (in thousands):

Financial advisory fees.....................................  $12,000
Consent payments in connection with debt agreements.........   10,600
Severance and noncompete payments...........................    8,000
Legal fees..................................................    3,000
Accounting fees.............................................    1,000
Mailing and filing fees.....................................    1,000
Other.......................................................    4,000
                                                              -------
          Transaction costs.................................  $39,600
                                                              =======

(E) Represents the purchase accounting adjustment to the historical carrying value of MeriStar investment in hotels as follows (in thousands):

        FelCor allocation to investment in hotels...................  $2,805,349
        MeriStar historical carrying amount.........................   2,867,134
                                                                      ----------
             Adjustment.............................................  $  (61,785)
                                                                      ==========

(F) Represents the release of a portion of the proceeds of the $600 million notes placement which will be used to repay MeriStar debt upon closing of the merger.

(G)  Represents the net effect of the following adjustments (in thousands):

        Deferred financing costs for new borrowings.................  $  9,950
        Elimination of historical MeriStar deferred financing
          costs.....................................................   (21,570)
                                                                      --------
             Adjustment.............................................  $(11,620)
                                                                      ========

(H) Represents the net decrease in debt as a result of the merger and related transactions as follows (in thousands):


        Issuance of new mortgage debt...............................  $ 350,000
        Net borrowings on new line of credit........................    290,473
        Repayment of MeriStar subordinated notes....................   (202,623)
        Repayment of MeriStar convertible notes.....................   (154,300)
        Repayment of MeriStar line of credit........................   (227,000)
        Repayment of MeriStar term loans............................   (195,000)
                                                                      ---------
             Net adjustment.........................................  $(138,450)
                                                                      =========



     The issuance of the $600 million senior notes and the repayment of FelCor mortgage debt are not included as these transactions were completed prior to June 30, 2001 and are included in the historical amounts.

(I) Represents the net adjustment to minority interest as follows (in thousands, except share and unit data):


        Issuance of 2.769 million FelCor LP common units in exchange for 3.532 million MeriStar LP common and profits-only
          units.....................................................  $ 61,082
        Issuance of 755,954 FelCor LP Series C preferred units in
          exchange for 964,227 MeriStar LP Class C preferred
          units.....................................................    16,707
        Issuance of 392,157 FelCor LP Series D preferred units in
          exchange for a like number of MeriStar LP Class D
          preferred units...........................................     8,690
        Elimination of historical MeriStar minority interest........   (93,288)
        Adjustment to reflect minority interest as 12.5% of common
          equity....................................................    (6,845)
                                                                      --------
                  Net adjustment....................................  $(13,654)
                                                                      ========


     The minority interest percentage is calculated as follows (in thousands):


        Historical FelCor common stock..............................     52,981
        Historical FelCor LP units convertible into FelCor common
          stock.....................................................      9,014
        FelCor common stock issued in the merger....................     34,872
        FelCor LP units convertible into FelCor common stock issued
          in the merger.............................................      3,520
                                                                       --------
                  Total shares and units............................    100,387
                                                                       ========
        Units as a percentage of shares and units...................       12.5%



(J) Represents the proposed issuance of $100 million in Series C cumulative redeemable preferred stock.


(K) Represents the net adjustments resulting from the merger and related transactions as follows (in thousands, except share and unit data):


                                                                               ADDITIONAL
                                                                      COMMON     PAID IN
                                                                      STOCK      CAPITAL
                                                                      ------   -----------
        Issuance of 34.872 million shares of FelCor common stock in exchange for 44.5 million shares of MeriStar common
          stock.....................................................  $ 349    $   770,328
        Issuance of 3.6 million FelCor stock options in exchange for
          MeriStar stock options....................................                10,600
        Elimination of historical MeriStar balances.................   (486)    (1,180,687)
        Offering expenses of new $100,000 of FelCor Series C
          cumulative redeemable preferred stock.....................                (3,200)
        Adjustment to reflect minority interest as 12.5% of common
          equity....................................................                 6,845
                                                                      -----    -----------
                  Net adjustments...................................  $(137)   $  (396,114)
                                                                      =====    ===========


(L)  Represents the elimination of historical MeriStar balances.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

MERISTAR LP AND MERISTAR


     The following table sets forth selected historical consolidated financial information for MeriStar LP and MeriStar. The selected historical information is presented as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996. The historical financial information for the years ended December 31, 2000, 1999 and 1998 has been derived from the consolidated financial statements and financial statement notes of MeriStar LP and MeriStar which have been audited by KPMG LLP, independent auditors. The selected historical consolidated financial information for MeriStar LP as of and for the years ended December 31, 1997 and 1996 has been derived from the unaudited financial statements which have been prepared by management of MeriStar. The selected historical financial information for MeriStar for the years ended December 31, 1997 and 1996 has been derived from the consolidated financial statements and financial statement notes of MeriStar which have been audited by KPMG LLP, independent auditors. The selected historical financial information as of and for the six months ended June 30, 2001 and 2000 has been derived from the unaudited financial statements which have been prepared by management of MeriStar, on the same basis as the audited financial statements and, in the opinion of management of MeriStar, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for those periods. The results of operations for the six months ended June 30, 2001 and 2000 are not necessarily indicative of results to be anticipated for the entire year. The following information should be read together with the consolidated financial statements and financial statement notes of MeriStar LP and MeriStar included in this prospectus supplement or incorporated in this prospectus by reference. See "Additional Information" beginning on page 160.


  MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                             SIX MONTHS
                                           ENDED JUNE 30,
                                             (UNAUDITED)                             YEAR ENDED DECEMBER 31,
                                       -----------------------   ----------------------------------------------------------------
                                                                                                           1997          1996
                                        2001(B)        2000         2000         1999       1998(A)     (UNAUDITED)   (UNAUDITED)
                                       ----------   ----------   ----------   ----------   ----------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
RESULTS OF OPERATIONS:
Total revenues.......................  $  609,851   $  148,587   $  400,685   $  374,820   $  522,031   $  292,554    $  102,742
Net operating income.................  $  104,199   $   63,899   $  230,340   $  218,299   $  135,910   $   58,537    $   18,773
Interest expense, net................  $   60,261   $   58,417   $  117,524   $  100,387   $   50,492   $   20,968    $   12,223
Income before gain (loss) on sale of
 assets and extraordinary gain
 (loss)..............................  $   42,690   $    5,398   $  111,197   $  116,207   $   86,304   $   21,290    $    3,915
Gain (loss) on sale of assets, net of
 tax(C)..............................  $   (1,062)  $    3,439   $    3,439   $       --   $       --   $       --    $       --
Extraordinary gain (loss), net of
 tax(D)..............................  $   (1,226)  $    3,400   $    3,400   $   (4,551)  $   (1,238)  $   (4,092)   $   (1,956)
Net income...........................  $   40,402   $   12,237   $  118,036   $  111,656   $   85,066   $   17,198    $    1,959
Net income applicable to common
 unitholders.........................  $   40,120   $   10,916   $  117,471   $  111,091   $   84,416   $   17,198    $    1,959
Basic earnings per unit before
 extraordinary gain (loss)(E)........  $     0.85   $     0.16   $     2.25   $     2.22   $     2.38   $     1.29    $     0.31
Diluted earnings per unit before
 extraordinary gain (loss)(E)........  $     0.83   $     0.16   $     2.18   $     2.15   $     2.25   $     1.27    $     0.31
Distributions per common unit(F).....  $     1.01   $     1.01   $     2.02   $     2.02   $     0.82   $       --    $       --
Number of partnership units
 outstanding(G)......................      48,712       50,435       48,851       52,193       51,460       26,743        12,754
OTHER FINANCIAL DATA:
EBITDA(H)............................  $  178,499   $  118,001   $  341,028   $  320,094   $  194,752   $   78,891    $   26,672
Net cash provided by operating
 activities..........................  $  114,562   $  120,671   $  224,088   $  228,329   $  186,891   $   55,417    $   12,147
Net cash (used in) provided by
 investing activities................  $  (49,534)  $   13,027   $  (14,286)  $ (187,952)  $ (785,505)  $ (579,758)   $ (223,425)
Net cash provided by (used in)
 financing activities................  $  (45,003)  $ (135,629)  $ (212,173)  $  (41,948)  $  520,457   $  584,220    $  226,131
Ratio of earnings to fixed
 charges(I)..........................        1.57x        1.08x         1.8x         1.9x         2.4x         2.7x          1.3x

                                             SIX MONTHS
                                           ENDED JUNE 30,
                                             (UNAUDITED)                             YEAR ENDED DECEMBER 31,
                                       -----------------------   ----------------------------------------------------------------
                                                                                                           1997          1996
                                        2001(B)        2000         2000         1999       1998(A)     (UNAUDITED)   (UNAUDITED)
                                       ----------   ----------   ----------   ----------   ----------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
BALANCE SHEET DATA:
Investments in hotel properties,
 gross...............................  $3,209,185   $3,164,045   $3,193,730   $3,118,723   $2,957,543   $  950,052    $  343,092
Total assets.........................  $3,084,981   $3,036,517   $3,006,500   $3,086,096   $2,989,609   $1,040,223    $  354,795
Long-term debt.......................  $1,653,050   $1,632,433   $1,638,319   $1,676,771   $1,602,352   $  491,790    $  199,476
Redeemable units.....................  $   99,898   $   93,932   $   88,545   $   81,401   $   89,435   $   66,847    $       --
Partners' capital....................  $1,116,934   $1,111,010   $1,142,772   $1,203,518   $1,170,220   $  396,838    $   49,141

  MERISTAR HOSPITALITY CORPORATION

                                                SIX MONTHS
                                               ENDED JUNE 30
                                                (UNAUDITED)                            YEAR ENDED DECEMBER 31,
                                          -----------------------   -------------------------------------------------------------
                                           2001(B)        2000         2000         1999       1998(A)        1997        1996
                                          ----------   ----------   ----------   ----------   ----------   ----------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)
RESULTS OF OPERATIONS:
Total revenues..........................  $  609,851   $  148,639   $  400,778   $  374,904   $  525,297   $  316,393   $ 109,792
Net operating income....................  $  103,442   $   63,310   $  229,174   $  217,065   $  133,906   $   61,512   $  19,334
Interest expense, net...................  $   60,261   $   58,417   $  117,524   $  100,398   $   64,378   $   21,024   $  12,346
Income before gain (loss) on sale of
 assets, extraordinary gain (loss) and
 cumulative effect of accounting
 change.................................  $   38,658   $    3,573   $   99,382   $  103,496   $   48,708   $   24,152   $   4,353
Gain (loss) on sale of assets, net of
 tax(C).................................  $   (1,059)  $    3,425   $    3,425   $       --   $       --   $       --   $      --
Extraordinary gain (loss), net of
 tax(D).................................  $   (1,224)  $    3,054   $    3,054   $   (4,532)  $   (4,080)  $   (4,092)  $  (1,956)
Cumulative effect of accounting change,
 net of tax(J)..........................  $       --   $       --   $       --   $       --   $     (921)  $       --   $      --
Net income..............................  $   36,375   $   10,052   $  105,861   $   98,964   $   43,707   $   20,060   $   2,397
Basic earnings (loss) per share before
 extraordinary gain (loss)(E)...........  $     0.84   $     0.14   $     2.21   $     2.19   $     1.45   $     1.29   $    0.31
Diluted earnings (loss) per share before
 extraordinary gain (loss)(E)...........  $     0.82   $     0.14   $     2.14   $     2.11   $     1.40   $     1.27   $    0.31
Dividends per common share(F)...........  $     1.01   $     1.01   $     2.02   $     2.02   $     0.82   $       --   $      --
Number of shares of common stock issued
 and outstanding(G).....................      44,480       45,987       44,380       47,257       46,718       24,867      12,754
OTHER FINANCIAL DATA:
EBITDA(H)...............................  $  178,360   $  118,053   $  341,121   $  320,164   $  194,609   $   82,502   $  27,582
Net cash provided by operating
 activities.............................  $  117,018   $  121,084   $  224,037   $  229,193   $  162,796   $   59,882   $  13,373
Net cash (used in) provided by investing
 activities.............................  $  (49,534)  $   13,027   $  (14,286)  $ (187,952)  $ (785,505)  $ (586,259)  $(225,251)
Net cash provided by (used in) financing
 activities.............................  $  (47,467)  $ (136,042)  $ (212,121)  $  (42,812)  $  543,256   $  588,428   $ 226,830
BALANCE SHEET DATA:
Investments in hotel properties,
 gross..................................  $3,209,185   $3,164,046   $3,193,730   $3,118,723   $2,957,543   $  950,052   $ 343,092
Total assets............................  $3,090,907   $3,043,648   $3,013,008   $3,094,201   $2,998,460   $1,124,642   $ 379,161
Long-term debt..........................  $1,653,050   $1,632,490   $1,638,319   $1,676,771   $1,602,352   $  492,771   $ 200,361

------------

(A) MeriStar LP and MeriStar were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all of MeriStar's hotels. Prior to August 2, 1998, MeriStar LP's and MeriStar's operating results consisted of the revenues and expenses of the hotels.

(B) From August 3, 1998 until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of MeriStar's hotels, and MeriStar LP and MeriStar earned lease revenue under the participating lease agreements with its lessees. Upon assigning the 106 leases with MeriStar Hotels & Resorts to MeriStar's taxable REIT subsidiaries on January 1, 2001, in conjunction with the REIT Modernization Act, MeriStar LP's and MeriStar's operating results now include the revenues and expenses of these hotels.

(C) During 2000, MeriStar LP and MeriStar sold three limited service hotels that resulted in a gain on sales of assets. During 2001, MeriStar LP and MeriStar sold one hotel that resulted in a loss on the sale of the asset.

(D) During 1996, 1997, 1998, and 1999 some loan facilities were refinanced and the write-offs of deferred costs associated with these facilities were recorded as extraordinary losses in accordance with GAAP. During 2000, MeriStar LP repaid some of its notes payable to MeriStar at a discount, and MeriStar repurchased some of its convertible notes at a discount, which resulted in extraordinary gains. During 2001, MeriStar LP and MeriStar paid down a portion of its revolving credit facility resulting in an extraordinary loss.

(E) Basic and diluted earnings per unit or share before extraordinary loss for the year ended December 31, 1996 is based on earnings for the period from August 20, 1996, the date of CapStar's initial public offering, through December 31, 1996.

(F) No distributions or dividends were declared prior to August 3, 1998, the date of the merger between American General and CapStar.

(G)  As of the end of the period presented.

(H) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. MeriStar's management believes that EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization, which is generally equivalent to EBITDA, and EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to net income under GAAP for purposes of evaluating MeriStar LP's and MeriStar's results of operations and may not be comparable to other similarly titled measures used by other companies.

     For the six months ended June 30, 2001, MeriStar LP's and MeriStar's EBITDA has been presented before the effect of non-recurring items; swap termination costs of $9,297; the write-down of MeriStar LP's investment in STS Hotel Net of $2,112; FelCor merger costs of $3,789; and costs to terminate the leases with Prime Hospitality Corporation of $1,315.

(I) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

(J) Under AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which MeriStar adopted on July 1, 1998, the cumulative effect of this accounting change was a pre-tax reduction of income for the year ended December 31, 1998 of $1,485 ($921 net of tax effect).

FELCOR LP AND FELCOR


     The following tables set forth selected historical consolidated financial information for FelCor LP and FelCor. The selected historical information is presented as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996. FelCor LP and FelCor derived the historical financial information for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 from the FelCor LP and FelCor consolidated financial statements and the notes to them, audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical financial information as of and for the six months ended June 30, 2001 and 2000 has been derived from the unaudited financial statements which have been prepared by FelCor LP's and FelCor's management on the same basis as the audited financial statements and, in the opinion of FelCor LP's and FelCor's management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for those periods. The results of operations for the six months ended June 30, 2001 and 2000 are not necessarily indicative of results to be anticipated for the entire year. The following information should be read together with FelCor LP's and FelCor's consolidated financial statements and financial statement notes incorporated in this prospectus by reference. See "Available Information" beginning on page 160.


     FELCOR LODGING LIMITED PARTNERSHIP


                                          SIX MONTHS ENDED
                                              JUNE 30,                              YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                        2001(3)        2000       2000(2)        1999       1998(1)        1997         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues.....................  $  560,302   $  258,159   $  541,872   $  495,517   $  332,600   $  169,688   $   98,934
  Net income (loss)..................  $   16,341   $  (12,372)  $   66,391   $  135,776   $  121,339   $   69,467   $   46,527
  Net income (loss) applicable to
    common unitholders...............  $    4,041   $  (24,730)  $   41,709   $  111,041   $   99,916   $   57,670   $   38,793
  Basic earnings per unit:
    Net income (loss) applicable to
      common unitholders before
      extraordinary charge...........  $      .07   $    (0.39)  $     0.73   $     1.59   $     1.95   $     1.70   $     1.59
    Net income (loss) applicable to
      common unitholders.............  $      .07   $    (0.39)  $     0.67   $     1.58   $     1.89   $     1.69   $     1.50

                                          SIX MONTHS ENDED
                                              JUNE 30,                              YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                        2001(3)        2000       2000(2)        1999       1998(1)        1997         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
    Weighted average common units
      outstanding....................      61,628       63,066       62,301       70,372       52,978       34,126       25,809
  Diluted earnings per unit:
    Net income (loss) applicable to
      common unitholders before
      extraordinary charge...........  $     0.07   $    (0.39)  $     0.73   $     1.59   $     1.93   $     1.68   $     1.58
    Net income (loss) applicable to
      common unitholders.............  $     0.07   $    (0.39)  $     0.67   $     1.57   $     1.87   $     1.67   $     1.49
    Weighted average common units
      outstanding....................      62,069       63,297       62,556       70,561       53,323       34,467       26,004
OTHER DATA:
  Cash flows provided by operating
    activities.......................  $   93,630   $  138,743   $  277,304   $  282,365   $  192,583   $   97,478   $   67,494
  Cash flows (used in) provided by
    investing activities.............  $ (265,414)  $  (28,629)  $  (34,766)  $ (205,517)  $ (550,498)  $ (687,860)  $ (478,428)
  Cash flows provided by (used in)
    financing activities.............  $  209,944   $  (95,385)  $ (252,601)  $  (75,417)  $  375,064   $  600,132   $  251,906
  Cash distributions per common
    unit(4)..........................  $     1.10   $     1.10   $     2.20   $     2.20   $    2.545   $     2.10   $     1.92
  Funds From Operations(5)...........  $  135,683   $  149,380   $  288,636   $  286,895   $  217,363   $  129,815   $   77,141
  EBITDA(6)..........................  $  229,576   $  238,753   $  470,861   $  432,689   $  306,361   $  165,613   $   88,355
  Ratio of earnings to combined fixed
    charges(7).......................         1.2x         1.0x         1.5x         2.1x         2.7x         3.2x         5.3x
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Investment in hotels, net of
    accumulated depreciation.........  $3,710,694   $3,796,755   $3,750,275   $4,035,344   $3,964,484   $1,489,764   $  899,691
  Total assets.......................  $4,403,528   $4,176,765   $4,103,603   $4,255,751   $4,175,383   $1,673,364   $  978,788
  Debt...............................  $2,134,093   $1,882,743   $1,838,241   $1,833,954   $1,594,734   $  476,819   $  239,425
  Redeemable units...................  $  210,929   $  151,948   $  205,800   $   52,338   $   67,595   $  102,933   $   98,542
  Partners' capital..................  $1,827,756   $1,963,703   $1,880,599   $2,212,651   $2,337,375   $1,049,016   $  619,496


     FELCOR LODGING TRUST INCORPORATED


                                            SIX MONTHS ENDED
                                                JUNE 30,                              YEAR ENDED DECEMBER 31,
                                         -----------------------   -------------------------------------------------------------
                                          2001(3)        2000       2000(2)        1999       1998(1)        1997        1996
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
                                                             (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues.......................  $  560,302   $  258,159   $  541,872   $  495,517   $  332,600   $  169,688   $  98,934
  Net income (loss)....................  $   15,753   $   (9,973)  $   61,699   $  131,080   $  114,839   $   63,650   $  40,937
  Net income (loss) applicable to
    common shareholders................  $    3,453   $  (22,331)  $   37,017   $  106,345   $   93,416   $   51,853   $  33,203
  Basic earnings per share:
    Net income (loss) applicable to
      common shareholders before
      extraordinary charge.............  $     0.07   $    (0.39)  $     0.74   $     1.59   $     1.93   $     1.67   $    1.54
    Net income (loss) applicable to
      common shareholders..............  $     0.07   $    (0.39)  $     0.67   $     1.57   $     1.87   $     1.66   $    1.44
    Weighted average common shares
      outstanding......................      52,614       56,930       55,264       67,392       49,968       31,269      23,023
  Diluted earnings per share:
    Net income (loss) applicable to
      common shareholders before
      extraordinary charge.............  $     0.07   $    (0.39)  $     0.74   $     1.59   $     1.92   $     1.65   $    1.53
    Net income applicable to common
      shareholders.....................  $     0.07   $    (0.39)  $     0.67   $     1.57   $     1.86   $     1.64   $    1.43
    Weighted average common shares
      outstanding......................      53,055       57,161       55,519       67,581       50,314       31,610      23,218
OTHER DATA:
  Cash flows provided by operating
    activities.........................  $   93,630   $  138,743   $  277,304   $  282,365   $  192,583   $   97,478   $  67,494
  Cash flows (used in) provided by
    investing activities...............  $ (265,414)  $  (28,629)  $  (34,766)  $ (205,517)  $ (550,498)  $ (687,860)  $(478,428)

                                            SIX MONTHS ENDED
                                                JUNE 30,                              YEAR ENDED DECEMBER 31,
                                         -----------------------   -------------------------------------------------------------
                                          2001(3)        2000       2000(2)        1999       1998(1)        1997        1996
                                         ----------   ----------   ----------   ----------   ----------   ----------   ---------
                                                             (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
  Cash flows provided by (used in)
    financing activities...............  $  209,944   $  (95,385)  $ (252,601)  $  (75,417)  $  375,064   $  600,132   $ 251,906
  Cash distributions per common
    share(4)...........................  $     1.10   $     1.10   $     2.20   $     2.20   $    2.545   $     2.10   $    1.92
  Funds From Operations(5).............  $  135,683   $  149,380   $  288,636   $  286,895   $  217,363   $  129,815   $  77,141
  EBITDA(6)............................  $  229,576   $  238,753   $  470,861   $  432,689   $  306,361   $  165,613   $  88,355
BALANCE SHEET DATA (AT END OF PERIOD):
  Investment in hotels, net of
    accumulated depreciation...........  $3,710,694   $3,796,755   $3,750,275   $4,035,344   $3,964,484   $1,489,764   $ 899,691
  Total assets.........................  $4,403,528   $4,176,765   $4,103,603   $4,255,751   $4,175,383   $1,673,364   $ 978,788
  Debt.................................  $2,134,093   $1,882,743   $1,838,241   $1,833,954   $1,594,734   $  476,819   $ 239,425
  Minority interest in FelCor
    Partnership........................  $  253,841   $  221,878   $  252,294   $   90,078   $   87,353   $   73,451   $  76,112
  Total shareholders' equity...........  $1,784,844   $1,894,258   $1,834,105   $2,174,911   $2,317,617   $1,078,498   $ 641,926

------------

(1) On July 28, 1998, FelCor completed the merger of Bristol Hotel Company's real estate holdings with and into FelCor. The merger resulted in the net acquisition of 107 primarily full-service hotels in return for approximately 31 million shares of newly issued common stock. FelCor subsequently contributed all assets and liabilities it acquired in the merger to FelCor LP in exchange for approximately 31 million common units.

(2) In the second quarter of 2000, FelCor recorded a $63 million loss related to the decision to sell non-strategic hotel assets, which is reflected in the income statements presented for the period.

(3) Includes hotel revenues and expenses with respect to 96 hotels that were leased to either DJONT or subsidiaries of Six Continents Hotels prior to the effectiveness of the REIT Modernization Act on January 1, 2001. Prior to January 1, 2001, revenues were comprised mainly of percentage lease revenues. Additionally, in the first quarter of 2001, FelCor recorded lease termination costs of $36.2 million with respect to the 96 hotels.

(4) In 1998, FelCor declared a special one-time distribution of accumulated but undistributed earnings and profits as a result of Bristol Hotel Company merging with and into FelCor, in addition to the annual dividend of $2.20 per common unit. The amount of the one-time distribution was $0.345 per common unit.

(5) FelCor considers Funds From Operations to be a key measure of a REIT's performance, which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.

    The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations as net income or loss, computed in accordance with GAAP, excluding gains or losses from extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for FelCor's portion of these items related to unconsolidated entities and joint ventures. FelCor believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of FelCor's ability to incur and service debt, to make capital expenditures, and to fund other cash needs. FelCor computes Funds From Operations in accordance with standards established by NAREIT, except that FelCor add back rent deferred under SAB 101, the loss on assets held for sale, lease termination costs, and swap termination expenses to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than FelCor does or that do not adjust Funds From Operations for rent deferred under SAB 101, the loss on assets held for sale or lease termination costs. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of FelCor's financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of FelCor's liquidity, nor is it indicative of funds available to fund FelCor's cash needs, including its ability to make cash distributions. Funds From Operations may include funds that may not be available for discretionary use by FelCor's management due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The computation of Funds From Operations for FelCor LP and FelCor yields the same result. The following table details our computation of Funds From Operations for FelCor LP.

                                           SIX MONTHS ENDED
                                               JUNE 30,                       YEAR ENDED DECEMBER 31,
                                          -------------------   ---------------------------------------------------
                                            2001       2000       2000       1999       1998       1997      1996
                                          --------   --------   --------   --------   --------   --------   -------
                                                                       (IN THOUSANDS)
Net income (loss).......................  $ 16,341   $(12,372)  $ 66,391   $135,776   $121,339   $ 69,467   $46,527
Deferred rent...........................               18,604
Lease termination costs.................    36,226
Swap termination expense................     4,824
Gain on sale............................                          (2,595)
Loss on assets held for sale............               63,000     63,000
Series B redeemable preferred
  distributions.........................    (6,468)    (6,468)   (12,937)   (12,937)    (8,373)
Extraordinary charge from write-off of
  deferred financing fees...............       225                 3,865      1,113      3,075        185     2,354
Depreciation............................    79,513     81,480    160,745    152,948     90,835     50,798    26,544
Depreciation from unconsolidated
  entities..............................     5,022      5,136     10,167      9,995     10,487      9,365     1,716
                                          --------   --------   --------   --------   --------   --------   -------
Funds From Operations...................  $135,683   $149,380   $288,636   $286,895   $217,363   $129,815   $77,141
                                          ========   ========   ========   ========   ========   ========   =======
Weighted average units outstanding(a)...    66,759     67,987     67,239     75,251     58,013     39,157    29,306

------------

     (a) Weighted average units outstanding are computed including dilutive options, unvested stock grants and assuming conversion of Series A preferred units to common units.

(6) EBITDA is computed by adding Funds From Operations, interest expense, FelCor's portion of interest expense from unconsolidated entities, amortization expense and our Series B redeemable preferred distributions. EBITDA is presented because it provides useful information regarding FelCor's ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations, as determined in accordance with GAAP. EBITDA as presented by FelCor may not be comparable to other similarly titled measures used by other companies. The computation of EBITDA for FelCor LP and FelCor yields the same result. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                         SIX MONTHS ENDED
                                                             JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                        -------------------   ---------------------------------------------------
                                                          2001       2000       2000       1999       1998       1997      1996
                                                        --------   --------   --------   --------   --------   --------   -------
                                                                                     (IN THOUSANDS)
Funds From Operations.................................  $135,683   $149,380   $288,636   $286,895   $217,363   $129,815   $77,141
Interest expense......................................    81,799     77,644    158,620    125,435     73,182     28,792     9,803
Interest expense from unconsolidated entities.........     4,742      4,787      9,188      6,729      6,521      5,895       818
Amortization expense..................................       884        474      1,480        693        922      1,111       593
Series B redeemable preferred distributions...........     6,468      6,468     12,937     12,937      8,373
                                                        --------   --------   --------   --------   --------   --------   -------
EBITDA................................................  $229,576   $238,753   $470,861   $432,689   $306,361   $165,613   $88,355
                                                        ========   ========   ========   ========   ========   ========   =======


(7) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges and minority interest in FelCor LP, with respect to FelCor, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The management's discussion and analysis of financial condition and results of operations of MeriStar Hospitality Corporation, FelCor Lodging Trust and FelCor Lodging Limited Partnership are incorporated in this prospectus by reference to the companies' Annual Reports on Form 10-K for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q for the six months ended June 30, 2001. See "Where You Can Find More Information." The following is the management's discussion and analysis of the financial condition and results of operations of MeriStar LP.



GENERAL



     We were was created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of all but eight of our hotels. The eight hotels not leased by MeriStar Hotels & Resorts were leased by affiliates of Prime Hospitality Corporation.



     Prior to January 1, 2001, in order for MeriStar to maintain its tax status as a REIT, we were not permitted to participate in the operations of the hotel properties. To comply with this requirement through December 31, 2000, all of our properties were subject to leases involving two third-party lessees, MeriStar Hotels & Resorts and Prime Hospitality Corporation.



     On January 1, 2001, changes to the federal tax laws governing REITs, commonly known as the REIT Modernization Act, became effective. The REIT Modernization Act permits us to create taxable REIT subsidiaries on or after January 1, 2001, which are subject to taxation as C corporations. Because of the REIT Modernization Act, we created a number of these taxable REIT subsidiaries that are the lessees of our real property. The REIT Modernization Act prohibits the taxable REIT subsidiaries from engaging in the following activities:


     - they may not manage the properties themselves; they are required to enter into arms length management agreements with independent third-party managers that are actively involved in the trade or business of hotel management and manage properties on behalf of other owners,

     - they may not lease a property that contains gambling operations, and

     - they may not own a brand or franchise under which hotels are operated.


     We believe that establishing taxable REIT subsidiaries to lease our properties provides a more efficient alignment of and ability to capture the economic interests of property ownership. Under the prior lease structure with MeriStar Hotels & Resorts, we received lease payments based on the revenues generated by our properties, but MeriStar Hotels & Resorts operated our properties in order to maximize net operating income from the properties. This inconsistency could potentially result in the properties being operated in a way that did not maximize revenues. With the assignment of the leases for each of the 106 properties managed by MeriStar Hotels & Resorts to the taxable REIT subsidiaries and the execution of the new management agreements, we gained the economic risks and rewards related to the properties that are usually associated with ownership of real estate, and property revenues became the basis for MeriStar Hotels & Resorts' management fees. During the six months ended June 30, 2001, one hotel was sold, and we terminated four of the eight leases with Prime Hospitality. At June 30, 2001, MeriStar Hotels & Resorts managed 109 of our hotels.



     Subsidiaries of MeriStar Hotels & Resorts assigned their participating leases to our wholly-owned taxable REIT subsidiaries as of January 1, 2001. In connection with the assignment, our taxable REIT subsidiaries executed new management agreements with a subsidiary of MeriStar Hotels & Resorts to manage the hotels. Under these management agreements, the taxable REIT subsidiaries pay a management fee to MeriStar Hotels & Resorts for each property. The taxable REIT subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics of the former leases. The transactions did not result in any cash consideration exchanged among the parties except in regard to the transfer of hotel operating assets and liabilities to the taxable REIT subsidiaries. Under the new management agreements, the base management fee is 2.5% of total hotel revenue plus incentive payments, based on meeting performance thresholds, that could total up to 1.5% of total hotel revenue. The agreements have an initial term of 10 years with three renewal periods of five years each at the option of MeriStar Hotels & Resorts, subject to some exceptions. Because these leases have been assigned to our taxable REIT subsidiaries, we now bear the operating risk associated with the hotels.


FINANCIAL CONDITION

  June 30, 2001 Compared with December 31, 2000


     Our total assets increased by $78.5 million to $3,085.0 million at June 30, 2001 from $3,006.5 million at December 31, 2000 primarily due to:


     - lending $36.0 million to MeriStar Hotels & Resorts under a revolving credit agreement;

     - deferring $8.1 million in financing costs related to issuing $500 million of senior unsecured notes;

     - capital expenditures at the hotels;

     - the increase in cash and other operating assets of $65.7 million related to the assignment of the hotel leases with MeriStar Hotels & Resorts to the taxable subsidiaries; partially offset by

     - the decrease of $11.3 million due from MeriStar Hotels & Resorts;

     - the sale of one hotel and the use of the $7.3 million in proceeds to paydown debt; and

     - depreciation on hotel assets.

     Total liabilities increased by $93.0 million to $1,865.5 million at June 30, 2001 from $1,772.5 million at December 31, 2000 due mainly to:

     - net borrowings of long-term debt;

     - a $16.0 million increase in accrued interest due to the $500 million senior secured notes sold in January 2001;

     - the adoption of FASB 133 and the related recording of a $7.1 million liability for the derivative instruments; and

     - the increase in operating liabilities of $65.7 million related to the assignment of the hotel leases with MeriStar Hotels & Resorts to the taxable REIT subsidiaries.

     Long-term debt increased by $14.8 million to $1,653.1 million at June 30, 2001 from $1,638.3 million at December 31, 2000 due primarily to:

     - $500 million in senior unsecured notes sold, partially offset set by

     - the repayment of the revolving credit facility from the proceeds of the senior unsecured notes borrowings and cash generated by operations.

     Partners' capital decreased $25.9 million to $1,116.9 million at June 30, 2001 from $1,142.8 million at December 31, 2000 due primarily to:

     - the payment of distributions;

     - allocations of capital to redeemable unitholders as a result of increases in MeriStar's stock price; and

     - $7.1 million increase in accumulated other comprehensive loss due mainly to the adoption of SFAS 133 described above; partially offset by

     - net income for 2001; and

     - the issuance of additional common limited partnership units to MeriStar.

RESULTS OF OPERATIONS

  Six Months Ended June 30, 2001 Compared with Six Months Ended June 30, 2000.


     Until January 1, 2001, MeriStar Hotels & Resorts leased substantially all of our hotels. Under these leases, MeriStar Hotels & Resorts assumed all of the operating risks and rewards of these hotels and paid us a percentage of each hotel's revenue under the lease agreements. Therefore, for financial statement purposes through December 31, 2000, MeriStar Hotels & Resorts recorded all of the operating revenues and expenses of our hotels in its statements of operations, and we recorded lease revenue earned under the lease agreements in our statements of operations. Effective January 1, 2001, MeriStar Hotels & Resorts assigned the hotel leases to our newly created, wholly owned, taxable REIT subsidiaries and its taxable REIT subsidiaries, in turn, entered into management agreements with MeriStar Hotels & Resorts to manage the hotels. As a result of this change in structure, our wholly-owned taxable REIT subsidiaries have assumed the operating risks and rewards of the hotels and now pay MeriStar Hotels & Resorts a management fee to manage the hotels. For consolidated financial statement purposes, effective January 1, 2001, we now record all of the revenues and expenses of the hotels in our statements of operations, including the management fee paid to MeriStar Hotels & Resorts.



     Our total revenues and total operating expenses increased $461.3 million and $421.0 million, respectively, for the six months ended June 30, 2001 as compared to the same period in 2000. As described in the preceding paragraph, the significant increases result from the fact that we now record the hotel operating revenue and expenses in our consolidated financial statements effective January 1, 2001, while it only recorded lease revenue in 2000. As a result, our operating results for the six months ended June 30, 2001 are not directly comparable to those for the same period in 2000.


     For comparative purposes, the following shows the results for the six months ended June 30, 2000 on a pro forma basis assuming the leases with MeriStar Hotels & Resorts were converted to management contracts on January 1, 2000 compared to actual results for the six months ended June 30, 2001 (in thousands):

                                                                2001       2000
                                                              --------   --------
Revenue.....................................................  $609,851   $622,945
Total expenses..............................................   565,913    548,125
Net income before loss on sale of assets and extraordinary
  items.....................................................    42,690     73,601
Net income..................................................    40,402     80,440
Recurring EBITDA............................................   178,499    187,339


     The following table provides our hotels' operating statistics on a same store basis for the six months ended June 30, 2001 and 2000.


                                                             2001      2000     CHANGE
                                                            -------   -------   ------
Revenue per available room................................  $ 79.66   $ 81.18    (1.9)%
Average daily rate........................................  $112.28   $110.38     1.7%
Occupancy.................................................     70.9%     73.5%   (3.6)%

     Total revenue decreased $13.0 million to $609.9 million in 2001 from $622.9 million in 2000, on a pro forma basis, due primarily to a $10.1 million decrease in room revenue related to a 3.5% decrease in occupancy. This decrease is attributable to the recent slowing of our national economy and its impact on business and leisure travel.

     The current economic slowdown and the resulting declines in RevPAR, which began in March 2001, are currently continuing. We anticipate that third quarter RevPAR will be less than that of the prior year period and less than that of the second quarter of 2001. The decline in occupancy during the second and third quarters is expected to lead to declines in room rates as hotels compete more aggressively for guests. If the economic slowdown worsens or continues for a protracted time, it could have a material adverse effect on our operations and earnings.


     Total expenses increased $17.8 million to $565.9 million for the six months ended June 30, 2001 from $548.1 million for the same period in 2000 on a pro forma basis due primarily to:

     - $9.3 million in swap termination costs;

     - the $2.1 million write down of the investment in STS Hotel Net;

     - $3.8 million in FelCor merger costs;

     - $1.3 million in costs to terminate leases with Prime Hospitality Corporation;

     - an increase in depreciation on hotel assets; and

     - a $4.2 million increase in property operating costs due primarily to a $3.2 million increase in energy costs.


     During the six months ended June 30, 2001, we recorded a charge in the amount of $2.1 million to write-off its investment in STS Hotel Net, a provider of internet access and related services to the hospitality industry. During 2000, STS Hotel Net continued to pursue its business strategy and operate its business. During the first quarter of 2001, STS Hotel Net secured additional equity from an entity which is also engaged in providing similar services to the hospitality industry. Also, during the first quarter of 2001, the operating environment for STS Hotel Net deteriorated significantly and STS Hotel Net was unable to generate adequate revenues or obtain needed additional financing. As a result, STS Hotel Net significantly curtailed its operations and, accordingly, we wrote off its investment in STS Hotel Net at March 31, 2001.



     Recurring EBITDA is presented before the effect of non-recurring items, swap termination costs, the write down of the investment in STS Hotel Net, FelCor merger costs and costs to terminate leases with Prime Hospitality Corporation. Recurring EBITDA decreased $8.8 million to $178.5 million in 2001 from $187.3 million in 2000.



     In 2001, we paid down $300 million of term loans under our revolving credit facility. This resulted in an extraordinary loss of $1.2 million, net of tax effect.



     In 2001, we sold one hotel and received $7.3 million. This resulted in a loss on the sale of the asset of $1.1 million, net of tax.


  Year Ended December 31, 2000 compared with the Year Ended December 31, 1999


     Substantially all of our hotels were leased to and operated by MeriStar Hotels & Resorts during both fiscal years. Participating lease revenue represents lease payments from the lessees under the participating lease agreements. Total revenue increased by $25.9 million to $400.7 million in 2000 compared to $374.8 million in 1999. This increase was primarily attributable to an increase of $23.7 million in participating lease revenue resulting from an increase in room revenue at our hotels under lease. The following table provides our hotels' operating statistics on a same-store basis for the year:


                                                             2000      1999     CHANGE
                                                            -------   -------   ------
Revenue per available room................................  $ 77.71   $ 73.51    5.71%
Average daily rate........................................  $107.60   $101.92    5.57%
Occupancy.................................................     72.2%     72.1%   0.14%

     Operating expenses increased to $170.3 million for the year ended December 31, 2000 from $156.5 million for the same period in 1999 due primarily to:

     - to an increase in depreciation on hotel assets;


     - an increase in administrative costs, as we added personnel during 2000 to address the operating changes associated with the REIT Modernization Act; and


     - increased insurance costs.

     Net interest expense increased $17.1 million to $117.5 million for the year ended December 31, 2000, from $100.4 million in 1999 due mainly to:

     - lower capitalized interest due to a decrease in capital expenditures in 2000;

     - an increase in variable interest rates during 2000 and higher interest rates on swap arrangements executed in 2000; partially offset by

     - a lower average debt balance during 2000.


     In 2000, we repaid $18.2 million of our notes payable to MeriStar at a discount in connection with its repurchase of its convertible notes at an equal discount. This resulted in an extraordinary gain of $3.4 million.



     In 2000, we sold three limited service hotels and received $24.1 million. This resulted in a gain on sale of assets of $3.4 million.


     EBITDA grew $20.9 million to $341.0 million in 2000 from $320.1 million in 1999. This growth is due to:

     - the increase in participating lease revenue; partially offset by

     - the increase in administrative and insurance costs.

  Year Ended December 31, 1999 compared with the Year Ended December 31, 1998


     Substantially all of our hotels were leased to and operated by MeriStar Hotels & Resorts from August 2, 1998 through the end of the 1999 fiscal year. Participating lease revenue represents lease payments from the lessees under the participating lease agreements. Total revenue decreased by $147.2 million to $374.8 million in 1999 compared to $522.0 million in 1998. This decrease was primarily attributable to the change in the types of revenues recorded in our financial statements in periods before and after August 2, 1998, the date of the merger of CapStar Hotel Company and American General Hospitality Corporation and the spin-off of MeriStar Hotels & Resorts.



     The following table provides our hotels' operating statistics on a same-store basis for the year:


                                                             1999      1998     CHANGE
                                                            -------   -------   ------
Revenue per available room................................  $ 74.05   $ 71.80   3.1%
Average daily rate........................................  $102.39   $100.96   1.4%
Occupancy.................................................    72.3%     71.1%   1.7%

     There were no department operating expenses in 1999 compared to $142.5 million in 1998. This decrease was the result of the hotel operations being leased to MeriStar Hotels & Resorts after August 2, 1998, in conjunction with the merger and spin-off of MeriStar Hotels & Resorts.


     Undistributed operating expenses decreased significantly in 1999 as a result of the merger. Prior to the spin-off of MeriStar Hotels & Resorts we were responsible for all hotel operating expenses. Subsequent to August 3, 1998, we, as owner and lessor, were only responsible for real estate taxes, property insurance and various other undistributed expenses. Depreciation and amortization increased $43.0 million to $101.8 million in 1999 from $58.8 million in 1998 as a result of the assets acquired in the merger.

     Net interest expense increased $49.9 million to $100.4 million for the year ended December 31, 1999, from $50.5 million in 1998. This increase was attributable to:

     - the borrowings used to finance the acquisition of hotels during 1998;

     - the borrowings used to finance renovations of hotels during 1998 and 1999;

     - the new debt associated with the merger;

     - higher average interest rates; and

     - 1999 borrowings made to finance real estate ventures.


     In 1999, we recognized extraordinary losses of $4.6 million due to the write-off of unamortized deferred financing fees in conjunction with refinancing some credit facilities.


     EBITDA grew $125.3 million to $320.1 million in 1999 from $194.8 million in 1998. This growth is due to:

     - the merger;

     - other hotel acquisitions which occurred during 1998; partially offset by

     - the spin-off of MeriStar Hotels & Resorts.

LIQUIDITY AND CAPITAL RESOURCES

  Sources of Cash


     Our principal sources of liquidity are cash on hand, cash generated from operations, and funds from external borrowings and debt and equity offerings. We expect to fund our continuing operations through cash generated by its hotels. We also expect to finance hotel acquisitions, hotel renovations and joint venture investments through a combination of internally generated cash, external borrowings, and the issuance of our limited partnership units. Additionally, MeriStar must distribute to stockholders at least 90% of its taxable income, excluding net capital gains, to preserve its status as a REIT. MeriStar, as our general partner, is required to use its best efforts to cause our partnership distributions to it to be sufficient to comply with this requirement. We expect to fund these distributions through cash generated from operations, borrowings on the credit facilities or through the preferred return on the investment in MeriStar Investment Partners, LP. We generated $114.6 million of cash from operations during the first six months of 2001.


  Uses of Cash


     We used $49.5 million of cash in investing activities during the six months ended June 30, 2001, primarily for:


     - the $36.0 million note receivable from MeriStar Hotels & Resorts; and

     - capital expenditures at hotels; partially offset by

     - hotel operating cash received on lease conversions; and

     - proceeds from selling one hotel.


     We used $45.0 million of cash from financing activities during the six months ended June 30, 2001 primarily for:


     - payments of financing costs, distributions; and

     - additional financing costs related to issuing the $500 million of senior unsecured notes, partially offset by net borrowings on our credit facilities.

     In January 2001, we sold $500 million of senior unsecured notes. The senior unsecured notes are structured as:


     - $300 million in notes with a 9.0% interest rate which mature on January 15, 2008, and

     - $200 million in notes with a 9.13% interest rate which mature on January 15, 2011.


     The proceeds were used to repay outstanding debt under our revolving credit facility and to make payments to terminate some swap agreements that hedged variable interest rates of the loans that we repaid. The repayments of the term loans under the credit facility resulted in an extraordinary loss of $1.2 million, net of tax. As of June 30, 2001, we had $273.0 million available under our senior secured credit facility. The weighted average interest rate on borrowings outstanding under our credit facility as of June 30, 2001 was 7.7%.



     Capital for renovation work is expected to be provided by a combination of internally generated cash and external borrowings. Initial renovation programs for most of the hotels are complete or nearing completion. Once initial renovation programs for a hotel are completed, We expect to spend approximately 4% annually of hotel revenues for ongoing capital expenditure programs, including room and facilities refurbishments, renovations, and furniture and equipment replacements. For the six months ended June 30, 2001, we spent $23.8 million on renovation and ongoing property capital expenditure programs. We intend to spend an additional $28.0 million during 2001 to complete the renovation programs and for the ongoing capital expenditure programs.



     We believe cash generated by operations, together with anticipated borrowing capacity under the credit facilities, will be sufficient to fund the existing working capital requirements, ongoing capital expenditures, and debt service requirements. We believe, however, that future capital decisions will also be made in response to specific acquisition and/or investment opportunities, depending on conditions in the capital and/or other financial markets. Accordingly, we may consider increasing the borrowing capacity or issuing additional debt or partnership units and these proceeds could be used to finance acquisitions or investments, refinance existing debt, or repurchase common stock.



     We are obligated to lend MeriStar Hotels & Resorts up to $50 million for general corporate purposes under a revolving credit agreement. As of June 30, 2001, there was $36 million outstanding under this revolving credit agreement. FelCor, MeriStar Hotels & Resorts and we have agreed to amend, effective when the merger is complete, the credit agreement to fix its maturity at February 28, 2004, set the interest rate at 600 basis points over the 30-day London Interbank Offered Rate and set the default rate of interest at 800 basis points over the 30-day London Interbank Offered Rate. We have agreed to use our best efforts to obtain the consents of MeriStar Hotels & Resorts' senior lenders to these amendments.


SEASONALITY


     Demand in the lodging industry is affected by recurring seasonal patterns. For non-resort properties, demand is lower in the winter months due to decreased travel and higher in the spring and summer months during peak travel season. For resort properties, demand is generally higher in winter and early spring. Since the majority of the hotels are non-resort properties, the operations generally reflect non-resort seasonality patterns. We have lower revenue, operating income and cash flow in the first and fourth quarters and higher revenue, operating income and cash flow in the second and third quarters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     We are exposed to market risk from changes in interest rates on long-term debt obligations that impact the fair value of these obligations. Our policy is to manage interest rate risk through the use of a combination of fixed and variable rate debt. Our interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to lower the overall borrowing costs. To achieve these objectives, we borrow at a combination of fixed and variable rates, and may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes. We do not have cash flow exposure due to general interest rate changes for fixed long-term debt obligations.



     The table below, as of June 30, 2001, presents the principal amounts, in thousands of dollars, for our fixed and variable rate debt instruments, weighted-average interest rates by year of expected maturity, and fair values to evaluate the expected cash flows and sensitivity to interest rate changes.


                                                             LONG-TERM DEBT
                                       ----------------------------------------------------------
                                                       AVERAGE                         AVERAGE
EXPECTED MATURITY                      FIXED RATE   INTEREST RATE   VARIABLE RATE   INTEREST RATE
-----------------                      ----------   -------------   -------------   -------------
2001.................................  $    3,697       8.2%          $ 16,000          7.8%
2002.................................      15,897       8.6%            32,000          7.8%
2003.................................       8,589       8.2%           305,000          7.7%
2004.................................     171,168       5.1%            69,000          7.7%
2005.................................       9,265       8.1%                --            --
Thereafter...........................   1,022,434       8.6%                --            --
                                       ----------       ----          --------          ----
          Total......................  $1,231,050       8.1%          $422,000          7.5%
                                       ==========       ====          ========          ====
          Fair Value at 6/30/01......  $1,202,095                     $422,000
                                       ==========                     ========


     Upon the sale of $500 million senior unsecured notes in January 2001, our we reduced the term loans under our senior secured credit facility by $300 million. At that time, we terminated three swap agreements with a notional amount of $300 million that were designated to hedge interest rates on the term loans that were repaid. They made net payments totaling $9.3 million to the counter parties to terminate these swap agreements.



     As of June 30, 2001, we had four swap agreements with notional principal amounts totaling $400 million. These swap agreements provide hedges against the impact future interest rates have on floating LIBOR rate debt instruments. The swap agreements effectively fix the 30-day LIBOR between 6.0% and 6.4%. The swap agreements expire between September 2001 and April 2003. For the six months ended June 30, 2001 and 2000, we (made)/received net payments of approximately $(1,627,000) and $165,000, respectively.



     On March 22, 2001 we entered into a $100 million forward swap agreement to fix the 30-day LIBOR at 4.77%. The effective date of the agreement is October 1, 2001 and the agreement expires on July 31, 2003.



     In anticipation of the August 1999 completion of our mortgage-backed secured facility, we entered into two separate hedge transactions during July 1999. Upon completion of the secured facility, we terminated the underlying treasury lock agreements, resulting in a net payment of $5.1 million. This amount was deferred and is being recognized as a reduction to interest expense over the life of the underlying debt. As a result, the effective interest rate on the secured facility is 7.76%.



     As of June 30, 2001, after consideration of the hedge agreements described above, 99% of we debt had a fixed interest rate, with an overall weighted average interest rate of 8.02%.



     Although we conduct business in Canada, the Canadian operations were not material to our consolidated financial position, results of operations or cash flows during the six months ended June 30,

2001 and 2000 and the years ended December 31, 2000 and 1999. Additionally, foreign currency transaction gains and losses were not material to our results of operations for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000 and 1999. Accordingly, we were not subject to material foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future costs or on future cash flows we would receive from foreign subsidiaries. To date, we have not entered into any significant foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of adverse fluctuations in foreign currency exchange rates.

                                    BUSINESS

GENERAL

     We believe that the upscale, full-service segment of the lodging industry is the most attractive segment in which to own hotels. The upscale, full-service segment is attractive for several reasons. First, the real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, these hotels have particular appeal to both business executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels.

     Our business strategy is to opportunistically acquire hotel properties and related businesses with the potential for cash flow growth and to renovate and reposition each hotel according to the characteristics of the hotel and its market.

ACQUISITION STRATEGY

     We focus our attention on investments in hotels located in markets with economic, demographic and supply dynamics favorable to hotel owners. Through an extensive due diligence process, we select those acquisition targets where we believe selective capital improvements and well selected third-party management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, our senior management, together with MeriStar Hotels & Resorts, creates detailed plans covering all areas of renovation and operation. These plans serve as the basis for our acquisition decisions and guide subsequent renovation and operating plans which will be carried out by a third-party hotel operator.

     For those tax years beginning before January 1, 2001, in order to maintain its qualification as a REIT, MeriStar Hospitality Corporation was required to make annual distributions to its stockholders of at least 95% of its real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. For the taxable years beginning January 1, 2001, under the REIT Modernization Act, the percentage of required annual distributions was reduced to 90%.

     Among other things, under the terms of our partnership agreement, we may not take or refrain from taking any action which, in the judgment of MeriStar Hospitality Corporation, in its sole and absolute discretion:

     - could adversely affect the ability of MeriStar Hospitality Corporation to continue to qualify as a REIT unless MeriStar Hospitality Corporation otherwise ceases to qualify as a REIT; or

     - could subject MeriStar Hospitality Corporation to any additional taxes under section 857 or section 4981 of the Internal Revenue Code.

     As a result, to complete acquisitions and renovations, we rely heavily on our ability to raise new capital through debt and equity offerings. That ability is dependent on the then-current status of the capital markets.

     Although we are not currently pursuing direct acquisition opportunities, due to the current economic environment and the current costs of our equity capital, we continue to be aware of acquisition opportunities in the upscale, full-service hotel market. We may make investments in hotels through co-investment with strategic partners if such investments offer current cash returns.

THE INTERCOMPANY AGREEMENT


     MeriStar Hospitality Corporation and we are parties to an intercompany agreement with MeriStar Hotels & Resorts. On completion of the FelCor merger, FelCor will assume MeriStar Hospitality's rights and obligations under the agreement. The intercompany agreement provides that, for so long as the agreement remains in effect, MeriStar Hotels & Resorts is prohibited from making real property investments that a real estate investment trust could make unless:

     - MeriStar Hospitality Corporation and we are first given the opportunity, but elect not to pursue the activities or investments;

     - it is on land already owned or leased by MeriStar Hotels & Resorts or subject to a lease or purchase option in favor of MeriStar Hotels & Resorts;

     - MeriStar Hotels & Resorts will operate the property under a trade name owned by MeriStar Hotels & Resorts; or

     - it is a minority investment made as part of a lease or management agreement arrangement.

     MeriStar Hospitality Corporation and we have a right of first refusal with respect to any real property investment to be sold by MeriStar Hotel & Resorts.

     The intercompany agreement will generally grant MeriStar Hotels & Resorts the right of first refusal with respect to any management opportunity at any of our properties that MeriStar Hospitality Corporation does not elect to have managed by a hotel brand owner. This opportunity will be made available to MeriStar Hotels & Resorts only if MeriStar Hospitality Corporation determines that:

     - consistent with MeriStar Hospitality Corporation's status as a REIT, it must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - the property is not to be operated by the owner of a hospitality trade name under that trade name.

     Because of the provisions of the intercompany agreement, the nature of our business and the opportunities we may pursue will be restricted.

  Provision of Services

     MeriStar Hotels & Resorts may provide MeriStar Hospitality Corporation and us with services as MeriStar Hospitality Corporation or we may reasonably request from time to time, including administrative, renovation supervision, corporate, accounting, financial, insurance, legal, tax, information technology, human resources, acquisition identification and due diligence, and operational services. MeriStar Hospitality Corporation compensates MeriStar Hotels & Resorts for services provided in an amount determined in good faith by MeriStar Hotels & Resorts as the amount a third party would charge MeriStar Hospitality Corporation for comparable services. The arrangements relating to the provision of these services were not subject to arms-length negotiation.

  Equity Offerings

     If either MeriStar Hospitality Corporation or MeriStar Hotels & Resorts desires to engage in a securities issuance, the issuing party will give notice to the other party as promptly as practicable of its desire to engage in a securities issuance. The notice will include the proposed material terms of such issuance, to the extent determined by the issuing party, including whether the issuance is proposed to be pursuant to public or private offering, the amount of securities proposed to be issued and the manner of determining the offering price and other terms of the securities. The non-issuing party will cooperate with the issuing party in every way to effect any securities issuance of the issuing party by assisting in the preparation of any registration statement or other document required in connection with the issuance and, in connection with that issuance, providing the issuing party with such information as may be required to be included in the registration statement or other document.

  Term

     The intercompany agreement will terminate upon the earlier of August 3, 2008, and the date of a change in ownership or control of MeriStar Hotels & Resorts.

  Credit Facility


     We are obligated to lend MeriStar Hotels & Resorts up to $50 million for general corporate purposes under a revolving credit agreement. On March 1, 2000, the revolving credit agreement was amended to reduce the maximum borrowing limit from $75 million to $50 million, increase the interest rate from 350 basis points over the 30-day London Interbank Offered Rate to 650 basis points over the 30-day LIBOR and set the maturity date of the loan to the 91st day following the maturity of MeriStar Hotel & Resorts' senior credit facility, as amended, restated, refinanced or renewed. As of June 30, 2001, there was $36 million outstanding under this revolving credit agreement. Upon effectiveness of the merger, FelCor LP will succeed to our role as lender under this credit facility.



     FelCor, MeriStar Hotels & Resorts and we have agreed to amend, effective when the FelCor merger is complete, the credit agreement to fix its maturity at February 28, 2004, set the interest rate at 600 basis points over the 30-day LIBOR and set the default rate of interest at 800 basis points over the 30-day LIBOR. We have agreed to use best efforts to obtain the consents of MeriStar Hotels & Resorts' senior lenders to these amendments.


COMPETITION

     We compete primarily in the upscale and mid-priced sectors of the full-service segment of the lodging industry. In each geographic market in which our hotels are located, there are other full- and limited-service hotels that compete with our hotels. Competition in the U.S. lodging industry is based generally on convenience of location, brand affiliation, price, range of services and guest amenities offered, and quality of customer service and overall product.

EMPLOYEES

     As of June 30, 2001, MeriStar Hospitality Corporation and we employed 50 persons, all of whom work at the corporate headquarters.

FRANCHISES

     We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

     The following is a summary of our brand affiliations as of June 30, 2001:

                                                              NUMBER OF
                                                              PROPERTIES
                                                              ----------
Hilton Brands:
  Embassy Suites............................................       3
  Doubletree and Doubletree Guest Suites....................       6
  Hilton and Hilton Suites..................................      23
Six Continents Brands:
  Holiday Inn...............................................       9
  Crowne Plaza and Crowne Plaza Suites......................       5
  Holiday Inn Select........................................       5
Starwood Brands:
  Sheraton and Sheraton Suites..............................      11
  Westin....................................................       4
Marriott Brands:
  Courtyard by Marriott.....................................       5
  Marriott..................................................       3
Radisson Brands:
  Radisson..................................................      12
Other Brands................................................      26
                                                                 ---
          Total Hotels......................................     113
                                                                 ===

GOVERNMENTAL REGULATION

  Americans with Disabilities Act.

     Under the Americans with Disabilities Act, or ADA, all public accommodations are required to meet specific requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to our hotels, a determination that we are not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants.

     We are likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on our results of operations or financial condition.

  Environmental Laws

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in property. Laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate contaminated property, may adversely affect the owner's ability to sell or rent real property or to borrow funds using real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons.

     The operation and removal of underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to the regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

     All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase Is have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operation or financial condition, nor are we aware of any environmental liability or concerns. Nevertheless, it is possible that these environmental site assessments did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which we are currently unaware.

     In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at these hotels. Any liability resulting from non-compliance or other claims relating to environmental matters are not expected to have a material adverse effect on our results of operations or financial condition.

PROPERTIES

     We and MeriStar Hospitality Corporation maintain corporate headquarters in Washington, D.C. We own hotel properties throughout the United States and Canada. As of June 30, 2001, we owned 113 hotels. We lease land for seven of our hotels and also lease part of the land for six of our hotels. No one hotel property is material to our operations. A typical hotel has meeting and banquet facilities, food and beverage facilities and guest rooms and suites.

     The hotels generally feature comfortable, modern guest rooms, extensive meeting and convention facilities and full-service restaurant and catering facilities that attract meeting and convention functions from groups and associations, upscale business and vacation travelers as well as banquets and receptions from the local community.

     The following table sets forth some information with respect to our hotels at June 30, 2001:

                                                                                 GUEST
HOTEL                                                         LOCATION           ROOMS
-----                                                         --------           ------
Sheraton Hotel......................................  Mesa, AZ                      273
Crowne Plaza Hotel..................................  Phoenix, AZ                   250
Embassy Suites......................................  Tucson, AZ                    204
Courtyard by Marriott...............................  Century City, CA              134
Hilton Hotel........................................  Irvine, CA                    289
Marriott Hotel......................................  Los Angeles, CA               469
Courtyard by Marriott...............................  Marina Del Rey, CA            276
Hilton Hotel........................................  Monterey, CA                  204
Doral Palm Springs..................................  Palm Springs, CA              285
Hilton Hotel........................................  Sacramento, CA                331
Holiday Inn Select..................................  San Diego, CA                 317
Sheraton Hotel......................................  San Francisco, CA             525
Crowne Plaza Hotel..................................  San Jose, CA                  239
Wyndham Hotel.......................................  San Jose, CA                  355
Hilton Hotel........................................  San Pedro, CA                 226
Santa Barbara Inn...................................  Santa Barbara, CA              71
Holiday Inn.........................................  Colorado, Springs, CO         200
Sheraton Hotel......................................  Colorado, Springs, CO         500

                                                                                 GUEST
HOTEL                                                         LOCATION           ROOMS
-----                                                         --------           ------
Embassy Suites......................................  Englewood, CO                 236
Hilton Hotel........................................  Harford, CT                   388
Ramada Hotel........................................  Meriden, CT                   150
Ramada Hotel........................................  Shelton, CT                   155
Doubletree Bradley Airport..........................  Windsor Locks, CT             200
Embassy Row Hilton Hotel............................  Washington, DC                193
Georgetown Inn......................................  Washington, DC                 96
The Latham Hotel....................................  Washington, DC                143
South Seas Plantation...............................  Captiva, FL                   579
Hilton Hotel........................................  Clearwater, FL                426
Ramada Hotel........................................  Clearwater, FL                289
Hilton Hotel........................................  Cocoa Beach, FL               296
Holiday Inn.........................................  Ft. Lauderdale, FL            240
Howard Johnson Resort...............................  Key Largo, FL                 100
Westin Hotel........................................  Key Largo, FL                 200
Courtyard by Marriott...............................  Lake Buena Vista, FL          314
Sheraton Hotel......................................  Lake Buena Vista, FL          489
Radisson Hotel......................................  Marco Island, FL              268
Holiday Inn.........................................  Madeira Beach, FL             149
Radisson Hotel......................................  Orlando, FL                   742
Best Western Hotel..................................  Sanibel Island, FL             46
Safety Harbor Resort and Spa........................  Sanibel Island, FL            193
Sanibel Inn.........................................  Sanibel Island, FL             96
Seaside Inn.........................................  Sanibel Island, FL             32
Song of the Sea.....................................  Sanibel Island, FL             30
Sundial Beach Resort................................  Sanibel Island, FL            243
Doubletree Hotel....................................  Tampa, FL                     496
Doubletree Guest Suites.............................  Atlanta, GA                   155
Westin Atlanta Airport..............................  Atlanta, GA                   495
Jekyll Inn..........................................  Jekyll Island, GA             262
Wyndham Hotel.......................................  Marietta, GA                  218
Radisson Hotel......................................  Arlington Heights, IL         201
Radisson Hotels & Suites............................  Chicago, IL                   350
Holiday Inn.........................................  Rosemont, IL                  507
Radisson Hotel......................................  Schaumburg, IL                200
Doubletree Guest Suites.............................  Indianapolis, IN              137
Radisson Plaza......................................  Lexington, KY                 367
Hilton Hotel........................................  Louisville, KY                321
Holiday Inn Select..................................  Kenner, LA                    303
Hilton & Towers.....................................  Lafayette, LA                 327
Maison de Ville.....................................  New Orleans, LA                23
Radisson Hotel......................................  Annapolis, MD                 219
Radisson Hotel......................................  Baltimore, MD                 148
Sheraton Hotel......................................  Columbia, MD                  287
Hilton Hotel........................................  Detroit, MI                   151
Hilton Hotel........................................  Grand Rapids, MI              224
Holiday Inn Sports Complex..........................  Kansas City, MO               163
Sheraton Airport Plaza..............................  Charlotte, NC                 222
Hilton Hotel........................................  Durham, NC                    194
Courtyard by Marriott...............................  Durham, NC                    146
Ramada Hotel........................................  Mahwah, NJ                    128

                                                                                 GUEST
HOTEL                                                         LOCATION           ROOMS
-----                                                         --------           ------
Sheraton Hotel......................................  Mahwah, NJ                    225
Westin Hotel........................................  Morristown, NJ                199
Four Points Hotel...................................  Mt. Arlington, NJ             124
Doral Forrestal.....................................  Princeton, NJ                 290
Courtyard by Marriott...............................  Secaucus, NJ                  165
Marriott Hotel......................................  Somerset, NJ                  440
Doubletree Hotel....................................  Albuquerque, NM               295
Wyndham Hotel.......................................  Albuquerque, NM               276
Crowne Plaza Hotel..................................  Las Vegas, NV                 201
St. Tropez Suites...................................  Las Vegas, NV                 149
Radisson Hotel......................................  Rochester, NY                 171
Radisson Hotel......................................  Middleburg Heights, OH        237
Hilton Hotel........................................  Toledo, OH                    213
Westin Hotel........................................  Oklahoma City, OK             395
Crowne Plaza Hotel..................................  Lake Oswego, OR               161
Sheraton Hotel......................................  Frazer, PA                    198
Embassy Suites......................................  Philadelphia, PA              288
Holiday Inn Select..................................  Trevose, PA                   215
Hilton Hotel........................................  Arlington, TX                 309
Doubletree Hotel....................................  Austin, TX                    350
Hilton & Towers.....................................  Austin, TX                    320
Holiday Inn Select..................................  Bedford, TX                   243
Radisson Hotel......................................  Dallas, TX                    304
Renaissance Hotel...................................  Dallas, TX                    289
Sheraton Hotel......................................  Dallas, TX                    348
Hilton Hotel........................................  Houston, TX                   292
Marriott Hotel......................................  Houston, TX                   302
Hilton Hotel........................................  Houston, TX                   295
Sheraton Hotel......................................  Houston, TX                   382
Holiday Inn Select..................................  Irving, TX                    409
Hilton Hotel........................................  Midland, TX                   249
Hilton Hotel........................................  Salt Lake City, UT            287
Holiday Inn.........................................  Alexandria, VA                178
Radisson Hotel......................................  Alexandria, VA                253
Hilton Hotel........................................  Arlington, VA                 209
Hilton Hotel........................................  Arlington, VA                 386
Richmond Hotel and Conference Center................  Richmond, VA                  280
Hilton Hotel........................................  Bellevue, WA                  179
Crowne Plaza Hotel..................................  Madison, WI                   226
Holiday Inn.........................................  Madison, WI                   194
Holiday Inn.........................................  Calgary, Alberta, Canada      170
Sheraton Hotel......................................  Guildford, B.C., Canada       278
Holiday Inn.........................................  Vancouver, B.C., Canada       100
Ramada Hotel........................................  Vancouver, B.C., Canada       118
                                                                                 ------
Total Rooms.........................................                             28,877
                                                                                 ======

  The Leases

     Until January 1, 2001, subsidiaries of MeriStar Hotels & Resorts leased 106 of the 114 hotels. Each lease provided for an initial term of 12 years. Each lease provided MeriStar Hotels & Resorts with three renewal options of five years each, except in the case of properties with ground leases having a remaining term of less than 40 years, provided that:

     - MeriStar Hotels & Resorts would not have the right to a renewal if a change in the tax law has occurred that would permit us to operate the hotel directly;

     - if MeriStar Hotels & Resorts elected not to renew a lease for any applicable hotel, then we had the right to reject the exercise of a renewal right on a lease of a comparable hotel; and

     - the rent for each renewal term would be adjusted to reflect the then fair market rental value of the hotel.

     If MeriStar Hospitality Corporation and MeriStar Hotels & Resorts were unable to agree upon the then fair market rental value of a hotel, the lease would have terminated upon the expiration of the then current term and MeriStar Hotels & Resorts then would have had a right of first refusal to lease the hotel from us on those terms as MeriStar Hospitality Corporation may have agreed upon with a third-party lessee.

  BASE RENT; PARTICIPATING RENT; ADDITIONAL CHARGES

     Each lease required MeriStar Hotels & Resorts to pay:

     - fixed monthly base rent,

     - participating rent, which was payable monthly and based on specified percentages of room revenue, food and beverage revenue and telephone and other revenue at each hotel in excess of base rent, and

     - some other amounts, including interest accrued on any late payments or charges.

     Base rent and departmental revenue on which the rent percentage is based were increased annually by a percentage equal to the percentage increase in the Consumer Price Index plus 0.75% in the case of the participating rent departmental revenue thresholds, compared to the prior year. In addition, under some circumstances, a reduced percentage rate would apply to the revenues attributable to certain "discounted rates" that MeriStar Hotels & Resorts might have offered. Base rent was payable monthly in arrears. Participating rent was payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the hotel's revenue.

     The leases required MeriStar Hotels & Resorts to pay rent, liability insurance, all costs and expenses and all utility and other charges incurred in the operation of the hotels. We were responsible for real estate and personal property taxes and assessments, rent payable under ground leases, casualty insurance, including loss of income insurance, capital impositions and capital replacements and refurbishments, determined in accordance with generally accepted accounting principles. The leases also provided for rent reductions and abatements in the event of damage or destruction or a partial taking of any hotel.

     The leases also provided for a rental adjustment under specified circumstances in the event of a major renovation of the hotel, or a change in the franchisor of the hotel.

  LESSEE CAPITALIZATION

     The leases required MeriStar Hotels & Resorts, as guarantor of the leases, to maintain a book net worth of not less than $40 million. Further, as of January 1, 1999, for so long as the tangible net worth of MeriStar Hotels & Resort was less than 17.5% of the aggregate rents payable under the leases for the prior calendar year, MeriStar Hotels & Resorts was prohibited from paying dividends or making distributions other than dividends or distributions made for the purpose of permitting the partners of the operating partnership to pay taxes on the taxable income of the operating partnership attributable to its partners plus any required preferred distributions existing to partners.

  TERMINATION

     MeriStar Hospitality Corporation had the right to terminate the applicable lease upon the sale of a hotel to a third party or, upon MeriStar Hospitality Corporation's determination not to rebuild after a casualty, upon payment to MeriStar Hotels & Resorts of the fair market value of the leasehold estate, except for properties initially identified by MeriStar Hotels & Resorts and MeriStar Hospitality Corporation as properties slated to be sold. The fair market value of the leasehold estate was determined by discounting to present value at a discount rate of 10% per annum the cash flow for each remaining year of the then current lease term, which cash flow would be deemed to be the cash flow realized by MeriStar Hotels & Resorts under the applicable lease for the 12-month period preceding the termination date. MeriStar Hospitality Corporation was to receive as a credit against any such termination payments an amount equal to any outstanding "New Lease Credits," which means the projected cash flow, determined on the same basis as the termination payment, of any new leases entered into between MeriStar Hotels & Resorts and ourselves after the effective date for the initial term of the new lease amortized on a straight-line basis over the initial term of the new lease.

  PERFORMANCE STANDARDS

     MeriStar Hospitality Corporation had the right to terminate the applicable lease if, in any calendar year, the gross revenues from a hotel were less than 95% of the projected gross revenues for that year as set forth in the applicable budget unless:

     - MeriStar Hotels & Resorts could reasonably demonstrate that the gross revenue shortfall was caused by general market conditions beyond its control, or

     - MeriStar Hotels & Resorts "cured" the shortfall by paying to us the difference between the rent that would have been paid to us had the property achieved gross revenues of 95% of the budgeted amounts and the rent paid based on actual gross revenues.

     MeriStar Hotels & Resorts did not have the cure right for more than two consecutive years.

     The leases also required that MeriStar Hotels & Resorts spend in each calendar year at least 95% of the amounts budgeted for marketing expenses and for repair and maintenance expenses.

  ASSIGNMENT AND SUBLEASING

     MeriStar Hotels & Resorts did not have the right to assign a lease or sublet a hotel without our prior written consent. For purposes of the lease, a change in control of MeriStar Hotels & Resorts would have been deemed an assignment of the lease and would require our consent, which could have been granted or withheld in our sole discretion.

  Management Agreements with MeriStar Hotels & Resorts

     Until January 1, 2001, we leased all but eight of our hotels to MeriStar Hotels & Resorts under the lease agreement described above.

     Changes to the federal tax laws governing real estate investment trusts, or REITs, were enacted in 1999 and became effective on January 1, 2001. Under those changes, we are permitted to create taxable REIT subsidiaries, which may lease the property we currently own and are taxable as C corporations. Because of these changes in the tax laws, we have formed a number of wholly-owned REIT taxable subsidiaries. We and MeriStar Hotels & Resorts assigned the participating leases to our taxable REIT subsidiaries and the taxable subsidiaries entered into management agreements with MeriStar Hotels & Resorts to manage our hotels. Under these management agreements, the taxable REIT subsidiaries pay MeriStar Hotels & Resorts a management fee. The taxable REIT subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics and terms of the former leases.

  MANAGEMENT FEES AND PERFORMANCE STANDARDS

     Each taxable REIT subsidiary will pay MeriStar Hotels & Resorts a management fee for each hotel equal to a specified percentage of aggregate hotel operating revenues, increased or reduced, as the case may be, by 20% of the positive or negative difference between:

     - The actual excess of total operating revenues over total operating expenses; and

     - The projected excess of total operating revenues over total operating expenses.

The total management fee for a hotel in any fiscal year will not be less than 2.5% or greater than 4.0% of aggregate hotel operating revenues.

  TERM AND TERMINATION

     The management agreements with MeriStar Hotels & Resorts will have initial terms of 10 years with three renewal periods of five years each. A renewal will not go into effect if a change in the federal tax laws permits us or one of our subsidiaries to operate the hotel directly without adversely affecting the ability of MeriStar Hospitality Corporation to qualify as a REIT or if MeriStar Hotels & Resorts elects not to renew the agreement. We may elect not to renew the management agreements only as provided below.

     Our taxable REIT subsidiaries have the right to terminate a management agreement for a hotel upon the sale of the hotel to a third party or if the hotel is destroyed and not rebuilt after a casualty. Upon that termination, our taxable REIT subsidiary will be required to pay MeriStar Hotels & Resorts the fair market value of the management agreement. That fair market value will be equal to the present value, using a discount rate of 10%, of the remaining payments under the agreement, assuming that MeriStar Hotels & Resorts would have been paid management fees under the agreement based on the operating results for the 12 months preceding the termination. Our taxable REIT subsidiaries will be able to credit against any termination payments that projected fees, discounted to present value at a discount rate of 10%, under any management agreements or leases entered into between us or our subsidiaries on the one hand and MeriStar Hotels & Resorts on the other hand after August 3, 1998.

     If gross operating profit from a hotel is less than 85% of the amount projected in the hotel's budget in any fiscal year and gross operating profit from that hotel is less than 90% of the projected amount in the next fiscal year, our taxable subsidiaries will have the right to terminate the management agreement for the hotel, unless:

     - we did not materially comply with the capital expenditures contemplated by the budget for either or both of the applicable fiscal years; or

     - MeriStar Hotels & Resorts cures the shortfall by agreeing to reduce its management fee for the next fiscal year by the amount of the shortfall between the actual operating profit for the second fiscal year and 90% of the projected gross operating profit for that year.

MeriStar Hotels & Resorts can only use the cure right once during the term of the management agreement.

  ASSIGNMENT

     MeriStar Hotels & Resorts does not have the right to assign a management agreement without the prior written consent of the relevant taxable REIT subsidiary. A change in control of MeriStar Hotels & Resorts will require the consent of the relevant subsidiary, which may be granted or withheld in its sole discretion.

LEGAL PROCEEDINGS

     In the course of our normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against us. Based on currently available facts, our management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     We have no directors or officers. The following table lists the executive officers and directors of MeriStar Hospitality Corporation, our general partner.


NAME                                  AGE              OFFICE OR POSITION HELD
----                                  ---              -----------------------
Paul W. Whetsell....................  50    Director; Chairman and Chief Executive Officer
Steven D. Jorns.....................  52    Director; Vice Chairman
John Emery..........................  36    Director; Chief Operating Officer
James F. Dannhauser.................  47    Director
Daniel L. Doctoroff.................  42    Director
William S. Janes....................  48    Director
H. Cabot Lodge III..................  45    Director
D. Ellen Shuman.....................  46    Director
Bruce G. Wiles......................  50    Director
James R. Worms......................  55    Director


     Paul W. Whetsell. Mr. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hospitality Corporation since August 1998. Mr. Whetsell has also been the Chairman of the Board of Directors and Chief Executive Officer of MeriStar Hotels & Resorts since August 1988. Before August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

     Steven D. Jorns. Mr. Jorns has been Vice Chairman of the Board of Directors of MeriStar Hospitality Corporation since August 1998. Mr. Jorns was also Chief Operating Officer of MeriStar Hospitality Corporation from August 1998 until January 1999. Mr. Jorns has also been Vice Chairman of the Board of Directors of MeriStar Hotels & Resorts since August 1998. From April 1996 to August 1998, Mr. Jorns had been the Chairman of the Board of Directors, Chief Executive Officer and President of American General Hospitality Corporation. Mr. Jorns was also the founder of American General Hospitality, Inc. and had served since its formation in 1981 until August 1998 as its Chairman of the Board of Directors, Chief Executive Officer and President.

     John Emery. Mr. Emery has been a director of MeriStar Hospitality Corporation since May 2000. Mr. Emery has served as Chief Operating Officer of MeriStar Hospitality Corporation since April 2000. He currently also serves as Chief Investment Officer of MeriStar Hotels & Resorts. From August 1998 to April 2000, Mr. Emery was Chief Financial Officer of MeriStar Hospitality Corporation. From June 1997 until August 1998, Mr. Emery served as Chief Financial Officer and Secretary of CapStar Hotel Company. From March 1996 to June 1997, Mr. Emery served as Treasurer of CapStar Hotel Company. Prior to that, from January 1987 to September 1995, he worked for Deloitte & Touche LLP in various capacities, culminating in Senior Manager for the hotel and real estate industries.

     James F. Dannhauser. Mr. Dannhauser has been a director of MeriStar Hospitality Corporation since August 1998. Mr. Dannhauser has been the Chief Financial Officer of Six Flags, Inc. since October 1995 and a member of the Board of Directors of Six Flags since December 1992. Six Flags, Inc. is a publicly traded amusement park company listed on the NYSE. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the Board of Directors of Lepercq. Mr. Dannhauser serves as a Director of the International Association of Amusement Parks and Attractions.

     Daniel L. Doctoroff. Mr. Doctoroff has been a director of MeriStar Hospitality Corporation since August 1998. Mr. Doctoroff is a Managing Partner of Oak Hill Capital Management, Inc., the management company for Oak Hill Capital Partners, L.P., a private investment partnership. Mr. Doctoroff

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

has been Managing Director of Oak Hill Partners, Inc., the investment advisor to several private investment funds, and its predecessor since August 1987; Vice President and Director of Acadia Partners MGP, Inc. since March 1992; Vice President of Keystone, Inc. since March 1992; and a Managing Partner of Insurance Partners Advisors, L.P. since February 1994. Mr. Doctoroff is also a Director of MeriStar Hotels & Resorts and Williams Scotsman, Inc.

     William S. Janes. Mr. Janes has been a director of MeriStar Hospitality Corporation since August 1998. Since 1990, Mr. Janes has served as a Principal, and currently serves as President, of RMB Realty, Inc. which oversees the real estate investments of Keystone, Inc. and related entities. Prior to that, from 1984 to 1989, Mr. Janes served as Regional General Partner of Lincoln Property Company. Mr. Janes serves as a Director of MAX FW, LLC, Brazos Asset Management, Brazos Fund, The Mendik Company Inc., Carr Real Estate Services and American Skiing Company.

     H. Cabot Lodge III. Mr. Lodge has been a director of MeriStar Hospitality Corporation since August 1998. Mr. Lodge is the co-founder of American Corporate Real Estate, Inc., a real estate investment bank which, through its affiliate, Acre Partners, specializes in long term net leases with corporations. Mr. Lodge is an Executive Vice President of iStar Financial, Inc, which recently merged with Acre Partners. From August 1983 to August 1995, Mr. Lodge was a Managing Director and Executive Vice President of W.P. Carey & Co. Mr. Lodge is a member of the Board of Directors of TelAmerica Media, Inc., High Voltage Engineering Corp and iStar Financial, Inc. During 1997 and 1998, Mr. Lodge was Chairman of Superconducting Core Technologies, which filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 1998. Mr. Lodge is also a principal of Carmel Lodge, LLC, a New York-based investment firm.

     D. Ellen Shuman. Ms. Shuman has been a director of MeriStar Hospitality Corporation since March 8, 2001. Ms. Shuman is Vice President and Chief Investment Officer of Carnegie Corporation of New York, a position she has held since January 1999. Prior to January 1999, Ms. Shuman served as Director of Investments at Yale University. Ms. Shuman is Vice Chair of the Board of Trustees of Bowdoin College, serving on the Executive, Trustee Affairs and Honors Committees. Ms. Shuman is also a Board member of The Investment Fund for Foundations and an investment advisor to Edna McConnell Clark Foundation.

     Bruce G. Wiles. Mr. Wiles has been a director, President and Chief Investment Officer of MeriStar Hospitality Corporation since August 1998. Mr. Wiles was Executive Vice President of American General Hospitality Corporation from April 1996 until August 1998. From 1989 to August 1998, Mr. Wiles served as Executive Vice President of American General Hospitality, Inc, where he was responsible for acquisition and development activities.

     James R. Worms. Mr. Worms has been a director of MeriStar Hospitality Corporation since August 1998. Mr. Worms has served since August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank, and President of William E. Simon & Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities since March 1987 by Salomon Brothers Inc, an international investment banking firm, culminating with Managing Director. Mr. Worms is also a director of MeriStar Hotels & Resorts.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by MeriStar Hospitality Corporation during 1998, 1999 and 2000 to its chief executive officer and its two other executive officers. We refer to these three officers as "named executive officers."

                                                                                   LONG-TERM COMPENSATION
                                       ANNUAL COMPENSATION              ---------------------------------------------
NAME AND PRINCIPAL          -----------------------------------------                       SECURITIES
OTHER POSITION                                           OTHER ANNUAL   RESTRICTED STOCK    UNDERLYING    ALL OTHER
COMPENSATION                YEAR    SALARY     BONUS     COMPENSATION        AWARDS          OPTIONS     COMPENSATION
------------------          ----   --------   --------   ------------   ----------------    ----------   ------------
Paul W. Whetsell(2).......  2000   $285,000   $220,100     $471,780(6)     $1,089,844(4)          --          --
  Chief Executive           1999    285,000    250,900        3,313        $1,133,656(1)(4)  375,000          --
  Officer and Chairman      1998    330,577    217,710        2,312                --        353,743          --
  of the Board
John Emery(2)(3)..........  2000    234,039    211,000      315,970(6)        697,500(4)          --          --(5)
  Chief Operating           1999    275,000    222,800        2,688         1,116,131(1)(4)  250,000          --
  Officer and Director      1998    250,509    170,050        2,000                --        120,936          --
Bruce G. Wiles(3)(5)......  2000    300,000    190,300      220,500(6)        261,563(4)          --          --(5)
  President, Chief          1999    300,000    219,000        8,400         1,116,131(1)(4)  250,000          --
  Investment Officer        1998    188,713    177,283           --                --             --          --
  and Director

---------------

(1) On February 4, 1999, pursuant to the MeriStar Incentive Plan, Mr. Whetsell received 25,000 restricted shares of MeriStar Hospitality Corporation, which vest over five years, and Messrs. Emery and Wiles received 15,000 restricted shares of MeriStar Hospitality Corporation, which vest over five years.

(2) Mr. Whetsell and Mr. Emery were officers of CapStar Hotel Company from January 1, 1998 until August 3, 1998, the date of the merger between CapStar and American General Hospitality Corporation.

(3) Mr. Wiles was an officer of American General Hospitality Corporation from January 1, 1998 until August 3, 1998, the date of the merger between CapStar and American General.

(4) In December 1999, the compensation committee of MeriStar Hospitality Corporation approved the restricted equity award of MeriStar Hospitality Corporation common stock and other equity compensation to Messrs. Whetsell, Wiles and Emery. In January 2000, the compensation committee determined that it would satisfy the restricted equity award by issuing a combination of restricted MeriStar Hospitality Corporation common stock, which is subject to a three year vesting period beginning March 31, 2000 and a new class of our OP Units, which is subject to the satisfaction of certain performance criteria ("POPs"). The stock portion of the restricted equity award is valued based on the closing price per share of the MeriStar Hospitality Corporation common stock on the date of grant. Pursuant to the restricted equity award, Mr. Whetsell received 350,000 shares of MeriStar Hospitality Corporation common stock and other equity compensation granted as follows:
    (1) 37,500 shares of MeriStar Hospitality Corporation restricted stock on December 31, 1999, (2) 137,500 shares of MeriStar Hospitality Corporation restricted stock on March 31, 2000 (of which 62,500 were issued on March 31, 2001 and 12,500 will be issued on March 31, 2002), and (3) 175,000 POPs on March 29, 2000. Pursuant to the restricted equity award, Mr. Emery received 175,000 shares of MeriStar Hospitality Corporation common stock and other equity compensation granted as follows: (1) 47,500 shares of MeriStar Hospitality Corporation restricted stock on December 31, 1999, (2) 40,000 shares of MeriStar Hospitality Corporation restricted stock on March 31, 2000, and (3) 87,500 POPs on March 29, 2000. Pursuant to the restricted equity award, Mr. Wiles received 125,000 shares of MeriStar Hospitality Corporation common stock and other equity compensation granted as follows:
    (1) 47,500 shares of MeriStar Hospitality Corporation restricted stock on December 31, 1999, (2) 15,000 shares of MeriStar Hospitality Corporation restricted stock on March 31, 2000, and (3) 62,500 POPs on March 29, 2000.

(5) In December 1999, the compensation committee approved the grant by MeriStar Hotels & Resorts, Inc. to (1) Mr. Wiles of options to purchase 50,000 shares of MeriStar Hotels &

    Resorts, Inc. at $3.06 per share and (2) Mr. Emery of options to purchase 100,000 shares of MeriStar Hotels & Resorts, Inc. at $3.06 per share.

(6) Represents dividends received on unvested MeriStar Hospitality Corporation restricted stock and distributions on unvested POPs. Other annual compensation includes miscellaneous compensation of $6,248 for Mr. Emery and $8,400 for Mr. Wiles.

DIRECTOR COMPENSATION

     Independent directors of MeriStar Hospitality Corporation are paid an annual fee of $20,000. In addition, each independent director is paid $1,250 for attendance at each meeting of the Board of Directors of MeriStar Hospitality Corporation, $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or committee of which the director is a member. Independent directors may elect to receive all or a portion of their annual retainer in shares of MeriStar Hospitality Corporation common stock rather than cash. Unless an independent director elects otherwise, fees paid in stock will be paid at the same time as fees paid in cash.

EMPLOYMENT AGREEMENTS

     MeriStar Hospitality Corporation entered into employment agreements with Paul W. Whetsell and John Emery as of April 1, 2000 and with Bruce G. Wiles as of August 3, 1998. With respect to Mr. Whetsell, the agreement has an initial term of three and one-half years with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Mr. Emery's agreement provides for an initial term of three years with automatic renewals on a year-to-year basis thereafter, unless terminated in accordance with its terms. Mr. Wiles' agreement provides for an initial term of one year and automatically extends on a day-to-day basis so that there is a rolling one-year term; however, in no event will the term of Mr. Wiles' employment agreement extend beyond December 31, 2003 or until terminated in accordance with its terms. Some material terms of these agreements are as follows:

  Base Salary

     Mr. Whetsell receives a base salary of $285,000 per year. Mr. Whetsell will also receive a base salary of $190,000 per year as an employee of MeriStar Hotels & Resorts, Inc. Mr. Emery receives a base salary of $230,000 per year. Mr. Emery will also receive a base salary of $120,000 per year as an employee of MeriStar Hotels & Resorts, Inc. Mr. Wiles receives a base salary of $300,000 per year. Each base salary will be subject to review annually.

  Annual Incentive Bonus

     Each executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

                                                                                MAXIMUM
                                                           THRESHOLD             BONUS
                                                            TARGET     TARGET   AMOUNT
                                                           ---------   ------   -------
Paul W. Whetsell.........................................    25.0%     125.0%    150.0%
John Emery...............................................    25.0%     112.5%    137.5%
Bruce G. Wiles...........................................    25.0%     100.0%    125.0%

     The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the compensation committee of the Board of Directors of MeriStar Hospitality Corporation.

  Long-Term Incentives

     Each executive is eligible to participate in the MeriStar incentive plan. Awards are made at the discretion of the compensation committee.

  Certain Severance Benefits

     If at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Wiles or Emery is terminated, he shall be entitled to receive the benefits described below.

     If Mr. Whetsell is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump-sum payment determined in accordance with an equation contained in Mr. Whetsell's employment agreement. In addition, all of his unvested options and restricted stock will immediately vest and become exercisable for a period of one year after that and shares of restricted stock previously granted to him will become free from all contractual restrictions, effective as of the termination date. In addition, MeriStar Hospitality Corporation will continue in effect some benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two and one-half years or the remaining term of the employment agreement, without further extension.

     If Mr. Emery is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump-sum payment determined in accordance with an equation contained in Mr. Emery's employment agreement. In addition, all of his unvested options and restricted stock will immediately vest and become exercisable for a period of one year after that and shares of restricted stock previously granted to him will become free from all contractual restrictions, effective as of the termination date. In addition, MeriStar Hospitality Corporation will continue in effect some benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension.

     If Mr. Wiles is terminated without cause or voluntarily terminates with "good reason" he will be entitled to receive:

          (1) a lump-sum payment equal to one time his annual base salary,

          (2) the amount of his bonus for the preceding year,

          (3) immediate vesting and exercisability of all unvested stock options and restricted stock awards and

          (4) the continuance of some benefits under his employment agreement, but only until the earlier of one year from the end of the term of his employment agreement or the date on which he obtains health insurance coverage from a subsequent employer.

     Upon termination due to death or disability, each of Messrs. Whetsell, Emery and Wiles or his estate will receive a lump-sum payment equal to his base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of his stock options and restricted stock will vest immediately and become exercisable for a period of one year after that, and the shares of restricted stock previously granted to him will become free from all contractual restrictions.


     In the event that any accelerated vesting of the rights of Messrs. Whetsell, Emery or Wiles with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by him under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of section 280G(b) of the Internal Revenue Code, MeriStar Hospitality Corporation will make a cash payment to him in the amount of the excise tax and shall also make a cash payment to him in an amount equal to the total of federal, state and local income and excise taxes for which he may be liable on account of the excise tax payment.

     In the case of Messrs. Whetsell or Emery, in the event of termination of his employment, he will not be required to seek alternative employment and, in the event he does secure other employment, no compensation or other benefits received in respect of his employment shall be set-off or in any other way limit or reduce the obligations of MeriStar Hospitality Corporation under the employment agreements.

     The FelCor merger is a change in control of MeriStar Hospitality Corporation under Mr. Wiles' employment agreement. If Mr. Wiles does not accept employment with FelCor prior to closing of the merger, FelCor expects to pay him a total of approximately $980,600 in severance and approximately $550,000 in tax reimbursement payments after the FelCor merger.

COMPENSATION PLANS

     We do not have any compensation plans. The following is a summary of the compensation plans of MeriStar Hospitality Corporation.

  MeriStar Hospitality Corporation Incentive Plan

     The MeriStar Hospitality Corporation Incentive Plan is administered by MeriStar Hospitality Corporation's compensation committee. The compensation committee may delegate its authority to administer the incentive plan. The compensation committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "administrator" means the compensation committee or its delegate, as appropriate.

     Each employee of MeriStar Hospitality Corporation or of an affiliate of MeriStar Hospitality Corporation or any other person whose efforts contribute to MeriStar Hospitality Corporation's performance is eligible to participate in the incentive plan. The administrator may from time to time grant stock options, stock awards, incentive awards or performance shares to the participants. As of April 5, 2001, the class of participants consisted of approximately 131 persons.

     The option price of options granted under the incentive plan may be paid in cash, with shares of MeriStar Hospitality Corporation common stock, or with a combination of cash and common stock. The option price will be fixed by the administrator at the time the option is granted, but the price cannot be less than 100% for existing employees, 85% in connection with the hiring of new employees, of the shares' fair market value on the date of grant; provided, however, no more than 10% of the shares under the incentive plan may be granted at less than 100% of fair market value. The exercise price of a stock option granted under the incentive plan may not be less than 100% of the shares' fair market value on the date of grant, 110% of the fair market value in the case of a stock option granted under the incentive plan granted to a 10% stockholder of MeriStar Hospitality Corporation. Options may be exercised at such times and subject to such conditions as may be prescribed by the administrator but the maximum term of an option is ten years in the case of a stock option granted under the incentive plan or five years in the case of a stock option granted under the incentive plan granted to a 10% stockholder.

     Awards granted under the incentive plan are generally nontransferable. MeriStar Hospitality Corporation may, however, grant awards, outside of the incentive plan, which are transferable to permitted family members.

     At any given time, the maximum number of shares of MeriStar Hospitality Corporation common stock that may be issued pursuant to awards granted under the incentive plan will be the total of:

          (1) 12.5% of the number of shares of MeriStar Hospitality Corporation common stock that were outstanding as of the end of the immediately preceding calendar year rounded downward if necessary to eliminate fractional shares, minus

          (2) the number of shares subject to awards that were granted under the incentive plan through the last day of the immediately preceding calendar year, plus

          (3) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired.

     All awards made under the incentive plan will be evidenced by written agreements between MeriStar Hospitality Corporation and the participant. The share limitation and the terms of outstanding awards will be adjusted, as the compensation committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

  MeriStar Hospitality Corporation Directors Plan

     The MeriStar Hospitality Corporation Directors Plan provides for awards of MeriStar Hospitality Corporation common stock to be granted to independent directors. A maximum of 500,000 shares of MeriStar Hospitality Corporation common stock may be issued under the directors plan. The share limitation and terms of outstanding awards will be adjusted, as the MeriStar Hospitality Corporation compensation committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

     Under the directors plan, each independent director is awarded an option to purchase 7,500 shares of MeriStar Hospitality Corporation common stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each independent director is granted a stock option to purchase 5,000 shares of MeriStar Hospitality Corporation common stock on the first business day following each annual meeting of stockholders of MeriStar Hospitality Corporation. The exercise price of option grants will be 100% of the fair market value of the MeriStar Hospitality Corporation common stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the compensation committee, MeriStar Hospitality Corporation common stock or a combination thereof. Options granted under the directors plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of MeriStar Hospitality Corporation.

  MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan

     As of March 29, 2000, the Board of Directors of MeriStar Hospitality Corporation approved the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan, which we refer to as the "POPs plan." The purpose of the POPs plan is to attract and retain officers, directors, employees and consultants of MeriStar Hospitality Corporation and its participating affiliates and to enable these individuals to acquire an equity interest in and participate in MeriStar Hospitality Corporation's long-term growth and financial success.

     Under the POPs plan, officers, directors, employees and consultants of MeriStar Hospitality Corporation are eligible to receive restricted Profits-Only Units in us, which we refer to as "POPs." A holder of POPs normally will be entitled to receive special allocations of gain on specified dispositions of operating partnership property, including gain on revaluations of partnership property, until such time as the capital account attributable to each unit is equivalent to the value of a unit at the time the POPs were issued. After that, the holder will receive allocations of common gain and loss on specified dispositions and upon partnership revaluations based on the holder's percentage interest in us attributable to the units. A holder of POPs will be entitled to regular distributions, in the discretion of MeriStar Hospitality Corporation and subject to the distribution priorities for other classes of partnership interests, equal to the holder's percentage interest of the proceeds from the sale of partnership property with respect to which allocations are made to the holder. POPs are subject to the transfer restrictions contained in the operating partnership agreement as well as to those additional transfer restrictions described below that are imposed by the POPs plan and the agreement under which the POPs are granted. Holders of POPs will be entitled to exchange the POPs held by them for cash or, at the option of MeriStar Hospitality Corporation, for shares of common stock of MeriStar Hospitality Corporation, based upon an exchange formula and the satisfaction of other conditions contained in an exchange rights agreement entered into by the holders and MeriStar Hospitality Corporation.

     The POPs plan is administered by the MeriStar Hospitality Corporation compensation committee. The compensation committee may delegate to one or more officers or managers of MeriStar Hospitality Corporation or an affiliate of MeriStar Hospitality Corporation, or to a committee of such officers or managers, its authority to administer the POPs plan.

     Each officer, director, employee or consultant of MeriStar Hospitality Corporation or a participating affiliate of MeriStar Hospitality Corporation is eligible to participate in the POPs plan. The administrator may from time to time grant restricted units to participants. As of June 30, 2001, the class of participants consisted of approximately 30 persons.

     A participant's rights in a POPs award will be nontransferable or forfeitable or both unless certain conditions prescribed by the administrator are satisfied. These conditions may include, for example, a requirement that the participant continue employment with MeriStar Hospitality Corporation for a specified period or that MeriStar Hospitality Corporation or the participant achieve stated, performance-related objectives. Generally, if any conditions remain unfilled with respect to any units awarded to a participant at the time that participant's employment with MeriStar Hospitality Corporation and its participating affiliates is terminated, those units will be forfeited. The compensation committee may, however, provide for complete or partial exceptions to this forfeiture provision.

     Awards granted under the POPs plan are generally nontransferable. The administrator may, however, permit transfers to a participant's immediate family and certain other permitted transferees.

     At any given time, the maximum number of POPs that may be granted under the POPs plan is 1,000,000. This limitation and the terms of outstanding awards will be adjusted, as the administrator deems appropriate, in the event of a dividend or other distribution by our company or recapitalization, merger, consolidation, issuance or exchange of POPs or other ownership interests of our company or other similar event.

OPTIONS GRANTED IN 2000

     None of the named executive officers were granted any options by MeriStar Hospitality Corporation during 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth some information concerning the exercise of options to purchase MeriStar Hospitality Corporation common stock during 2000 by the named executive officers and the value of unexercised in-the-money options to purchase shares of MeriStar Hospitality Corporation common stock granted to the named executive officers outstanding as of December 31, 2000.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                          SHARES                     OPTIONS AT FISCAL YEAR-END     MONEY OPTIONS AT FISCAL
                         ACQUIRED        VALUE                2000 (#)                YEAR-END 2000 ($)(1)
NAME                    ON EXERCISE   REALIZED ($)   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                    -----------   ------------   --------------------------   ----------------------------
Paul W. Whetsell......    0             0                610,830/367,913               849,585/484,165
John Emery............    0             0                268,022/206,978               262,546/370,663
Bruce G. Wiles........    0             0                348,429/166,666               185,337/370,664

---------------


(1) On December 29, 2000, the last trading day during fiscal 2000, the closing price of MeriStar Hospitality Corporation common stock on the New York Stock Exchange was $19.69 per share.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Mr. Whetsell is an executive officer, director and stockholder of MeriStar Hotels & Resorts, the manager of a majority of our hotels. Mr. Jorns is a director and stockholder of MeriStar Hotels & Resorts. Mr. Wiles is an owner of limited partnership interests in the operating partnership of MeriStar Hotels & Resorts.

                           PRINCIPAL SECURITYHOLDERS

SECURITY OWNERSHIP BY PRINCIPAL UNITHOLDERS

     The following table sets forth information regarding the beneficial ownership of the common units of our company as of July 31, 2001 by all persons known by us to own beneficially more than 5% of the common units of our company.

                                                     NUMBER OF UNITS
             NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED   PERCENTAGE
             ------------------------               ------------------   ----------
MeriStar Hospitality Corporation(1)...............      44,474,024          91.3%
  1010 Wisconsin Avenue, N.W.
  Washington, D.C. 20007

---------------

(1) Includes 495,088 units owned by MeriStar Hospitality Corporation as general partners of our company and 43,978,936 units owned by MeriStar LP, Inc., a wholly owned subsidiary of MeriStar Hospitality Corporation, as limited partners of our company.

     None of the directors or executive officers of MeriStar Hospitality Corporation owns any of our common units.


SECURITY OWNERSHIP OF MERISTAR HOSPITALITY CORPORATION


     Because MeriStar Hospitality Corporation has full control over our business and affairs, we have presented the beneficial ownership of MeriStar Hospitality Corporation common stock, the only outstanding equity security of MeriStar Hospitality Corporation.


     The following table sets forth some information regarding the beneficial ownership of MeriStar Hospitality Corporation common stock as of July 31, 2001 by:


     - all persons known by us to own beneficially more than 5% of MeriStar Hospitality Corporation common stock,

     - each MeriStar Hospitality Corporation director and named executive officer, and

     - all MeriStar Hospitality Corporation directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME & ADDRESS OF BENEFICIAL OWNER                              NUMBER       PERCENTAGE
----------------------------------                            -----------   ------------
Franklin Resources, Inc.(1).................................   6,729,304        15.1%
Wellington Management Company, LLP(2).......................   3,544,000         7.9%
Cohen & Steers Capital Management, Inc.(3)..................   2,936,700         6.6%
James F. Dannhauser(4)......................................      10,001           *
Daniel L. Doctoroff(5)......................................     332,496           *
John Emery(6)...............................................     465,730         1.0%
William S. Janes(7).........................................      34,146           *

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME & ADDRESS OF BENEFICIAL OWNER                              NUMBER       PERCENTAGE
----------------------------------                            -----------   ------------
Steven D. Jorns(8)..........................................     844,999         1.9%
H. Cabot Lodge III(9).......................................      18,476           *
D. Ellen Shuman.............................................          --          --
Paul W. Whetsell(10)........................................   1,314,949         2.9%
James R. Worms(9)...........................................      36,203           *
Bruce G. Wiles(11)..........................................     563,894         1.3%
Executive officers and directors as a group (10 persons)....   3,624,228         7.7%

---------------

  *  Represents less than 1% of the class.

 (1) Beneficial ownership information is based on the Schedule 13G/A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc., all located at 777 Mariners Island Boulevard, San Mateo, California 94404, dated February 9, 2001.

 (2) Beneficial ownership information is based on the Schedule 13G/A filed by Wellington Management Company, LLP, located at 75 State Street, Boston, Massachusetts 02109, dated February 14, 2001.

 (3) Beneficial ownership information is based on the Schedule 13G/A filed by Cohen & Steers Capital Management, Inc., located at 757 Third Avenue, New York, New York 10017, dated February 13, 2001.

 (4) Includes 10,001 shares of MeriStar Hospitality Corporation common stock purchasable under vested options.

 (5) Includes 53,068 shares held by Cherwell Investors, Inc., 75,260 shares held by Penobscot Partners, L.P., 100,000 shares held by PTJ Merchant Banking Partners, L.P. and 12,132 shares held by Oak Hill Partners, Inc., as to which shares Mr. Doctoroff disclaims beneficial ownership except to the extent of his pecuniary interest in them. Mr. Doctoroff is Managing Director of Oak Hill Partners, Inc., the principal business of which is serving as an investment consultant to Acadia Partners, L.P., which is the sole shareholder of Cherwell. Mr. Doctoroff is also the Executive Vice President of PTJ, Inc., which is the managing general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Doctoroff's beneficial holdings also include 25,001 shares of MeriStar Hospitality Corporation common stock purchasable under vested options.

 (6) Includes 318,022 shares of MeriStar Hospitality Corporation common stock purchasable under vested options and 80,667 shares of restricted MeriStar Hospitality Corporation common stock granted under stock awards.

 (7) Includes 25,001 shares of MeriStar Hospitality Corporation common stock purchasable under vested options.


 (8) Includes 608,743 shares of MeriStar Hospitality Corporation common stock purchasable under vested options and 30,000 shares of restricted MeriStar Hospitality Corporation common stock granted under stock awards.


 (9) Includes 18,476 shares of MeriStar Hospitality Corporation common stock that have vested under options granted.

(10) Includes 168,500 shares of restricted MeriStar Hospitality Corporation common stock granted under stock awards, 694,164 shares of MeriStar Hospitality Corporation common stock purchasable under vested options and shares of MeriStar Hospitality Corporation common stock held by entities through which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.

(11) Includes 55,667 shares of restricted MeriStar Hospitality Corporation common stock granted under stock awards, 398,429 shares of MeriStar Hospitality Corporation common stock purchasable under vested options and 5,758 of our common units, which are exchangeable for MeriStar Hospitality Corporation common stock.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Our registration rights agreements require us to file not later than June 25, 2001, which is 150 days following the date of original issuance of the initial notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes in exchange for the initial notes. These exchange notes will be substantially identical in all material respects to the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreements. This summary of the terms of the registration rights agreements does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreements, which have been filed as an exhibit to the registration statement of which this prospectus is a part and copies of which are available as indicated under the heading "Available Information."

     We are required to:

     - use our best efforts to cause the registration statement to be declared effective no later than August 24, 2001, which is 210 days after the date of issuance of the outstanding notes;

     - keep the exchange offer effective for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the outstanding notes; and

     - use our best efforts to consummate the exchange offer no later than 30 business days after the date the registration statement is declared effective unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy.

     The exchange offer being made here, if commenced and completed within the time periods described above, will satisfy those requirements under the registration rights agreement.

     This prospectus, together with the letter of transmittal, is being sent to
all record holders of notes as of outstanding notes as of           , 2001.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than, (a) a broker-dealer who acquires the initial notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act or (b) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the issuers, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

     - is acquiring the exchange notes in the ordinary course of its business;
       and

     - is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act.

     By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations regarding the above matters. If a holder of initial notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, that holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any holder so deemed will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

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

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for initial notes which were acquired by that broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the completion of the exchange offer for use in connection with any offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

     Each broker-dealer who acquired initial notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act, and not through market-making or other trading activities:

     - may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

     - will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

SHELF REGISTRATION STATEMENT

     In the event that:

     (a) we are not required to file a registration statement as part of the exchange offer or to complete the exchange offer because it is not permitted by law or the policies of the Securities and Exchange Commission, in either case after having sought relief from the Commission; or

     (b) selected institutional holders of initial notes notify us at least 20 days before the completion of the exchange offer that (1) the holder is prohibited by law or policy of the Securities and Exchange Commission from participating in the exchange offer, or (2) the holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus contained in the registration statement is not appropriate or available for that resale, or (3) the holder is a broker-dealer and holds notes acquired directly from an issuer, a guarantor or any of their affiliates (within the meaning of the Securities Act), then we will instead of, or in the case of clause (b) of this sentence, in addition to registering the exchange notes:

     - use our best efforts, before the earlier of (A) 60 days after we determine that we are not required to file a registration statement relating to the exchange offer or (B) 60 days after we receive notice from a holder as described in clause (b) above, to file with the Securities and Exchange Commission a shelf registration statement covering resales of the initial notes;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 120 days after the date we are required to file a shelf registration statement; and

     - use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of the shelf registration statement to be usable by holders until January 26, 2003.

     We will, in the event that a shelf registration statement is filed, provide to each holder of the outstanding notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each holder when the shelf registration statement has become effective and take those other actions that are required to permit unrestricted resales of the outstanding notes being registered. A holder that sells outstanding notes under the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreements that are applicable to that holder, including certain indemnification rights and obligations.

LIQUIDATED DAMAGES

     In the event that:

     (a) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for those filings,

     (b) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for that effectiveness,

     (c) the exchange offer is not completed within 30 business days of the date specified above for the effectiveness of the applicable registration statement, or

     (d) the registration statement or the shelf registration statement, as the case may be, is filed and declared effective but after the filing and declaration ceases to be effective or usable in connection with its intended purpose, each event referred to in clauses (a) through (d), being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages. The outstanding notes remain restricted until:

     (a) the date on which the outstanding notes have been exchanged by a person other than a broker-dealer for exchange notes in a registered exchange offer;

     (b) following the exchange by a broker-dealer in a registered exchange offer of outstanding notes for exchange notes, the date on which the exchange notes are sold to a purchaser who receives from the broker-dealer on or before the date of the sale a copy of a prospectus contained in an exchange offer registration statement;

     (c) the date on which the outstanding notes have been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; or

     (d) the date on which the outstanding notes are eligible to be distributed to the public under Rule 144 under the Securities Act.

     The registration statement was not declared effective on or before the date specified for effectiveness.

     Liquidated damages will accrue and be payable semi-annually on the outstanding notes and the exchange notes, in addition to the stated interest on the outstanding notes and the exchange notes, in an amount equal to $0.05 per week per $1,000 principal amount of outstanding notes during the first 90-day period, which will increase by $0.05 per week per $1,000 principal amount of outstanding notes for each subsequent 90-day period. In no event will the rate exceed $0.50 per week per $1,000 principal amount of outstanding notes, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:

     - the registration statement is filed;

     - the registration statement or shelf registration statement is declared effective and the exchange offer is completed;

     - the shelf registration statement is declared effective; or

     - the shelf registration statement again becomes effective or made usable, as the case may be.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

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

     Upon completion of the exchange offer, holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their outstanding notes, unless those outstanding notes are subsequently registered under the Securities Act, which, with limited exception, the issuers will have no obligation to do, or under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "-- Your failure to participate in the exchange offer will have adverse consequences."

TERMS OF THE EXCHANGE OFFER

  The Expiration Date; Extensions; Amendments; Termination

     This exchange offer will expire at 5:00 p.m., New York City time, on
            , 2001, unless the issuers extend it in their reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and the registration rights agreements.

     The issuers expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that they have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by them. The issuers will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. The issuers will also notify the holders of the initial notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require them to do otherwise.

     The issuers also expressly reserve the right to amend the terms of this exchange offer in any manner. If the issuers make any material change, they will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If the issuers make any material change to this exchange offer, they will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, the issuers will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. The issuers will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

  Procedures for Tendering Initial Notes

     Proper Execution and Delivery of Letters of Transmittal

     To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

     - Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

     - Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "-- Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

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

     - Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described above before the expiration date, comply with the guaranteed delivery procedures described under "-- Guaranteed Delivery Procedure" below.

     The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

     Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by any of the following, each of which is referred to as an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

unless the initial notes are tendered:

     - by a registered holder, or by a participant in The Depository Trust Company in the case of book-entry transfers, whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

     - for the account of an eligible institution.

     If the letter of transmittal or any bond powers are signed by:

          (1) The recordholder(s) of the initial notes tendered: The signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

          (2) A participant in The Depository Trust Company: The signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

          (3) A person other than the registered holder of any initial notes: These initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to the issuers as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

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

          (4) Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: These persons should so indicate when signing. Unless waived by us, evidence satisfactory to the issuers of their authority to so act must also be submitted with the letter of transmittal.

     Book-Entry Delivery Procedure

     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery Procedure

     If you are a registered holder of initial notes and desire to tender your notes, and (a) these notes are not immediately available, (b) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     - you tender through an eligible institution,

     - on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by the issuers, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange Trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

     - the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

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

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Your tender of initial notes will constitute an agreement between you and the issuers governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

     The issuers will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by the issuers in their sole discretion. The issuers' determination will be final and binding.

     The issuers reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in their opinion or their counsel's opinion, be unlawful. The issuers also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. The issuers' interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as the issuers shall determine. Neither the issuers, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes. Neither the issuers, the exchange agent nor any other person will incur any liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, the issuers will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if the issuers give oral or written notice of acceptance to the exchange agent.

     The issuers will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to the issuers and the exchange agent.

     If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     In addition, the issuers reserve the right in their sole discretion, as limited by the provisions of the indenture for the notes, to:

     - purchase or make offers for any initial notes that remain outstanding after the expiration date, or, as described under "-- Expiration Date; Extensions; Amendments; Terminations," to terminate the exchange offer as provided in the terms of their registration rights agreements; and

     - to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.
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

     By tendering into this exchange offer, you will irrevocably appoint the issuers' designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that the issuers accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. The issuers' designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if the issuers are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-- Exchange Agent" and before acceptance of your tendered notes for exchange by the issuers.

     Any notice of withdrawal must:

     - specify the name of the person having tendered the initial notes to be withdrawn,

     - identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

     - be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

     - specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

     - if applicable because the initial notes have been tendered though the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

     The issuers will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and their determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

     The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer. In the case of outstanding initial notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company under the book-entry transfer procedures described above, the initial notes tendered for exchanged but not exchanged will be credited to an account maintained with The Depository Trust Company.

     You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

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

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer unless the exchange offer is not be permissible under applicable law or Securities and Exchange Commission policy.

     This condition is for our sole benefit. We may assert this condition regardless of the circumstances giving rise to it and may also waive it, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive this condition if we fail at any time to exercise it. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because the above condition is not satisfied, we may:

     - refuse to accept and return to their holders any initial notes that have been tendered,

     - extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

     - waive the condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

     The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

     The issuers have no obligation to, and will not knowingly, accept tenders of outstanding notes

     - from their affiliates, within the meaning of Rule 405 under the Securities Act,

     - from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations of the Securities Act by the Securities and Exchange Commission, or

     - if the exchange notes to be received by the holder or holders of outstanding notes in the exchange offer, upon receipt, will not be tradable by these holders without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

ACCOUNTING TREATMENT

     The issuers will record the exchange notes at the same carrying value as the initial notes as reflected in their accounting records on the date of the exchange. Accordingly, the issuers will not recognize any gain or loss for accounting purposes. The issuers will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

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

EXCHANGE AGENT

     The issuers have appointed U.S. Bank Trust National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

     By Registered or Certified Mail:

     U.S. Bank National Trust Association
     180 East Fifth Street
     St. Paul, MN 55101
     Attn: Specialized Finance

     By Facsimile:

     (for Eligible Institutions only)
     (651) 244-1537
     Confirm by Telephone:
     (651) 244-8161

     By Overnight Courier or Hand:

     U.S. Bank National Trust Association
     180 East 5th Street
     St. Paul, MN 55101
     Attn: Specialized Finance

FEES AND EXPENSES

     The issuers will bear the expenses of soliciting tenders in this exchange offer and of all other expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses. The principal solicitation for tenders under the exchange offer is being made by mail; however, the issuers' officers and other employees may make additional solicitation by telegraph, telephone, telecopy or in person.

     The issuers will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, the issuers will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. The issuers will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

     The issuers will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     - certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

     - tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

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     If satisfactory evidence of payment of any of these taxes or of any exemption from this payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     If you do not exchange your initial notes for exchange notes in the exchange offer or if you do not properly tender your outstanding notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not under, the Securities Act. In addition, you will no longer be able to obligate the issuers to register the outstanding notes under the Securities Act except in the limited circumstances provided under our registration rights agreements. The restrictions on transfer of your outstanding notes arise because the issuers issued the outstanding notes under exemptions from, or in transactions outside the registration requirements of the Securities Act and applicable state securities law. In addition, if you want to exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk
Factors -- Your Failure to participate in the exchange offer will have adverse consequences."

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                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer of the notes and will not be entitled to registration rights under our registration rights agreement. The issuers issued the initial notes, and will issue the exchange notes, under the indenture, dated as of January 26, 2001, among MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Corporation, MeriStar Hospitality Finance Corp., our subsidiary guarantors and U.S. Bank Trust National Corporation, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes are subject to all those terms, and we refer you to the indenture and the Trust Indenture Act for a statement of the terms. Each of the 2008 and 2011 initial notes were, and each of the 2008 and 2011 exchange notes are being, issued as a separate series.

     Except as otherwise indicated, the following description relates both to the initial notes and the exchange notes and is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holder of the exchange notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

     The definitions of specific terms used in the following summary are indicated below under "-- Definitions." For purposes of this summary, the terms "MeriStar," "we" and "our" refer only to MeriStar Hospitality Operating Partnership, L.P., without including any of our subsidiaries, references to MeriStar Hospitality Corporation do not include its subsidiaries and the term "issuers" refers only to MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. as co-issuers of the notes and does not include any of their subsidiaries.

     The notes are unsecured, senior obligations of MeriStar and MeriStar Hospitality Finance, ranking equal in right of payment to all of our unsecured senior debt and senior in right of payment to all of our subordinated debt. The notes are effectively subordinated to all of our and our subsidiaries' secured Indebtedness and to all other Indebtedness of our non-guarantor subsidiaries. At June 30, 2001, MeriStar Hospitality Corporation, we and our respective subsidiaries on a consolidated basis had approximately $1.7 billion ($3.6 billion on a pro forma basis after giving effect to the FelCor merger and the related transactions) of Indebtedness outstanding, including $0.9 billion ($1.9 billion on a pro forma basis) of senior debt. As of the same date, our non-guarantor subsidiaries would have had approximately $375.1 million ($950.1 million on a pro forma basis) of Indebtedness outstanding, out of that $1.7 billion ($3.6 billion on a pro forma basis) of total Indebtedness. The indenture permits the incurrence of additional senior debt, including secured debt, in the future.


     Upon completion of the FelCor merger, FelCor LP will become a co-obligor under the notes and the subsidiaries of FelCor and FelCor LP that currently guarantee FelCor's senior credit facility will guarantee the notes. It is anticipated that the issuers and the guarantors will guarantee all of the outstanding indebtedness under FelCor's credit facility and FelCor LP's senior notes.


     For purposes of the indenture, our subsidiaries are divided into two categories -- Restricted Subsidiaries, which generally are subject to the restrictive covenants set forth in the indenture, and Unrestricted Subsidiaries, which generally are not. On the date of the indenture, none of our subsidiaries were designated as Unrestricted Subsidiaries.

     The initial notes were co-issued, and the exchange notes will be co-issued, by MeriStar Hospitality Finance, a wholly-owned, special purpose corporation that was formed by us. MeriStar Hospitality Finance owns no assets other than nominal equity capital and was formed for the sole purpose of co-issuing the notes. Some of the covenants in the indenture that apply to us also apply to MeriStar Hospitality Finance. In addition, the indenture provides that MeriStar Hospitality Finance may not incur any Indebtedness other than the initial notes, the exchange notes and guarantees of certain existing indebtedness. The

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indenture also provides that MeriStar Hospitality Finance may not engage in any business other than co-issuing the initial notes and the exchange notes and guaranteeing existing Indebtedness.

PRINCIPAL, MATURITY AND INTEREST


     The 2008 notes are limited in aggregate principal amount to $300,000,000. The 2008 exchange notes will mature on January 15, 2008. Interest on the 2008 exchange notes will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing January 15, 2002, at the rate of 9% per annum to holders of 2008 exchange notes of record on the immediately preceding January 1 and July 1. Interest on the 2008 exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.



     The 2011 notes are limited in aggregate principal amount to $200,000,000. The 2011 notes will mature on January 15, 2011. Interest on the 2011 exchange notes will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing January 15, 2002, at the rate of 9 1/8% per annum to holders of 2011 exchange notes of record on the immediately preceding January 1 and July 1. Interest on the 2011 exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     Principal of and premium and interest on the notes and liquidated damages on the initial notes, if any, are payable at the office or agency maintained for that purpose or, at our option, payments of interest on the notes and liquidated damages on the initial notes may be made by check mailed to the holders of the notes at their respective addresses as set forth in the register of holders of notes. However, all payments to noteholders who have given us wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by those noteholders. Until we otherwise designate, our office or agency will be the office of the trustee maintained for this purpose. The initial notes were issued, and the exchange notes will be issued, in denominations of $1,000 and integral multiples of $1,000.

GUARANTEES

     As of the date of issuance of the initial notes, all of the issuers' Obligations under the notes were guaranteed on an unsecured senior basis by MeriStar Hospitality Corporation and all of our subsidiaries that guarantee our Credit Agreement. In addition, the indenture provides that, before guaranteeing any of our other Indebtedness or Indebtedness of MeriStar Hospitality Corporation, a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation that is also a Significant Subsidiary must execute and deliver to the trustee a supplemental indenture under which the Restricted Subsidiary shall guarantee, on an unsecured senior basis, all of the issuers' Obligations with respect to the notes together with an opinion of counsel (which counsel may be one of our employees) to the effect that the supplemental indenture has been duly executed and delivered by the Restricted Subsidiary and is in compliance in all material respects with the terms of the indenture. The guarantees will rank equally with all of the Guarantors' existing and future senior debt and senior to all of the Guarantors' subordinated debt. The obligations of the Guarantors under any guarantees will be effectively subordinated to all secured debt of the Guarantors and to all indebtedness of their subsidiaries.

     The Credit Agreement generally may, from time to time, prohibit the incurrence of these future guarantees unless and until a time when the indebtedness under the credit facility is repaid in full.

     The indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another corporation, person or entity, whether or not affiliated with such Subsidiary Guarantor (other than us, MeriStar Hospitality Corporation or another Subsidiary Guarantor), unless:

          (a) except as limited by the provisions of the following paragraph, the person formed by or surviving the consolidation or merger (if other than the Subsidiary Guarantor) assumes all the

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     obligations of the Subsidiary Guarantor under a supplemental indenture in form and substance reasonably satisfactory to the trustee pursuant to the indenture;

          (b) immediately after giving effect to the transaction, no default or event of default exists; and

          (c) the Subsidiary Guarantor, or any person formed by or surviving the consolidation or merger, would be permitted by virtue of the tests described in the first paragraph of the covenant described below under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" to incur, immediately after giving effect to the transaction, at least $1.00 of additional Indebtedness under those tests.

     The indenture provides that in the event of either a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, which sale or other disposition is otherwise in compliance with the terms of the indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the capital stock of the Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor) will be automatically and unconditionally released and relieved of any obligations under its guarantee.

     For purposes of a guarantee with respect to the notes, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Subsidiary Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of our obligations under the notes and the indenture or (b) the amount, if any, which would not have either rendered the Subsidiary Guarantor "insolvent" (as the term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or left it with unreasonably small capital at the time its guarantee with respect to the notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time. However, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b). The indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of the Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights the Subsidiary Guarantor may have, contractual or otherwise, are taken into account.

OPTIONAL REDEMPTION

     Before January 15, 2004, the issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of the common equity of MeriStar Hospitality Corporation (within 60 days of the consummation of any public equity offering), (a) up to 35% of the aggregate principal amount of the 2008 notes at a redemption price equal to 109% of the principal amount of the 2008 notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date and (b) up to 35% of the aggregate principal amount of the 2011 notes at a redemption price equal to 109 1/8 % of the principal amount of the 2011 notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date. However, in order to redeem the 2008 notes or the 2011 notes with the net cash proceeds of an equity offering, at least 65% of the aggregate principal amount of the notes of that series originally issued must remain outstanding immediately after each redemption. The Credit Agreement may, from time to time, prohibit the purchase of the notes with the net cash proceeds of a public equity offering, unless and until the indebtedness under the Credit Agreement is repaid in full.

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MANDATORY REDEMPTION

     The issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

RANKING

     The notes are the issuers' general unsecured obligations that rank equally in right of payment with all of the issuers' other unsecured senior Indebtedness and rank senior in right of payment to all of the issuers existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all of the issuers' and their subsidiaries' secured Indebtedness and to all other indebtedness of their non-guarantor subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of MeriStar or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Agreement or the issuers' other secured debt, their assets that secure the Credit Agreement or their other secured debt will be available to pay obligations on the notes only after all Indebtedness under the Credit Agreement or their other secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     The indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that we purchase all or a portion of the holder's notes pursuant to the offer described below, at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

     Within 10 days following the date upon which the Change of Control occurs, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Holders electing to have a note purchased pursuant to a Change of Control offer will be required to surrender their note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the trustee or paying agent, if any, at the address specified in the notice before the close of business on the third business day before the Change of Control payment date.

     If a Change of Control offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept that Change of Control offer. The Credit Agreement prohibits the purchase of notes by us in the event of a Change of Control, unless and until the time the Indebtedness under the Credit Agreement is repaid in full. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions.

     In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase notes or could attempt to refinance the borrowings that contain that prohibition. If we do not obtain that consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, the failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under the Credit Agreement.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

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     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuers to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the issuers' assets to another person may be uncertain.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of notes under a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of the indenture by virtue of that compliance.

     The issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the issuers and purchases all notes validly tendered and not withdrawn under the Change of Control offer.

  ASSET SALES

     The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, conduct an Asset Sale, unless:

          (a) we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, to be evidenced by a resolution of MeriStar Hospitality Corporation's board of directors described in an officer's certificate delivered to the trustee; and

          (b) at least 75% of the consideration therefor received by us, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that, with respect to the sale of one or more hotel properties, up to 75% of the consideration may consist of indebtedness of the purchaser of those hotel properties if that indebtedness is secured by a first priority Lien on the properties sold. However, the principal amount of the following shall be deemed to be cash for purposes of this provision:

             (1) any of our liabilities or those of MeriStar Hospitality Corporation or such Restricted Subsidiaries, as shown on our, MeriStar Hospitality Corporation's or such Restricted Subsidiary's most recent balance sheet or in the related notes thereto (other than liabilities that by their terms rank junior in right of payment to the notes or any guarantee of the notes) that are assumed by the transferee of those assets; and

             (2) any notes or other obligations received by us, MeriStar Hospitality Corporation or any such Restricted Subsidiary from a transferee that are converted by us or the Restricted Subsidiary into cash within 90 days after the closing of the Asset Sale (to the extent of the cash received).

     Notwithstanding the foregoing, the restriction in clause (b) above will not apply with respect to mortgages, other notes receivable or other securities received by us, MeriStar Hospitality Corporation or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, other notes receivable or other securities are Investments permitted to be made by us, MeriStar Hospitality Corporation or the Restricted Subsidiary under the covenant described below entitled "Restricted Payments."

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     In the event and to the extent that the Net Proceeds received by us,
MeriStar Hospitality Corporation and our respective Restricted Subsidiaries collectively from one or more Asset Sales occurring on or after the date of issuance of the notes in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries has been filed with the Securities and Exchange Commission or otherwise provided to the trustee), then we or MeriStar Hospitality Corporation shall, or shall cause the relevant Restricted Subsidiary to, within 365 days after the date the Net Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

          (a) apply the Net Proceeds from the Asset Sale to prepay any Indebtedness under any Credit Facility, in order to effect a permanent reduction in the amount of Indebtedness that may be incurred under clause
     (b) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock"; or

          (b) invest the Net Proceeds from the Asset Sale in property or assets used in a Hospitality-Related Business, provided that we, MeriStar Hospitality Corporation or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days after the Asset Sale, we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated the Net Proceeds from our general funds and our subsidiaries for that purpose and the Investment is substantially completed within 180 days after the first anniversary of the Asset Sale.

     Any Net Proceeds from an Asset Sale that are not applied or invested as provided above will be deemed to constitute "excess proceeds." When the aggregate amount of excess proceeds exceeds $10.0 million, we shall make an offer, to all holders of notes and other Indebtedness that ranks by its terms equally in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of Net Proceeds from Asset Sales as are contained in the indenture to purchase on a proportional basis the maximum principal amount of notes of each series, that is an integral multiple of $1,000, that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes of that series plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of notes and other such Indebtedness tendered under an Asset Sale offer is less than the excess proceeds, we may use any remaining excess proceeds for general corporate purposes. If the aggregate principal amount of notes of any series surrendered by holders of those notes exceeds the amount of excess proceeds available for purchase of those notes, the trustee shall select the notes of that series to be purchased in the manner described under the caption "-- Selection And Notice" below. When the offer to purchase is completed, the amount of excess proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale under this paragraph, we or any Restricted Subsidiary may temporarily reduce our Indebtedness or that of a Restricted Subsidiary that ranks by its terms senior to the notes or otherwise invest the Net Proceeds in Cash Equivalents. The Credit Agreement generally prohibits the purchase of notes by us in the circumstances described above unless and until the time as the Indebtedness under the credit facility is repaid in full.

     We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act and other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture by virtue of compliance.

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SELECTION AND NOTICE

     If less than all of the notes of a series are to be purchased in an Asset Sale offer or redeemed at any time, selection of notes of that series for purchase or redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes of that series are listed, or, if the notes of that series are not so listed, on a proportional basis, by lot or by any method as the trustee shall deem fair and appropriate. However, no notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption of notes of a series is made with the proceeds of a public offering of our common equity securities, selection of the notes of that series or portions of the notes of that series for redemption shall be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of notes to be purchased or redeemed at its registered address. If any note of a series is to be purchased or redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount of that note to be purchased or redeemed.

     A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the holder of the note upon cancellation of the original note. On and after the purchase or redemption date, interest ceases to accrue on notes or portions of the note called for purchase or redemption as long as the issuers have deposited with the trustee funds in satisfaction of the applicable redemption price under the indenture.

COVENANTS

     The indenture contains, among others, the following covenants:

     Restricted Payments. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of our, MeriStar Hospitality Corporation's or any of our respective Restricted Subsidiaries' Equity Interests, other than: (1) dividends or distributions payable in our Equity Interests or Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock); (2) dividends or distributions by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than us, MeriStar Hospitality Corporation or a Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder's proportional aggregate common equity interest in that Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (b) purchase, redeem or otherwise acquire or retire for value any of our Equity Interests or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries or other Affiliate of ours or MeriStar Hospitality Corporation's, other than (1) any Equity Interests owned by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; (2) any Existing Preferred OP Units; and (3) any Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (c) purchase, redeem or otherwise acquire or retire for value any of our Indebtedness or any Indebtedness of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is subordinated or junior in right of payment, by its terms, to the notes or any guarantee of the notes

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     before the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for the subordinated or junior Indebtedness; or

          (d) make any Investment

        (all the payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted Payment:

             (1) no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

             (2) we and MeriStar Hospitality Corporation would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the tests described in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock"; and

             (3) the Restricted Payment, together with the aggregate of all other Restricted Payments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (b), (c),
        (d), (e) and (g)(1) of the second next succeeding paragraph, is less than the sum, without duplication, of

                (A) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the date of issuance of the notes to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

                (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors of MeriStar Hospitality Corporation) received by us or MeriStar Hospitality Corporation from the issue or sale, in either case, since the date of the indenture of either (a) our or MeriStar Hospitality Corporation's Equity Interests or of (b) our or MeriStar Hospitality Corporation's debt securities that have been converted or exchanged into those Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus

                (C) in case, after the date of the indenture, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation and, only if no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of (a) the book value (determined in accordance with GAAP) at the date of the redesignation, combination or transfer of the aggregate Investments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the board of directors of MeriStar Hospitality Corporation, whose determination shall be conclusive and evidenced by a resolution of the board and, in each

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           case, after deducting any Indebtedness associated with the
           Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

                (D) 100% of any dividends, distributions or interest actually received in cash by us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation after the date of the indenture from (a) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Funds From Operations, (b) an Unrestricted Subsidiary, (c) a person that is not a subsidiary or (d) a person that is accounted for on the equity method (except in the case of each of clauses (b), (c) and (d), to the extent any such amounts are included in the calculation of Funds From Operations).

     Notwithstanding the foregoing, we or MeriStar Hospitality Corporation may declare or pay any dividend or make any distribution that is necessary to maintain MeriStar Hospitality Corporation's status as a REIT under the Internal Revenue Code if:

          (a) the aggregate principal amount of all of our outstanding Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis at such time is less than 80% of MeriStar Hospitality Corporation's Adjusted Total Assets; and

          (b) no default or event of default shall have occurred and be continuing.

     The foregoing provisions do not prohibit the following:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (b) (1) the redemption, purchase, retirement or other acquisition of any OP Unit in exchange for Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock) and (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of us, MeriStar Hospitality Corporation or a Restricted Subsidiary (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation) of other Equity Interests of us or MeriStar Hospitality Corporation (other than any Disqualified Stock). However, in the case of (1) and (2) the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

          (c) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes in a Permitted Refinancing;

          (d) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes with the proceeds of a substantially concurrent sale (other than to one of our subsidiaries) of Equity Interests (other than Disqualified Stock) of us or MeriStar Hospitality Corporation. However, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase shall be excluded from clause (3)(B) of the preceding paragraph;

          (e) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of us or MeriStar Hospitality Corporation under any management equity subscription agreement, stock option agreement or stock award. However, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests shall not exceed $3,000,000 in any 12 month period;

          (f) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of our property or assets;

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          (g) (1) the making of any Permitted Investment described in clauses
     (a), (b), (c), (d), (f) or (g) of the definition of Permitted Investments and (2) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments; and

          (h) payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $35 million collectively, provided that at the time of, and after giving effect to, the proposed payment, we and MeriStar Hospitality Corporation could have incurred at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under the heading "Incurrence of Indebtedness and Issuance of Certain Capital Stock";

provided, however, in the case of clauses (b)(2), (c), (d), (e), (f), (g)(2) and
(h), no default or event of default shall have occurred and be continuing or would occur as a consequence of the Permitted Investments.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, we or MeriStar Hospitality Corporation may allocate or reallocate all or any portion of the Restricted Payment among the clauses (a) through (h) of the preceding paragraph or among the clauses and the first paragraph of this covenant including clauses (1), (2) and (3). However, at the time of the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the fair market value, evidenced by a resolution of the board of directors of MeriStar Hospitality Corporation described in an officer's certificate delivered to the trustee, on the date of the Restricted Payment of the asset(s) proposed to be transferred by us, MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (a) the end of any calendar quarter in which any Restricted Payment is made or (b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed $5.0 million, we shall deliver to the trustee an officer's certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon our latest available financial statements.

     The board of directors of MeriStar Hospitality Corporation may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a default or event of default. For purposes of making the determination as to whether the designation would cause a default or event of default, all outstanding Investments by us, MeriStar Hospitality Corporation and our Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All the outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (a) the net book value of the Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made. The designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary by MeriStar Hospitality Corporation's board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of MeriStar Hospitality Corporation's board of directors giving effect to the designation and an officer's certificate certifying that the designation complied with the foregoing conditions.

     Incurrence of Indebtedness and Issuance of Certain Capital Stock. The indenture provides that (1) neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" or an "incurrence" of) any Indebtedness (including Assumed Indebtedness), (2) neither we nor
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MeriStar Hospitality Corporation will issue, and neither we nor MeriStar
Hospitality Corporation will permit any of our respective Restricted Subsidiaries to issue, any shares of Disqualified Stock and (3) neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to issue any Preferred Stock. However, we or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock if:

          (1) the aggregate principal amount of all outstanding Indebtedness and Disqualified Stock of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) determined on a consolidated basis is less than or equal to 65% of MeriStar Hospitality Corporation's Adjusted Total Assets, after giving effect to, on a pro forma basis, such incurrence or issuance and the receipt and application of the proceeds thereof; and

          (2) the Fixed Charge Coverage Ratio of MeriStar Hospitality Corporation for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period;

provided that we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries may not incur any Subsidiary Debt or any Secured Indebtedness if immediately after giving effect to, on a pro forma basis, such incurrence of such additional Subsidiary Debt or Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Subsidiary Debt or Secured Indebtedness of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) on a consolidated basis is greater that 45% of MeriStar Hospitality Corporation's Adjusted Total Assets.

     The foregoing provisions do not apply to:

          (a) the incurrence by our or MeriStar Hospitality Corporation's Unrestricted Subsidiaries of Non-Recourse Indebtedness; however, if any of such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (b) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount not to exceed $900.0 million at any one time outstanding minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of the Indebtedness under clause
     (a) of the third paragraph of the covenant described under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (c) the incurrence by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries of Existing Indebtedness;

          (d) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase our Indebtedness or that of MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates. However, the Hedging Obligations must be incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

          (e) the incurrence or the issuance by us or MeriStar Hospitality Corporation of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted

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     Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock.
     However, the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

          (f) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of intercompany Indebtedness between or among us, MeriStar Hospitality Corporation and/or any of our respective Restricted Subsidiaries. However, (1) any subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a person other than a Restricted Subsidiary and (2) any sale or other transfer of any of the Indebtedness to a person that is not either us, MeriStar Hospitality Corporation or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of the Indebtedness by us, MeriStar Hospitality Corporation or a Restricted Subsidiary, as the case may be;

          (g) the incurrence of Indebtedness represented by the notes and any guarantee of the notes;

          (h) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

          (i) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million collectively;

          (j) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Assumed Indebtedness, except that, after giving effect to the incurrence of Assumed Indebtedness, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph;

          (k) the issuance of Preferred OP Units by us or any of our Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, except that, after giving effect to the issuance of the Preferred OP Units, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph; and

          (l) the incurrence of Indebtedness by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of our obligations or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis in connection with such disposition.

     Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (1) pay dividends or make any other distributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries
     (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (b) make loans or advances or capital contributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; or

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          (c) sell, lease or transfer any of its properties or assets to us,
     MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries,

        except for those encumbrances or restrictions existing under or by reasons of:

             (1) Existing Indebtedness as in effect on the date of the indenture;

             (2) any Credit Facility, except that the encumbrances or restrictions contained in that facility, as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions, must be no more restrictive than those contained in the Credit Agreement as in effect on the date of the indenture;

             (3) the indenture and the notes;

             (4) applicable law;

             (5) any instrument governing Indebtedness or Capital Stock of a person we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries acquire or of any person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of that person is not taken into account (to the extent of the restriction) in determining whether the acquisition was permitted by the terms of the indenture;

             (6) restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

             (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

             (8) Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must be no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

             (9) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to such security agreements and mortgages.

     Liens. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, secure any Indebtedness under the Credit Agreement or any other Indebtedness incurred pursuant to clause
(b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" by a Lien (other than a Stock Pledge) unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with the Indebtedness under the Credit Agreement or any such other Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" for so long as the Indebtedness under any of the Credit Agreement or any other such Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" is secured by such Lien; provided, however, that this covenant shall not become effective until such time as it is permitted by the Credit Agreement. The indenture provides that we and MeriStar Hospitality Corporation will use commercially reasonable efforts to obtain the consent of the required lenders under the Credit Agreement to the effectiveness of this covenant.

     Maintenance of Total Unencumbered Assets. We, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the

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aggregate outstanding principal amount of our, MeriStar Hospitality
Corporation's and our Restricted Subsidiaries' Unsecured Indebtedness (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock" above or otherwise); provided, however, that this covenant shall not become effective until such time as it is permitted by the Credit Agreement. The indenture provides that we and MeriStar Hospitality Corporation will use commercially reasonable efforts to obtain the consent of the required lenders under the Credit Agreement to the effectiveness of this covenant.

     Merger, Consolidation or Sale of Assets. The indenture provides that neither of the issuers nor MeriStar Hospitality Corporation may consolidate or merge with or into (whether or not such issuer or MeriStar Hospitality Corporation, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our respective properties or assets in one or more related transactions, to another corporation, person or entity unless:

          (a) such issuer or MeriStar Hospitality Corporation, as the case may be, is the surviving corporation or the person formed by or surviving the consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or to which the sale, transfer or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the person formed by or surviving any such consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or the person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of such issuer's or MeriStar Hospitality Corporation's respective obligations, as the case may be, pursuant to a supplemental indenture under the notes or the guarantee, as the case may be, and the indenture;

          (c) immediately after the transaction no default or event of default exists; and

          (d) such issuer or MeriStar Hospitality Corporation, as the case may be, or any person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the tests as set forth in the first paragraph of the covenant described under the caption
     "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     Upon any consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor person formed by the consolidation or into which such issuer or MeriStar Hospitality Corporation, as the case may be, are merged or to which the lease, conveyance or transfer is made shall succeed to, and be substituted for such issuer or MeriStar Hospitality Corporation, as the case may be, and may exercise all of our respective rights and powers under the indenture with the same effect as if the successor had been named as such issuer or MeriStar Hospitality Corporation, as the case may be, therein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

     Transactions with Affiliates. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to us, MeriStar Hospitality Corporation or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us, MeriStar Hospitality Corporation or the Restricted Subsidiary on an arm's-length basis with an unrelated person;

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          (b) we deliver to the trustee:

             (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an officer's certificate certifying that the Affiliate Transaction complies with clause (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of MeriStar Hospitality Corporation's board of directors; and

             (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, an opinion as to the fairness to us, MeriStar Hospitality Corporation or the Restricted Subsidiary from a financial point of view issued, at our option, by an investment banking firm of national standing or a qualified appraiser; and

          (c) we deliver to the trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries, and

             (1) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a qualified appraiser to the effect that the transaction is being undertaking at fair market value, or

             (2) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to us, MeriStar Hospitality Corporation or the Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

     However, the following shall not be deemed Affiliate Transactions:

          (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries enter into in the ordinary course of business and consistent with our past practice or that of MeriStar Hospitality Corporation or the Restricted Subsidiary;

          (B) transactions between or among us or MeriStar Hospitality Corporation and/or our respective Restricted Subsidiaries;

          (C) the incurrence of fees in connection with the provision of hotel management services, except that the fees must be paid in the ordinary course of business and are consistent with past practice; and

          (D) Restricted Payments permitted by the provisions of the indenture described above under the covenant described under the caption
     "-- Restricted Payments."

     Line of Business. The indenture provides that for so long as any notes are outstanding, neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

     Payments for Consent. The indenture provides that neither we nor MeriStar Hospitality Corporation nor any of our respective subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes of a series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes of that series unless the consideration is offered to be paid or agreed to be paid to all holders of the notes of that series that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

     Covenants of MeriStar Finance. The indenture provides that MeriStar Finance shall not (a) own any assets other than nominal equity capital, (b) incur any Indebtedness other than the notes and

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guarantees of certain Indebtedness existing on the day the initial notes were issued and (c) engage in any business other than the co-issuance of the notes and the guarantees of the Indebtedness described in clause (b).

COVENANTS UPON ATTAINMENT AND MAINTENANCE OF AN INVESTMENT GRADE RATING

     The covenants described above under "Covenants -- Liens,"
"Covenants -- Restricted Payments," "Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," and "Covenants -- Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade and no default or event of default has occurred and is continuing.

REPORTS

     Whether or not required by the rules and regulations of the Securities and Exchange Commission, as long as any notes of any series are outstanding, the issuers and MeriStar Hospitality Corporation will furnish to the holders of notes of that series all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if the issuers or MeriStar Hospitality Corporation were required to file the forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, the issuers and MeriStar Hospitality Corporation will submit a copy of all the information with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a submission) and file the information with the trustee and make the information available to investors and securities analysts who request it in writing. In addition, for as long as the notes of any series are outstanding, the issuers and MeriStar Hospitality Corporation will continue to provide to holders and to prospective purchasers of notes of that series the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an event of default with respect to any series of notes:

          (a) default for 30 days in the payment when due of interest or liquidated damages, if any, on the notes of that series;

          (b) default in payment when due of the principal of or premium, if any, on the notes of that series at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes of that series tendered pursuant to a Change of Control offer or an Asset Sale offer);

          (c) failure by any issuer, MeriStar Hospitality Corporation or any Restricted Subsidiary to comply with the covenant described under the caption "-- Covenants -- Merger, Consolidation or Sales of Assets";

          (d) failure by any issuer, MeriStar Hospitality Corporation or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the indenture or the notes of that series after written notice shall have been given to us by the trustee or to us and the trustee from holders of at least 25% in principal amount of the notes of that series then outstanding;

          (e) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of Non-Recourse Indebtedness of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (1) 10% of the total assets of us, MeriStar Hospitality Corporation and our respective
     Restricted Subsidiaries measured as of the end of our most recent fiscal quarter for which internal financial statements are available immediately before the date on which the default occurred, determined on a pro forma basis, and (2) $50 million, and the failure
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     continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us, MeriStar Hospitality Corporation or the Restricted Subsidiary of notice of the acceleration);

          (f) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of us, MeriStar Hospitality Corporation or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

          (g) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of our, MeriStar Hospitality Corporation's or our respective Restricted Subsidiaries' assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

          (h) except as permitted by the indenture, any guarantee with respect to the notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors and assigns), or any person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and

          (i) specific events of bankruptcy or insolvency with respect to us, MeriStar Hospitality Corporation, or any of our respective subsidiaries that would constitute a Significant Subsidiary or any group of our respective subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes of the applicable series may declare all the notes of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specific events of bankruptcy or insolvency, with respect to:

          (1) us,

          (2) any of our or MeriStar Hospitality Corporation's subsidiaries that would constitute a Significant Subsidiary,

          (3) any group of our or MeriStar Hospitality Corporation's subsidiaries that, taken together, would constitute a Significant Subsidiary or

          (4) MeriStar Hospitality Corporation,

all outstanding notes will become due and payable without further action or notice. Under specific circumstances, the holders of a majority in principal amount of the outstanding notes of any series may rescind any acceleration with respect to the notes of that series and its consequences. Holders of the notes of any series may not enforce the indenture or the notes of that series except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding notes of any series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes of any series notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest on the notes of that series, if it determines that withholding notice is in their interest.

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     The indenture provides that no holder of a note of any series may pursue a remedy under the indenture unless:

          (a) the holder gives to the trustee written notice of a continuing event of default or the trustee receives the notice from us or MeriStar Hospitality Corporation;

          (b) the holders of at least 25% in principal amount of the then-outstanding notes of that series make a written request to the trustee to pursue a remedy;

          (c) the holder of a note of that series or holders of notes of that series offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

          (d) the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during the 60-day period the holders of a majority in principal amount of the then-outstanding notes of that series do not give the trustee a direction inconsistent with the request.

However, this provision does not affect the right of a holder of a note of any series to sue for enforcement of any overdue payment on the notes of that series.

     The issuers and MeriStar Hospitality Corporation are required to deliver to the trustee annually a statement regarding compliance with the indenture, including with respect to any Restricted Payments made during that year and the basis upon which the calculations required by the covenants described under the caption "-- Covenants -- Restricted Payments" were computed (which calculations may be based on our latest available financial statements). The issuers and MeriStar Hospitality Corporation are also required upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying the default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     None of the directors, officers, employees, incorporators or stockholders, past, present or future, of us, any successor person or any Guarantor, as such, shall have any liability for any of our obligations under the notes, any guarantee of the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all those liabilities. The waiver and release are part of the consideration for issuance of the notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver or release is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have all of the issuers' obligations and the obligations of any Guarantor discharged with respect to the outstanding notes of any series ("legal defeasance"), except for:

          (a) the rights of holders of outstanding notes of that series to receive payments in respect of the principal of, premium, if any, and interest on the notes of that series when the payments are due;

          (b) the issuers' obligations and those of the Guarantors with respect to the notes of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the trustee, and the issuers' obligations and those of the Guarantors in connection with the trustee; and

          (d) the legal defeasance provisions of the indenture.

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     In addition, the issuers may, at their option and at any time, elect to have their obligations and those of any Guarantor released with respect to specific covenants that are described in the indenture ("covenant defeasance"). After this release, any omission to comply with those obligations would not constitute a default or event of default with respect to the notes of the applicable series. In the event covenant defeasance occurs, some events, but not non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described above under "-- Events of Default and Remedies" would no longer constitute an event of default with respect to the notes of the applicable series.

     In order to exercise either legal defeasance or covenant defeasance,

          (a) the issuers must irrevocably deposit with the trustee, for the benefit of the holders of the notes of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes of that series on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes of that series;

          (b) in the case of legal defeasance, the issuers shall have delivered to the trustee an opinion of counsel (which counsel may be one of their employees or an employee of one of their subsidiaries) reasonably acceptable to the trustee confirming that (1) the issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of issuance of the notes of the applicable series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (c) in the case of covenant defeasance, the issuers shall have delivered to the trustee an opinion of counsel (which counsel may be one of their employees or an employee of one of their subsidiaries) reasonably acceptable to the trustee confirming that the holders of the outstanding notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

          (d) no default or event of default shall have occurred and be continuing with respect to the notes of the applicable series on the date of the deposit, other than a default or event of default resulting from the borrowing of funds applied to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at anytime in the period ending on the 123rd day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the issuers);

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which any issuer, MeriStar Hospitality Corporation or any of their respective subsidiaries is a party or by which any issuer, MeriStar Hospitality Corporation or any of their respective subsidiaries is bound;

          (f) the issuers shall have delivered to the trustee an opinion of counsel to the effect that, as of the date of the opinion, (1) the trust funds will not be subject to any rights of holders of Indebtedness other than the notes of the applicable series and (2) assuming no intervening bankruptcy of the issuers or MeriStar Hospitality Corporation between the date of deposit and the 123rd day following the deposit and assuming no holder of notes of the applicable series is one of the issuers' or MeriStar Hospitality Corporation's insiders, after the 123rd day following the deposit, the

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     trust funds will not fall under the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally under any applicable United States or state law;

          (g) the issuers shall have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes of the applicable series over their other creditors with the intent of defeating, hindering, delaying or defrauding their creditors or others; and

          (h) the issuers shall have delivered to the trustee an officer's certificate and an opinion of counsel (which counsel may be one of their employees), each stating that all conditions precedent provided for relating to such legal defeasance or such covenant defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of notes of the applicable series, as to all outstanding notes of any series when either:

          (a) all the notes of that series previously authenticated and delivered, except lost, stolen or destroyed notes of that series that have been replaced or paid and notes of that series for whose payment money has previously been deposited in trust or segregated and held in trust by the issuers and later repaid to the issuers or discharged from the trust, have been delivered to the trustee for cancellation; or

          (b)(1) all the notes of that series not previously delivered to the trustee for cancellation have become due and payable by their terms or shall have been called for redemption and the issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes of that series not previously delivered to the trustee for cancellation or redemption, for the principal amount, premium and liquidated damages, if any, and accrued interest to the date of the deposit; (2) the issuers have paid all other sums payable by the issuers with respect to the notes of the applicable series under the indenture; and (3) the issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes of the applicable series at maturity or on the redemption date, as the case may be.

     In addition, the issuers must deliver an officer's certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the notes of the applicable series have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes as provided in the indenture. The registrar (who will initially be the trustee) and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The issuers may also require a holder to pay any taxes and fees required by law or permitted by the indenture. The issuers are not required to transfer or exchange any note selected for redemption. Also, the issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs of this subsection, the indenture or the notes of any series may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes of each series affected by such amendment or supplement, including consents obtained in connection with a tender offer or exchange offer for notes of the series affected. In addition, any existing default or compliance with any provision of the indenture or
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

the notes of any series may be waived with the consent of the holders of a majority in principal amount of the then-outstanding notes of each series affected by such waiver, including consent obtained in connection with a tender offer or exchange offer for notes of the series affected.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

          (a) reduce the principal amount of notes of any series whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any notes or alter the provisions with respect to the redemption of the notes;

          (c) reduce the rate of or change the time for payment of interest on any note;

          (d) waive a default or event of default in the payment of principal of or premium, if any, or interest on any notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes of the applicable series and a waiver of the payment default that resulted from the acceleration;

          (e) make any note payable in money other than that stated in the notes;

          (f) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (g) waive a redemption payment with respect to any note;

          (h) make any change in the above amendment and waiver provisions;

          (i) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee of the notes in a manner which adversely affects the holders in any material respect;

          (j) voluntarily release a Guarantor of the notes except as otherwise provided in the indenture; or

          (k) make any change to the covenants described above under the caption "-- Repurchase at the Option of Holders."

     Notwithstanding the foregoing, without the consent of any holder of notes, the issuers and the trustee may amend or supplement the indenture or the notes

          (a) to cure any ambiguity, defect or inconsistency,

          (b) to provide for uncertificated notes in addition to or in place of certificated notes,

          (c) to provide for the assumption of an issuer's or MeriStar Hospitality Corporation's obligations to holders of the notes in the case of a merger, consolidation or sale of assets,

          (d) to release a Guarantor as provided in the indenture,

          (e) to make any change that would provide any additional rights or benefits to the holders of the notes, including providing for guarantees with respect to the notes under the covenant described under the caption "-- Guarantees," or that does not adversely affect the legal rights under the indenture of any such holder, or

          (f) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

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CONCERNING THE TRUSTEE

     The indenture contains limitations on the rights of the trustee, should it become a creditor of an issuer, to obtain payment of claims in specific cases or to realize on specific property received in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign. The holders of a majority in principal amount of the then-outstanding notes of any series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, with some exceptions. The indenture provides that if an event of default occurs, and is not cured, the trustee is required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

     We have provided below selected defined terms as used in the indenture. Please refer to the indenture for a full description of all those terms, as well as any other capitalized terms used in this description of the notes for which no definition is provided.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of the assets of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

          (1) all of the current liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis, excluding intercompany items, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Securities and Exchange Commission or otherwise provided to the trustee.

     "Adjusted Total Assets" means, for any person, the Total Assets for such person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

     "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through the ownership of voting securities, by agreement or otherwise. However, the beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Asset Sale" means:

          (a) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of our, MeriStar Hospitality Corporation's or a Restricted Subsidiary's Hospitality-Related Business properties or assets) conveyance or other disposition of any of our property or assets or that of MeriStar Hospitality Corporation or any Restricted Subsidiary, including by way of a sale and leaseback transaction;

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          (b) the issuance or sale of Equity Interests of any of our or MeriStar
     Hospitality Corporation's Restricted Subsidiaries; or

          (c) any Event of Loss,

other than, with respect to clauses (a), (b) and (c) above, the following:

          (1) the sale or disposition of personal property held for sale in the ordinary course of business;

          (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of our business or the business of MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable;

          (3) the transfer of assets by us or MeriStar Hospitality Corporation to one of our respective Restricted Subsidiaries or by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries to us or MeriStar Hospitality Corporation or to another one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (4) (A) the exchange of one or more lodging facilities and related assets held by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries for one or more lodging facilities and related assets of any person or entity; however, if any other assets are received by us, MeriStar Hospitality Corporation or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in the covenant "Asset Sales," or (B) the issuance of OP Units or Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets; however, MeriStar Hospitality Corporation's board of directors must have determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by us or MeriStar Hospitality Corporation, as described in an opinion of a qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries;

          (5) any Restricted Payment, permitted under the covenant described under the caption "-- Covenants -- Restricted Payments" above;

          (6) the sale, lease, conveyance or other disposition of all or substantially all of our or MeriStar Hospitality Corporation's assets in compliance with the provisions of the indenture described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Covenants -- Merger, Consolidation or Sale of Assets";

          (7) the conversion of or foreclosure on any mortgage or note, but only if we, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries receives the real property underlying the mortgage or note; or

          (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

     "Assumed Indebtedness" means, with respect to any specified person:

          (a) Indebtedness of any other person existing at the time the other person merged with or into or became a subsidiary of the specified person; and

          (b) Indebtedness encumbering any asset acquired by the specified person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other person merging with or into or becoming a subsidiary of, the specified person.

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     "Capital Lease Obligation" means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means:

          (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

          (b) (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

          (d) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent of that rating by Moody's Investors Service, Inc. or at least A-2 or the equivalent of that rating by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition;

          (e) money market mutual funds that provide daily purchase and redemption features; and

          (f) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent of that rating by Standard & Poor's Corporation and a rating of at least A2 or the equivalent of that rating by Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following:

          (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our or MeriStar Hospitality Corporation's assets to any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act;

          (b) the adoption of a plan relating to our or MeriStar Hospitality Corporation's liquidation or dissolution;

          (c) the acquisition by any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act, of a direct or indirect interest in more than 50% of the ownership of MeriStar Hospitality Corporation or, other than by MeriStar Hospitality Corporation, of us or the voting power of MeriStar Hospitality Corporation's voting stock or, other than by MeriStar Hospitality Corporation, of our general partner interest by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in our or MeriStar Hospitality Corporation's beneficial ownership as a result of the transaction;

          (d) our or MeriStar Hospitality Corporation's merger or consolidation with or into another corporation or merger of another corporation into us or MeriStar Hospitality Corporation with the effect that immediately after that transaction our or MeriStar Hospitality Corporation's existing stockholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the person surviving the merger or consolidation; or
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          (e) the first day on which a majority of the members of MeriStar
     Hospitality Corporation's board of directors are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of that person for the period plus:

          (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

          (b) provisions for taxes based on the income or profits of the person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

          (c) Consolidated Interest Expense of the person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

          (d) Consolidated Depreciation and Amortization Expense of the person for the period, to the extent deducted in computing Consolidated Net Income; less

          (e) noncash items increasing the Consolidated Net Income for the period in each case, on a consolidated basis for the person and its Restricted Subsidiaries, and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that person by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

          (A) all intercompany items between us, MeriStar Hospitality Corporation and any of our respective Restricted Subsidiaries; and

          (B) all current maturities of long-term Indebtedness,

all as determined in accordance with GAAP consistently applied.

     "Consolidated Depreciation and Amortization Expense" means, with respect to any person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period, of such person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees, (b) commissions,
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discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and (c) interest for which such person or its Restricted Subsidiary is liable, whether or not actually paid, pursuant to Indebtedness or under a guarantee of Indebtedness of any other person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries shall be consolidated with that of a person only to the extent of the proportionate interest of such person in such Restricted Subsidiaries), except that the following shall be excluded:

          (a) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to us or one of our Restricted Subsidiaries;

          (b) the Net Income of any person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Restricted Subsidiary;

          (c) the Net Income of any person acquired in a pooling-of-interests transaction for any period before the date of the acquisition shall be excluded; and

          (d) the cumulative effect of changes in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of MeriStar Hospitality Corporation, our company and our respective Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

          (a) minority interests in consolidated subsidiaries held by persons other than us, MeriStar Hospitality Corporation or one of our respective subsidiaries;

          (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by MeriStar Hospitality Corporation's board of directors;

          (c) any revaluation or other write-up in book value of assets after the date of the indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (e) treasury stock; and

          (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

     "Continuing Directors" means, as of any date of determination, any member of MeriStar Hospitality Corporation's board of directors who:

          (a) was a member of MeriStar Hospitality Corporation's board of directors on the date of the indenture; or
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          (b) was nominated for election or elected to the board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of MeriStar Hospitality Corporation's board of directors at the time of the nomination or election.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 3, 1998 and subsequently amended, entered into between and among us and the lenders party thereto, providing for borrowings and letters of credit, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended, in each case on a senior basis, from time to time on one or more occasions with respect to us or to MeriStar Hospitality Corporation.

     "Credit Facilities" means, with respect to us or MeriStar Hospitality Corporation, one or more senior debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "default" with respect to the notes of any series means any event that is or with the passage of time or the giving of notice or both would be an event of default with respect to the notes of that series.

     "Disqualified Stock" means any Capital Stock, other than OP Units and Preferred OP Units, which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder of the stock, in whole or in part, on or before the first anniversary of the date on which the notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for Capital Stock.

     "Event Of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of the property or asset or (b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

     "Existing Indebtedness" means our Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in existence on the date of the indenture after giving effect to the use of proceeds of this offering of the notes and excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to clause (b) of the second paragraph under "Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" as in effect on the date of the indenture.

     "Existing Preferred OP Units" means Preferred OP Units issued and outstanding on the date of the indenture.

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for the period to the Fixed Charges of such person for the period. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or the issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and
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discontinued operations, as determined in accordance with GAAP, that have been made by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or after the reference period and on or before the Calculation Date, shall be calculated on a pro forma basis assuming that all the acquisitions, dispositions, discontinued operations, mergers, consolidations, and the reduction of any associated fixed charge obligations resulting therefrom, had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any person for any period, the sum of:

          (a) Consolidated Interest Expense of that person and its Restricted Subsidiaries for the period, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income; and

          (b) the product of:

             (1) all cash dividend or distribution payments on any series of Preferred Stock of that person or its Restricted Subsidiaries, other than Preferred Stock owned by that person or its Restricted Subsidiaries; multiplied by

             (2) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

     "Funds From Operations" for any period means the Consolidated Net Income of MeriStar Hospitality Corporation for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such person's Restricted Subsidiaries shall be consolidated only to the extent of such person's proportionate interest therein).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of the indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation of another person (including agreements to keep-well and to purchase assets, goods, securities or services).

     "Guarantor" means (a) MeriStar Hospitality Corporation and (b) any Subsidiary Guarantor, and in each case its successor, if any.

     "Hedging Obligations" means, with respect to any person, the obligations of that person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that person against fluctuations in interest rates or currency exchange rates.
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     "Hospitality-Related Business" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including, without limitation:

          (a) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related to these facilities;

          (b) acquiring, developing, operating, managing or improving any real estate taken in foreclosure, or similar settlement, by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (c) owning and managing mortgages in, or other Indebtedness secured by Liens on, lodging and real estate related or ancillary to lodging; or

          (d) other activities related thereto.

     "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of the above, (c) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or (d) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of that person prepared in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, the guarantee of any Indebtedness of such person or any other person.

     "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in rule 436 under the Securities Act) designated by us, notice of which shall be given to the trustee.

     "Investments" means, with respect to any person, all investments by that person in other persons, including Affiliates, in the forms of loans (including guarantees), advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our respective direct or indirect Restricted Subsidiaries with the result that, after giving effect to any sale or disposition, we or MeriStar Hospitality Corporation, as the case may be, no longer own, directly or indirectly, greater than 50% of the outstanding common stock of the Restricted Subsidiary, we or MeriStar Hospitality Corporation, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the investments in such Restricted Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any person, the net income (loss) of that person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions; and any relocation expenses incurred as a result of the sale, taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries (1) provides credit support, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, under any undertaking, agreement or instrument that would constitute Indebtedness, (2) is directly or indirectly liable, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, or (3) constitutes the lender and (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any of our other Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable before its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the interests to pay dividends or distributions which are tied to dividends paid on the common stock of MeriStar Hospitality Corporation and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation common stock.

     "Permitted Investments" means any (a) Investments in us or MeriStar Hospitality Corporation, (b) Investments in any Restricted Subsidiary of ours or of MeriStar Hospitality Corporation, (c) such Investments in Cash Equivalents,
(d) Investments by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in a person, if as a result of such Investment (1) the person becomes one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, or (2) the person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, but only if the Investments are in entities solely or principally engaged in Hospitality-Related Businesses and the aggregate of the Investments does not exceed the greater of (1) $50.0 million or (2) 5% of Consolidated Net Tangible Assets collectively, (f) Investments in MeriStar Investment Partners, L.P. in an aggregate amount not to exceed $10.0 million collectively and (g) loans to MeriStar Hotels & Resorts, Inc. in an aggregate amount not to exceed $25.0 million collectively.

     "Permitted Joint Venture" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties in which we or MeriStar Hospitality Corporation, directly or indirectly, own less than a 50.1% interest.

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     "Permitted Refinancing" means Refinancing Indebtedness or Refinancing
Disqualified Stock, as the case may be, to the extent:

          (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the Refinancing;

          (b) the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced;

          (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

          (f) the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by us or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

     "Preferred OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the units to pay regularly scheduled fixed distributions on the units, which are not related to dividends on MeriStar Hospitality Corporation's common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation's common stock.

     "Preferred Stock" means (a) any Equity Interest with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

     "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c),
(e), (g), (i) and (j) of the second paragraph of that covenant.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Indebtedness permitted to be incurred under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of that covenant described under the caption
"-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     "Restricted Investments" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

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     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien upon our property or the property of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, other than Indebtedness under a Credit Facility secured only by a Stock Pledge.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as such Regulation is in effect on the date of the indenture.

     "Stock Pledge" means a first priority security interest in the equity interests of subsidiaries of ours or subsidiaries of MeriStar Hospitality Corporation.

     "subsidiary" means, with respect to any person:

          (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, or the accounts of which would be consolidated with those of such person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and

          (2) any partnership;

             (a) in which such person or one or more subsidiaries of such person is, at the time, a general partner and owns alone or together with us a majority of the partnership interest; or

             (b) in which such person or one or more subsidiaries of such person is, at the time, a general partner and which is controlled by such person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such person in conformity with GAAP and the financial statements of which are so consolidated.

     "Subsidiary Debt" means, without duplication, all Unsecured Indebtedness (including guarantees other than guarantees by Restricted Subsidiaries of Secured Indebtedness) of which a Restricted Subsidiary other than a Guarantor is the obligor. A release of the guarantee of a Guarantor which remains a Restricted Subsidiary shall be deemed to be an incurrence of Subsidiary Debt in an amount equal to our proportionate interest in the Unsecured Indebtedness of such Guarantor.

     "Subsidiary Guarantor" means (a) each of our subsidiaries that guarantees our Credit Agreement on the date of the indenture and (b) any Restricted Subsidiary that becomes a guarantor of the notes under the terms of the indenture, and its successor, if any.

     "Total Assets" means the sum of:

          (a) Undepreciated Real Estate Assets; and

          (b) all other assets (excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries determined on a consolidated basis.

     "Total Unencumbered Assets" as of any date means the sum of:

          (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

          (b) all other assets (but excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness or issuance of Disqualified Stock by us, MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries,

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the date such Indebtedness is to be incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the us or MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries plus capital improvements) of real estate assets of ours, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis.

     "Unrestricted Subsidiary" means any subsidiary that is, or has been, designated by MeriStar Hospitality Corporation's board of directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us, MeriStar Hospitality Corporation or the Restricted Subsidiary than those that might be obtained at the same time from persons who are not our affiliates;

          (3) is a person with respect to which neither we nor MeriStar Hospitality Corporation nor any of our respective Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the subsidiaries' business, consistent with past practice; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any of our Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries.

     Any designation by MeriStar Hospitality Corporation's board of directors made after the date of issuance of the notes shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officer's certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," we and MeriStar Hospitality Corporation shall be in default of the covenant.

     MeriStar Hospitality Corporation's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation will be deemed to be an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," and (b) no default or event of default would be in existence following the designation.

     MeriStar Hospitality Finance Corp. may not under any circumstances be designated as an Unrestricted Subsidiary.

     "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is not Secured Indebtedness.

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

     "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding liquidation preference amount of the Disqualified Stock.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding principal amount of the Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

     Except as described below, we will initially issue the exchange notes in the form of one or more registered notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

DEPOSITORY PROCEDURES

     For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company. The operations and procedures of The Depository Trust Company are solely within the control of its settlement system however and may change from time to time. We are not responsible for these operations and procedures and urge you to contact The Depository Trust Company or its participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

     The Depository Trust Company has also advised us that, in accordance with its procedures, (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and
(2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

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     The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THESE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of the issuers, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

     Neither the issuers nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and the issuers and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

     Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

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

     Although The Depository Trust Company has agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of the issuers, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company and its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Notes for Certificated Notes

     A global note will be exchangeable for definitive notes in registered certificated form if:

          (1) The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

          (2) The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act,

          (3) we elect to cause the issuance of the certificated notes upon a notice of the trustee,

          (4) a default or event of default under the indenture for the notes has occurred and is continuing, or

          (5) a request to that effect is made but only upon prior written notice given to the trustee by or on behalf of The Depository Trust Company in accordance with the indenture.

     In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

  Exchange of Certificated Notes for Book-Entry Notes

     Initial notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

  Same Day Settlement and Payment

     The indenture requires that payments in respect of the notes represented by the global notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to notes in certificated form, the issuers will make all payments of principal, premium, if any, and interest on the notes at their office or agency maintained for such purpose within the city and state of New York, initially the office of the paying agent maintained for such purpose, or, at their option, by check mailed to the holders thereof at their respective addresses set forth in the register of holders of notes. However, the issuers are required to make all payments of principal, premium, if any, and interest on notes in certificated form the holders of which have given the issuers wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the holders thereof.

     The notes represented by the global notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. The issuers expect that secondary trading in any certificated notes will also be settled in immediately available funds. Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

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     Because of time zone differences, the securities account of a Euroclear or
Clearstream participant purchasing an interest in a global note from a direct or indirect participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

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                    UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following discussion summarizes specified United States federal income and estate tax considerations that may be relevant to the exchange of outstanding initial notes for exchange notes pursuant to the exchange offer and to the ownership and disposition of notes by U.S. and non-U.S. holders, each as defined below. The following discussion does not purport to be a full description of all United States federal income and estate tax considerations that may be relevant to the holding or disposition of the notes and does not address any other taxes that might be applicable to a holder of the notes, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, our special United States tax counsel, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. holders of the consummation of the exchange offer and the ownership and disposition of the exchange notes. The United States Internal Revenue Service may not take a similar view of these consequences. Further, this discussion does not address all aspects of federal income and estate taxation that may be relevant to particular holders in light of their personal circumstances and does not deal with persons that are subject to special tax rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, insurance companies, tax-exempt entities, persons holding the notes as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. The discussion below assumes that the notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code.

     If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

     The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.

     As used in this offering memorandum, a U.S. holder means a beneficial owner of a note who is, for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or of any of its political subdivisions;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if either a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

     As used in this offering memorandum, a non-U.S. holder means a beneficial owner of a note who is not a U.S. holder.

EXCHANGE OFFER

     The exchange of the initial notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event to holders. Consequently, no gain or loss will be realized by a holder upon

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receipt of an exchange note, the holding period of the exchange note will include the holding period of the initial note exchanged for such exchange note and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis, immediately before the exchange, of the initial note exchanged for the exchange note.

TAX CONSIDERATIONS FOR U.S. HOLDERS

  Stated Interest and Original Issue Discount

     A U.S. holder generally will be required to include in gross income as ordinary interest income the stated interest on a note at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for United States federal income tax purposes.

     The notes were issued at a discount from their face amount. If the de minimis exception described below had not applied, each note would be treated as having been issued with original issue discount in an amount equal to the excess of the stated redemption price at maturity of the note over the issue price of the note, and a U.S. holder of a note would be required to include the original issue discount in income under the constant yield method of accrual, prior to the receipt of payments attributable to such income and regardless of the holder's method of accounting for federal income tax purposes. For purposes of the foregoing, the stated redemption price at maturity of a note is equal to its stated principal amount, and the issue price of a note is the first price at which a substantial amount of the notes were sold. For purposes of determining issue price, sales to a bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler to the public were ignored. Because the amount of the original issue discount on the notes was less than a statutorily defined de minimis amount, the amount of original issue discount on the notes is treated as zero, absent any election by the holder of notes to treat such amount as original issue discount.

  Market Discount

     If a U.S. holder purchased a note at initial issuance for an amount that was less than its issue price and a de minimis exception did not apply, the difference is treated as market discount. Unless the U.S. holder makes an election to include market discount in income as it accrues, any partial principal payment on the note, gain realized on the sale, exchange or retirement of the note and unrealized appreciation on some nontaxable dispositions of the note will be treated as ordinary income to the extent of the market discount that has not been previously included in income and that is treated as having accrued on the note prior to the payment or disposition. A U.S. holder also might be required to defer all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note, unless the U.S. holder has made an election to include the market discount in income as it accrues. Unless the U.S. holder elects to treat market discount as accruing on a constant yield method, market discount will be treated as accruing on a straight-line basis over the term of the note. An election made to include market discount in income as it accrues will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

  Sale, Exchange or Retirement of the Notes

     A U.S. holder's tax basis in a note generally will be its cost, increased by any accrued market discount included in income and decreased by any payments that are not payments of stated interest. A U.S. holder generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any amount received in respect of accrued interest, which will be taxable as ordinary interest income if not previously included in income, and the U.S. holder's tax basis in the note. Subject to the discussion of market discount above, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note, including amounts attributable to de minimisoriginal issue discount, generally will be capital gain or loss. In the case of a noncorporate

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U.S. holder, the federal income tax rate applicable to capital gains will depend upon the holder's holding period for the notes, with a preferential rate available for notes held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

  Tax Considerations For Non-U.S. Holders

     Generally, payments of principal or interest on the notes by us or our paying agent to a non-U.S. holder will not be subject to U.S. federal income or income withholding tax, if, in the case of interest:


     - the non-U.S. holder does not actually own, and is not deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in our company;


     - the non-U.S. holder is not, for United States federal income tax purposes, a controlled foreign corporation related to us either through actual ownership or deemed to be related to us through ownership under applicable Internal Revenue Code rules;

     - the non-U.S. holder is not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Internal Revenue Code; and

     - either (A) the non-U.S. holder provides us or our agent with an Internal Revenue Service Form W-8 BEN, or a suitable substitute form, signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury regulations or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the note on behalf of the beneficial owner and provides a statement to us or our agent signed under penalties of perjury in which the organization, bank or financial institution certifies that the form or suitable substitute has been received by it from the non-U.S. holder or from another financial institution acting on behalf of the non-U.S. holder and furnishes us or our agent with a copy.

     In the case of notes held by a foreign partnership, the certification described above normally is provided by the partners as well as by the foreign partnership and the partnership provides other specified information. Other methods might be available to satisfy the certification requirements described above, depending upon the circumstances applicable to the non-U.S. holder.

     If these requirements cannot be met and the requirements applicable to treatment of the interest as effectively connected with the conduct of a United States trade or business described below are not met, a non-U.S. holder will be subject to United States federal income withholding tax at a rate of 30% with respect to payments of interest on the notes, unless the non-US holder provides us with a properly executed Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty.

     A non-U.S. holder generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and other applicable conditions are met, or the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

     Notwithstanding the above, if a non-U.S. holder is engaged in a trade or business in the United States and if interest on the note or gain realized on the disposition of the note is effectively connected with the conduct of the trade or business, the non-U.S. holder usually will be subject to regular United States federal income tax on the interest or gain in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, with specified adjustments. For this purpose, interest on a note will be included in the foreign corporation's earnings and profits. Even though the effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8 ECI (or successor form) to the payor.


     A note held by an individual non-U.S. holder who at the time of death is not a United States citizen or resident, as defined for United States federal estate tax purposes, will not be subject to United States federal estate taxation as a result of the individual's death unless (A) the individual actually owns, or is deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in our Company or (B) interest payments with respect to the note would have been, if received at the time of the individual's death, effectively connected with the conduct by the individual of a trade or business in the United States.


TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS AND NON-U.S. HOLDERS

  Information Reporting and Backup Withholding

     Noncorporate U.S. holders generally will be subject to information reporting and might be subject to a backup withholding tax with respect to payments on, and the proceeds of disposition of, a note. Backup withholding will apply only if the U.S. holder:

     - fails to furnish its taxpayer identification number which, for an individual, would be his Social Security number;

     - furnishes an incorrect taxpayer identification number;

     - is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

     - in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     Backup withholding and information reporting generally will not apply to payments made by us or our paying agent on a note to a non-U.S. holder if the certification described under "Tax Considerations for Non-U.S. Holders" is provided or the non-U.S. holder otherwise establishes an exemption, and the payor does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of a note to or through a non-United States office of a broker, as defined in applicable Treasury regulations, that is (A) a United States person, (B) a controlled foreign corporation for United States federal income tax purposes, (C) a foreign person 50% or more of whose gross income from all sources for the 3 prior years is from activities effectively connected with the conduct of a United States trade or business or (D) a foreign partnership, if at any time during its tax year, either more than 50% of its income or capital interests are owned by U.S. holders or the partnership is engaged in the conduct of a United States trade or business, will be subject to information reporting requirements unless the broker has documentary evidence in its files of the holder's non-U.S. holder status and has no actual knowledge to the contrary or the non-U.S. holder otherwise establishes an exemption. Backup withholding normally will not apply to any payment of the proceeds from the sale of a note made to or through a foreign office of a broker; however, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. holder. Payments of the proceeds from the sale of a note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. holder and that other conditions are met or the holder otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied.

     Holders of notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining an exemption, if available.

     The amount of any backup withholding will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the Internal Revenue Service.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF HOLDING AND DISPOSING OF THE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to Title I of ERISA, which we refer to as "ERISA plans," and on those persons who are fiduciaries of ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with documents governing the ERISA plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, which together with ERISA plans, we refer to as the "plans," and specified persons, referred to as "parties in interest" or "disqualified persons," having specified relationships to such plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and to other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engaged in a prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

     The fiduciary of a plan that proposes to exchange initial notes for exchange notes should consider, among other things, whether such exchange of initial notes for exchange notes may involve (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending upon the identity of the plan fiduciary making the decision to acquire or hold the notes, or exchange the notes for exchange notes, on behalf of a plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts), could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, although there can be no assurance that all of the conditions of such exemptions will be satisfied.

     Federal, state, local or non-United States laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Internal Revenue Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and
Section 4975 of the Internal Revenue Code, which we refer to as "similar laws." Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed above, to the extent applicable.

     Because of the above, the initial notes should not be exchanged for exchange notes by any person investing "plan assets" of any plan or employee benefit plan subject to similar laws, unless such exchange of initial notes for exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable similar laws.

     Accordingly, by acceptance of an exchange note, each holder and subsequent transferee of an exchange note will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire the exchange notes constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or the applicable provisions of any similar law or (2) the exchange of the initial notes for the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation of any applicable similar laws.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons, considering exchanging initial notes for the exchange notes on behalf of, or with the assets of, any plan or employee benefit plan subject to similar laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any similar laws to such investment and whether an exemption would be applicable to the exchange of the initial notes for exchange notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against specific liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Christopher L. Bennett, Esq., Vice President, Legal of MeriStar Hospitality Corporate has passed upon the validity of the exchange notes. Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has passed upon specific tax matters with respect to the exchange offer.

                                    EXPERTS

     The financial statements of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 and the financial statement schedule of real estate and accumulated depreciation have been included herein in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of FelCor Lodging Trust Incorporated, DJONT Operations, L.L.C. and FelCor Lodging Limited Partnership incorporated in this prospectus by reference to the Annual Reports on Form 10-K of FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Bristol Hotels & Resorts Tenant Companies incorporated in this prospectus by reference from FelCor's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our registration statement. For further information on us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     When the exchange offer is completed, we will be subject to the information requirements of the Securities Exchange Act and will be required to file reports and other information with the Securities and Exchange Commission. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of these materials from us upon request.

     In addition, the indenture requires that, whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, we will provide the trustee and noteholders, and will, if permitted, file with the Securities and Exchange Commission, all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Securities Exchange Act including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on it by its certified independent accountants, for so long as any of the exchange notes are outstanding. We will also make the information available to investors and securities analysts who request it in writing. In addition, for so long as any of the initial notes or the exchange notes remain outstanding, we have agreed to make available to any prospective purchaser of these notes or owner of these exchange notes in connection with any sale of the exchange notes the information required by Rule 144A(d)(4) under the Securities Act. Any requests should be directed to MeriStar Hospitality Corporation at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention Christopher L. Bennett, Vice President, Legal and Secretary;
Telephone: (202) 295-1000.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows MeriStar Hospitality Corporation to "incorporate by reference" the information it files with them, which means that MeriStar Hospitality Corporation can disclose important business and financial information about us to you that is not included in or delivered with this prospectus by referring you to those documents.

     We incorporate by reference, the following filings of MeriStar Hospitality
Corporation:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 6, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001;


     - Current Report on Form 8-K, filed on January 18, 20001, February 5, 2001, May 10, 2001 and August 29, 2001; and



     - any other filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the exchange offer.


     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

       c/o Christopher L. Bennett, Vice President, Legal and Secretary MeriStar Hospitality Corporation
       1010 Wisconsin Avenue, N.W.
       Washington, D.C. 20007
       Telephone requests may be directed to (202) 295-1000.

     We incorporate by reference FelCor Lodging Trust Incorporated's:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (only Item 6 -- Selected Financial Data, Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations,
       Item 7A -- Qualitative and Quantitative Disclosures About Market Risk and
       Item 8 -- Financial Statements and Supplementary Data);

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (only Item 1 -- Financial Statements, Item 2 -- Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 3 -- Qualitative and Quantitative Disclosures About Market
       Risk); and


     - Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2001 (only Item 1 -- Financial Statements, Item 2 -- Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 3 -- Quantitative Disclosures About Market Risk).


     We incorporate by reference FelCor Lodging Limited Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (only Item
6 -- Selected Financial Data, Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 7A -- Qualitative and Quantitative Disclosures About Market Risk and Item 8 -- Financial Statements and Supplementary Data).

                         INDEX TO FINANCIAL STATEMENTS

                        MERISTAR HOSPITALITY CORPORATION
                       FELCOR LODGING TRUST INCORPORATED


     The financial statements of MeriStar Hospitality Corporation and FelCor Lodging Trust Incorporated are incorporated in this document by reference to each of the company's Annual Reports on Form 10-K for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q or Form 10-Q/A for the six months ended June 30, 2001. The financial statements of FelCor Lodging Limited Partnership are incorporated by reference to its Annual Report on Form 10-K for the year ended December 31, 2000. See "Incorporation by Reference."


MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                                              PAGE
                                                              ----

Condensed Consolidated Balance Sheets -- June 30, 2001
  (unaudited) and December 31, 2000.........................   F-2
Condensed Consolidated Statements of Operations and
  Comprehensive Income -- Six Months Ended June 30, 2001 and
  2000 (unaudited)..........................................   F-3
Condensed Consolidated Statements of Partners'
  Capital -- Six Months Ended June 30, 2001 and 2000
  (unaudited)...............................................   F-4
Condensed Consolidated Statements of Cash Flows -- Six
  Months Ended June 30, 2001 and 2000 (unaudited)...........   F-5
Notes to Condensed Consolidated Financial Statements........   F-6
Independent Auditors' Report................................  F-16
Consolidated Balance Sheets -- December 31, 2000 and 1999...  F-17
Consolidated Statements of Operations -- Years Ended
  December 31, 2000, 1999 and 1998..........................  F-18
Consolidated Statements of Partners' Capital -- Years Ended
  December 31, 2000, 1999 and 1998..........................  F-19
Consolidated Statements of Cash Flows -- Years Ended
  December 31, 2000, 1999 and 1998..........................  F-20
Notes to Consolidated Financial Statements..................  F-21
Schedule III -- Real Estate and Accumulated Depreciation....  F-43

FELCOR LODGING LIMITED PARTNERSHIP
Consolidated Balance Sheets -- June 30, 2001 (Unaudited) and
  December 31, 2000.........................................  F-47
Consolidated Statements of Operations -- For the Six Months
  Ended June 30, 2001 and 2000 (Unaudited)..................  F-48
Consolidated Statements of Cash Flows -- For the Six Months
  Ended June 30, 2001 and 2000 (Unaudited)..................  F-49
Notes to Consolidated Financial Statements..................  F-50

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                JUNE 30,        DECEMBER 31,
                                                                  2001              2000
                                                              -------------   -----------------
                                                               (UNAUDITED)
                                            ASSETS

Investments in hotel properties.............................   $3,209,185        $3,193,730
Accumulated depreciation....................................     (342,051)         (287,229)
                                                               ----------        ----------
                                                                2,867,134         2,906,501
Cash and cash equivalents...................................       20,550               242
Accounts receivable, net....................................       57,040             2,833
Prepaid expenses and other..................................       15,765             2,767
Note receivable from OpCo...................................       36,000                --
Due from OpCo...............................................       10,893            22,221
Investments in and advances to affiliates...................       41,714            42,196
Restricted cash.............................................       20,201            19,918
Intangible assets, net of accumulated amortization of $6,205
  and $5,575................................................       15,684             9,822
                                                               ----------        ----------
                                                               $3,084,981        $3,006,500
                                                               ==========        ==========

                     LIABILITIES, MINORITY INTERESTS AND PARTNERS' CAPITAL

Accounts payable, accrued expenses and other liabilities....   $  126,870        $   72,197
Accrued interest............................................       44,352            28,365
Income taxes payable........................................        1,420               921
Distributions payable.......................................       24,245            24,581
Deferred income taxes.......................................        8,409             8,113
Interest rate swaps.........................................        7,110                --
Notes payable to MeriStar...................................      356,923           356,729
Mortgages and notes payable.................................    1,296,127         1,281,590
                                                               ----------        ----------
          Total liabilities.................................    1,865,456        $1,772,496
                                                               ----------        ----------
Minority interests..........................................        2,693             2,687
Redeemable OP units at redemption value.....................       99,898            88,545
Partners' capital -- common OP units 44,479,899 and
  44,403,034 issued and outstanding.........................    1,116,934         1,142,772
                                                               ----------        ----------
                                                               $3,084,981        $3,006,500
                                                               ==========        ==========

     See accompanying notes to condensed consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                            AND COMPREHENSIVE INCOME

                                   UNAUDITED

                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Revenue:
  Hotel operations:
    Rooms...................................................  $402,760   $     --
    Food and beverage.......................................   145,383         --
    Other operating departments.............................    46,005         --
  Participating lease revenue...............................    10,736    145,031
  Office rental and other revenues..........................     4,967      3,556
                                                              --------   --------
        Total revenue.......................................   609,851    148,587
                                                              --------   --------
Hotel operating expenses by department:
  Rooms.....................................................    92,287         --
  Food and beverage.........................................   103,890         --
  Other operating departments...............................    23,616         --
Office rental, parking and other operating expenses.........     1,625      1,343
Undistributed operating expenses:
  Administrative and general................................    88,055      4,150
  Property operating costs..................................    84,977         --
  Property taxes, insurance and other.......................    36,902     25,093
  Depreciation and amortization.............................    57,787     54,102
  Write down of investment in STS Hotel Net.................     2,112         --
  Swap termination costs....................................     9,297         --
  FelCor merger costs.......................................     3,789         --
  Cost to terminate leases with Prime Hospitality
    Corporation.............................................     1,315         --
                                                              --------   --------
        Total operating expenses............................   505,652     84,688
                                                              --------   --------
Net operating income........................................   104,199     63,899
Interest expense, net.......................................    60,261     58,417
                                                              --------   --------
Income before minority interests, income taxes, gain (loss)
  on sale of asset and extraordinary gain (loss)............    43,938      5,482
Minority interests..........................................         6         25
                                                              --------   --------
Income before income taxes, gain (loss) on sale of asset and
  extraordinary gain (loss).................................    43,932      5,457
Income tax expense..........................................     1,242         59
                                                              --------   --------
Income before gain (loss) on sale of asset and extraordinary
  gain (loss)...............................................    42,690      5,398
Gain (loss) on sale of asset, net of tax effect of ($19) and
  ($56).....................................................    (1,062)     3,439
Extraordinary gain (loss) on early extinguishments of debt,
  net of tax effect of ($17) and $50........................    (1,226)     3,400
                                                              --------   --------
Net income..................................................    40,402     12,237
Other comprehensive income (loss):
  Transition adjustment.....................................    (2,842)        --
  Foreign currency translation adjustment...................      (159)      (534)
  Change in fair value of cash flow hedges..................    (4,268)        --
                                                              --------   --------
Comprehensive income........................................  $ 33,133   $ 11,703
                                                              ========   ========
Net income applicable to common unitholders.................  $ 40,120   $ 11,955
                                                              ========   ========
Net income applicable to general partner common
  unitholder................................................  $ 36,887   $ 10,939
                                                              ========   ========
Net income applicable to third party limited partner common
  unitholders...............................................  $  3,233   $  1,016
                                                              ========   ========
Earnings per unit:
  Basic:
    Income before extraordinary gain (loss).................  $   0.85   $   0.16
    Extraordinary gain (loss)...............................     (0.03)      0.07
                                                              --------   --------
    Net income..............................................  $   0.82   $   0.23
                                                              ========   ========
  Diluted:
    Income before extraordinary gain (loss).................  $   0.83   $   0.16
    Extraordinary gain (loss)...............................     (0.02)      0.07
                                                              --------   --------
    Net income..............................................  $   0.81   $   0.23
                                                              ========   ========

     See accompanying notes to condensed consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

             CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                   UNAUDITED
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
Balance at beginning of period..............................  $1,142,772     $1,203,518
Contributions...............................................       6,737         10,692
Contribution from general partner related to amortization of
  unearned stock-based compensation.........................       1,842            395
Repurchase of units.........................................      (3,280)       (42,003)
Allocations from redeemable OP units........................     (15,601)       (20,344)
Distributions...............................................     (48,387)       (52,669)
  Net income applicable to common unitholders...............      40,120         11,955
  Transition adjustment.....................................      (2,842)            --
  Foreign currency translation adjustment...................        (159)          (534)
  Change in fair value of cash flow hedges..................      (4,268)            --
                                                              ----------     ----------
Balance at end of period....................................  $1,116,934     $1,111,010
                                                              ==========     ==========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------    -----------
Operating activities:
  Net income................................................   $  40,402      $  12,237
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      57,787         54,102
  Loss (gain) on sale of assets, before tax effect..........       1,081         (3,495)
  Write down of investment in STS Hotel Net.................       2,112             --
  Extraordinary loss (gain) on early extinguishment of debt,
     before tax effect......................................       1,243         (3,450)
  Minority interests........................................           6             24
  Amortization of stock based compensation..................       1,842            395
  Deferred income taxes.....................................         296             43
  Changes in operating assets and liabilities:
     Accounts receivable, net...............................      (7,007)        (3,638)
     Prepaid expenses and other.............................         502          8,295
     Due from OpCo..........................................      11,328        (11,449)
     Accounts payable, accrued expenses, accrued interest
      and other liabilities.................................       4,471         67,845
     Income taxes payable...................................         499           (238)
                                                               ---------      ---------
          Net cash provided by operating activities.........     114,562        120,671
                                                               ---------      ---------
Investing activities:
  Investment in hotel properties, net.......................     (23,782)       (61,243)
  Proceeds from disposition of assets.......................       7,274         24,148
  Hotel operating cash received in connection with lease
     conversions............................................       3,257             --
  Investments in and advances to affiliates, net............          --         (5,511)
  (Increase in) repayments of notes receivable..............     (36,000)        57,110
  Change in restricted cash.................................        (283)        (1,477)
                                                               ---------      ---------
          Net cash (used in) provided by investing
            activities......................................     (49,534)        13,027
                                                               ---------      ---------
Financing activities:
  Deferred financing costs..................................      (9,906)        (1,412)
  Proceeds from mortgages and notes payable.................     599,529        100,194
  Principal payments on mortgages and notes payable.........    (584,830)      (126,469)
  Repayments of MeriStar borrowings.........................          --        (14,556)
  Contributions from partners...............................       3,169          1,286
  Repurchase of units.......................................      (3,280)       (42,003)
  Distributions paid to partners............................     (49,685)       (52,669)
                                                               ---------      ---------
          Net cash used in financing activities.............     (45,003)      (135,629)
                                                               ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................         283            (22)
                                                               ---------      ---------
Net increase (decrease) in cash and cash equivalents........      20,308         (1,953)
Cash and cash equivalents, beginning of period..............         242          2,549
                                                               ---------      ---------
          Cash and cash equivalents, end of period..........   $  20,550      $     596
                                                               =========      =========

     See accompanying notes to condensed consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2001
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

     MeriStar Hospitality Operating Partnership, L.P. ("the Partnership") owns a portfolio of primarily upscale, full-service hotels in the United States and Canada. The portfolio is diversified by franchise and brand affiliations. As of June 30, 2001, the Partnership owned 113 hotels, with 28,877 rooms, 109 of which are leased by the Partnership's taxable subsidiaries and managed by MeriStar Hotels & Resorts, Inc., ("OpCo"). Four of the hotels are leased by affiliates of Prime Hospitality Corporation. During 2000, substantially all of the hotels were leased to and operated by OpCo.

     The Partnership was formed on August 3, 1998, as a result of the merger between CapStar Hotel Company ("CapStar") and American General Hospitality Corporation ("AGH") and the subsequent formation of MeriStar Hospitality Corporation ("MeriStar") , the merged entity. MeriStar, a real estate investment trust ("REIT") is the general partner and owns a one percent interest as of June 30, 2001. The limited partners are MeriStar LP, Inc., a wholly owned subsidiary of MeriStar, which held approximately a 90 percent interest as of June 30, 2001 and various third parties, which owned an aggregate interest of nine percent at June 30, 2001. Partners' capital includes the partnership interests of MeriStar and MeriStar LP, Inc. MeriStar held 483,202 and 484,591 common OP units as of June 30, 2001 and December 31, 2000, respectively. MeriStar LP, Inc. held 43,996,697 and 43,918,443 common OP units as of June 30, 2001 and December 31, 2000 respectively. Due to the redemption rights of the limited partnership units held by third parties, these units have been excluded from partner's capital and classified as Redeemable OP units and recorded at redemption value. At June 30, 2001 and December 31, 2000 there were 4,232,497 and 4,448,268 redeemable units outstanding.

     On January 1, 2001, changes to the federal tax laws governing real estate investment trusts, commonly know as the REIT Modernization Act, or RMA, became effective. The REIT Modernization Act permits the Partnership to create taxable REIT subsidiaries on or after January 1, 2001, which are subject to taxation similar to subchapter C corporations. Because of the RMA, the Partnership has created a number of these taxable REIT subsidiaries that are the lessees of its real property. The REIT Modernization Act prohibits the taxable REIT subsidiaries from engaging in the following activities:

     - they may not manage the properties themselves; they need to enter into "arms length" management agreements with an independent third-party manager that is actively involved in the trade or business of hotel management and manages properties on behalf of other owners,

     - they may not lease a property that contains gambling operations, and

     - they may not own a brand or franchise under which hotels are operated.

     The Partnership believes that establishing taxable REIT subsidiaries to lease the properties provides a more efficient alignment of and ability to capture the economic interest of property ownership. Under the prior lease structure with MeriStar Hotels, we received lease payments based on the revenues generated by the properties, but MeriStar Hotels operated the properties in order to maximize net operating income from the properties. This inconsistency could potentially result in the properties being operated in a way that did not maximize revenues. With the assignment of the leases for each of the 106 properties managed by MeriStar Hotels to the taxable REIT subsidiaries and the execution of the new management agreements, we gained the economic risks and rewards related to the properties that are usually associated with ownership of real estate, and property revenues become the basis for MeriStar Hotels' management fees.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     Subsidiaries of OpCo assigned their participating leases to the wholly-owned taxable REIT subsidiaries as of January 1, 2001. In connection with the assignment, the taxable subsidiaries executed new management agreements with a subsidiary of OpCo to manage the hotels. Under these management agreements, the taxable subsidiaries pay a management fee to OpCo for each property. The taxable subsidiaries in turn make rental payments to the Partnership under the participating leases. The management agreements have been structured to substantially mirror the economics of the former leases. The transactions did not result in any cash consideration exchanged among the parties except in regard to the transfer of hotel operating assets and liabilities to the taxable subsidiaries. Under the new management agreements, the base management fee is 2.5% of total hotel revenue plus incentive payments, based on meeting performance thresholds, that could total up to 1.5% of total hotel revenue. The agreements have an initial term of 10 years with three renewal periods of five years each at the option of OpCo, subject to some exceptions. Because these leases have been assigned to the taxable subsidiaries, the Partnership now bears the operating risk associated with the hotels.

     On May 9, 2001, the Partnership and MeriStar entered into an agreement and Plan of Merger with Felcor Lodging Trust Incorporated ("Felcor") and its operating partnership. Under the merger agreement, a wholly-owned subsidiary of FelCor's operating partnership will merge with and into the Partnership, and MeriStar will merge with and into Felcor. Holders of MeriStar common stock will receive 0.784 of a share of Felcor common stock and $4.60 in cash for each share of MeriStar's common stock. Holders of OP Units will receive $4.60 in cash and
0.784 FelCor operating partnership units. Class D Preferred OP Units will get Series D preferred units in FelCor operating partnership on a one for one basis. The merger agreement requires the approval of holders of a majority of MeriStar's outstanding shares of common stock and holders of a majority of the outstanding shares of common stock of Felcor. MeriStar currently expects the merger to close during the third quarter of 2001. The Partnership has incurred $3,789 of costs related to this merger through June 30, 2001.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These unaudited interim financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures that are normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These interim financial statements should be read in conjunction with the financial statements, accompanying notes and other information for the year ended December 31, 2000. Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

     In management's opinion, the accompanying unaudited condensed consolidated interim financial statements reflect all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the financial condition and results of operations and cash flows for the periods presented. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, as well as the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The actual results could differ from those estimates. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires a public entity to report selected information about operating segments in financial reports issued to shareholders. Based on the guidance provided in the standard, the Partnership has determined that its business is conducted in one reportable segment. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Revenues for Canadian operations totaled $11,583 and $3,178 for the six months ended June 30, 2001 and 2000.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin or SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 addresses lessor revenue recognition in interim periods related to rental agreements which provide for minimum rental payments, plus contingent rents based on the lessee's operations, such as a percentage of sales in excess of an annual specified revenue target. SAB No. 101 requires the deferral of contingent rental income until specified targets are met. This SAB relates only to the recognition of the lease revenue in interim periods for financial reporting purposes; it has no effect on the timing of rent payments under the leases. The effect of SAB No. 101 was to defer additional contingent rental income of $425 and $59,322 for the six months ended June 30, 2001 and 2000.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. In June 1999, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 137 which amended Statement of Financial Accounting Standard No. 133 to defer the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 138 which provides additional guidance and amendments to Statement of Financial Accounting Standard No. 133.

     The Partnership's interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows. The Partnership assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows, and by evaluating hedging opportunities. The Partnership does not enter into derivative instruments for any purpose other than cash flow hedging purposes.

     The Partnership's interest rate swap agreements are considered to be a hedge against changes in the amount of future cash flows associated with the interest payments of the Partnership's variable rate debt obligations. Accordingly, the interest rate swap agreements are reflected at fair value in the Partnership's consolidated balance sheet as of June 30, 2001 and the related unrealized gains or losses on these contracts are recorded in partner's capital as a component of accumulated other comprehensive income.

     The Partnership recognized a transition adjustment of $2,842 as the fair value of these derivative instruments at January 1, 2001. The Partnership recorded a liability and corresponding charge to other comprehensive loss for this amount. As of June 30, 2001, the fair value of the Partnership's derivative instruments represents a liability of $7,110. The estimated net amount recorded in accumulated other comprehensive income expected to be reclassified to the statement of operations within the next six months is approximately $3,065.

     During June, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 141, "Business Combinations," and No. 142 "Goodwill and other Intangible Assets". We are currently in the process of evaluating the effect these new standards will have on our financial statements.

3. NOTE RECEIVABLE FROM OPCO

     The Partnership may lend OpCo up to $50,000 for general corporate purposes pursuant to a revolving credit agreement. The interest rate on this credit agreement is 650 basis points over the 30-day London Interbank Offered Rate. As of June 30, 2001, $36,000 was outstanding under this revolving credit agreement.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

4. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                               JUNE 30,    DECEMBER 31,
                                                                 2001          2000
                                                              ----------   ------------
Senior Unsecured Notes......................................  $  498,367    $       --
Credit Facility.............................................     422,000       898,000
Secured Facility............................................     322,218       324,554
Mortgage Debt and Other.....................................      53,542        59,036
                                                              ----------    ----------
  Mortgages and Notes payable...............................  $1,296,127    $1,281,590
Notes payable to MeriStar...................................     356,923       356,729
                                                              ----------    ----------
                                                              $1,653,050    $1,638,319
                                                              ==========    ==========

     As of June 30, 2001, aggregate future maturities of the above obligations are as follows:

2001....................................................   $   19,697
2002....................................................       47,897
2003....................................................      313,589
2004....................................................      240,168
2005....................................................        9,265
Thereafter..............................................    1,022,434
                                                           ----------
                                                           $1,653,050
                                                           ==========

     On January 26, 2001, the Partnership sold $300,000 of 9.0% senior notes due 2008 and $200,000 of 9.13% senior notes due 2011. The notes are unsecured obligations of the Partnership. MeriStar, together with a number of the subsidiaries of the Partnership, guarantees payment of principal and interest on the notes on a senior unsecured basis. The net proceeds from the sale of $492,000 were used to repay amounts outstanding under the Credit Facility and to make payments to terminate some swap agreements that hedged variable interest rates of the loans that were repaid. The terminated swap agreements had notional amounts totaling $300,000. The Partnership recognized a loss of $9,297 to terminate these swap agreements. The repayments of term loans under the Credit Facility resulted in an extraordinary loss of $1,243 ($1,226, net of tax) from the write-off of deferred financing costs.

5. DISTRIBUTIONS PAYABLE

     On June 28, 2001, the Partnership declared a distribution for the three months ended June 30, 2001 of $0.505 per Common and Class B OP Unit and $0.5575 per Class C OP Unit. The distribution was paid on July 13, 2001.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

6. EARNINGS PER UNIT

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per unit ("EPU") computations for income before extraordinary gain (loss):

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Basic EPU Computation:
  Net income before extraordinary gain (loss)...............  $41,628   $ 8,837
  Distributions paid related to unvested restricted stock of
     MeriStar...............................................     (403)     (335)
  Preferred distributions...................................     (282)     (282)
                                                              -------   -------
  Income before extraordinary gain (loss) available to
     common unitholders.....................................   40,943     8,220
  Weighted average number of OP Units outstanding...........   48,383    50,269
                                                              -------   -------
  Basic EPU before extraordinary gain (loss)................  $  0.85   $  0.16
                                                              =======   =======
Diluted EPU Computation:
  Income before extraordinary gain (loss) available to
     common unitholders.....................................   40,943     8,220
  Preferred distributions...................................      282        --
  Interest on convertible debt of MeriStar..................    3,591        --
  Adjusted net income.......................................   44,816     8,220
  Weighted average number of OP units outstanding...........   48,383    50,269
  Stock options of MeriStar.................................      359       149
  Class D Preferred OP Units................................      392        --
  Convertible debt of MeriStar..............................    4,538        --
                                                              -------   -------
  Total weighted average number of diluted OP units
     outstanding............................................   53,672    50,418
                                                              -------   -------
  Diluted EPU before extraordinary gain (loss)..............  $  0.83   $  0.16
                                                              =======   =======

     The effects of Class D Preferred OP Units, convertible debt of MeriStar, and restricted stock of MeriStar were not included in the computation of EPU for periods in which their effect was anti-dilutive.

7. SUPPLEMENTAL CASH FLOW INFORMATION

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                                2001      2000
                                                              --------   -------
Cash paid for interest and income taxes:
  Interest, net of capitalized interest of $3,822 and
     $3,530, respectively...................................  $ 44,274   $59,471
  Income taxes..............................................       511       211
Non-cash investing and financing activities:
  Deferred purchase price...................................        --     8,000
  Redemption of redeemable OP Units.........................     2,845        24
  Operating assets received and liabilities assumed from
     lease conversions:
     Accounts receivable....................................    47,200        --
     Prepaid expenses and other.............................    13,500        --
     Furniture and fixtures.................................       315        --
     Accumulated depreciation...............................      (163)       --

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                                2001      2000
                                                              --------   -------
     Investment in affiliates, net..........................     1,629        --
                                                              --------   -------
          Total operating assets received...................    62,481        --
                                                              ========   =======
     Accounts payable and accrued expenses..................   (65,706)       --
     Long-term debt.........................................       (32)       --
                                                              --------   -------
          Total liabilities assumed.........................   (65,738)       --
                                                              ========   =======

8. PARTICIPATING LEASE AGREEMENTS

     Changes to the federal tax laws governing REITs became effective on January 1, 2001. Under those changes, the Partnership created taxable REIT subsidiaries that lease the hotels the Partnership currently owns. The taxable subsidiaries are wholly-owned and are similar to a subchapter C corporation. Accordingly, as of January 1, 2001, OpCo assigned the participating leases to the taxable REIT subsidiaries and the taxable subsidiaries entered into management agreements with OpCo to manage the properties. Under these management agreements, the taxable REIT subsidiaries pay OpCo a management fee. The taxable REIT subsidiaries in turn make rental payments to the Partnership under the participating leases. The management agreements have been structured to substantially mirror the economics and terms of the former leases.

     As of June 30, 2001, the Partnership leases four hotels to Prime Hospitality. These leases continue to have non-cancelable remaining terms ranging from 8 to 10 years, subject to earlier termination on the occurrence of certain contingencies, as defined. The rent due under each percentage lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room and food and beverage revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index. Percentage rent applicable to other revenues is calculated by multiplying fixed percentages by the total amounts of such revenues. During interim reporting periods, the Partnership defers recognition of revenue for lease payments considered to be contingent until specified percentage rent thresholds are met.

     Total lease payments on the Prime Hospitality leases were $7,536 for the six months ended June 30, 2001. Total lease payment on all of the leases were $201,385 for the six months ended June 30, 2000.

9. STOCK-BASED COMPENSATION

     As of March 31, 2001, MeriStar has granted 586,500 shares of MeriStar restricted stock to the Partnership's employees. This restricted stock vests ratably over a three-year or five-year period.

     On March 29, 2000, the Partnership granted 462,500 Profits-Only OP Units, or POPs, to some of the executive officers pursuant to the POPs Plan. The units vest ratably over three years based on achieving certain operating performance criteria and upon the occurrence of certain other events. The Profits-Only OP Units are subject to variable plan accounting.

     On April 16, 2001, the Partnership granted 350,000 POPs to some of our executives pursuant to our POPs plan. The units vest ratably over three years and upon the occurrence of certain other events.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

10. ACQUISITIONS AND DISPOSITIONS

     On March 21, 2001, the Partnership sold one hotel and received proceeds of $7,274. The sale resulted in a loss of $1,081 ($1,062, net of tax).

     On May 2, 2001, the Partnership terminated the leases of four hotels from affiliates of Prime Hospitality Corporation for a total cost of $1,315. Concurrently, the Partnership signed long-term management agreements with MeriStar Hotels for these properties.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

11. CONSOLIDATING FINANCIAL INFORMATION


     Certain of the Partnership's wholly-owned subsidiaries, together with the Partnership, are guarantors of debt. The following tables present consolidating information for the guarantor subsidiaries:


                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                          CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2001


                                       MERISTAR
                                      HOSPITALITY                      NON-                         TOTAL
                                       OP, L.P.      GUARANTOR      GUARANTOR     ELIMINATIONS   CONSOLIDATED
                                      -----------   SUBSIDIARIES   SUBSIDIARIES   ------------   ------------
ASSETS

Investments in hotel properties,
  net...............................  $    7,864     $1,401,820     $1,457,450    $        --     $2,867,134
Cash and cash equivalents...........      20,550             --             --             --         20,550
Accounts receivable, net............         691          1,955         54,394             --         57,040
Prepaid expenses and other..........       1,124            587         14,054             --         15,765
Notes receivable....................     123,423             --             --        (87,423)        36,000
Due from OpCo.......................     (18,407)        (3,357)        32,657             --         10,893
Due from subsidiaries...............    (192,998)       262,116        (69,118)            --             --
Investments in and advances to
  affiliates........................   2,635,521         58,911         10,116     (2,662,834)        41,714
Restricted cash.....................      13,872             --          6,329             --         20,201
Intangible assets, net..............      13,700          1,149            835             --         15,684
                                      ----------     ----------     ----------    -----------     ----------
                                      $2,605,340     $1,723,181     $1,506,717    $(2,750,257)    $3,084,981
                                      ==========     ==========     ==========    ===========     ==========

                            LIABILITIES, MINORITY INTERESTS AND PARTNERS' CAPITAL

Accounts payable, accrued expenses
  and other liabilities.............  $   29,497     $   20,260     $   77,113    $        --     $  126,870
Accrued interest....................      39,983             27          4,342             --         44,352
Income taxes payable................       1,420             --             --             --          1,420
Distributions payable...............      24,245             --             --             --         24,245
Deferred income taxes...............       8,409             --             --             --          8,409
Interest rate swaps.................       7,110             --             --             --          7,110
Notes payable to MeriStar...........     356,923             --             --             --        356,923
Mortgages and notes payable.........     920,921         87,484        375,145        (87,423)     1,296,127
                                      ----------     ----------     ----------    -----------     ----------
          Total liabilities.........   1,388,508        107,771        456,600        (87,423)     1,865,456
Minority interests..................          --          2,693             --             --          2,693
Redeemable OP units at redemption
  value.............................      99,898             --             --             --         99,898
Partners' capital...................   1,116,934      1,612,717      1,050,117     (2,662,834)     1,116,934
                                      ----------     ----------     ----------    -----------     ----------
                                      $2,605,340     $1,723,181     $1,506,717    $(2,750,257)    $3,084,981
                                      ==========     ==========     ==========    ===========     ==========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001


                                           MERISTAR                        NON-
                                          HOSPITALITY    GUARANTOR      GUARANTOR                       TOTAL
                                           OP, L.P.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          -----------   ------------   ------------   ------------   ------------
Revenue:
  Hotel operations:
     Rooms..............................   $     --       $     --       $402,760      $      --       $402,760
     Food and beverage..................         --             --        145,383             --        145,383
     Other operating departments........         --             --         46,005             --         46,005
  Participating lease revenue...........      1,237         90,616         96,414       (177,531)        10,736
  Office rental, parking and other
     revenue............................      1,963            153          2,851             --          4,967
                                           --------       --------       --------      ---------       --------
          Total revenue.................      3,200         90,769        693,413       (177,531)       609,851
  Hotel operating expenses by
     department:
     Rooms..............................         --             --         92,287             --         92,287
     Food and beverage..................         --             --        103,890                       103,890
     Other operating departments........         --             --         23,616             --         23,616
  Office rental, parking and other
     operating expenses.................         --            111          1,514             --          1,625
  Undistributed operating expenses:
     Administrative and general.........      2,350            318         85,387             --         88,055
     Property operating costs...........         --            352         84,625             --         84,977
     Property taxes, insurance and
       other............................      2,787          8,267        203,379       (177,531)        36,902
     Depreciation and amortization......      3,431         27,154         27,202             --         57,787
     Write down of investment in STS
       Hotel Net........................      2,112             --             --             --          2,112
     Swap termination costs.............      9,297             --             --             --          9,297
     FelCor merger costs................      3,789             --             --             --          3,789
     Cost to terminate leases with Prime
       Hospitality Corporation..........      1,315             --             --             --          1,315
                                           --------       --------       --------      ---------       --------
          Total operating expenses......     25,081         36,202        621,900       (177,531)       505,652
                                           --------       --------       --------      ---------       --------
Net operating income (loss).............    (21,881)        54,567         71,513             --        104,199
Interest expense, net...................     44,322          2,583         13,356             --         60,261
Equity in income from consolidated
  entities..............................    109,073             --             --       (109,073)            --
                                           --------       --------       --------      ---------       --------
Income before minority interests, income
  taxes, loss on sale of assets and
  extraordinary loss....................     42,870         51,984         58,157       (109,073)        43,938
Minority interests......................         --              6             --             --              6
                                           --------       --------       --------      ---------       --------
Income before income taxes, loss on sale
  of assets and extraordinary loss......     42,870         51,978         58,157       (109,073)        43,932
Income taxes............................      1,242             --             --                         1,242
                                           --------       --------       --------      ---------       --------
Income before loss on sale of assets and
  extraordinary loss....................     41,628         51,978         58,157       (109,073)        42,690
Loss on sale of assets, net.............         --         (1,062)            --             --         (1,062)
Extraordinary loss on early
  extinguishment of debt, net of tax
  effect................................     (1,226)            --             --             --         (1,226)
                                           --------       --------       --------      ---------       --------
Net income..............................   $ 40,402       $ 50,916       $ 58,157      $(109,073)      $ 40,402
                                           ========       ========       ========      =========       ========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001


                                          MERISTAR                        NON-
                                         HOSPITALITY    GUARANTOR      GUARANTOR                       TOTAL
                                          OP, L.P.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                         -----------   ------------   ------------   ------------   ------------
Cash flows provided by (used in)
  operating activities.................   $(164,661)     $  8,714      $ 270,509      $      --       $114,562
Cash flows provided by (used in)
  investing activities.................     218,243         7,274         72,488       (347,539)       (49,534)
Cash flows provided by (used in)
  financing activities.................     (33,274)      (16,271)      (342,997)       347,539        (45,003)
Effect of exchange rate changes on cash
  and cash equivalents.................          --           283             --             --            283
                                          ---------      --------      ---------      ---------       --------
Change in cash and cash equivalents....      20,308            --             --             --         20,308
Cash and cash equivalents, beginning of
  year.................................         242            --             --             --            242
                                          ---------      --------      ---------      ---------       --------
Cash and cash equivalents, end of
  year.................................   $  20,550      $     --      $      --      $      --       $ 20,550
                                          =========      ========      =========      =========       ========


12. RECENT DEVELOPMENTS

     On May 9, 2001, the Partnership and MeriStar entered into an Agreement and Plan of Merger with Felcor Lodging Trust Incorporated ("Felcor")and its operating partnership. Under the merger agreement, a wholly-owned subsidiary of FelCor's operating partnership will merge with and into the Partnership, and MeriStar will merge with and into Felcor. Holders of MeriStar common stock will receive 0.784 of a share of Felcor common stock and $4.60 in cash for each share of MeriStar's common stock. Holders of OP Units will receive $4.60 in cash and
0.784 of FelCor Operating Partnership Units. Class D Preferred OP Units will get Series D preferred Units in FelCor Operating Partnership on a one for one basis. The merger agreement requires the approval of holders of a majority of MeriStar's outstanding shares of common stock and holders of a majority of the outstanding shares of common stock of FelCor. MeriStar currently expect the merger to close during the third quarter of 2001.

     FelCor has filed a registration statement on Form S-4 with the SEC in connection with the merger transaction. The registration statement has not yet been declared effective. The Form S-4 contains a prospectus, a proxy statement, and other documents for MeriStar's stockholder meeting and that of FelCor, at which time the proposed transaction will be considered. MeriStar and FelCor plan to mail the proxy statement and prospectus contained in the Form S-4 to their respective stockholders after the registration statement is declared effective by the SEC. The Form S-4, proxy statement and prospectus will contain important information about MeriStar, FelCor, the merger and related matters. Investors and stockholders should read the Form S-4, proxy statement and the prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. For more information regarding the persons participating in the solicitation and their interest in the merger, please see MeriStar's Statement on Schedule 14A, filed on May 10, 2001.

                          INDEPENDENT AUDITORS' REPORT

The Partners
MeriStar Hospitality Operating Partnership, L.P.

     We have audited the accompanying consolidated balance sheets of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries (the "Partnership") as of December 31, 2000 and 1999 and the related consolidated statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule of real estate and accumulated depreciation. These consolidated financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Washington, D.C.
May 30, 2001

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                 2000          1999
                                                              ----------    ----------
                                        ASSETS

Investments in hotel properties.............................  $3,193,730    $3,118,723
Accumulated depreciation....................................    (287,229)     (182,430)
                                                              ----------    ----------
                                                               2,906,501     2,936,293
Cash and cash equivalents...................................         242         2,549
Accounts receivable, net....................................       2,833         1,328
Prepaid expenses and other..................................       2,767         9,137
Note receivable from Lessee.................................          --        57,110
Due from Lessee.............................................      22,221        11,476
Investments in and advances to affiliates...................      42,196        40,085
Restricted cash.............................................      19,918        17,188
Intangible assets, net of accumulated amortization of $5,575
  and $2,847................................................       9,822        10,930
                                                              ----------    ----------
                                                              $3,006,500    $3,086,096
                                                              ==========    ==========

                LIABILITIES, MINORITY INTERESTS AND PARTNERS' CAPITAL


Accounts payable, accrued expenses and other liabilities....  $   72,197    $   55,866
Accrued interest............................................      28,365        31,380
Income taxes payable........................................         921           730
Distributions payable.......................................      24,581        26,263
Deferred income taxes.......................................       8,113         7,477
Notes payable to MeriStar...................................     356,729       374,541
Mortgages and notes payable.................................   1,281,590     1,302,230
                                                              ----------    ----------
          Total liabilities.................................   1,772,496     1,798,487
                                                              ----------    ----------
Minority interests..........................................       2,687         2,690
Redeemable OP units at redemption value.....................      88,545        81,401
Partners' capital -- Common OP units, 44,403,034 and
  47,256,468 issued and outstanding.........................   1,142,772     1,203,518
                                                              ----------    ----------
                                                              $3,006,500    $3,086,096
                                                              ==========    ==========

          See accompanying notes to consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                               2000        1999        1998
                                                             --------    --------    --------
Revenue:
  Participating lease revenue..............................  $391,729    $368,012    $135,994
  Hotel operations:
     Rooms.................................................        --          --     275,610
     Food and beverage.....................................        --          --      85,374
     Other operating departments...........................        --          --      19,496
  Office rental, parking and other revenue.................     8,956       6,808       5,557
                                                             --------    --------    --------
          Total revenue....................................   400,685     374,820     522,031
                                                             --------    --------    --------
  Hotel operating expenses by department:
     Rooms.................................................        --          --      65,048
     Food and beverage.....................................        --          --      67,493
     Other operating departments...........................        --          --       9,975
  Office rental, parking and other operating expenses......     2,731       1,964       2,713
  Undistributed operating expenses:
     Administrative and general............................     9,445       5,735      52,213
     Property operating costs..............................        --          --      58,611
     Property taxes, insurance and other...................    47,481      47,027      29,240
     Lease expense.........................................        --          --      34,641
     Depreciation and amortization.........................   110,688     101,795      58,842
     Spin-off costs........................................        --          --       7,345
                                                             --------    --------    --------
          Total operating expenses.........................   170,345     156,521     386,121
                                                             --------    --------    --------
Net operating income.......................................   230,340     218,299     135,910
Interest expense, net......................................   117,524     100,387      50,492
                                                             --------    --------    --------
Income before minority interests, income taxes, gain on
  sale of assets, and extraordinary gain (loss)............   112,816     117,912      85,418
Minority interests.........................................        (3)         24      (2,185)
                                                             --------    --------    --------
Income before income taxes, gain on sale of assets, and
  extraordinary gain (loss)................................   112,819     117,888      87,603
Income taxes...............................................     1,622       1,681       1,299
                                                             --------    --------    --------
Income before gain on sale of assets and extraordinary gain
  (loss)...................................................   111,197     116,207      86,304
Gain on sale of assets, net of tax effect of $56...........     3,439          --          --
Extraordinary gain (loss) on early extinguishment of debt,
  net of tax effect of $50 in 2000, ($74) in 1999, and
  ($207) in 1998...........................................     3,400      (4,551)     (1,238)
                                                             --------    --------    --------
Net income.................................................   118,036     111,656      85,066
Preferred distributions....................................      (565)       (565)       (650)
                                                             --------    --------    --------
Net income available to common unitholders.................  $117,471    $111,091    $ 84,416
                                                             ========    ========    ========
     Net income applicable to general partner common
       unitholder..........................................   107,638     101,345      77,225
                                                             ========    ========    ========
     Net income applicable to third party limited partner
       common unitholders..................................     9,833       9,746       7,191
                                                             ========    ========    ========
Earnings per unit:
  Basic:
     Income before extraordinary gain......................  $   2.25    $   2.22    $   2.38
     Extraordinary gain (loss).............................      0.07       (0.09)      (0.03)
                                                             --------    --------    --------
     Net income............................................  $   2.32    $   2.13    $   2.35
                                                             ========    ========    ========
  Diluted:
     Income before extraordinary gain......................  $   2.18    $   2.15    $   2.25
     Extraordinary gain (loss).............................      0.06       (0.08)      (0.03)
                                                             --------    --------    --------
     Net income............................................  $   2.24    $   2.07    $   2.22
                                                             ========    ========    ========

          See accompanying notes to consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

Balance, January 1, 1998....................................   $  396,838
Contributions...............................................      777,862
Allocation from redeemable OP units.........................       12,234
Distributions...............................................      (97,170)
  Net income available to common unitholders................       84,416
  Foreign currency translation adjustment...................       (3,960)
                                                               ----------
Comprehensive income........................................       80,456
                                                               ----------
Balance, December 31, 1998..................................    1,170,220
Contributions...............................................       33,459
Distributions...............................................     (117,885)
Allocation from redeemable OP units.........................       11,645
Repurchase of OP units......................................       (6,252)
  Net income available to common unitholders................      111,091
  Foreign currency translation adjustment...................        1,240
                                                               ----------
Comprehensive income........................................      112,331
                                                               ----------
Balance, December 31, 1999..................................    1,203,518
Contributions...............................................        9,872
Distributions...............................................     (101,730)
Allocation from redeemable OP units.........................      (14,957)
Repurchase of OP units......................................      (73,638)
Contribution from general partner related to amortization of
  stock-based compensation..................................        3,070
  Net income available to common unitholders................      117,471
  Foreign currency translation adjustment...................         (834)
                                                               ----------
Comprehensive income........................................      116,637
                                                               ----------
Balance, December 31, 2000..................................   $1,142,772
                                                               ==========

        See accompanying notes to the consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                              2000        1999         1998
                                                            ---------   ---------   ----------
Operating activities:
  Net income..............................................  $ 118,036   $ 111,656   $   85,066
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization........................    110,688     101,795       58,842
     Gain on assets sold, before tax effect...............     (3,495)         --
     Extraordinary (gain)loss on early extinguishment of
       debt, before tax effect............................     (3,450)      4,625        1,445
     Minority interests...................................         (3)         24       (2,185)
     Non-cash spin-off costs..............................         --          --        3,205
     Amortization of stock based compensation.............      3,070          --           --
     Deferred income taxes................................        636         715         (270)
     Changes in operating assets and liabilities:
       Accounts receivable, net...........................     (1,505)      1,716       29,673
       Prepaid expenses and other.........................      6,370      (5,262)      24,760
       Due from Lessee....................................    (10,745)     (4,039)      (7,437)
       Accounts payable, accrued expenses, accrued
          interest and other liabilities..................      4,295      16,098       (5,485)
       Income taxes payable...............................        191       1,001         (723)
                                                            ---------   ---------   ----------
          Net cash provided by operating activities.......    224,088     228,329      186,891
                                                            ---------   ---------   ----------
Investing activities:
  Investment in hotel properties, net.....................    (90,703)   (170,063)    (701,710)
  Proceeds from disposition of assets.....................     24,148       8,900           --
  Purchases of intangible assets..........................         --          --       (5,584)
  Investments in and advances to affiliates, net..........     (2,111)    (31,298)      (2,320)
  Purchases of minority interests.........................         --         (72)         (44)
  Repayments of notes receivable..........................     57,110       9,890      (67,000)
  Change in restricted cash...............................     (2,730)     (5,309)      (8,847)
                                                            ---------   ---------   ----------
          Net cash used in investing activities...........    (14,286)   (187,952)    (785,505)
                                                            ---------   ---------   ----------
Financing activities:
  Deferred financing costs................................     (1,615)     (6,005)          --
  Proceeds from mortgages and notes payable...............    179,388     429,636    1,407,261
  Principal payments on mortgages and notes payable.......   (200,028)   (407,432)    (821,051)
  Borrowings from MeriStar................................         --      55,000           --
  Repayments to MeriStar on borrowings....................    (14,362)     (2,785)          --
  Repurchase of units.....................................    (73,638)     (6,252)          --
  Contributions from partners.............................      1,356       2,249        1,870
  Distributions paid to partners..........................   (103,274)   (106,359)     (67,623)
                                                            ---------   ---------   ----------
          Net cash (used in) provided by financing
            activities....................................   (212,173)    (41,948)     520,457
                                                            ---------   ---------   ----------
Effect of exchange rate changes on cash and cash
  equivalents.............................................         64         (53)         204
Net decrease in cash and cash equivalents.................     (2,307)     (1,624)     (77,953)
          Cash and cash equivalents, beginning of year....      2,549       4,173       82,126
                                                            ---------   ---------   ----------
          Cash and cash equivalents, end of year..........  $     242   $   2,549   $    4,173
                                                            =========   =========   ==========

          See accompanying notes to consolidated financial statements.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

     MeriStar Hospitality Operating Partnership, L.P. (the "Partnership") owns a portfolio of primarily upscale, full-service hotels, diversified by franchise and brand affiliations, in the United States and Canada. Substantially all of the Partnership's hotels are leased to and operated by MeriStar Hotel & Resorts, Inc. ("OpCo"), an affiliated entity. As of December 31, 2000, the Partnership owned 114 hotels with 29,090 rooms, 106 of which are leased and operated by OpCo.

     The Partnership was formed on August 3, 1998, as a result of the merger ("the Merger") between CapStar Hotel Company ("CapStar") and American General Hospitality Corporation ("AGH") and the subsequent formation of MeriStar Hospitality Corporation ("MeriStar"), the merged entity. MeriStar, a real estate investment trust ("REIT") is the general partner and owns a one percent interest as of December 31, 2000. The limited partners are MeriStar LP, Inc., a wholly owned subsidiary of MeriStar, which held approximately a 90 percent interest as of December 31, 2000 and various third parties, which owned an aggregate interest of nine percent at December 31, 2000. Partners' capital includes the partnership interests of MeriStar and MeriStar LP, Inc. MeriStar held 484,591 and 518,009 common OP units as of December 31, 2000 and 1999, respectively. MeriStar LP, Inc. held 43,918,443 and 46,738,459 common OP units as of December 31, 2000 and 1999, respectively. Due to the redemption rights of the limited partnership units held by third parties, these units have been excluded from partners' capital and classified as Redeemable OP units and recorded at redemption value.

     In order for MeriStar to maintain its tax status as a REIT, the Partnership has not been permitted to engage in the operations of its hotel properties. To comply with this requirement, the Partnership has leased all of its real property to third-party lessee/managers -- OpCo and Prime Hospitality Corporation.

     On January 1, 2001, the REIT Modernization Act (the "RMA") became law. The RMA permits the Partnership to create wholly-owned taxable REIT subsidiaries (the "TRS") on or after January 1, 2001, which will be subject to taxation similar to a subchapter C-Corporation. A TRS will be allowed to lease the real property owned by the Partnership. Also, the RMA prohibits a TRS from engaging in certain activities. First, a TRS may not manage the properties itself; it will need to enter into an "arms length" management agreement with an independent third-party manager that is actively involved in the trade or business of hotel management and manages properties on behalf of other owners. Second, a TRS may not lease a property that contains gambling operations. Third, a TRS may not own a brand or franchise. The Partnership believes that establishing these taxable REIT subsidiaries to lease its properties will provide a more efficient alignment of and ability to capture the economic interests of property ownership.

     Until January 1, 2001, the Partnership leased 106 hotels to OpCo. Each of the leases was a 12-year participating lease under which OpCo paid the Partnership a fixed base rent plus participating rent based on a percentage of hotel revenues. Because of the RMA, the Partnership has created a number of taxable REIT subsidiaries. The Partnership and OpCo have also agreed to assign the leases for the 106 hotels to these taxable REIT subsidiaries. The new management agreements have been structured to mirror the current economics of the existing leases. The transactions did not result in any cash consideration exchanged among the parties. Under the new management agreements, the base management fee is 2.5 percent of total hotel operating revenue with incentives up to an additional 1.5 percent of total revenue if certain operating thresholds are achieved. The agreements have an initial term of 10 years with three renewal periods of five years each at OpCo's option, subject to some exceptions. Because of these changes, the Partnership now bears the operating risk associated with its properties.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Partnership and all of its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Investments in unconsolidated joint ventures and affiliated companies in which the Partnership holds a voting interest of 50% or less and exercises significant influence are accounted for using the equity method. The Partnership uses the cost method to account for its investment in entities in which it does not have the ability to exercise significant influence.

     Cash Equivalents and Restricted Cash -- The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Restricted cash represents amounts required to be maintained in escrow under certain of the Partnership's credit facilities.

     Investments in Hotel Properties -- Investments in hotel properties are recorded at cost, which includes the allocated purchase price for hotel acquisitions, or at fair value at the time of contribution for contributed property. Property and equipment balances are depreciated using the straight-line method over lives ranging from five to 40 years. For the years ended December 31, 2000, 1999 and 1998, the Partnership capitalized interest of $8,613, $12,540, and $5,182, respectively. Properties held for sale are carried at the lower of their carrying values or estimated fair values less costs to sell. Depreciation of these properties is discontinued when an operating property is classified as held for sale. Properties held for sale are not material and, therefore, are included in investments in hotel properties.

     Intangible Assets -- Intangible assets consist primarily of deferred financing fees. These deferred fees are amortized on a straight-line basis over the lives of the related borrowings for up to 10 years. Total accumulated amortization at December 31, 2000 and 1999 was $5,575 and $2,847, respectively. In 1999 and 1998, the Partnership recognized extraordinary losses of $4,551 and $1,238 (net of tax effect of $74 and $207), respectively, due to the write-off of unamortized deferred financing fees in conjunction with refinancing certain credit facilities.

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of -- The carrying values of long-lived assets, which include property and equipment and all intangibles, are evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying assets. If the analysis indicates that the carrying value is not recoverable from future cash flows, the long-lived asset is written down to estimated fair value and an impairment loss is recognized. No impairment losses were recorded during 2000, 1999 or 1998.

     Income Taxes -- No provision for federal income taxes has been reflected in the financial statements because all taxable income or loss, or tax credits are passed through to the partners. The Partnership is subject to state, local and foreign taxes in certain jurisdictions.

     Foreign Currency Translation -- Results of operations for the Partnership's Canadian hotels are maintained in Canadian dollars and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments are reflected in accumulated other comprehensive income.

     Revenue Recognition -- Prior to the Merger, revenue was earned through the operations and management of the hotel properties and was recognized when earned. Subsequent to the Merger, the Partnership earns participating lease revenue. Participating lease revenue represents lease payments from lessees pursuant to participating lease agreements. Office, retail and parking rental is generally recognized on a straight-line basis over the terms of the respective leases.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     Participating Lease Agreements -- The Partnership's participating leases have non-cancelable remaining terms ranging from 8 to 10 years, subject to earlier termination on the occurrence of certain contingencies, as defined. The rent due under each percentage lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room and food and beverage revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index. Percentage rent applicable to other revenues is calculated by multiplying fixed percentages by the total amounts of such revenues. During interim reporting periods, the Partnership defers recognition of revenue for lease payments considered to be contingent until specified percentage rent thresholds are met.

     Changes to the federal tax laws governing REITs were enacted in 1999 and became effective on January 1, 2001. Under those changes, the Partnership is permitted to create subsidiaries that lease the property the Partnership currently owns and are taxable, similar to a subchapter C-Corporation. The Partnership's taxable REIT subsidiaries are wholly-owned. Accordingly, the Partnership and OpCo assigned the participating leases to the taxable REIT subsidiaries and the taxable REIT subsidiaries entered into management agreements with OpCo to manage the Partnership's properties. Under these management agreements, the taxable subsidiaries pay OpCo a management fee. The taxable REIT subsidiaries in turn make rental payments to the Partnership under the participating leases. The management agreements have been structured to substantially mirror the economics of the former leases.

     Financial Instruments -- From time to time the Partnership enters into swap and collar agreements that are designated as, and are effective as, hedges against the impact of interest rate fluctuation on certain of the Partnership's existing and probable future long-term debt instruments. Because these agreements qualify for hedge accounting treatment, any gains or losses are recognized as adjustments to interest expense over the lives of the underlying debt instruments. For hedge agreements associated with anticipated future debt instruments, gains or losses are deferred until those debt instruments are entered into. If the Partnership determines it is no longer probable that the Partnership will enter into an anticipated debt instrument, any related deferred gains or losses are recognized in the current period.

     Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Segment Information -- SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires a public entity to report selected information about operating segments in financial reports issued to shareholders. It also establishes standards for related disclosures about product and services, geographic areas and major customers. Based on the guidance provided in the standard, the Partnership has determined that its business is conducted in one operating segment.

     The following table summarizes geographic information required to be disclosed under SFAS No. 131:

                                                      2000         1999         1998
                                                    --------     --------     --------
REVENUE:
U.S. .............................................  $394,264     $367,809     $507,078
Foreign...........................................     6,521        7,011       14,953
                                                    --------     --------     --------
                                                    $400,785     $374,820     $522,031
                                                    ========     ========     ========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

INVESTMENTS IN HOTEL PROPERTIES, NET:
U.S. .............................................  $2,850,348   $2,876,909
Foreign...........................................      56,153       59,384
                                                    ----------   ----------
                                                    $2,906,501   $2,936,293
                                                    ==========   ==========

     Comprehensive Income -- SFAS No. 130, "Reporting Comprehensive Income," requires an enterprise to display comprehensive income and its components in a financial statement to be included in an enterprise's full set of annual financial statements or in the notes to financial statements. Comprehensive income represents a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events for the period other than transactions with owners in their capacity as owners. Comprehensive income of the Partnership includes net income and other comprehensive income from foreign currency items. Accumulated other comprehensive loss included in partners' capital was $6,081 and $5,247 as of December 31, 2000 and 1999, respectively.

     New Accounting Pronouncements -- In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in balance sheets and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137 which amended SFAS No. 133 to defer the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138 which provides additional guidance and amendments to SFAS No. 133. The Partnership recognized a transition adjustment of $2,842 as the fair value of its derivative instruments at January 1, 2001. The transition adjustment resulted in an interest rate swap liability and a corresponding charge to other comprehensive income.

3. INVESTMENTS IN HOTEL PROPERTIES

     Investments in hotel properties consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Land........................................................  $  317,072   $  318,360
Buildings...................................................   2,461,089    2,378,318
Furniture, fixtures and equipment...........................     338,350      320,787
Construction-in-progress....................................      77,219      101,258
                                                              ----------   ----------
          Total.............................................  $3,193,730   $3,118,723
                                                              ==========   ==========

4. INVESTMENTS IN AND ADVANCES TO AFFILIATES

     The Partnership has ownership interests in certain unconsolidated joint ventures and affiliated companies.

     In 2000, the Partnership invested $2,100 in STS Hotel Net, a Partnership that provides high-speed internet portals to guest rooms. This investment is accounted for using the cost method.

     In 1999, the Partnership invested $40,000 in MeriStar Investment Partners, LP ("MIP"), a joint venture established to acquire upscale, full-service hotels. The Partnership's investment is in the form of a preferred partnership interest. The Partnership receives a 16% preferred return on its investment.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

5. NOTE RECEIVABLE FROM LESSEE

     On March 1, 2000, OpCo repaid the remaining balance of $57,110 on its revolving credit agreement with the Partnership upon closing its bank revolving credit facility. At that time, OpCo's revolving credit agreement with the Partnership was also amended to reduce the maximum borrowing limit from $75,000 to $50,000. Any amounts outstanding will bear interest at the rate of the 30-day London Interbank Offered Rate plus 650 basis points.

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Credit Facility.............................................  $  898,000   $  908,000
Secured Facility............................................     324,554      328,954
Mortgage Debt and Other.....................................      59,036       65,276
                                                              ----------   ----------
  Mortgages and notes payable...............................   1,281,590    1,302,230
Notes payable to MeriStar...................................     356,729      374,541
                                                              ----------   ----------
                                                              $1,638,319   $1,676,771
                                                              ==========   ==========

     Credit Facility -- In conjunction with the Merger, the Partnership entered into a $1,000,000 senior secured credit facility (the "Credit Facility"). The Credit Facility is structured as a $300,000, five-year term loan facility; a $200,000, five-and-a-half year term loan facility; and a $500,000, three-year revolving credit facility with two one-year optional extensions. The Credit Facility is secured by MeriStar's common stock, and the partners' ownership interests in the Partnership and its subsidiaries. The interest rate on the term loans and revolving facility ranges from 100 to 200 basis points over the 30-day London Interbank Offered Rate ("LIBOR"), depending on certain financial performance covenants and long-term senior unsecured debt ratings. The weighted average interest rate on borrowings outstanding under the Credit Facility as of December 31, 2000 and 1999 was 8.3% and 8.4%, respectively. As of December 31, 2000, the Partnership had $98.0 million available under the Credit Facility's revolving facility.

     Secured Facility -- In 1999, the Partnership completed a $330,000 10-year non-recourse financing ("Secured Facility") secured by a portfolio of 19 hotels. The loan bears a fixed interest rate of 8.01% and matures in 2009. The Partnership used most of the net proceeds to repay the amounts outstanding under prior credit facilities.

     Mortgage Debt -- In connection with the Merger, the Partnership assumed mortgage debt secured by seven hotels. The mortgage debt matures between 2001 and 2012 and the interest rates on the mortgages range from 7.5% to 10.5%.

     Notes Payable to MeriStar -- In 1997, MeriStar completed the offering of $150,000 aggregate principal amount (issue price of $149,799, net of discount) of its 8.75% senior subordinated notes due 2007 (the "Subordinated Notes"). In conjunction with this transaction, the Partnership borrowed $150,000 from MeriStar under terms matching those of the Subordinated Notes; however, the interest rate on the Partnership's note to MeriStar is 8.69%, the effective rate on the Subordinated Notes. The indenture pursuant to which the Subordinated Notes were issued contains certain covenants, including maintenance of certain financial ratios, reporting requirements, and other customary restrictions. The note provides for semi-annual payments of interest on February 15 and August 15, commencing on February 15, 1998.

     In 1999, under terms matching those of the Subordinated Notes, MeriStar completed an "add-on" offering of $55,000 of Subordinated Notes. In conjunction with the "add-on" sale of Subordinated Notes,

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

the Partnership borrowed $55,000 from MeriStar under terms matching those of the Subordinated Notes; however, the interest rate on the Partnership's note to MeriStar is 8.69%, the effective rate on the Subordinated Notes. The Partnership used the net proceeds to repay indebtedness under its Credit Facility and to invest in MIP. These notes are unsecured obligations of the Partnership and provide for semi-annual payments of interest on February 15 and August 15, commencing on August 15, 1999. The outstanding balance on these notes payable to MeriStar is $202,429 and $202,041 at December 31, 2000 and 1999, respectively.

     In 1997, MeriStar completed the offering of $172,500 aggregate principal amount of its 4.75% convertible subordinated notes due 2004 (the "Convertible Notes"). In conjunction with this transaction, the Partnership borrowed $172,500 from MeriStar under terms matching those of the Convertible Notes. The proceeds were used to repay outstanding indebtedness under a prior credit facility and to finance certain hotel acquisitions. The note provides for semi-annual payments of interest on April 15 and October 15, commencing on April 15, 1998. During 2000, the Partnership repaid $18,200 of its note to MeriStar at a discount in connection with MeriStar's repurchase of its Convertible Notes at an equal discount. This resulted in an extraordinary gain of $3,450 ($3,400, net of taxes). The outstanding balance on this note payable to MeriStar is $154,300 and $172,500 at December 31, 2000 and 1999, respectively.

     Hedge Agreements -- As of December 31, 2000, the Partnership has seven swap agreements with notional principal amounts totaling $700,000. These swap agreements provide hedges against the impact future interest rates have on the Partnership's floating London Interbank Offered Rate ("LIBOR") debt instruments. The swap agreements effectively fix the 30-day LIBOR between 6.0% and 7.2%. The swap agreements expire between September 2001 and July 2003. For the year ended December 31, 2000, the Partnership has received net payments of $3,081 on these swaps and other similar swaps that expired during the year.

     In anticipation of the August 1999 completion of the Secured Facility, the Partnership entered into two separate hedge transactions during July 1999. Upon completion of the Secured Facility, the Partnership terminated the underlying treasury lock agreements, resulting in a net payment to the Partnership of $5,100. The amount was deferred and is being recognized as a reduction to interest expense over the life of the underlying debt. As a result, the effective interest rate on the Secured Facility is 7.76%.

     As of December 31, 2000, after consideration of the hedge agreements described above, the Partnership has fixed the effective interest rate on 88% of its long-term debt and its overall weighted average interest rate is 7.93%.

     Future Maturities -- Aggregate future maturities of the above obligations are as follows:

2001....................................................   $   28,288
2002....................................................       47,897
2003....................................................      667,589
2004....................................................      361,168
2005....................................................        9,265
Thereafter..............................................      524,112
                                                           ----------
                                                           $1,638,319
                                                           ==========

     Management has determined that the fair value of the outstanding balance of the Partnership's long-term debt approximates $1,589,311 at December 31, 2000.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

7. INCOME TAXES

     The Partnership's income taxes were allocated as follows:

                                                              2000     1999     1998
                                                             ------   ------   ------
Taxes on income before gain on sale of assets, and
  extraordinary gain (loss)................................  $1,622   $1,681   $1,299
Taxes on gain on sale of assets............................      56       --       --
Tax expense or (benefit) on extraordinary gain (loss)......      50      (74)    (207)
                                                             ------   ------   ------
                                                             $1,728   $1,607   $1,092
                                                             ======   ======   ======

     The Partnership's effective income tax rate is as follows:

                                                              2000   1999   1998
                                                              ----   ----   ----
State and local taxes.......................................  1.1%   1.1%   1.1%
Difference in effective rate on foreign subsidiaries........  0.3    0.3    0.3
Other.......................................................   --     --    0.1
                                                              ---    ---    ---
                                                              1.4%   1.4%   1.5%
                                                              ===    ===    ===

     The components of income tax expense related to income before gain on sale of assets, and extraordinary gain (loss) are as follows:

                                                              2000     1999     1998
                                                             ------   ------   ------
Current:
  State....................................................  $  640   $  815   $1,408
  Foreign..................................................     346      151      161
                                                             ------   ------   ------
                                                                986      966    1,569
Deferred:
  State....................................................     548      675     (270)
  Foreign..................................................      88       40       --
                                                             ------   ------   ------
                                                                636      715     (270)
                                                             ------   ------   ------
                                                             $1,622   $1,681   $1,299
                                                             ======   ======   ======

     The tax effects of the principal temporary differences that give rise to the Partnership's net deferred tax liability are as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               2000      1999
                                                              ------    ------
Accelerated depreciation....................................  $2,089    $1,477
Fair value of hotel assets acquired.........................   5,440     5,440
Allowance for doubtful accounts.............................     (24)      (24)
Accrued vacation............................................     (12)      (12)
Accrued expenses............................................     386       386
Other.......................................................     234       210
                                                              ------    ------
Net deferred tax liability..................................  $8,113    $7,477
                                                              ======    ======

     There is no valuation allowance for deferred tax assets as of December 31, 2000 or 1999 as management believes it is more likely than not that these deferred tax assets will be fully realized.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     In conjunction with the Merger and related transactions, the Partnership established a new accounting basis for AGH's assets and liabilities based on their fair values. In accordance with accounting principles generally accepted in the United States of America, the Partnership has provided a deferred income tax liability for the estimated future tax effect of differences between the accounting and tax bases of assets acquired from AGH. This deferred income tax liability, related to future state and local income taxes, is estimated as $5,440, based on information available at the date of the Merger and subsequently.

8. PARTNERSHIP UNITS

     The outstanding units of limited partnership interest in the Partnership held by third parties are redeemable at the option of the holder for a like number of shares of common stock of MeriStar, or cash, or a combination thereof, at the election of MeriStar. Due to these redemption rights, these limited partnership units have been excluded from partners' capital and are included in redeemable OP units and measured at redemption value as of the end of the periods presented. At December 31, 2000 and 1999 there were 4,056,111 and 4,544,420 redeemable units outstanding, respectively. The value of these redeemable units is based on the closing market price of MeriStar's common stock at the balance sheet date, which at December 31, 2000 and 1999 was $19.70 and $16.00, respectively. In addition, there were 392,157 Class D Preferred OP Units outstanding at December 31, 2000 and 1999 with a redemption value of $22.16 per unit.

     The Partnership's agreement provides for four classes of partnership interests ("OP Units"): Common OP Units, Class B OP Units, Class C OP Units and Class D OP Units. Common OP Units and Class B OP Units receive quarterly distributions per OP Unit equal to the dividend paid on each share of MeriStar's common stock. Class C OP Units receive a non-cumulative, quarterly distribution equal to $0.5575 per Class C OP Unit until such time as the dividend rate on MeriStar's common stock exceeds $0.5575 whereupon the Class C OP Units automatically convert into Common OP Units. Class D OP Units pay a 6.5% cumulative annual preferred return based on an assumed price per common share of $22.16, compounded quarterly to the extent not paid on a current basis. The Partnership may redeem them at any time after April 1, 2000 at a price of $22.16 per share for cash or, at MeriStar's option, for shares of MeriStar common stock having a value equal to the redemption price. The holders have the option to redeem the Class D OP Units at any time after April 1, 2004 for cash or, at the holders option, for shares of MeriStar common stock having a value equal to $22.16. All net income earned and capital proceeds received by the Partnership, after payment of the annual preferred return on Class D OP units, are shared by the holders of the Common OP Units. As of December 31, 2000 and 1999, outstanding OP Units were 48,459,145 and 51,800,888 respectively.

     During 1999, 65,875 Common OP Units were issued to partially finance the purchase of a hotel and 974,588 Common OP units were issued as a conditional component of a purchase agreement for a hotel purchased in 1998. During 1998, 962,858 Common and Class B OP Units were issued to partially finance the purchases of certain hotels and 3,305,175 Common OP Units were issued to former holders of AGH OP Units. During 1997, the Partnership issued 1,483,759 Common and Class B OP Units and 392,157 Class D OP Units to partially finance the purchases of certain hotels and lease contracts on other hotels.

     On March 21, 2000, June 21, 2000, September 25, 2000, and December 20, 2000, the Partnership declared its first, second, third and fourth quarter distributions, respectively, equivalent to an annual rate of $2.02 per Common and Class B OP Unit and $2.23 per Class C OP Unit in the Partnership. The amount of the distribution for each quarter was $0.505 per Common and Class B OP Unit and $0.5575 per Class C OP Unit and was paid on April 28, 2000, July 31, 2000, October 31, 2000 and January 31, 2001, respectively.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     On March 17, 1999, June 21, 1999, September 15, 1999, and December 6, 1999, the Partnership declared its first, second, third and fourth quarter distributions, respectively, equivalent to an annual rate of $2.02 per Common and Class B OP Unit and $2.23 per Class C OP Unit in the Partnership. The amount of the distribution for each quarter was $0.505 per Common and Class C OP Unit and $0.5575 per Class C OP Unit and was paid on April 30, 1999, July 30, 1999, October 29, 1999 and January 31, 2000, respectively.

     On September 2, 1998 and November 4, 1998, respectively, the Partnership declared its third and fourth quarter distributions, equivalent to an annual rate of $2.02 per Common and Class B OP Unit and $2.23 per Class C OP Unit in the Partnership. The third quarter distribution was paid on a prorated basis from August 4, 1998 (the first day of operations following the Merger) through September 30, 1998. The amount of the distribution was $0.31837 per Common and Class B OP Unit and was paid on October 30, 1998. The fourth quarter distribution of $0.505 per Common and Class B OP Unit and $0.5575 per Class C OP Unit was paid on January 29, 1999.

     When MeriStar, the general partner, repurchases its outstanding common stock, the Partnership repurchases a matching number of units held by MeriStar at an equal price. In September 1999, MeriStar's Board of Directors authorized the repurchase of up to five million shares of its common stock from time to time in open market or privately negotiated transactions. As of December 31, 2000, MeriStar has repurchased a total of 4,083,204 shares for $72,354 which has been recorded as a reduction to partners' capital as a result of the redemption of units held by MeriStar to fund the repurchase.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

9. EARNINGS PER UNIT

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per unit ("EPU") computations for income before extraordinary gain (loss):

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                          2000       1999      1998
                                                        --------   --------   -------
Basic EPU Computation:
  Net income before extraordinary gain (loss).........  $114,636   $116,207   $86,304
  Distributions paid related to unvested restricted
     stock of MeriStar................................    (1,168)        --        --
  Preferred distributions.............................      (565)      (565)     (650)
                                                        --------   --------   -------
  Income before extraordinary gain (loss) available to
     common unitholders...............................   112,903    115,642    85,654
  Weighted average number of OP Units outstanding.....    50,122     52,153    36,021
                                                        --------   --------   -------
  Basic EPU before extraordinary gain (loss)..........  $   2.25   $   2.22   $  2.38
                                                        ========   ========   =======
Diluted EPU Computation:
  Income before extraordinary gain (loss) available to
     common unitholders...............................  $112,903   $115,642   $85,654
  Preferred distributions.............................       565        565       650
  Interest on convertible debt of MeriStar............     7,338      8,137     6,377
  Distributions paid related to unvested restricted
     stock of MeriStar................................       254         --        --
                                                        --------   --------   -------
  Adjusted net income.................................   121,060    124,344    92,681
  Weighted average number of OP units outstanding.....    50,122     52,153    36,021
  OP Unit equivalents:
     Stock options of MeriStar........................       208        102       383
     Class D Preferred OP Units.......................       392        392       392
     Convertible debt of MeriStar.....................     4,612      5,066     4,454
     Restricted stock of MeriStar.....................       126         --        --
                                                        --------   --------   -------
     Weighted average number of diluted OP units
       outstanding....................................    55,460     57,713    41,250
                                                        --------   --------   -------
     Diluted EPU before extraordinary gain (loss).....  $   2.18   $   2.15   $  2.25
                                                        ========   ========   =======

10. RELATED-PARTY TRANSACTIONS

     Pursuant to an intercompany agreement, the Partnership and OpCo provide each other with, among other things, reciprocal rights to participate in certain transactions entered into by each party. In particular, OpCo has a right of first refusal to become the lessee of any real property acquired by the Partnership. OpCo also may provide the Partnership with certain services including administrative, renovation supervision, corporate, accounting, finance, insurance, legal, tax, information technology, human resources, acquisition identification and due diligence, and operational services, for which OpCo is compensated in an amount that the Partnership would be charged by a third party for comparable services. During the years ended December 31, 2000, 1999 and 1998, the Partnership paid OpCo $1,165, $1,600 and $781 respectively, for such services.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     Summarized financial information of the Partnership's significant lessee, OpCo, is as follows:

                                                       2000         1999
                                                    ----------   ----------
BALANCE SHEET DATA:
Total assets......................................  $  339,118   $  258,931
Total liabilities.................................  $  254,673   $  179,168

                                                       2000         1999        1998
                                                    ----------   ----------   --------
OPERATING DATA:
Revenue...........................................  $1,411,619   $1,292,114   $562,347
Net income (loss).................................  $   (9,380)  $    6,685   $  3,950

     OpCo has a revolving credit facility with the Partnership. On March 1, 2000, OpCo repaid the remaining balance of $57,110 on its revolving credit agreement with the Partnership upon closing its bank revolving credit facility. At this time, the revolving credit agreement was amended to reduce the maximum borrowing limit from $75,000 to $50,000 and the interest rate on the facility was changed from LIBOR plus 350 basis points to LIBOR plus 650 basis points. During 2000, 1999 and 1998, the Partnership earned interest of $955, $4,907, and $1,967, respectively, from this facility. There were no amounts outstanding under this facility at December 31, 2000.

     In order for AGH to qualify as a REIT prior to the Merger, AGH's operating partnership sold certain personal property relating to certain of the hotels acquired by AGH in connection with its initial public offering to AGH Leasing, L.P. (which has since come under the control of OpCo) for $315, which amount was paid by issuance of a promissory note to AGH's operating partnership. The note was transferred to the Partnership in connection with the Merger. The promissory note bears interest at the rate of 10.0% per annum and requires the payment of quarterly installments of principal and interest over a five-year period ending on July 31, 2000. This note was repaid during 2000.

     Certain members of management and their respective affiliates owned equity interests relating to a hotel which was acquired by the Partnership in January 1999. Such persons and affiliates received an aggregate of $1,488 of the Partnership's OP Units in exchange for such interests in the hotel.

11. STOCK-BASED COMPENSATION

     MeriStar sponsors a restricted stock plan and a stock option plan (the "Plans") in which Partnership employees participate. Upon issuance of any stock, MeriStar is obligated to contribute the proceeds to the Company in exchange for an equal number of OP units.

  Stock Options

     At the date of the Merger, CapStar had outstanding approximately 1,758,000 options (the "CapStar Options") under an equity incentive plan. As a result of the Merger, all holders of CapStar Options received one option in MeriStar and one option in OpCo, and the original exercise price of the CapStar Options was allocated between the two companies. In addition, approximately 1,060,000 of the CapStar Options became fully vested as of the Merger date.

     In connection with the Merger, a new equity incentive plan (the "Equity Incentive Plan") was adopted. This plan authorizes 4,549,561 shares of common stock to be awarded. Awards may be granted to officers or other key employees of MeriStar or an affiliate. These shares are exercisable in three annual installments and expire ten years from the grant date.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     Stock option activity for 2000, 1999 and 1998 is as follows:

                                                              NUMBER OF      AVERAGE
                                                               SHARES      OPTION PRICE
                                                              ---------    ------------
Balance, January 1, 1998....................................  1,601,406       $26.28
  Granted...................................................  2,171,796        24.78
  Exercised.................................................    (37,823)       17.45
  Forfeited.................................................    (32,000)       29.44
                                                              ---------       ------
Balance, December 31, 1998..................................  3,703,379        24.80
  Granted...................................................  1,015,750        19.37
  Exercised.................................................    (94,012)       15.64
  Forfeited.................................................   (264,064)       27.87
                                                              ---------       ------
Balance, December 31, 1999..................................  4,361,053        23.56
  Granted...................................................    584,875        16.13
  Exercised.................................................    (47,153)       17.26
  Forfeited.................................................   (113,441)       28.62
                                                              ---------       ------
Balance, December 31, 2000..................................  4,785,334       $22.68
                                                              =========       ======
Shares exercisable at December 31, 1998.....................  2,231,072       $24.63
                                                              =========       ======
Shares exercisable at December 31, 1999.....................  2,577,620       $24.53
                                                              =========       ======
Shares exercisable at December 31, 2000.....................  3,482,816       $23.99
                                                              =========       ======

     The following table summarizes information about stock options outstanding at December 31, 2000:

                           OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                   ------------------------------------   ----------------------
                                  WEIGHTED
                                   AVERAGE     WEIGHTED                 WEIGHTED
                                  REMAINING    AVERAGE                  AVERAGE
    RANGE OF         NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
EXERCISE PRICES    OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------    -----------   -----------   --------   -----------   --------
$14.88 to $19.19    1,978,572       7.58        $17.17     1,051,410     $16.59
$19.75 to $25.31    1,160,502       7.04         21.62       852,206      21.68
$25.80 to $31.42    1,435,280       6.02         29.98     1,435,280      29.98
$31.51 to $32.08      210,980       7.00         32.05       143,920      32.04
                    ---------       ----        ------     ---------     ------
$14.88 to $32.08    4,785,334       6.96        $22.75     3,482,816     $23.99
                    =========       ====        ======     =========     ======

  Other Stock Compensation

     In conjunction with the Merger, holders of CapStar options were granted a total of 150,000 shares of stock with a value of $3,205. This restricted stock vests ratably over a three-year period.

     As of December 31, 2000, MeriStar granted 586,500 shares of restricted stock. This restricted stock vests ratably over a three-year or five-year period. The Partnership incurred $3,070 in compensation expense in 2000 related to the amortization of this restricted stock.

     As of December 31, 2000, the Partnership has issued 462,500 Profits-Only OP Units to certain of the Partnership's executive officers pursuant to a Profits-Only Operating Partnership Units Plan. The units vest over three years based on achieving certain operating performance criteria and upon the occurrence of certain other events. The Profits-Only OP Units are subject to variable plan accounting.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

12. COMMITMENTS AND CONTINGENCIES

     The Partnership leases land at certain hotels from third parties. Certain leases contain contingent rent features based on gross revenues at the respective property. Future minimum lease payments required under these operating leases as of December 31, 2000 were as follows:

2001......................................................   $ 1,556
2002......................................................     1,556
2003......................................................     1,556
2004......................................................     1,559
2005......................................................     1,559
Thereafter................................................    57,396
                                                             -------
                                                             $65,182
                                                             =======

     Until January 1, 2001 the Partnership leased all of its hotels to OpCo and one other lessee under non-cancelable participating leases that expire from 2009 to 2011. Beginning January 1, 2001, the Partnership will lease eight hotels to one lessee under non-cancelable participating leases that expire in 2009. The Partnership also leases certain office, retail and parking space to outside parties under non-cancelable operating leases with initial or remaining terms in excess of one year. Future minimum rental receipts under these non-cancelable leases as of December 31, 2000 were as follows:

2001.....................................................   $ 20,289
2002.....................................................     19,801
2003.....................................................     18,937
2004.....................................................     18,590
2005.....................................................     16,945
Thereafter...............................................     63,428
                                                            --------
                                                            $157,990
                                                            ========

     In the course of the Partnership's normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Partnership. Based on currently available facts, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Partnership.

13. ACQUISITIONS AND DISPOSITIONS

     During 2000, the Partnership sold three limited service hotels and received proceeds of $24,148. This resulted in a gain on sale of assets of $3,495 ($3,439, net of tax). The Partnership also purchased a full service hotel for $19,400. Of the $19,400, $11,400 was paid in cash and $8,000 will be paid from the hotel's future cash flow within the next five years. The acquisition was funded using existing cash and borrowings on the Credit Facility.

     During 1999, the Partnership acquired one hotel for a purchase price of $10,642 of cash and $1,488 of OP Units. The acquisition was funded using existing cash and borrowings on the Credit Facility. The Partnership also sold 2 hotels during 1999 for a total price of $8,900. The resulting gain on the sales was immaterial.

     During 1998, the Partnership acquired 70 hotels (containing 17,332 rooms), of which 53 were acquired pursuant to the Merger. MeriStar purchased AGH for approximately $1,306,000. MeriStar contributed the net assets acquired to the Partnership in exchange for approximately 23,913,000 OP Units. The total purchase price for the remaining 17 acquired hotels during 1998 was $549,068 of cash and

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

$16,932 of OP Units. The cash portions of these acquisitions were funded through borrowings on the Credit Facility and a prior credit facility.

     The following unaudited pro forma information is presented as if the Merger, the Spin-Off and all 117 hotels owned at December 31, 1998 had been acquired at the beginning of 1998. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the Company. Pro forma information for 1998 for total revenue, net income and diluted EPU is $332,299, $107,698 and $2.44, respectively.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

14. CONSOLIDATING FINANCIAL INFORMATION

     Certain of the Partnership's wholly-owned subsidiaries, together with the Partnership, are guarantors of the Credit Facility and $500 million of senior unsecured notes issued subsequent to December 31, 2000. The following tables present consolidating information for the guarantor subsidiaries.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2000

                                  MERISTAR
                                 HOSPITALITY    GUARANTOR     NON-GUARANTOR                     TOTAL
                                  OP, L.P.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -----------   ------------   -------------   ------------   ------------
                                                 ASSETS

Investments in hotel
  properties, net..............  $    7,443     $1,448,104     $1,450,954     $        --     $2,906,501
Cash and cash equivalents......         242             --             --              --            242
Accounts receivable, net.......          94          1,525          1,214              --          2,833
Prepaid expenses and other.....       2,563            381           (177)             --          2,767
Notes receivable...............      87,887             --             --         (87,887)            --
Due from Lessee................     (12,130)          (450)        34,801              --         22,221
Due from subsidiaries..........    (194,739)       193,304          1,435              --             --
Investments in and advances to
  affiliates...................   2,661,521         59,662          8,487      (2,687,474)        42,196
Restricted cash................      14,709             --          5,209              --         19,918
Intangible assets, net.........       7,531          1,432            859              --          9,822
                                 ----------     ----------     ----------     -----------     ----------
                                 $2,575,121     $1,703,958     $1,502,782     $(2,775,361)    $3,006,500
                                 ==========     ==========     ==========     ===========     ==========

                          LIABILITIES, MINORITY INTERESTS AND PARTNERS' CAPITAL

Accounts payable, accrued
  expenses and other
  liabilities..................  $   32,061     $   24,189     $   15,947     $        --     $   72,197
Accrued interest...............      23,701             --          4,664              --         28,365
Income taxes payable...........         921             --             --              --            921
Distributions payable..........      24,581             --             --              --         24,581
Deferred income taxes..........       8,113             --             --              --          8,113
Notes payable to MeriStar......     356,729             --             --              --        356,729
Mortgages and notes payable....     897,698         88,189        383,590         (87,887)     1,281,590
                                 ----------     ----------     ----------     -----------     ----------
          Total liabilities....   1,343,804        112,378        404,201         (87,887)     1,772,496
Minority interests.............          --          2,687             --              --          2,687
Redeemable OP units at
  redemption value.............      88,545             --             --              --         88,545
Partners' capital..............   1,142,772      1,588,893      1,098,581      (2,687,474)     1,142,772
                                 ----------     ----------     ----------     -----------     ----------
                                 $2,575,121     $1,703,958     $1,502,782     $(2,775,361)    $3,006,500
                                 ==========     ==========     ==========     ===========     ==========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1999

                                 MERISTAR
                                HOSPITALITY    GUARANTOR     NON-GUARANTOR                      TOTAL
                                 OP, L.P.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                -----------   ------------   --------------   ------------   ------------
                                                 ASSETS

Investments in hotel
  properties, net.............  $    2,129     $1,378,706      $1,555,458     $        --     $2,936,293
Cash and cash equivalents.....       2,549             --              --              --          2,549
Accounts receivable, net......          --          1,076             252              --          1,328
Prepaid expenses and other....       5,873          2,698             566              --          9,137
Notes receivable..............     144,319             --              --         (87,209)        57,110
Due from Lessee...............     (20,583)        (3,472)         35,531              --         11,476
Due from subsidiaries.........    (181,843)        70,174         111,669              --             --
Investments in and advances to
  affiliates..................   2,674,559         60,097           8,487      (2,703,058)        40,085
Restricted cash...............      13,100             43           4,045              --         17,188
Intangible assets, net........       8,088          2,071             771              --         10,930
                                ----------     ----------      ----------     -----------     ----------
                                $2,648,191     $1,511,393      $1,716,779     $(2,790,267)    $3,086,096
                                ==========     ==========      ==========     ===========     ==========

                          LIABILITIES, MINORITY INTERESTS AND PARTNERS' CAPITAL

Accounts payable, accrued
  expenses and other
  liabilities.................  $   23,607     $   17,793      $   14,466     $        --     $   55,866
Accrued interest..............      26,072             --           5,308              --         31,380
Income taxes payable..........         730             --              --              --            730
Distributions payable.........      26,263             --              --              --         26,263
Deferred income taxes.........       7,477             --              --              --          7,477
Note payable to MeriStar......     374,541             --              --              --        374,541
Mortgages and notes payable...     904,582         90,627         394,230         (87,209)     1,302,230
                                ----------     ----------      ----------     -----------     ----------
          Total liabilities...   1,363,272        108,420         414,004         (87,209)     1,798,487
Minority interests............          --          2,690              --              --          2,690
Redeemable OP units at
  redemption value............      81,401             --              --              --         81,401
Partners' capital.............   1,203,518      1,400,283       1,302,775      (2,703,058)     1,203,518
                                ----------     ----------      ----------     -----------     ----------
                                $2,648,191     $1,511,393      $1,716,779     $(2,790,267)    $3,086,096
                                ==========     ==========      ==========     ===========     ==========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF OPERATIONS
                               DECEMBER 31, 2000


                                      MERISTAR
                                     HOSPITALITY    GUARANTOR     NON-GUARANTOR                     TOTAL
                                      OP, L.P.     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -----------   ------------   -------------   ------------   ------------
Revenue:
  Participating lease revenue......   $   6,544      $183,959       $201,226              --       $391,729
  Office rental, parking and other
     revenue.......................       2,149         2,404          4,403              --          8,956
                                      ---------      --------       --------       ---------       --------
          Total revenue............       8,693       186,363        205,629              --        400,685
Expenses:
  Office rental, parking and other
     operating expenses............          --           928          1,803              --          2,731
  Undistributed operating expenses:
     Administrative and general....       8,820           475            150              --          9,445
     Property taxes, insurance and
       other.......................       2,732        22,822         21,927              --         47,481
     Depreciation and
       amortization................       4,588        52,767         53,333              --        110,688
                                      ---------      --------       --------       ---------       --------
          Total operating
            expenses...............      16,140        76,992         77,213              --        170,345
                                      ---------      --------       --------       ---------       --------
Net operating income (loss)........      (7,447)      109,371        128,416              --        230,340
Interest expense, net..............      86,748         4,619         26,157              --        117,524
Equity in earnings of consolidated
  entities.........................     210,453            --             --        (210,453)            --
                                      ---------      --------       --------       ---------       --------
Income before minority interests,
  income taxes, gain on sale of
  assets, and extraordinary gain...     116,258       104,752        102,259        (210,453)       112,816
Minority interests.................          --            (3)            --              --             (3)
                                      ---------      --------       --------       ---------       --------
Income before income taxes, gain on
  sale of assets, and extraordinary
  gain.............................     116,258       104,755        102,259        (210,453)       112,819
Income taxes.......................       1,622            --             --              --          1,622
                                      ---------      --------       --------       ---------       --------
Income before gain on sale of
  assets, and extraordinary gain...     114,636       104,755        102,259        (210,453)       111,197
Gain on sale of assets, net........          --            --          3,439              --          3,439
Extraordinary gain on early
  extinguishment of debt, net......       3,400            --             --              --          3,400
                                      ---------      --------       --------       ---------       --------
Net income.........................   $ 118,036      $104,755       $105,698       $(210,453)      $118,036
                                      =========      ========       ========       =========       ========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF OPERATIONS
                               DECEMBER 31, 1999


                                     MERISTAR
                                   HOSPITALITY     GUARANTOR     NON-GUARANTOR
                                     OP, L.P.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   TOTAL CONSOLIDATED
                                   ------------   ------------   --------------   ------------   ------------------
Revenue:
  Participating lease revenue....    $  7,373       $169,392        $191,247              --          $368,012
  Office rental, parking and
     other revenue...............         656          2,012           4,140              --             6,808
                                     --------       --------        --------       ---------          --------
          Total revenue..........       8,029        171,404         195,387              --           374,820
Expenses:
  Office rental, parking and
     other operating expenses....          21            578           1,365              --             1,964
  Undistributed operating
     expenses:
     Administrative and
       general...................       5,209            444              82              --             5,735
     Property taxes, insurance
       and other.................       2,818         23,819          20,390              --            47,027
     Depreciation and
       amortization..............       4,196         46,442          51,157              --           101,795
                                     --------       --------        --------       ---------          --------
          Total operating
            expenses.............      12,244         71,283          72,994              --           156,521
                                     --------       --------        --------       ---------          --------
Net operating income (loss)......      (4,215)       100,121         122,393              --           218,299
Interest expense, net............      80,798          3,083          16,506              --           100,387
Equity in earnings of
  consolidated entities..........     200,350             --              --        (200,350)               --
                                     --------       --------        --------       ---------          --------
Income before minority interests,
  income taxes, and extraordinary
  loss...........................     115,337         97,038         105,887        (200,350)          117,912
Minority interests...............          --             24              --              --                24
                                     --------       --------        --------       ---------          --------
Income before income taxes and
  extraordinary loss.............     115,337         97,014         105,887        (200,350)          117,888
Income taxes.....................       1,681             --              --              --             1,681
                                     --------       --------        --------       ---------          --------
Income before extraordinary
  loss...........................     113,656         97,014         105,887        (200,350)          116,207
Extraordinary loss on early
  extinguishment of debt, net....      (2,000)          (703)         (1,848)             --            (4,551)
                                     --------       --------        --------       ---------          --------
Net income.......................    $111,656       $ 96,311        $104,039       $(200,350)         $111,656
                                     ========       ========        ========       =========          ========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF OPERATIONS
                               DECEMBER 31, 1998


                                     MERISTAR
                                   HOSPITALITY     GUARANTOR     NON-GUARANTOR                      TOTAL
                                     OP, L.P.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ------------   ------------   --------------   ------------   ------------
Revenue:
     Participating lease
       revenue...................    $    411       $ 51,007        $ 84,576              --       $135,994
     Hotel operations:
       Rooms.....................          --        131,729         143,881              --        275,610
       Food and beverage.........          --         53,437          31,937              --         85,374
       Other operating
          departments............          --         11,298           8,198              --         19,496
     Office rental, parking and
       other revenue.............         356          3,014           2,187              --          5,557
                                     --------       --------        --------       ---------       --------
          Total revenue..........         767        250,485         270,779              --        522,031
     Hotel operating expenses by
       department:
       Rooms.....................          --         32,378          32,670              --         65,048
       Food and beverage.........          --         42,941          24,552              --         67,493
       Other operating
          departments............          --          5,831           4,144              --          9,975
     Office rental, parking and
       other operating
       expenses..................           1          1,586           1,126              --          2,713
     Undistributed operating
       expenses:
       Administrative and
          general................       1,504         27,343          23,366              --         52,213
       Property operating
          costs..................          --         29,920          28,691              --         58,611
       Property taxes, insurance
          and other..............       2,815         14,161          12,264              --         29,240
       Lease expense.............          --          1,449          33,192              --         34,641
       Depreciation and
          amortization...........         338         28,095          30,409              --         58,842
       Spin-off costs............       7,345             --              --              --          7,345
                                     --------       --------        --------       ---------       --------
          Total operating
            expenses.............      12,003        183,704         190,414              --        386,121
Net operating income (loss)......     (11,236)        66,781          80,365              --        135,910
Interest expense, net............      28,350         12,283           9,859              --         50,492
Equity in earnings of
  consolidated entities..........     126,635             --              --        (126,635)            --
Income before minority interests,
  income taxes, and extraordinary
  loss...........................      87,049         54,498          70,506        (126,635)        85,418
Minority interests...............          --         (2,185)             --              --         (2,185)
                                     --------       --------        --------       ---------       --------
Income before income taxes and
  extraordinary loss.............      87,049         56,683          70,506        (126,635)        87,603
Income taxes.....................       1,299             --              --              --          1,299
                                     --------       --------        --------       ---------       --------
Income before extraordinary
  loss...........................      85,750         56,683          70,506        (126,635)        86,304
Extraordinary loss on early
  extinguishment of debt, net of
  tax effect.....................        (684)          (390)           (164)             --         (1,238)
                                     --------       --------        --------       ---------       --------
Net income.......................    $ 85,066       $ 56,293        $ 70,342       $(126,635)      $ 85,066
                                     ========       ========        ========       =========       ========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                               DECEMBER 31, 2000


                                    MERISTAR
                                  HOSPITALITY     GUARANTOR     NON-GUARANTOR                      TOTAL
                                    OP, L.P.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                  ------------   ------------   --------------   ------------   ------------
Cash flows provided by (used in)
  operating activities..........   $ (74,731)      $  31,632      $ 267,187       $      --      $ 224,088
Cash flows provided by (used in)
  investing activities..........     360,238        (118,154)        53,522        (309,892)       (14,286)
Cash flows provided by (used in)
  financing activities..........    (287,814)         86,458       (320,709)        309,892       (212,173)
Effect of exchange rate changes
  on cash and cash
  equivalents...................          --              64             --              --             64
                                   ---------       ---------      ---------       ---------      ---------
Net decrease in cash and cash
  equivalents...................      (2,307)             --             --              --         (2,307)
Cash and cash equivalents,
  beginning of year.............       2,549              --             --              --          2,549
                                   ---------       ---------      ---------       ---------      ---------
Cash and cash equivalents, end
  of year.......................   $     242       $      --      $      --       $      --      $     242
                                   =========       =========      =========       =========      =========


                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                               DECEMBER 31, 1999


                                    MERISTAR
                                   HOSPITALITY    GUARANTOR     NON-GUARANTOR                      TOTAL
                                    OP, L.P.     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   -----------   ------------   --------------   ------------   ------------
Cash flows provided by (used in)
  operating activities...........   $(184,109)     $126,905       $ 285,533       $      --      $ 228,329
Cash flows provided by (used) in
  investing activities...........     277,432       (85,854)        137,685        (527,215)      (187,952)
Cash flows provided by (used in)
  financing activities...........     (93,411)      (42,534)       (423,218)        527,215        (41,948)
Effect of exchange rate changes
  on cash and cash equivalents...          --           (53)             --              --            (53)
                                    ---------      --------       ---------       ---------      ---------
Net decrease in cash and cash
  equivalents....................         (88)       (1,536)             --              --         (1,624)
Cash and cash equivalents,
  beginning of year..............       2,637         1,536              --              --          4,173
                                    ---------      --------       ---------       ---------      ---------
Cash and cash equivalents, end of
  year...........................   $   2,549      $     --       $      --              --      $   2,549
                                    =========      ========       =========       =========      =========

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                               DECEMBER 31, 1998


                                               MERISTAR
                                              HOSPITALITY      GUARANTOR     NON-GUARANTOR       TOTAL
                                               OP, L.P.       SUBSIDIARIES    SUBSIDIARIES    CONSOLIDATED
                                            ---------------   ------------   --------------   ------------
Cash flows provided by (used in) operating
  activities..............................     $(232,033)       $ 435,117      $ (16,193)      $ 186,891
Cash flows used in investing activities...      (134,404)        (520,784)      (130,317)       (785,505)
Cash flows provided by financing
  activities..............................       291,881           84,575        144,001         520,457
Effect of exchange rate changes on cash
  and cash equivalents....................            --              204             --             204
                                               ---------        ---------      ---------       ---------
Net decrease in cash and cash
  equivalents.............................       (74,556)            (888)        (2,509)        (77,953)
Cash and cash equivalents, beginning of
  year....................................        77,193            2,424          2,509          82,126
                                               ---------        ---------      ---------       ---------
Cash and cash equivalents, end of year....     $   2,637        $   1,536      $      --       $   4,173
                                               =========        =========      =========       =========


15. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following is a summary of the Partnership's quarterly results of operations:

                                           2000                                      1999
                          ---------------------------------------   ---------------------------------------
                           FIRST    SECOND     THIRD      FOURTH     FIRST    SECOND     THIRD      FOURTH
                          QUARTER   QUARTER   QUARTER    QUARTER    QUARTER   QUARTER   QUARTER    QUARTER
                          -------   -------   --------   --------   -------   -------   --------   --------
Total revenue...........  $67,080   $81,515   $117,607   $134,483   $64,072   $74,034   $103,193   $133,521
Total operating
  expenses..............   41,339    43,331     42,206     43,469    39,210    38,355     37,388     41,568
Net operating income....   25,741    38,184     75,401     91,014    24,682    35,679     65,805     91,953
Income before
  extraordinary (loss)
  gain..................   (2,986)   11,851     45,633     60,138       755     9,150     41,145     65,157
Net income..............      414    11,851     45,633     60,138       755     9,150     36,594     65,157
Diluted earnings per
  unit..................  $ (0.06)  $  0.23   $   0.85   $   1.15   $  0.01   $  0.17   $   0.75   $   1.17

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                                         2000      1999        1998
                                                       --------   -------   ----------
Cash paid for interest:
  Interest, net of capitalized interest of $8,613,
     $12,540 and $5,182, respectively................  $120,539   $93,491   $   48,156
  Income taxes.......................................       699     1,009        2,388
Non-cash investing and financing activities:
  Long-term debt assumed in purchase of property and
     equipment.......................................        --        --          543
  OP Units issued in purchase of property and
     equipment.......................................        --     1,488       16,932
  Redemption of redeemable OP Units..................        24    29,412       31,430
  Deferred purchase price............................     8,000        --           --
  Book value of assets distributed to spun-off
     affiliate.......................................        --        --       41,449
  Book value of liabilities distributed to spun-off
     affiliate.......................................        --        --      (11,768)
  Book value of debt distributed to spun-off
     affiliate.......................................        --        --       (1,116)
  Fair value of assets acquired in Merger............        --        --    1,306,018
  Fair value of liabilities assumed in Merger........        --        --      (26,167)
  Fair value of debt assumed in Merger...............        --        --     (523,944)

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

17. SUBSEQUENT EVENTS

     On January 26, 2001, the Partnership sold $300,000 of 9.0% senior notes due 2008 and $200,000 of 9.13% senior notes due 2011 (collectively the "Senior Unsecured Notes"). The notes are unsecured obligations of the Partnership. MeriStar, together with a number of the Partnership's subsidiaries, guarantee payment of principal and interest on the notes on a senior unsecured basis. The net proceeds from the sale of $492,000 were used to repay amounts outstanding under the Credit Facility and to make payments to terminate certain agreements that hedged variable interest rates of the loans that were repaid. The terminated swap agreements had notional amounts of $300,000. The Partnership recognized a loss of $9,297 on these terminations.

     In the first quarter 2001, the Partnership wrote-off its $2,112 investment in STS Hotel Net after determining that the carrying value of the investment was not recoverable.

     On May 2, 2001, the Partnership paid $1,504 to acquire four hotel leases from affiliates of Prime Hospitality Corporation. Concurrently, the Partnership signed long-term management contracts with OpCo for these properties.

     On May 9, 2001, the Partnership and MeriStar entered into an Agreement and Plan of Merger with Felcor Lodging Trust Incorporated ("Felcor")and its operating partnership. Under the merger agreement, a wholly-owned subsidiary of FelCor's operating partnership will merge with and into the Partnership, and MeriStar will merge with and into Felcor. Holders of MeriStar common stock will receive 0.784 of a share of Felcor common stock and $4.60 in cash for each share of MeriStar's common stock. Holders of OP Units will receive $4.60 in cash and
0.784 FelCor operating partnership units. Class D Preferred OP Units will get Series D preferred units in FelCor operating partnership on a one for one basis. The merger agreement requires the approval of holders of a majority of MeriStar's outstanding shares of common stock and holders of a majority of the outstanding shares of common stock of Felcor. MeriStar currently expects the merger to close during the third quarter of 2001.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                                COSTS SUBSEQUENT
                                                      INITIAL COST TO COMPANY    TO ACQUISITION
                                                      -----------------------   ----------------
                                                                   BUILDING             BUILDING
                                                                      AND                 AND
                                            ENCUM-                 IMPROVE-             IMPROVE-
DESCRIPTION                                 BRANCES     LAND         MENTS      LAND     MENTS
-----------                                 -------   ---------   -----------   -----   --------
HOTEL ASSETS:
Salt Lake Airport Hilton, UT..............      --    $    770    $   12,828    $  --   $  2,827
Radisson Hotel, Schaumburg, IL............      --       1,080         5,131       --      2,282
Sheraton Hotel, Colorado Springs, CO......      (1)      1,071        14,592        1      3,728
Hilton Hotel, Bellevue, WA................      48       5,211         6,766       --      3,186
Marriott Hotel, Somerset, NJ..............      (1)      1,978        23,001       --      4,390
Westin Atlanta Airport, Atlanta, GA.......      --       2,650        15,926     (300)     9,403
Sheraton Hotel, Charlotte, NC.............      (1)      4,700        11,057       --      3,906
Radisson Hotel Southwest, Cleveland, OH...      --       1,330         6,353       --      4,547
Orange County Airport Hilton, Irvine,
  CA......................................      (1)      9,990         7,993       --      3,133
The Latham Hotel, Washington, DC..........      --       6,500         5,320       --      3,889
Hilton Hotel, Arlington, TX...............      (1)      1,836        14,689       79      2,828
Hilton Hotel, Arlington, VA...............      --       4,000        15,069       --        496
Southwest Hilton, Houston, TX.............      --       2,300        15,665       --      1,244
Embassy Suites, Englewood, CO.............      (1)      2,500        20,700       --      2,782
Holiday Inn, Colorado Springs, CO.........      --       1,600         4,232       --      1,057
Embassy Row Hilton, Washington, DC........      --       2,200        13,247       --      2,240
Hilton Hotel & Towers, Lafayette, LA......      (1)      1,700        16,062       --      1,808
Hilton Hotel, Sacramento, CA..............      (1)      4,000        16,013       --      1,678
Santa Barbara Inn, Santa Barbara, CA......      --       2,600         5,141       --      1,110
San Pedro Hilton, San Pedro, CA...........      --         640         6,047       --      2,300
Doubletree Hotel, Albuquerque, NM.........      (1)      2,700        15,075       --        823
Westchase Hilton & Towers, Houston, TX....      (1)      3,000        23,991       --      1,531
Four Points Hotel, Cherry Hill, NJ........      --       1,700         4,178       --      2,181
Sheraton Great Valley Inn, Frazer, PA.....      --       2,150        11,653       11      2,712
Holiday Inn Calgary Airport, Calgary,
  Alberta, Canada.........................      --         751         5,011      (36)     1,428
Sheraton Hotel Dallas, Dallas, TX.........      --       1,300        17,268       --      2,358
Radisson Hotel Dallas, Dallas, TX.........      --       1,800        17,580       --      1,466
Sheraton Hotel Guildford, Surrey, BC,
  Canada..................................      --       2,366        24,008     (112)      (258)
Doubletree Guest Suites, Indianapolis,
  IN......................................               1,000         8,242       --        893
Ramada Vancouver Centre, Vancouver, BC,
  Canada..................................      --       4,400         7,840     (208)     2,160
Holiday Inn Sports Complex, Kansas City,
  MO......................................      --         420         4,742       --      1,551
Hilton Crystal City, Arlington, VA........      --       5,800        29,879       --      1,036
Doubletree Resort Hotel, Cathedral City,
  CA......................................      --       1,604        16,141       --      2,837
Radisson Hotel & Suites, Chicago, IL......               4,870        39,175       --      1,793
Georgetown Inn, Washington, DC............      --       6,100         7,103       --      1,486
Embassy Suites Center City, Philadelphia,
  PA......................................      (1)      5,500        26,763       --      1,457
Doubletree Hotel Austin, Austin, TX.......      (1)      2,975        25,678       --      2,501
Radisson Plaza Hotel, Lexington, KY.......     240       1,100        30,375       --      6,254
Jekyll Inn, Jekyll Island, GA.............      --          --         7,803       --      3,218
Holiday Inn Metrotown, Burnaby, BC,
  Canada..................................      --       1,115         5,303      (53)     1,292
Embassy Suites International Airport,
  Tucson, AZ..............................      --       1,640        10,444       --      2,214
Westin Morristown, NJ.....................      --       2,500        19,128      100      3,501
Doubletree Hotel Bradley International
  Airport, Windsor Locks, CT..............      --       1,013        10,228       87      1,422
Sheraton Hotel, Mesa, AZ..................      --       1,850        16,938       --      2,315
Metro Airport Hilton & Suites, Detroit,
  MI......................................      --       1,750        12,639       --      1,311
Marriott Hotel, Los Angeles, CA...........      --       5,900        48,250       --      7,208


                                               GROSS AMOUNT AT END OF YEAR
                                            ---------------------------------
                                                        BUILDING     ACCUM-
                                                          AND        ULATED      YEAR OF
                                                        IMPROVE-    DEPRECIA-   CONSTRUC-     DATE
DESCRIPTION                                   LAND       MENTS        TION        TION      ACQUIRED   LIFE
-----------                                 --------   ----------   ---------   ---------   --------   ----
HOTEL ASSETS:
Salt Lake Airport Hilton, UT..............  $    770   $   15,655   $  2,184      1980        3/3/95    40
Radisson Hotel, Schaumburg, IL............     1,080        7,413        908      1979       6/30/95    40
Sheraton Hotel, Colorado Springs, CO......     1,072       18,320      2,387      1974       6/30/95    40
Hilton Hotel, Bellevue, WA................     5,211        9,952      1,108      1979        8/4/95    40
Marriott Hotel, Somerset, NJ..............     1,978       27,391      3,357      1978       10/3/95    40
Westin Atlanta Airport, Atlanta, GA.......     2,350       25,329      3,084      1982      11/15/95    40
Sheraton Hotel, Charlotte, NC.............     4,700       14,963      1,739      1985        2/2/96    40
Radisson Hotel Southwest, Cleveland, OH...     1,330       10,900      1,190      1978       2/16/96    40
Orange County Airport Hilton, Irvine,
  CA......................................     9,990       11,126      1,255      1976       2/22/96    40
The Latham Hotel, Washington, DC..........     6,500        9,209        915      1981        3/8/96    40
Hilton Hotel, Arlington, TX...............     1,915       17,517      2,018      1983       4/17/96    40
Hilton Hotel, Arlington, VA...............     4,000       15,565      1,716      1990       8/23/96    40
Southwest Hilton, Houston, TX.............     2,300       16,909      1,728      1979      10/31/96    40
Embassy Suites, Englewood, CO.............     2,500       23,482      2,380      1986      12/12/96    40
Holiday Inn, Colorado Springs, CO.........     1,600        5,289        482      1974      12/17/96    40
Embassy Row Hilton, Washington, DC........     2,200       15,487      1,482      1969      12/17/96    40
Hilton Hotel & Towers, Lafayette, LA......     1,700       17,870      1,712      1981      12/17/96    40
Hilton Hotel, Sacramento, CA..............     4,000       17,691      1,768      1983      12/17/96    40
Santa Barbara Inn, Santa Barbara, CA......     2,600        6,251        602      1959      12/17/96    40
San Pedro Hilton, San Pedro, CA...........       640        8,347        753      1989       1/28/97    40
Doubletree Hotel, Albuquerque, NM.........     2,700       15,898      1,565      1975       1/31/97    40
Westchase Hilton & Towers, Houston, TX....     3,000       25,522      2,485      1980       1/31/97    40
Four Points Hotel, Cherry Hill, NJ........     1,700        6,359        553      1991       3/20/97    40
Sheraton Great Valley Inn, Frazer, PA.....     2,161       14,365      1,190      1971       3/27/97    40
Holiday Inn Calgary Airport, Calgary,
  Alberta, Canada.........................       715        6,439      1,261      1981        4/1/97    40
Sheraton Hotel Dallas, Dallas, TX.........     1,300       19,626      1,771      1974        4/1/97    40
Radisson Hotel Dallas, Dallas, TX.........     1,800       19,046      1,746      1972        4/1/97    40
Sheraton Hotel Guildford, Surrey, BC,
  Canada..................................     2,254       23,750      3,558      1992        4/1/97    40
Doubletree Guest Suites, Indianapolis,
  IN......................................     1,000        9,135        824      1987        4/1/97    40
Ramada Vancouver Centre, Vancouver, BC,
  Canada..................................     4,192       10,000      1,605      1968        4/1/97    40
Holiday Inn Sports Complex, Kansas City,
  MO......................................       420        6,293        538      1975       4/30/97    40
Hilton Crystal City, Arlington, VA........     5,800       30,915      2,681      1974        7/1/97    40
Doubletree Resort Hotel, Cathedral City,
  CA......................................     1,604       18,978      1,557      1985        7/1/97    40
Radisson Hotel & Suites, Chicago, IL......     4,870       40,968      3,544      1971       7/15/97    40
Georgetown Inn, Washington, DC............     6,100        8,589        655      1962       7/15/97    40
Embassy Suites Center City, Philadelphia,
  PA......................................     5,500       28,220      2,382      1963       8/12/97    40
Doubletree Hotel Austin, Austin, TX.......     2,975       28,179      2,295      1984       8/14/97    40
Radisson Plaza Hotel, Lexington, KY.......     1,100       36,629      2,876      1982       8/14/97    40
Jekyll Inn, Jekyll Island, GA.............        --       11,021        848      1971       8/20/97    40
Holiday Inn Metrotown, Burnaby, BC,
  Canada..................................     1,062        6,595        890      1989       8/22/97    40
Embassy Suites International Airport,
  Tucson, AZ..............................     1,640       12,658        901      1982      10/23/97    40
Westin Morristown, NJ.....................     2,600       22,629      1,626      1962      11/20/97    40
Doubletree Hotel Bradley International
  Airport, Windsor Locks, CT..............     1,100       11,650        838      1985      11/24/97    40
Sheraton Hotel, Mesa, AZ..................     1,850       19,253      1,382      1985       12/5/97    40
Metro Airport Hilton & Suites, Detroit,
  MI......................................     1,750       13,950        995      1989      12/16/97    40
Marriott Hotel, Los Angeles, CA...........     5,900       55,458      3,956      1983      12/18/97    40

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                                                                COSTS SUBSEQUENT
                                                      INITIAL COST TO COMPANY    TO ACQUISITION
                                                      -----------------------   ----------------
                                                                   BUILDING             BUILDING
                                                                      AND                 AND
                                            ENCUM-                 IMPROVE-             IMPROVE-
DESCRIPTION                                 BRANCES     LAND         MENTS      LAND     MENTS
-----------                                 -------   ---------   -----------   -----   --------
Austin Hilton & Towers, TX................      --       2,700        15,852       --      2,674
Dallas Renaissance North, TX..............      --       3,400        20,813       --      3,550
Houston Sheraton Brookhollow Hotel, TX....      --       2,500        17,609       --      2,148
Seelbach Hilton, Louisville, KY...........      --       1,400        38,462       --      5,550
Midland Hilton & Towers, TX...............      --         150         8,487       --      1,715
Westin Oklahoma, OK.......................      --       3,500        27,588       --      1,683
Sheraton Hotel, Columbia, MD..............      --       3,600        21,393       --      3,744
Radisson Cross Keys, Baltimore, MD........      --       1,500         5,615       --      1,492
Sheraton Fisherman's Wharf, San Francisco,
  CA......................................      (1)     19,708        61,751       --      2,985
Hartford Hilton, CT.......................      --       4,073        24,458       --      2,824
Holiday Inn Dallas DFW Airport South,
  TX......................................  12,634       3,388        28,847       --          8
Courtyard by Marriott Meadowlands, NJ.....   3,979          --         9,649       --         45
Hotel Maison de Ville, New Orleans, LA....      --         292         3,015       --         (2)
Hilton Hotel Toledo, OH...................      --          --        11,708       --         38
Holiday Inn Select Dallas DFW Airport
  West, TX................................      --         947         8,346       --        213
Holiday Inn Select New Orleans
  International Airport, LA...............      (1)      3,040        25,616       --      2,150
Crowne Plaza Madison, WI..................      (1)      2,629        21,634       --        210
Wyndham Albuquerque Airport Hotel, NM.....      --          --        18,889       --        112
Wyndham San Jose Airport Hotel, CA........      --          --        35,743       --        997
Holiday Inn Select Mission Valley, CA.....               2,410        20,998       --        176
Sheraton Safari Hotel, Lake Buena Vista,
  FL......................................      --       4,103        35,263       --      9,062
Hilton Monterey, CA.......................      --       2,141        17,666       --      4,964
Hilton Hotel Durham, NC...................      --       1,586        15,577       --      2,390
Wyndham Garden Hotel Marietta, GA.........      --       1,900        17,077       --        611
Westin Resort Key Largo, FL...............      --       3,167        29,190       --        340
Doubletree Guest Suites Atlanta, GA.......   8,678       2,236        18,514       --      3,798
Radisson Hotel Arlington Heights, IL......      --       1,540        12,645       --      6,848
Holiday Inn Select Bucks County, PA.......      --       2,610        21,744       --      2,773
Hilton Hotel Cocoa Beach, FL..............      --       2,783        23,076       --      1,784
Radisson Twin Towers Orlando, FL..........      --       9,555        73,486       --      8,209
Crowne Plaza Phoenix, AZ..................      --       1,852        15,957       --      3,448
Hilton Airport Hotel Grand Rapids, MI.....      (1)      2,049        16,657       --        539
Marriott West Loop Houston, TX............      (1)      2,943        23,934       --      2,623
Courtyard by Marriott Durham, NC..........      --       1,406        11,001       --         47
Courtyard by Marriott, Marina Del Rey,
  CA......................................      (1)      3,450        24,534       --        359
Courtyard by Marriott, Century City, CA...      --       2,165        16,465       --         20
Courtyard by Marriott, Lake Buena Vista,
  FL......................................      --          --        41,267       --      2,438
Crowne Plaza, San Jose, CA................      (1)      2,130        23,404      (24)     1,501
Doubletree Hotel Westshore, Tampa, FL.....      --       2,904        23,476       --      7,312
Howard Johnson Resort Key Largo, FL.......      --       1,784        12,419       --        507
Radisson Annapolis, MD....................      --       1,711        13,671       --      1,945
Holiday Inn Fort Lauderdale, FL...........      --       2,381        19,419       --      2,126
Holiday Inn Madeira Beach, FL.............      --       1,781        13,349       --         26
Holiday Inn Chicago O'Hare, IL............  19,080       4,290        72,631       --     12,812
Holiday Inn & Suites Alexandria, VA.......      --       1,769        14,064       --         52
Hilton Clearwater, FL.....................      --          --        69,285       --      3,608
Radisson Rochester, NY....................      --          --         6,499       --      2,520
Radisson Old Towne Alexandria, VA.........      --       2,241        17,796       --      3,690


                                               GROSS AMOUNT AT END OF YEAR
                                            ---------------------------------
                                                        BUILDING     ACCUM-
                                                          AND        ULATED      YEAR OF
                                                        IMPROVE-    DEPRECIA-   CONSTRUC-     DATE
DESCRIPTION                                   LAND       MENTS        TION        TION      ACQUIRED   LIFE
-----------                                 --------   ----------   ---------   ---------   --------   ----
Austin Hilton & Towers, TX................     2,700       18,526      1,291      1974        1/6/98    40
Dallas Renaissance North, TX..............     3,400       24,363      1,708      1979        1/6/98    40
Houston Sheraton Brookhollow Hotel, TX....     2,500       19,757      1,467      1980        1/6/98    40
Seelbach Hilton, Louisville, KY...........     1,400       44,012      3,017      1905        1/6/98    40
Midland Hilton & Towers, TX...............       150       10,202        708      1976        1/6/98    40
Westin Oklahoma, OK.......................     3,500       29,271      2,159      1977        1/6/98    40
Sheraton Hotel, Columbia, MD..............     3,600       25,137      1,513      1972       3/27/98    40
Radisson Cross Keys, Baltimore, MD........     1,500        7,107        417      1973       3/27/98    40
Sheraton Fisherman's Wharf, San Francisco,
  CA......................................    19,708       64,736      4,356      1975        4/2/98    40
Hartford Hilton, CT.......................     4,073       27,282      1,642      1975       5/21/98    40
Holiday Inn Dallas DFW Airport South,
  TX......................................     3,388       28,855      1,747      1974        8/3/98    --
Courtyard by Marriott Meadowlands, NJ.....        --        9,694        581      1993        8/3/98    40
Hotel Maison de Ville, New Orleans, LA....       292        3,013        181      1778        8/3/98    40
Hilton Hotel Toledo, OH...................        --       11,746        708      1987        8/3/98    40
Holiday Inn Select Dallas DFW Airport
  West, TX................................       947        8,559        812      1974        8/3/98    40
Holiday Inn Select New Orleans
  International Airport, LA...............     3,040       27,766      1,610      1973        8/3/98    40
Crowne Plaza Madison, WI..................     2,629       21,844      1,384      1987        8/3/98    40
Wyndham Albuquerque Airport Hotel, NM.....        --       19,001      1,146      1972        8/3/98    40
Wyndham San Jose Airport Hotel, CA........        --       36,740      2,194      1974        8/3/98    40
Holiday Inn Select Mission Valley, CA.....     2,410       21,174      1,282      1970        8/3/98    40
Sheraton Safari Hotel, Lake Buena Vista,
  FL......................................     4,103       44,325      2,437      1985        8/3/98    40
Hilton Monterey, CA.......................     2,141       22,630      1,219      1971        8/3/98    40
Hilton Hotel Durham, NC...................     1,586       17,967        973      1987        8/3/98    40
Wyndham Garden Hotel Marietta, GA.........     1,900       17,688      1,038      1985        8/3/98    40
Westin Resort Key Largo, FL...............     3,167       29,530      1,814      1985        8/3/98    40
Doubletree Guest Suites Atlanta, GA.......     2,236       22,312      1,310      1985        8/3/98    40
Radisson Hotel Arlington Heights, IL......     1,540       19,493        954      1981        8/3/98    40
Holiday Inn Select Bucks County, PA.......     2,610       24,517      1,335      1987        8/3/98    40
Hilton Hotel Cocoa Beach, FL..............     2,783       24,860      1,494      1986        8/3/98    40
Radisson Twin Towers Orlando, FL..........     9,555       81,695      4,701      1972        8/3/98    40
Crowne Plaza Phoenix, AZ..................     1,852       19,405      1,145      1981        8/3/98    40
Hilton Airport Hotel Grand Rapids, MI.....     2,049       17,196      1,033      1979        8/3/98    40
Marriott West Loop Houston, TX............     2,943       26,557      1,563      1976        8/3/98    40
Courtyard by Marriott Durham, NC..........     1,406       11,048        659      1996        8/3/98    40
Courtyard by Marriott, Marina Del Rey,
  CA......................................     3,450       24,893      1,531      1976        8/3/98    40
Courtyard by Marriott, Century City, CA...     2,165       16,485      1,016      1986        8/3/98    40
Courtyard by Marriott, Lake Buena Vista,
  FL......................................        --       43,705      2,565      1972        8/3/98    40
Crowne Plaza, San Jose, CA................     2,106       24,905      1,501      1975        8/3/98    40
Doubletree Hotel Westshore, Tampa, FL.....     2,904       30,788      1,596      1972        8/3/98    40
Howard Johnson Resort Key Largo, FL.......     1,784       12,926        767      1971        8/3/98    40
Radisson Annapolis, MD....................     1,711       15,616        829      1975        8/3/98    40
Holiday Inn Fort Lauderdale, FL...........     2,381       21,545      1,225      1969        8/3/98    40
Holiday Inn Madeira Beach, FL.............     1,781       13,375        811      1972        8/3/98    40
Holiday Inn Chicago O'Hare, IL............     4,290       85,443      4,638      1975        8/3/98    40
Holiday Inn & Suites Alexandria, VA.......     1,769       14,116        882      1985        8/3/98    40
Hilton Clearwater, FL.....................        --       72,893      4,298      1980        8/3/98    40
Radisson Rochester, NY....................        --        9,019        438      1971        8/3/98    40
Radisson Old Towne Alexandria, VA.........     2,241       21,486      1,223      1975        8/3/98    40

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                                                                COSTS SUBSEQUENT
                                                      INITIAL COST TO COMPANY    TO ACQUISITION
                                                      -----------------------   ----------------
                                                                   BUILDING             BUILDING
                                                                      AND                 AND
                                            ENCUM-                 IMPROVE-             IMPROVE-
DESCRIPTION                                 BRANCES     LAND         MENTS      LAND     MENTS
-----------                                 -------   ---------   -----------   -----   --------
Ramada Inn Clearwater, FL.................      --       1,270        13,453       --         89
Richmond Hotel and Conference Center......      --         245         3,380       --         58
Crowne Plaza Las Vegas, NV................      --       3,006        24,011       --         15
Crowne Plaza Portland, OR.................   4,917       2,950        23,254       --         58
Four Points Hotel, Mt Arlington, NJ.......   4,328       6,553         6,058       --         64
Ramada Inn Mahwah, NJ.....................      --       1,117         8,994       --        121
Ramada Plaza Meriden, CT..................      --       1,247        10,057       --         12
Ramada Plaza Shelton, CT..................   4,567       2,040        16,235       --         28
Sheraton Crossroads Mahwah, NJ............      --       3,258        26,185       --        188
St. Tropez Suites, Las Vegas, NV..........      --       3,027        24,429       --         24
Doral Forrestal, Princeton, NJ............      --       9,578        57,555       --      7,135
South Seas Plantation, Captiva, FL........      --       3,084        83,573       --      7,161
Radisson Suites Beach Resort, Marco
  Island, FL..............................      --       7,120        35,300       --      2,103
Best Western Sanibel Island, FL...........      --       3,868         3,984       17        302
The Dunes Golf & Tennis Club, Sanibel
  Island, FL..............................      --       7,705         3,043        9         21
Sanibel Inn, Sanibel Island, FL...........      --       8,482        12,045       --        (74)
Seaside Inn, Sanibel Island, FL...........      --       1,702         6,416       22         73
Song of the Sea, Sanibel Island, FL.......      --         339         3,223       19         31
Sundial Beach Resort, Sanibel Island,
  FL......................................      --         320        12,009       --        556
Holiday Inn, Madison, WI..................      --       4,143         6,692       --         78
Safety Harbor Resort and Spa, Sanibel
  Island, FL..............................      --         732        19,618       --      1,538
                                                      --------    ----------    -----   --------
                                                      $317,460    $2,207,320    $(388)  $253,769
                                                      ========    ==========    =====   ========


                                               GROSS AMOUNT AT END OF YEAR
                                            ---------------------------------
                                                        BUILDING     ACCUM-
                                                          AND        ULATED      YEAR OF
                                                        IMPROVE-    DEPRECIA-   CONSTRUC-     DATE
DESCRIPTION                                   LAND       MENTS        TION        TION      ACQUIRED   LIFE
-----------                                 --------   ----------   ---------   ---------   --------   ----
Ramada Inn Clearwater, FL.................     1,270       13,542      1,612      1969        8/3/98    40
Richmond Hotel and Conference Center......       245        3,438        712      1975        8/3/98    40
Crowne Plaza Las Vegas, NV................     3,006       24,026      2,593      1989        8/3/98    40
Crowne Plaza Portland, OR.................     2,950       23,312      2,623      1988        8/3/98    40
Four Points Hotel, Mt Arlington, NJ.......     6,553        6,122        645      1984        8/3/98    40
Ramada Inn Mahwah, NJ.....................     1,117        9,115        898      1972        8/3/98    40
Ramada Plaza Meriden, CT..................     1,247       10,069        974      1985        8/3/98    40
Ramada Plaza Shelton, CT..................     2,040       16,263      1,529      1989        8/3/98    40
Sheraton Crossroads Mahwah, NJ............     3,258       26,373      2,785      1986        8/3/98    40
St. Tropez Suites, Las Vegas, NV..........     3,027       24,453      2,360      1986        8/3/98    40
Doral Forrestal, Princeton, NJ............     9,578       64,690      3,726      1981       8/11/98    40
South Seas Plantation, Captiva, FL........     3,084       90,734      6,525      1975       10/1/98    40
Radisson Suites Beach Resort, Marco
  Island, FL..............................     7,120       37,403      4,106      1983       10/1/98    40
Best Western Sanibel Island, FL...........     3,885        4,286        665      1967       10/1/98    40
The Dunes Golf & Tennis Club, Sanibel
  Island, FL..............................     7,714        3,064        246      1964       10/1/98    40
Sanibel Inn, Sanibel Island, FL...........     8,482       11,971        989      1964       10/1/98    40
Seaside Inn, Sanibel Island, FL...........     1,724        6,489        481      1964       10/1/98    40
Song of the Sea, Sanibel Island, FL.......       358        3,254        280      1964       10/1/98    40
Sundial Beach Resort, Sanibel Island,
  FL......................................       320       12,565        806      1975       10/1/98    40
Holiday Inn, Madison, WI..................     4,143        6,770        337      1965       1/11/99    40
Safety Harbor Resort and Spa, Sanibel
  Island, FL..............................       732       21,156      1,547      1926       5/31/00    40
                                            --------   ----------   --------
                                            $317,072   $2,461,089   $188,647
                                            ========   ==========   ========

---------------

(1) These properties secure the New Secured Facility which, as of December 31, 2000, had an outstanding balance of $324,554.

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     The components of hotel property and equipment are as follows:

                                                              PROPERTY AND   ACCUMULATED
                                                               EQUIPMENT     DEPRECIATION
                                                              ------------   ------------
Land........................................................   $  317,072      $     --
Building and Improvements...................................    2,461,089       188,647
Furniture and equipment.....................................      338,350        98,582
Construction in progress....................................       77,219            --
                                                               ----------      --------
          Total property and equipment......................   $3,193,730      $287,229
                                                               ==========      ========

     A reconciliation of the Company's investment in hotel property and equipment and related accumulated depreciation is as follows:

                                                      2000         1999         1998
                                                   ----------   ----------   ----------
Hotel property and equipment
Balance, beginning of period.....................  $3,118,723   $2,957,543   $  947,597
Acquisitions during period.......................      19,618       12,081    1,865,142
Improvements and construction-in-progress........      78,911      160,294      144,804
Cost of real estate sold.........................     (23,522)     (11,195)          --
                                                   ----------   ----------   ----------
Balance, end of period...........................   3,193,730    3,118,723    2,957,543
                                                   ----------   ----------   ----------
Accumulated depreciation
Balance, beginning of period.....................     182,430       83,797       26,858
Additions-depreciation expense...................     107,363       99,297       56,939
Cost of real estate sold.........................      (2,564)        (664)          --
                                                   ----------   ----------   ----------
Balance, end of period...........................     287,229      182,430       83,797
                                                   ----------   ----------   ----------
Net hotel property and equipment, end of
  period.........................................  $2,906,501   $2,936,293   $2,873,746
                                                   ==========   ==========   ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               JUNE 30,     DECEMBER 31,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS


Investment in hotels, net of accumulated depreciation of
  $553,281 at June 30, 2001 and $473,101 at December 31,
  2000......................................................  $3,710,694     $3,750,275
Investment in unconsolidated entities.......................     154,980        128,593
Assets held for sale........................................      52,122        129,294
Cash and cash equivalents...................................      64,220         26,060
Restricted cash.............................................     323,555
Accounts receivable.........................................      46,449         31,241
Note receivable from unconsolidated entity..................                      7,695
Deferred expenses, net of accumulated amortization of $9,934
  at June 30, 2001 and $7,146 at December 31, 2000..........      32,201         23,944
Other assets................................................      19,307          6,501
                                                              ----------     ----------
          Total assets......................................  $4,403,528     $4,103,603
                                                              ==========     ==========

                           LIABILITIES AND PARTNERS' CAPITAL


Debt........................................................  $2,134,093     $1,838,241
Distributions declared but unpaid...........................      34,199         33,957
Accrued expenses and other liabilities......................     146,077         94,232
Minority interest in other partnerships.....................      50,474         50,774
                                                              ----------     ----------
          Total liabilities.................................   2,364,843      2,017,204
                                                              ----------     ----------
Commitments and contingencies
Redeemable units at redemption value........................     210,929        205,800
Preferred units, $.01 par value, 20,000 units authorized:
  Series A Cumulative Preferred Units, 5,981 units issued
     and outstanding........................................     149,515        149,515
  Series B Redeemable Preferred Units, 58 units issued and
     outstanding............................................     143,750        143,750
Partners' capital...........................................   1,534,491      1,587,334
                                                              ----------     ----------
          Total liabilities and partners' capital...........  $4,403,528     $4,103,603
                                                              ==========     ==========

  The accompanying notes are an integral part of these consolidated financial

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
               (UNAUDITED, IN THOUSANDS EXCEPT FOR PER UNIT DATA)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Revenues:
  Hotel operating revenue:
     Room...................................................  $365,343
     Food and beverage......................................    53,150
     Other operating departments............................    24,790
  Percentage lease revenue..................................   115,137   $256,335
  Retail space rental and other revenue.....................     1,882      1,824
                                                              --------   --------
          Total revenues....................................   560,302    258,159
                                                              --------   --------
Expenses:
  Hotel operating expenses:
     Room...................................................    83,404
     Food and beverage......................................    39,141
     Other operating departments............................    10,922
  Management fees...........................................    12,612
  Other property operating costs............................   121,642
  Taxes, insurance and lease expense........................    76,460     47,588
  Corporate expenses........................................     6,372      6,112
  Depreciation..............................................    79,513     81,480
  Lease termination costs...................................    36,226
                                                              --------   --------
          Total operating expenses..........................   466,292    135,180
                                                              --------   --------
Operating income............................................    94,010    122,979
Interest expense, net.......................................   (79,621)   (76,781)
Swap termination expense....................................    (4,824)
Loss on assets held for sale................................              (63,000)
                                                              --------   --------
Income (loss) before equity in income from unconsolidated
  entities, minority interests, and gain on sale of
  assets....................................................     9,565    (16,802)
Equity in income from unconsolidated entities...............     6,328      5,648
Minority interests in other partnerships....................    (2,282)    (2,093)
Gain on sale of assets......................................     2,955        875
                                                              --------   --------
Income (loss) before extraordinary items....................    16,566    (12,372)
Extraordinary charge from write off of deferred financing
  fees......................................................      (225)
                                                              --------   --------
Net income (loss)...........................................    16,341    (12,372)
Preferred distributions.....................................   (12,300)   (12,358)
                                                              --------   --------
Net income (loss) applicable to unitholders.................  $  4,041   $(24,730)
                                                              ========   ========
Per unit data:
  Basic:
     Net income (loss) applicable to unitholders............  $   0.07   $  (0.39)
                                                              ========   ========
     Weighted average units outstanding.....................    61,628     63,066
  Diluted:
     Net income (loss) applicable to unitholders............  $   0.07   $  (0.39)
                                                              ========   ========
     Weighted average units outstanding.....................    62,069     63,297

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                           (UNAUDITED, IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                2001        2000
                                                              ---------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $  16,341   $(12,372)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation............................................     79,513     81,480
    Gain on sale of assets..................................     (2,955)      (875)
    Amortization of deferred financing fees.................      2,563      2,383
    Accretion of debt.......................................       (150)      (448)
    Amortization of unearned officers' and directors'
      compensation..........................................        884        474
    Equity in income from unconsolidated entities...........     (6,328)    (5,648)
    Extraordinary write off of deferred financing fees......        225
    Lease termination costs.................................     36,226
    Loss on assets held for sale............................                63,000
    Minority interests in other partnerships................      2,282      2,093
  Changes in assets and liabilities:
    Accounts receivable.....................................    (10,077)   (10,204)
    Deferred expenses.......................................    (11,045)    (4,003)
    Other assets............................................    (11,297)    (1,251)
    Deferred rent...........................................                18,604
    Accrued expenses and other liabilities..................     (2,552)     5,510
                                                              ---------   --------
         Net cash flow provided by operating activities.....     93,630    138,743
                                                              ---------   --------
Cash flows provided by (used in) investing activities:
  Restricted cash...........................................   (323,555)
  Improvements and additions to hotels......................    (29,431)   (41,408)
  Proceeds from sale of interest in hotels..................     48,049
  Operating cash received in acquisition of lessee..........     25,583
  Proceeds from sale of assets..............................     10,967      1,071
  Cash distributions from unconsolidated entities...........      2,973     11,708
                                                              ---------   --------
         Net cash flow used in investing activities.........   (265,414)   (28,629)
                                                              ---------   --------
Cash flows provided by (used in) financing activities:
  Proceeds from borrowings..................................    849,748    500,892
  Repayment of borrowings...................................   (553,746)  (451,847)
  Purchase of treasury stock................................     (4,046)   (56,733)
  Proceeds from exercise of stock option....................        692
  Buyback of assumed stock options..........................                (1,860)
  Distributions paid to minority interest...................     (2,582)    (3,054)
  Distributions paid to preferred unitholders...............    (12,300)   (12,368)
  Distributions paid to unitholders.........................    (67,822)   (70,415)
                                                              ---------   --------
         Net cash flow provided by (used in) financing
          activities........................................    209,944    (95,385)
                                                              ---------   --------
Net change in cash and cash equivalents.....................     38,160     14,729
Cash and cash equivalents at beginning of periods...........     26,060     36,123
                                                              ---------   --------
Cash and cash equivalents at end of periods.................  $  64,220   $ 50,852
                                                              =========   ========
Supplemental cash flow information -- interest paid.........  $  84,115   $ 73,259
                                                              =========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Lodging Limited Partnership and its subsidiaries (the "Company") at June 30, 2001, owned interests in 185 hotels in the United States and Canada with nearly 50,000 rooms and suites (collectively, the "Hotels"). The sole general partner of the Company is FelCor Lodging Trust Incorporated ("FelCor") the nation's second largest hotel real estate investment trust ("REIT"). At June 30, 2001, FelCor owned a greater than 85 percent equity interest in the Company. At June 30, 2001, the Company owned a 100 percent interest in 152 of the Hotels, a 90 percent or greater interest in entities owning seven hotels, a 60 percent interest in an entity owning two hotels and 50 percent interests in entities that own 24 hotels. Fifteen of the Company's hotels have been designated as held for sale.

     On May 9, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with MeriStar Hospitality Corporation ("MeriStar"). Pursuant to the Merger Agreement, MeriStar will be merged with and into FelCor subject to the approval of the shareholders of both companies. Under the terms of the merger plan holders of MeriStar common shares will receive, for each common share, $4.60 in cash and 0.784 shares of common stock of FelCor. The Company also will either assume or refinance $1.6 billion in MeriStar debt. A separate publicly traded company, MeriStar Hotels & Resorts, will continue to manage the hotels acquired from MeriStar in the merger. The merger is expected to close in September of 2001.

     The transaction will also involve the merger of the Company's subsidiary with and into MeriStar's subsidiary operating limited partnership. The holders of common partnership units in MeriStar's partnership will receive, for each common unit, $4.60 in cash and 0.784 common partnership units in the Company. Preferred units in MeriStar's partnership will receive similar preferred units in the Company or a combination of cash and units. The proposed mergers are subject to shareholder approval and other customary conditions. The equity portion of the transaction is structured to qualify as a tax free merger with respect to the share consideration.

     On January 1, 2001, the REIT Modernization Act ("RMA") went into effect. Among other things, the RMA permits a REIT to form taxable subsidiaries that lease hotels from the REIT, provided that the hotels continue to be managed by unrelated third parties. Effective January 1, 2001, the Company completed transactions that resulted in its newly formed taxable subsidiaries acquiring leases for 96 hotels that were leased to either DJONT Operations, L.L.C. and its consolidated subsidiaries (collectively "DJONT") or subsidiaries of Six Continents Hotels, formerly Bass Hotels and Resorts, ("Six Continents Hotels"). By acquiring these leases through its taxable subsidiaries, the Company acquired the economic benefits and risks of these hotel operations and reports hotel revenues and expenses rather than percentage lease revenues. Additionally, in 2001, the Company entered into an agreement to acquire its remaining 88 hotel leases held by Six Continents Hotels. This transaction was effective July 1, 2001.

                       FELCOR LODGING LIMITED PARTNERSHIP

1. ORGANIZATION -- (CONTINUED)

     The following table provides a schedule of the Hotels by brand, broken out between those hotels whose operations are consolidated for purposes of the Company's financial statements, those hotels whose operations are reported as unconsolidated entities for purposes of the Company's financial statements and those hotels operated under leases with Six Continents Hotels at June 30, 2001:

                                                                UNCONSOLIDATED   SIX CONTINENTS
BRAND                                            CONSOLIDATED   JOINT VENTURES   HOTELS LEASED    TOTAL
-----                                            ------------   --------------   --------------   -----
Hilton(R) Brands:
  Embassy Suites(R)............................       45              14                            59
  Doubletree(R) and Doubletree Guest
     Suites(R).................................       14                                            14
  Hampton Inn(R)...............................        2               1                5            8
  Hilton Suites(R).............................        1                                             1
  Homewood Suites(R)...........................                                         1            1
Six Continents Hotels Brands:
  Holiday Inn(R)...............................                        1               43           44
  Crowne Plaza(R) and Crowne Plaza Suites(R)...                                        18           18
  Holiday Inn Select(R)........................                                        10           10
  Holiday Inn Express(R).......................                                         5            5
Starwood Brands:
  Sheraton(R) and Sheraton Suites(R)...........        9               1                            10
  Westin(R)....................................        1                                             1
Other Brands...................................        1               7                6           14
                                                      --              --               --          ---
          Total Hotels.........................       73              24               88          185
                                                      ==              ==               ==          ===

     The Hotels are located in the United States (35 states) and Canada, with a concentration in Texas (41 hotels), California (19 hotels), Florida (16 hotels) and Georgia (14 hotels).

     At June 30, 2001, (i) subsidiaries of Six Continents Hotels managed 90 of the Hotels, (ii) subsidiaries of Hilton managed 72 of the Hotels, (iii) subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") managed 11 of the Hotels, (iv) subsidiaries of Interstate Hotels Corporation ("IHC") managed eight of the Hotels and (v) three independent management companies managed the four remaining Hotels.

     Effective January 1, 2001, with the enactment of the RMA, the Company acquired and contributed to a newly formed taxable REIT subsidiary, all the equity interests in DJONT. In consideration for the acquisition, the Company issued an aggregate of 416,667 units of limited partnership interest valued at approximately $10 million, which, together with DJONT's accumulated shareholders' deficit of $24.5 million, was expensed as a lease termination cost in the first quarter of 2001.

     Effective January 1, 2001, the Company completed the acquisition of 12 of the leases, which were held by Six Continents Hotels. In consideration for the acquisition and termination of these leases and the related management agreements of such leases, FelCor issued to Six Continents Hotels 413,585 shares of FelCor common stock valued at approximately $10 million and the Company issued the corresponding number of units. Of this $10 million in consideration for acquisition of these leases, approximately $8.3 million associated with 11 of the hotels had been previously accrued in connection with the hotels designated as held for sale and $1.7 million was expensed as lease termination costs in the first quarter of 2001. Of the 12 hotels, two have been sold, eight have been contributed to a joint venture with IHC, one remains to be sold and one will be retained. In March 2001, the Company contributed the eight hotels managed by IHC to a joint venture with IHC. The Company also entered into an agreement with Six

                       FELCOR LODGING LIMITED PARTNERSHIP

1. ORGANIZATION -- (CONTINUED)


Continents Hotels to acquire the remaining 88 leases, which became effective July 1, 2001. In consideration for the acquisition of such leases the Company entered into long-term management agreements with Six Continents Hotels with regard to these hotels and, on July 1, 2001, FelCor issued to Six Continents Hotels 100 shares of FelCor common stock.


     Certain reclassifications have been made to prior period financial information to conform to the current period's presentation with no effect to previously reported net income or partners' capital.

     The financial information for the six months ended June 30, 2001 and 2000, is unaudited but includes all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the results for the periods. The financial information should be read in conjunction with the consolidated financial statements for the year ended December 31, 2000, included in the Company's Annual Report on Form 10-K ("Form 10-K"). Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

2. DEFERRED RENT

     The Company recognized deferred lease income under Staff Accounting Bulletin No. 101 ("SAB 101") of $18.6 million for the six months ended June 30, 2000, respectively. In accordance with SAB 101, rent deferred in the first quarter of 2001 was fully earned and recognized as percentage lease revenue in the second quarter of 2001, because all contingencies related to such revenue were resolved with regard to the leases acquired July 1, 2001. For the six months ended June 30, 2001, SAB 101 had no financial impact to the Company.

3. ASSETS HELD FOR SALE

     In the second quarter of 2000, the Company identified 25 hotels that it considered non-strategic and announced its intention to sell such hotels. In connection with the decision to sell these hotels, the Company recorded, at June 30, 2000, an expense of $63 million representing the difference between the net book value of these hotels and the estimated net proceeds. No depreciation expense has been recorded on these hotels since June 30, 2000. Revenues related to the assets held for sale, less costs associated with those assets, were included in the Company's results of operations for the six months ended June 30, 2001 and 2000, and represented income of $7.1 million and $6.1 million (net of depreciation expense in 2000), respectively.

     In March 2001, the Company contributed eight of the hotels held for sale to an entity in which the Company owns a 50 percent equity interest and a subsidiary of IHC holds the other 50 percent equity interest. The Company contributed assets with a book value of approximately $77 million, received net cash proceeds of $48 million and retained a $17 million preferred interest.

     In June 2001, the Company sold the 140-room Hampton Inn located in Marietta, Georgia, for a net sales price of $7.1 million. The Company is actively marketing the remaining 15 hotels held for sale.

                       FELCOR LODGING LIMITED PARTNERSHIP

4. INVESTMENT IN UNCONSOLIDATED ENTITIES

     The Company owned 50 percent interests in joint venture partnerships that owned and operated 24 hotels at June 30, 2001, and 16 hotels at June 30, 2000. The Company also owned a 50% interest in partnerships that owned an undeveloped parcel of land, a condominium management company and developed and sold condominiums in Myrtle Beach, South Carolina. The Company accounts for its investments in these unconsolidated entities under the equity method.

     Summarized unaudited combined financial information for 100 percent of these unconsolidated entities is as follows (in thousands):

                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
Balance sheet information:
  Investment in hotels......................................  $342,294     $294,941
  Non-recourse mortgage debt................................  $266,660     $225,302
  Equity....................................................  $ 96,975     $ 82,986

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Statements of operations information:
  Total revenues............................................  $41,300   $39,173
  Net income................................................  $14,327   $13,649
  Net income attributable to the Company....................  $ 7,399   $ 6,719
  Amortization of cost in excess of book value..............   (1,071)   (1,071)
                                                              -------   -------
  Equity in income from unconsolidated entities.............  $ 6,328   $ 5,648
                                                              =======   =======

                       FELCOR LODGING LIMITED PARTNERSHIP

5. DEBT

     Debt at June 30, 2001, and December 31, 2000, consisted of the following (in thousands):

                                                                                     JUNE       DECEMBER
                                    COLLATERAL   INTEREST RATE   MATURITY DATE       2001         2000
                                    ----------   -------------   --------------   ----------   ----------
Floating Rate Debt:
  Line of credit..................  None         LIBOR + 200bp   August 2003                   $  112,000
  Mortgage debt...................  3 hotels     LIBOR + 200bp   February 2003                     61,909
  Promissory note.................  None         LIBOR + 200bp   June 2016        $      650          650
                                                                                  ----------   ----------
         Total floating rate
           debt...................                                                       650      174,559
                                                                                  ----------   ----------
Fixed Rate Debt:
  Line of credit -- swapped.......  None             7.66%       August 2003          39,900      250,000
  Publicly-traded term notes......  None             7.38%       October 2004        174,569      174,505
  Publicly-traded term notes......  None             7.63%       October 2007        124,370      124,320
  Publicly-traded term notes......  None             9.50%       September 2008      101,699
  Publicly-traded term notes......  None             9.50%       September 2008      395,073      394,731
  Publicly-traded term notes......  None             8.50%       June 2011           595,073
  Mortgage debt...................  15 hotels        7.24%       November 2007       138,854      140,148
  Mortgage debt...................  7 hotels         7.54%       April 2009           96,826       97,604
  Mortgage debt...................  6 hotels         7.55%       June 2009            72,810       73,389
  Mortgage debt...................  7 hotels         8.73%       May 2010            143,163      144,032
  Mortgage debt...................  8 hotels         8.70%       May 2010            183,807      184,829
  Other...........................  13 hotels     6.96%-7.23%    2000-2005            67,299       80,124
                                                                                  ----------   ----------
         Total fixed rate debt....                                                 2,133,443    1,663,682
                                                                                  ----------   ----------
         Total debt...............                                                $2,134,093   $1,838,241
                                                                                  ==========   ==========

     One month LIBOR at June 30, 2001, was 3.835%.

     At June 30, 2001, the Company's line of credit was matched with an interest rate swap agreement, which effectively converted the floating rate on the line of credit to a fixed rate.

     The line of credit contains various affirmative and negative covenants including limitations on total indebtedness, total secured indebtedness, and cash distributions, as well as the obligation to maintain certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At June 30, 2001, the Company was in compliance with all such covenants.

     The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the line of credit. Most of the mortgage debt is non-recourse to the Company and contains provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable; subject to various prepayment penalties, yield maintenance, or defeasance obligations.

     Interest expense is reported net of interest income of $2.2 million and $863,000 for the six months ended June 30, 2001 and 2000, respectively, and capitalized interest of $229,000 and $497,000, respectively.

     On June 4, 2001, the Company completed the private placement of $600 million in 8 1/2 percent senior unsecured notes that mature in June 2001. Approximately $315 million of the proceeds were placed in escrow pending completion of the merger with MeriStar. The remaining proceeds were used to pay down the Line of Credit and other floating rate debt. Associated with the pay down of the Line of Credit, the Company terminated interest rate swaps with a notional value of $200 million, resulting in a one-time $4.8 million swap termination cost, which was expensed in the second quarter. An extraordinary charge of

                       FELCOR LODGING LIMITED PARTNERSHIP

5. DEBT -- (CONTINUED)

$225,000 was recorded to write-off unamortized deferred financing costs associated with the prepayment of the floating rate debt.

     On January 11, 2001, the Company completed the private placement of $100 million in 9 1/2 percent senior unsecured notes that mature in September 2008. These notes were issued at a premium to yield an effective rate of 9 1/8 percent. The proceeds were used initially to pay down the company's line of credit.

6. ADOPTION OF SFAS 133

     On January 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically, SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either partners' capital or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and the nature of the hedging activity.

     Upon adoption of SFAS 133, on January 1, 2001, the Company recorded the fair value of its interest swap rate agreements with a notional value of $250 million as an asset of $248,000 with a corresponding credit to accumulated other comprehensive income reported in partners' capital.

     As of June 30, 2001, the Company held an interest rate swap agreement with a notional value of $50 million. The fixed interest rate paid on this swap was
5.6 percent and the floating swap rate received was 4.06 percent with a maturity of July 2003. The fair value of the Company's interest rate swap agreement at June 30, 2001 was a liability of $899,000 which was recorded in accrued expenses and accumulated other comprehensive income reported in partners' capital. Assuming no changes in the index rates over the next twelve months, the swap currently held by the Company would result in additional interest expense of $561,000. In June 2001, interest rate swaps with a notional amount of $200 million were terminated at a cost of $4.8 million when the corresponding floating rate debt was prepaid.

     In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives. Derivatives are used primarily to fix the rate on floating rate debt and manage the cost of borrowing obligations. The Company requires that hedging derivative instruments are effective in reducing the interest rate risk exposure that they are designated to hedge. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. The Company does not use derivatives for trading or speculative purposes, and the Company has a policy of only entering into contracts with major financial institutions.

     To determine the fair values of its derivative instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

     At June 30, 2001, the Company's financing facilities consist of a $600 million floating rate line of credit. To reduce the risk of variable interest rates, the Company currently uses an interest rate swap agreement, to effectively convert a portion of its floating rate debt to fixed-rate debt. The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense.

                       FELCOR LODGING LIMITED PARTNERSHIP

7. COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income" establishes standards for reporting and displaying comprehensive income and its components. Total comprehensive income for the six months ended June 30, 2001 is calculated as follows (in thousands):

Net income..................................................   $16,341
Realized loss on terminated interest rate swap agreements...     4,824
Unrealized loss on interest rate swap agreements............    (5,723)
                                                               -------
          Total comprehensive income........................   $15,442
                                                               =======

     Although the Company conducts business in Canada, the Canadian operations were not material to our consolidated financial position, results of operations or cash flows during the six months ended June 30, 2001 and 2000. Additionally, foreign currency transaction gains and losses were not material to the Company's results of operations for the six months ended June 30, 2001 and 2000.

8. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board ("FASB") approved SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001 and will require (1) intangible assets (as defined in SFAS No. 141) to be reclassified into goodwill, (2) goodwill amortization to cease, and (3) the testing of goodwill for impairment at transition and at interim periods (if an event or circumstance would result in an impairment). The Company will adopt SFAS No. 142 on June 30, 2001, with the purchase of any goodwill and intangible assets acquired after June 30, 2001. The Company has not yet determined the impact of SFAS No. 142 on the Company's results of operations and financial position.

9. INCOME TAXES

     Under the RMA that became effective January 1, 2001, the Company leases certain of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company has a deferred tax asset of approximately $100,000, prior to any valuation allowance, relating to losses of the taxable REIT subsidiaries during the six months ended June 30, 2001. Management has provided a 100 percent valuation allowance against this asset due to uncertainty of realization and accordingly, no provision or benefit from income taxes is reflected in the accompanying Consolidated Statements of Operations.

10. GAIN ON SALE OF ASSETS

     During the six months ended June 30, 2001, the Company received $3.9 million for the condemnation of three parcels of land and recorded a gain of $3.0 million.

11. PURCHASE OF DJONT

     Effective January 1, 2001, the Company acquired all the equity interests in DJONT. In consideration for the acquisition, the Company issued 416,667 units of limited partnership interest valued at

                       FELCOR LODGING LIMITED PARTNERSHIP

11. PURCHASE OF DJONT -- (CONTINUED)

approximately $10 million which, together with DJONT's accumulated shareholders' deficit of $24.5 million, was expensed as lease termination cost in the first quarter of 2001.

     The Company purchased certain assets and assumed certain liabilities with this acquisition. The fair values of the acquired assets and liabilities at January 1, 2001, are as follows (in thousands):

Cash and cash equivalents...................................   $25,583
Accounts receivable.........................................    30,689
Investment in real estate...................................    10,954
Other assets................................................    10,358
                                                               -------
          Total assets acquired.............................    77,584
                                                               -------
Accounts payable............................................    18,656
Due to FelCor Lodging Trust.................................    39,466
Accrued expenses and other liabilities......................    43,999
                                                               -------
          Total liabilities assumed.........................   102,121
                                                               -------
Liabilities assumed in excess of assets acquired............    24,537
Value of units issued.......................................     9,896
                                                               -------
Lease termination costs.....................................   $34,433
                                                               =======

12. SEGMENT INFORMATION

     Following the acquisition of certain of the Company's leases at January 1, 2001, the Company has determined that its reportable segments are those that are consistent with the Company's method of internal reporting, which segments its business in 2001 by those hotels that the Company leases to DJONT (whose operations are consolidated for financial reporting purposes beginning January 1, 2001) and those hotels that the Company leases to Six Continents Hotels.

     For the six months ended June 30, 2000, the Company segmented its business between its two lessees, DJONT and Six Continents Hotels.

     The following tables present information for the reportable segments for the six months ended June 30, 2001 and 2000 (in thousands):

                                                     SIX
                                                  CONTINENTS                CORPORATE
                                        DJONT       HOTELS     SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 2001          LEASED      LEASED      TOTAL      TO SEGMENTS       TOTAL
------------------------------         --------   ----------   --------   -------------   ------------
Total revenues.......................  $443,283    $115,137    $558,420     $  1,882        $560,302
Net income (loss)....................  $ 80,431    $ 21,855    $102,286     $(85,945)       $ 16,341
Funds from operations................  $160,706    $ 62,161    $222,867     $(87,184)       $135,683
Weighted average units
  outstanding(1).....................                                                         66,759

                                                     SIX
                                                  CONTINENTS                CORPORATE
                                        DJONT       HOTELS     SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 2000          LEASED      LEASED      TOTAL      TO SEGMENTS       TOTAL
------------------------------         --------   ----------   --------   -------------   ------------
Total revenues.......................  $137,813    $118,522    $256,335     $  1,824        $258,159
Net income (loss)....................  $ 69,892    $ (1,059)   $ 68,833     $(81,205)       $(12,372)
Funds from operations................  $132,459    $104,459    $236,918     $(87,538)       $149,380
Weighted average units
  outstanding(1).....................                                                         67,987

---------------

(1) Weighted average units outstanding are computed including dilutive options, unvested stock grants, and assuming conversion of Series A preferred units to units.

                       FELCOR LODGING LIMITED PARTNERSHIP

13. TREASURY STOCK REPURCHASE PROGRAM

     On January 4, 2000, FelCor announced that its Board of Directors had approved a $200 million increase in its stock repurchase program, authorizing FelCor to purchase up to an aggregate of $300 million of its outstanding common shares. Approximately 179,000 of FelCor common shares for approximately $4.0 million have been purchased from January 1, 2001 through March 27, 2001. FelCor has not repurchased any additional shares since March 27, 2001. These repurchases have been recorded as a reduction to partners' capital as a result of the redemption of units held by FelCor to fund the repurchases. Since the inception of the stock repurchase program FelCor has repurchased approximately
10.5 million shares of FelCor common stock for approximately $189.1 million.

14. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per unit for the six months ended June 30, 2001 and 2000 (in thousands, except per unit data):

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Numerator:
  Income (loss) before extraordinary items..................  $ 16,566   $(12,372)
  Extraordinary charge......................................      (225)
                                                              --------   --------
  Net income (loss).........................................    16,341    (12,372)
  Preferred distributions...................................   (12,300)   (12,358)
                                                              --------   --------
  Net income (loss) applicable to unitholders...............  $  4,041   $(24,730)
                                                              ========   ========
Denominator:
  Denominator for basic earnings per unit -- weighted
     average units..........................................    61,628     63,066
  Effect of dilutive securities:
     Stock options..........................................        90
     Restricted units.......................................       351        231
                                                              --------   --------
     Denominator for diluted earnings per unit -- adjusted
      weighted average units and assumed conversions........    61,069     63,297
                                                              ========   ========
Earnings (loss) per unit data:
  Basic
     Net income (loss) before extraordinary item............  $   0.07   $  (0.39)
     Extraordinary item.....................................
                                                              --------   --------
     Net income (loss)......................................  $   0.07   $  (0.39)
                                                              ========   ========
  Diluted
     Net income (loss) before extraordinary item............  $   0.07   $  (0.39)
     Extraordinary item.....................................
                                                              --------   --------
     Net income (loss)......................................  $   0.07   $  (0.39)
                                                              ========   ========

     The Series A preferred units and most of the options granted are anti-dilutive and not included in the calculation of diluted earnings per unit.

                       FELCOR LODGING LIMITED PARTNERSHIP

15. CONSOLIDATING FINANCIAL INFORMATION

     Certain of the Company's wholly-owned subsidiaries (FelCor/CSS Holdings, L.P.; FelCor/CSS Hotels, L.L.C.; FelCor/LAX Hotels L.L.C.; FelCor Eight Hotels, L.L.C.; FelCor/St. Paul Holdings, L.P.; FelCor/LAX Holdings, L.P.; FHAC Nevada Holding, L.L.C.; FelCor TRS Holdings, L.P.; Kingston Plantation Development Corp.; FHAC Texas Holdings, L.P.; FelCor Omaha Hotel Company, L.L.C.; FelCor Country Villa Hotel, L.L.C.; FelCor Moline Hotel, L.L.C.; FelCor Canada Co. and FelCor Hotel Asset Company, L.L.C., collectively "Subsidiary Guarantors"), together with FelCor and one of its wholly-owned subsidiaries (FelCor Nevada Holdings, L.L.C.), are guarantors of senior debt. The following tables present consolidating information for the Subsidiary Guarantors.

                          CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2001
                                 (IN THOUSANDS)

                                                       SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                         FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -----------   ----------   -------------   ------------   ------------
                                                    ASSETS


Net investment in hotel properties.....  $   512,786   $1,638,108    $1,559,800                     $3,710,694
Investment in consolidated entities....    4,096,294                                $(4,096,294)
Investment in unconsolidated
  entities.............................      136,814       18,166                                      154,980
Assets held for sale...................        4,391       43,595         4,136                         52,122
Cash and cash equivalents..............       20,586       27,806        15,828                         64,220
Restricted cash........................      323,555                                                   323,555
Due (to) from subsidiary...............   (1,604,725)     478,252     1,126,473
Accounts receivable....................       10,636       35,813                                       46,449
Deferred assets........................       26,594        1,174         4,433                         32,201
Other assets...........................        6,412        8,188         4,707                         19,307
                                         -----------   ----------    ----------     -----------     ----------
         Total assets..................  $ 3,533,343   $2,251,102    $2,715,377     $(4,096,294)    $4,403,528
                                         ===========   ==========    ==========     ===========     ==========

                                       LIABILITIES AND PARTNERS' CAPITAL

Debt...................................  $ 1,413,691   $  145,409    $  574,993                     $2,134,093
Distributions payable..................       34,199                                                    34,199
Accrued expenses and other
  liabilities..........................       46,436       79,080        20,561                        146,077
Minority interest in other
  partnerships.........................          332                     50,142                         50,474
                                         -----------   ----------    ----------                     ----------
         Total liabilities.............    1,494,658      224,489       645,696                      2,364,843
                                         -----------   ----------    ----------                     ----------
Redeemable units at redemption value...      210,929                                                   210,929
Preferred units........................      293,265                                                   293,265
Partners' capital......................    1,534,491    2,026,613     2,069,681     $(4,096,294)     1,534,491
                                         -----------   ----------    ----------     -----------     ----------
         Total liabilities and
           partners' capital...........  $ 3,533,343   $2,251,102    $2,715,377     $(4,096,294)    $4,403,528
                                         ===========   ==========    ==========     ===========     ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

15. CONSOLIDATING FINANCIAL INFORMATION -- (CONTINUED)

                          CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                        SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                          FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          -----------   ----------   -------------   ------------   ------------
                                                     ASSETS


Net investment in hotel properties......  $  593,248    $1,663,611    $1,539,896                     $3,796,755
Investment in consolidated entities.....   2,814,305                                 $(2,814,305)
Investment in unconsolidated entities...     116,811        16,227                                      133,038
Assets held for sale....................       4,582       118,510        12,555                        135,647
Cash and cash equivalents...............      21,582         8,269        21,001                         50,852
Due from Lessee.........................      14,278        18,218        (3,898)                        28,598
Due (to) from subsidiary................    (244,385)      263,404       (19,019)
Note receivable from unconsolidated
  entity................................       7,728                                                      7,728
Deferred assets.........................      10,772         1,245         5,076                         17,093
Other assets............................       5,215         1,834             5                          7,054
                                          ----------    ----------    ----------     -----------     ----------
         Total assets...................  $3,344,136    $2,091,318    $1,555,616     $(2,814,305)    $4,176,765
                                          ==========    ==========    ==========     ===========     ==========

                                       LIABILITIES AND PARTNERS' CAPITAL

Debt....................................  $1,117,360    $  118,227    $  647,156                     $1,882,743
Distributions payable...................      35,237                                                     35,237
Accrued expenses and other
  liabilities...........................      73,335                                                     73,335
Deferred rent...........................       2,068         7,771         8,765                         18,604
Minority interest in other
  partnerships..........................                                  50,710                         50,710
                                          ----------    ----------    ----------                     ----------
         Total liabilities..............   1,228,000       125,998       706,631                      2,060,629
                                          ----------    ----------    ----------                     ----------
Redeemable units at redemption value....     151,948                                                    151,948
Preferred units.........................     294,515                                                    294,515
Partners' capital.......................   1,669,673     1,965,320       848,985     $(2,814,305)     1,669,673
                                          ----------    ----------    ----------     -----------     ----------
         Total liabilities and partners'
           capital .....................  $3,344,136    $2,091,318    $1,555,616     $(2,814,305)    $4,176,765
                                          ==========    ==========    ==========     ===========     ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

15. CONSOLIDATING FINANCIAL INFORMATION -- (CONTINUED)

                     CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                 (IN THOUSANDS)

                                                       SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                         FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -----------   ----------   -------------   ------------   ------------
Revenues:
Hotel operating revenue................                 $441,434      $  1,849                       $443,283
Percentage lease revenue...............   $ 42,818       121,932        94,809       $(144,422)       115,137
Other revenue..........................      1,458           351            73                          1,882
                                          --------      --------      --------       ---------       --------
         Total revenue.................     44,276       563,717        96,731        (144,422)       560,302
                                          --------      --------      --------       ---------       --------
Expenses:
Hotel operating expenses...............                  266,657         1,064                        267,721
Taxes, insurance and other.............      5,215       203,040        12,627        (144,422)        76,460
Corporate expenses.....................        907         3,328         2,137                          6,372
Depreciation...........................     13,596        35,719        30,198                         79,513
Lease termination costs................     34,456         1,770                                       36,226
                                          --------      --------      --------       ---------       --------
         Total operating expenses......     54,174       510,514        46,026        (144,422)       466,292
                                          --------      --------      --------       ---------       --------
Operating income (loss)................     (9,898)       53,203        50,705                         94,010
Interest expense, net..................    (48,343)       (5,693)      (25,585)                       (79,621)
Swap termination expense...............     (4,824)                                                    (4,824)
                                          --------      --------      --------       ---------       --------
Income (loss) before equity in income
  from unconsolidated entities,
  minority interests, and gain on sale
  of assets............................    (63,065)       47,510        25,120                          9,565
Equity in income from consolidated
  entities.............................    (72,863)                                     72,863
                                          --------                                   ---------
Equity in income from unconsolidated
  entities.............................      6,358           (30)                                       6,328
Minority interests in other
  partnerships.........................       (235)                     (2,047)                        (2,282)
Gain on sale of assets.................        645                       2,310                          2,955
                                          --------      --------      --------       ---------       --------
Income (loss) before extraordinary
  items................................     16,566        47,480        25,383         (72,863)        16,566
Extraordinary charge from writeoff of
  deferred financing fees..............       (225)                       (225)            225           (225)
                                          --------      --------      --------       ---------       --------
Net income (loss)......................     16,341        47,480        25,158                         16,341
Preferred distributions................    (12,300)                                                   (12,300)
                                          --------      --------      --------       ---------       --------
Net income (loss) applicable to
  unitholders..........................   $  4,041      $ 47,480      $ 25,158       $ (72,638)      $  4,041
                                          ========      ========      ========       =========       ========

                       FELCOR LODGING LIMITED PARTNERSHIP

15. CONSOLIDATING FINANCIAL INFORMATION -- (CONTINUED)

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                 (IN THOUSANDS)

                                                             SUBSIDIARY   NON-GUARANTOR      TOTAL
                                               FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                               -----------   ----------   -------------   ------------
Cash flows from operating activities.........   $ (47,075)    $ 84,999      $ 55,706       $  93,630
Cash flows from (used in) investing                             19,180        (8,249)
  activities.................................    (276,345)                                  (265,414)
Cash flows from (used in) financing                            (79,405)      (49,544)
  activities.................................     338,893                                    209,944
                                                ---------     --------      --------       ---------
Change in cash and cash equivalents..........      15,473       24,774        (2,087)         38,160
Cash and cash equivalents at beginning of                        3,032        17,915
  period.....................................       5,113                                     26,060
                                                ---------     --------      --------       ---------
Cash and cash equivalents at end of period...   $  20,586     $ 27,806      $ 15,828       $  64,220
                                                =========     ========      ========       =========

                     CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                  SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                    FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -----------   ----------   -------------   ------------   ------------
Revenues:
Percent rent......................   $ 55,332      $123,202      $ 77,801                       $256,335
Other revenue.....................      1,824                                                      1,824
                                     --------      --------      --------        --------       --------
          Total revenue...........     57,156       123,202        77,801                        258,159
                                     --------      --------      --------        --------       --------
Expenses:
General and administrative........      1,319         2,937         1,856                          6,112
Depreciation......................     17,803        37,591        26,086                         81,480
Taxes, insurance and other........      7,480        15,292        13,105                         35,877
Land leases.......................        965         9,491         1,255                         11,711
                                     --------      --------      --------        --------       --------
          Total operating
            expenses..............     27,567        65,311        42,302                        135,180
                                     --------      --------      --------        --------       --------
Operating income..................     29,589        57,891        35,499                        122,979
Interest expense, net.............    (53,711)       (5,454)      (17,616)                       (76,781)
Loss on assets held for sale......     (6,170)      (53,200)       (3,630)                       (63,000)
                                     --------      --------      --------        --------       --------
Income (loss) before equity in
  income from unconsolidated
  entities, minority interests and
  gain on sale of assets..........    (30,292)         (763)       14,253                        (16,802)
Equity in income from consolidated
  entities........................     14,480                                    $(14,480)
Equity in income from
  unconsolidated entities.........      4,933           715                                        5,648
Minority interest other
  partnerships....................     (1,493)                       (600)                        (2,093)
Gain on sale of assets............                      875                                          875
                                     --------      --------      --------        --------       --------
Net income (loss).................    (12,372)          827        13,653         (14,480)       (12,372)
Preferred distributions...........     12,358                                                     12,358
                                     --------      --------      --------        --------       --------
Net income (loss) applicable to
  unitholders.....................   $(24,730)     $    827      $ 13,653        $(14,480)      $(24,730)
                                     ========      ========      ========        ========       ========

                       FELCOR LODGING LIMITED PARTNERSHIP

15. CONSOLIDATING FINANCIAL INFORMATION -- (CONTINUED)

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                             SUBSIDIARY   NON-GUARANTOR      TOTAL
                                               FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                               -----------   ----------   -------------   ------------
Cash flows from operating activities.........    $ 4,335      $ 90,052      $ 44,356        $138,743
Cash flows from (used in) investing                            (16,628)      (10,827)
  activities.................................     (1,174)                                    (28,629)
Cash flows from (used in) financing                            (77,573)      (33,140)
  activities.................................     15,328                                     (95,385)
                                                 -------      --------      --------        --------
Change in cash and cash equivalents..........     18,489        (4,149)          389          14,729
Cash and cash equivalents at beginning of                       12,418        20,612
  period.....................................      3,093                                      36,123
                                                 -------      --------      --------        --------
Cash and cash equivalents at end of period...    $21,582      $  8,269      $ 21,001        $ 50,852
                                                 =======      ========      ========        ========

16. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited pro forma information for the six months ended June 30, 2001 and 2000 is based in part upon the Consolidated Statements of Operations of the Company, DJONT, Six Continents Hotels and MeriStar for the six months ended June 30, 2001 and 2000.

     The Pro Forma Combined Statements of Operations for the six months ended June 30, 2001 and 2000 assumes that all the following occurred on January 1 of the fiscal period presented:

     - the Company's acquisition of DJONT, effective January 1, 2001, for 416,667 units of limited partnership interest valued at approximately $10 million;

     - the Company's acquisition of 12 leases held by Bristol Tenant Company, effective January 1, 2001, for 413,585 shares of FelCor common stock valued at approximately $10 million;


     - the Company's acquisition of the remaining 88 leases held by Bristol Tenant Company, effective July 1, 2001;


     - the assignment of the leases from MeriStar Hotels & Resorts, Inc. to taxable REIT subsidiaries; and

     - the completion of the MeriStar merger and related financings and the application of the net proceeds.

                       FELCOR LODGING LIMITED PARTNERSHIP

16. PRO FORMA INFORMATION (UNAUDITED) -- (CONTINUED)

     In the opinion of FelCor's management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited Pro Forma Combined Statement of Operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the MeriStar merger and the other transactions described above occurred on the indicated dates, nor do they purport to represent the Company's results of operations for future periods.


                                                                     PRO FORMA
                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
Total revenue...............................................  $1,412,155   $1,471,031
Net income applicable to unitholders........................      73,771   $   88,395
Basic:
  Net income applicable to unitholders......................         .74          .88
  Weighted average units outstanding........................     100,020      100,701
Diluted:
  Net income applicable to unitholders......................         .73          .87
  Weighted average units outstanding........................     101,352      101,746


17. SUBSEQUENT EVENTS

     On July 18, 2001, the Company announced the commitment of a $500 million standby loan facility. The loan facility will be available to fund any purchases of MeriStar's existing 9 percent Senior Notes due 2009 or 9 1/8 percent Senior Notes due 2011 pursuant to change in control provisions contained in the indentures.

     On July 26, 2001, the Company announced the increase of its line of credit from $600 million to $700 million contingent upon the merger with MeriStar closing. The new unsecured facility has similar terms as the existing facility. The facility has a term of up to five years, a floating interest rate, and a tiered spread based on the Company's leverage ratio. The increased line will be available to refinance a portion of MeriStar's debt and for general corporate purposes.

     The Company has filed a registration statement on Form S-4 with the SEC in connection with the merger. The registration statement is currently being reviewed by the SEC but has not been declared effective. The Form S-4 contains a prospectus, a proxy statement, and other documents for FelCor's and MeriStar's stockholder meetings at which time the proposed merger will be considered. It is planned to mail the proxy statement and prospectus contained in the Form S-4 to our respective stockholders after the registration statement is declared effective by the SEC. The Form S-4, proxy statement and prospectus will contain important information about FelCor, MeriStar, the merger and related matters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. OR MERISTAR HOSPITALITY FINANCE CORP. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
                       MERISTAR HOSPITALITY FINANCE CORP.

                               OFFER TO EXCHANGE
                 $300,000,000 OF THEIR 9% SENIOR NOTES DUE 2008
                                      AND
               $200,000,000 OF THEIR 9 1/8% SENIOR NOTES DUE 2011

                              --------------------
                                   PROSPECTUS
                              --------------------

                                           , 2001

     Until             , 2001 (90 days after the date of this prospectus), all
dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotment.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to standards and restrictions set forth in the partnership agreement. Accordingly, Section 7.6 of the Second Amended and Restated Agreement of Limited Partnership Agreement of MeriStar Hospitality Operating Partnership, L.P., dated as of August 3, 1998, provides that MeriStar Hospitality Operating Partnership shall indemnify each partner of the partnership and their respective directors, officers and trustees from and against any and all losses, claims, damages, liabilities, reasonable legal expenses, judgments, fines, settlements and any other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. MeriStar Hospitality Finance Corp.'s certificate of incorporation and bylaws require the company to indemnify its officers and directors to the full extent permitted by Delaware law.

     Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for

          (i) breaches of the duty of loyalty,

          (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law,

          (iii) unlawful payments of dividends, stock purchases or redemptions, or

          (iv) transactions from which a director derives an improper personal benefit.

MeriStar Hospitality Finance Corp.'s certificate of incorporation contains provisions limiting the liability of the directors to the companies and to its stockholders to the full extent permitted by Delaware law.

     MeriStar Hospitality Corporation's articles of incorporation, obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of MeriStar Hospitality Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of MeriStar Hospitality Corporation, or is or was serving at the request of MeriStar Hospitality Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. MeriStar Hospitality Corporation's articles of incorporation also permits it to indemnify and advance expenses to any person who served a predecessor of MeriStar Hospitality Corporation in any of the capacities described above and to any employee or agent of MeriStar Hospitality Corporation or any predecessor.

     The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which MeriStar Hospitality Corporation's articles of incorporation does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires MeriStar Hospitality Corporation's, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by MeriStar Hospitality Corporation if it shall ultimately be determined that the standard of conduct was not met.

     MeriStar Hospitality Corporation has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.1+               -- Certificate of Limited Partnership of MeriStar
                                   Hospitality Operating Partnership, L.P.
             3.2+               -- Second Amended and Restated Agreement of, as amended,
                                   Limited Partnership of MeriStar Hospitality Operating
                                   Partnership, L.P.
             3.3+               -- Certificate of Incorporation of MeriStar Hospitality
                                   Finance Corp.
             3.4+               -- By-Laws of MeriStar Hospitality Finance Corp.
             3.5*               -- Amended and Restated Articles of Incorporation of
                                   MeriStar Hospitality Corporation.
             3.6*               -- Amended and Restated By-laws of MeriStar Hospitality
                                   Corporation.
             3.7+               -- Certificate of Formation, of MeriStar Acquisition
                                   Company, L.L.C.
             3.8+               -- Operating Agreement of MeriStar Acquisition Company,
                                   L.L.C.
             3.9+               -- Certificate of Incorporation of AGH PSS I, Inc.
             3.10+              -- By-Laws of AGH PSS I, Inc.
             3.11+              -- Certificate of Formation, of AGH UPREIT LLC
             3.12+              -- Operating Agreement of AGH UPREIT LLC
             3.13+              -- Certificate of Limited Partnership, of CapStar Houston SW
                                   Partners, L.P.
             3.14+              -- Limited Partnership Agreement of CapStar Houston SW
                                   Partners, L.P.
             3.15+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Medallion Houston Partners, L.P.
             3.16+              -- Limited Partnership Agreement of CapStar Medallion
                                   Houston Partners, L.P.
             3.17+              -- Certificate of Limited Partnership of CapStar Medallion
                                   Dallas Partners, L.P.
             3.18+              -- Limited Partnership Agreement of CapStar Medallion Dallas
                                   Partners, L.P.
             3.19+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Medallion Austin Partners, L.P.
             3.20+              -- Limited Partnership Agreement of CapStar Medallion Austin
                                   Partners, L.P.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.21+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Midland Partners, L.P.
             3.22+              -- Limited Partnership Agreement of CapStar Midland
                                   Partners, L.P.
             3.23+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Dallas Partners, L.P.
             3.24+              -- Limited Partnership Agreement of CapStar Dallas Partners,
                                   L.P.
             3.25+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Mockingbird Partners, L.P.
             3.26+              -- Limited Partnership Agreement of CapStar Mockingbird
                                   Partners, L.P.
             3.27+              -- Certificate of Formation, as amended, of EquiStar
                                   Schaumburg Company, L.L.C.
             3.28+              -- Limited Liability Company Agreement, as amended, of
                                   EquiStar Schaumburg Company, L.L.C.
             3.29+              -- Certificate of Formation, as amended, of EquiStar
                                   Bellevue Company, L.L.C.
             3.30+              -- Limited Liability Company Agreement of EquiStar Bellevue
                                   Company, L.L.C.
             3.31+              -- Certificate of Formation, as amended, of EquiStar
                                   Cleveland Company, L.L.C.
             3.32+              -- Limited Liability Company Agreement of EquiStar Cleveland
                                   Company, L.L.C.
             3.33+              -- Certificate of Formation, as amended, of EquiStar Latham
                                   Company, L.L.C.
             3.34+              -- Limited Liability Company Agreement of EquiStar Latham
                                   Company, L.L.C.
             3.35+              -- Certificate of Formation of EquiStar Virginia Company,
                                   L.L.C.
             3.36+              -- Limited Liability Company Agreement of EquiStar Virginia
                                   Company, L.L.C.
             3.37+              -- Certificate of Formation, as amended, of EquiStar
                                   Ballston Company, L.L.C.
             3.38+              -- Limited Liability Company Agreement of EquiStar Ballston
                                   Company, L.L.C.
             3.39+              -- Certificate of Formation, as amended, and Certificate of
                                   Restoration of EquiStar Salt Lake Company, L.L.C.
             3.40+              -- Limited Liability Company Agreement of EquiStar Salt Lake
                                   Company, L.L.C.
             3.41+              -- Certificate of Formation, as amended, of EquiStar Atlanta
                                   GP Company, L.L.C.
             3.42+              -- Limited Liability Company Agreement of EquiStar Atlanta
                                   GP Company, L.L.C.
             3.43+              -- Certificate of Formation, as amended, of EquiStar Atlanta
                                   LP Company, L.L.C.
             3.44+              -- Limited Liability Company Agreement of EquiStar Atlanta
                                   LP Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.45+              -- Certificate of Formation, as amended, of CapStar
                                   Washington Company, L.L.C.
             3.46+              -- Limited Liability Company Agreement of CapStar Washington
                                   Company, L.L.C.
             3.47+              -- Certificate of Formation, as amended, of CapStar C.S.
                                   Company, L.L.C.
             3.48+              -- Limited Liability Company Agreement of CapStar C.S.
                                   Company, L.L.C.
             3.49+              -- Certificate of Formation, as amended, of CapStar San
                                   Pedro Company, L.L.C.
             3.50+              -- Limited Liability Company Agreement of CapStar San Pedro
                                   Company, L.L.C.
             3.51+              -- Certificate of Formation, as amended, of CapStar
                                   Louisville Company, L.L.C.
             3.52+              -- Limited Liability Company Agreement of CapStar Louisville
                                   Company, L.L.C.
             3.53+              -- Certificate of Formation, as amended, of CapStar
                                   Lexington Company, L.L.C.
             3.54+              -- Limited Liability Company Agreement of CapStar Lexington
                                   Company, L.L.C.
             3.55+              -- Certificate of Formation, as amended, of CapStar Oklahoma
                                   City Company, L.L.C.
             3.56+              -- Limited Liability Company Agreement of CapStar Oklahoma
                                   City Company, L.L.C.
             3.57+              -- Certificate of Formation, as amended, of CapStar Cherry
                                   Hill Company, L.L.C.
             3.58+              -- Limited Liability Company Agreement of CapStar Cherry
                                   Hill Company, L.L.C.
             3.59+              -- Certificate of Formation and Certificate of Merger, as
                                   amended, of CapStar Frazer Company, L.L.C.
             3.60+              -- Limited Liability Company Agreement of CapStar Frazer
                                   Company, L.L.C.
             3.61+              -- Certificate of Formation, as amended, of CapStar KC
                                   Company, L.L.C.
             3.62+              -- Limited Liability Company Agreement of CapStar KC
                                   Company, L.L.C.
             3.63+              -- Certificate of Formation, as amended, of CapStar National
                                   Airport Company, L.L.C.
             3.64+              -- Limited Liability Company Agreement of CapStar National
                                   Airport Company, L.L.C.
             3.65+              -- Certificate of Formation, as amended, of CapStar
                                   Georgetown Company, L.L.C.
             3.66+              -- Limited Liability Company Agreement of CapStar Georgetown
                                   Company, L.L.C.
             3.67+              -- Certificate of Formation, as amended, of CapStar Jekyll
                                   Company, L.L.C.
             3.68+              -- Limited Liability Company Agreement of CapStar Jekyll
                                   Company, L.L.C.
             3.69+              -- Certificate of Formation, as amended, of CapStar Detroit
                                   Airport Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.70+              -- Limited Liability Company Agreement of CapStar Detroit
                                   Airport Company, L.L.C.
             3.71+              -- Certificate of Formation of CapStar Tucson Company,
                                   L.L.C.
             3.72+              -- Limited Liability Company Agreement of CapStar Tucson
                                   Company, L.L.C.
             3.73+              -- Certificate of Formation, as amended, of CapStar Mesa
                                   Company, L.L.C.
             3.74+              -- Limited Liability Company Agreement of CapStar Mesa
                                   Company, L.L.C.
             3.75+              -- Certificate of Formation, as amended, of CapStar
                                   Morristown Company, L.L.C.
             3.76+              -- Limited Liability Company Agreement of CapStar Morristown
                                   Company, L.L.C.
             3.77+              -- Certificate of Formation, as amended, of CapStar
                                   Indianapolis Company, L.L.C.
             3.78+              -- Limited Liability Company Agreement of CapStar
                                   Indianapolis Company, L.L.C.
             3.79+              -- Certificate of Formation, as amended, of CapStar Chicago
                                   Company, L.L.C.
             3.80+              -- Amended and Restated Limited Liability Company Agreement
                                   of CapStar Chicago Company, L.L.C.
             3.81+              -- Certificate of Formation, as amended, of CapStar Windsor
                                   Locks Company, L.L.C.
             3.82+              -- Limited Liability Company Agreement of CapStar Windsor
                                   Locks Company, L.L.C.
             3.83+              -- Certificate of Formation, as amended, of CapStar Hartford
                                   Company, L.L.C.
             3.84+              -- Limited Liability Company Agreement of CapStar Hartford
                                   Company, L.L.C.
             3.85+              -- Certificate of Formation, as amended, of CapStar Cross
                                   Keys Company, L.L.C.
             3.86+              -- Limited Liability Company Agreement of CapStar Cross Keys
                                   Company, L.L.C.
             3.87+              -- Certificate of Formation, as amended, of CapStar Columbia
                                   Company, L.L.C.
             3.88+              -- Limited Liability Company Agreement of CapStar Columbia
                                   Company, L.L.C.
             3.89+              -- Certificate of Formation, as amended, of CapStar Roland
                                   Park Company, L.L.C.
             3.90+              -- Limited Liability Company Agreement of CapStar Roland
                                   Park Company, L.L.C.
             3.91+              -- Certificate of Formation, as amended, of CapStar
                                   Forrestal Company, L.L.C.
             3.92+              -- First Amended and Restated Limited Liability Company
                                   Agreement of CapStar Forrestal Company, L.L.C.
             3.93+              -- Certificate of Limited Partnership of MeriStar Santa
                                   Barbara, L.P.
             3.94+              -- Certificate of Limited Partnership of MeriStar LAJV, L.P.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.95+              -- Certificate of Limited Partnership of MeriStar Cathedral
                                   City, L.P.
             3.96+              -- Certificate of Formation of MeriStar Sanibel Inn Company,
                                   L.L.C.
             3.97+              -- Limited Liability Company Agreement of MeriStar Sanibel
                                   Inn Company, L.L.C.
             3.98+              -- Certificate of Formation of MeriStar Sundial Beach
                                   Company, L.L.C.
             3.99+              -- Limited Liability Company Agreement of MeriStar Sundial
                                   Beach Company, L.L.C.
             3.100+             -- Certificate of Formation of MeriStar Safety Harbor
                                   Company, L.L.C.
             3.101+             -- Limited Liability Company Agreement of MeriStar Safety
                                   Harbor Company, L.L.C.
             3.102+             -- Certificate of Formation of MeriStar Seaside Inn Company,
                                   L.L.C.
             3.103+             -- Limited Liability Company Agreement of MeriStar Seaside
                                   Inn Company, L.L.C.
             3.104+             -- Certificate of Formation of MeriStar Plantation Shopping
                                   Center Company, L.L.C.
             3.105+             -- Limited Liability Company Agreement of MeriStar
                                   Plantation Shopping Center Company, L.L.C.
             3.106+             -- Certificate of Formation of MeriStar Song Of The Sea
                                   Company, L.L.C.
             3.107+             -- Limited Liability Company Agreement of MeriStar Song Of
                                   The Sea Company, L.L.C.
             3.108+             -- Certificate of Formation of MeriStar Shirley's Parcel
                                   Company, L.L.C.
             3.109+             -- Limited Liability Company Agreement of MeriStar Shirley's
                                   Parcel Company, L.L.C.
             3.110+             -- Certificate of Formation of MeriStar Sanibel Golf
                                   Company, L.L.C.
             3.111+             -- Limited Liability Company Agreement of MeriStar Sanibel
                                   Golf Company, L.L.C.
             3.112+             -- Certificate of Formation of MeriStar Marco Island
                                   Company, L.L.C.
             3.113+             -- Limited Liability Company Agreement of MeriStar Marco
                                   Island Company, L.L.C.
             3.114+             -- Certificate of Formation of MeriStar SS Plantation
                                   Company, L.L.C.
             3.115+             -- Limited Liability Company Agreement of MeriStar SS
                                   Plantation Company, L.L.C.
             3.116+             -- Certificate of Formation of MeriStar Hotel (Calgary
                                   Airport) LLC
             3.117+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Calgary Airport) LLC
             3.118+             -- Certificate of Formation of MeriStar Hotel (Vancouver)
                                   LLC
             3.119+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Vancouver) LLC
             3.120+             -- Certificate of Formation of MeriStar Hotel (Surrey) LLC
             3.121+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Surrey) LLC
             3.122+             -- Certificate of Formation of MeriStar Hotel (Burnaby) LLC
             3.123+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Burnaby) LLC
             3.124+             -- Certificate of Formation of AGH 75 Arlington Heights LLC

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.125+             -- Operating Agreement of AGH 75 Arlington Heights LLC
             3.126+             -- Certificate of Limited Partnership, as amended, of 75
                                   Arlington Heights Limited Partnership, L.P.
             3.127+             -- Limited Partnership Agreement of 75 Arlington Heights
                                   Limited Partnership, L.P.
             3.128+             -- Certificate of Formation, as amended, of BCHI
                                   Acquisition, L.L.C.
             3.129+             -- Amended and Restated Operating Agreement of BCHI
                                   Acquisitions L.L.C.
             3.130+             -- Certificate of Limited Partnership, as amended, of MDV
                                   Limited Partnership
             3.131+             -- Second Amended and Restated Limited Partnership Agreement
                                   of MDV Limited Partnership
             3.132+             -- Certificate of Limited Partnership, as amended, of 183
                                   Hotel Associates, Ltd.
             3.133+             -- Amended and Restated Limited Partnership Agreement of 183
                                   Hotel Associates, Ltd.
             3.134+             -- Affidavit and Certificate of Limited Partnership of Lake
                                   Buena Vista Partners, Ltd.
             3.135+             -- Amended and Restated Limited Partnership Agreement of
                                   Lake Buena Vista Partners, Ltd.
             3.136+             -- Certificate of Limited Partnership of Durham I-85 Limited
                                   Partnership
             3.137+             -- Amended and Restated Limited Partnership Agreement of
                                   Durham I-85 Limited Partnership
             3.138+             -- Certificate of Limited Partnership, as amended, of Cocoa
                                   Beach Hotels, Ltd.
             3.139+             -- Second Amended and Restated Limited Partnership Agreement
                                   of Cocoa Beach Hotels, Ltd.
             3.140+             -- Certificate of Incorporation of MeriStar Hotel Lessee,
                                   Inc.
             3.141+             -- By-laws of MeriStar Hotel Lessee, Inc.
             3.142+             -- Partnership Agreement, as amended, of Hotel Columbia
                                   Company
             3.143+             -- Certificate of Incorporation of MeriStar LP, Inc.
             3.144+             -- By-laws of MeriStar LP, Inc.
             3.145+             -- Amended Partnership Certificate of 3100 Joint Venture
             3.146+             -- Amended and Restated Joint Venture Agreement of 3100
                                   Glendale Joint Venture
             4.1+               -- Form of 9% Senior Note due 2008.
             4.2+               -- Form of 9 1/8% Senior Note due 2011.
             4.3*******         -- Indenture, dated January 26, 2001, between MeriStar
                                   Hospitality Company Partnership, L.P., MeriStar
                                   Hospitality Finance Corp., MeriStar Hospitality
                                   Corporation, and U.S. Bank Trust National Association.
             4.4*******         -- Registration Rights Agreement, dated as of January 26,
                                   2001, between MeriStar Hospitality Company Partnership,
                                   L.P., MeriStar Hospitality Finance Corp., MeriStar
                                   Hospitality Corporation and certain subsidiaries of
                                   MeriStar Hospitality Company Partnership, L.P. and Lehman
                                   Brothers Inc. and SG Cowen Securities Corporation.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             4.5*******         -- Registration Rights Agreement, dated as of January 26,
                                   2001, between MeriStar Hospitality Company Partnership,
                                   L.P. and MeriStar Hospitality Finance Corp., MeriStar
                                   Hospitality Corporation and certain subsidiaries of
                                   MeriStar Hospitality Company Partnership, L.P. and
                                   Certain Other Parties.
             5.1+               -- Opinion of Christopher L. Bennett, Esq. as to the
                                   legality of the exchange notes.
             8.1+               -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                                   federal income tax matters.
            10.1**              -- Second Amended and Restated Agreement of Limited
                                   Partnership of MeriStar Hospitality Company Partnership,
                                   L.P. dated as of August 3, 1998.
            10.2**              -- Second Amended and Restated Senior Secured Credit
                                   Agreement dated as of August 3, 1998.
            10.3**              -- Loan Agreement made as of August 3, 1998 between MeriStar
                                   Hospitality Corporation and its affiliates and Secore
                                   Financial Corporation.
            10.4*               -- Form of MeriStar Incentive Plan.
            10.5*               -- Form of MeriStar Non-Employee Directors' Incentive Plan.
            10.6*               -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Paul W. Whetsell.
            10.7*               -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Steven D. Jorns.
            10.8**              -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Bruce G. Wiles.
            10.9**              -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and John Emery.
            10.10*              -- Form of Exchange Rights Agreement, by and among MeriStar
                                   Hospitality Corporation, MeriStar Hospitality Company
                                   Partnership, L.P., and the Persons set forth therein.
            10.11*              -- Company Partnership, L.P. CMC Company and CMC Company
                                   Partnership, L.P.
            10.12*              -- Form of [Company] [Operating] Lease.
            10.13****           -- Loan Agreement, dated as of August 12, 1999, between
                                   MeriStar Hospitality Company Partnership, L.P. and Lehman
                                   Brothers Holdings Inc. D/B/A Lehman Capital, a division
                                   of Lehman Brothers Holdings Inc.
            10.14******         -- Form of Profits-Only Company Partnership Units Plan.
            10.15*******        -- Amended Intercompany Agreement between MeriStar
                                   Hospitality Corporation, MeriStar Hospitality Company
                                   Partnership, L.P., MeriStar Hotel Lessee, Inc., MeriStar
                                   Hotels & Resorts, Inc. and MeriStar H&R Company L.P.
            10.16****           -- Specimen Subordinated Note.
            10.17****           -- Specimen Convertible Note (included in Exhibit 10.21).

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
            10.18****           -- Indenture, dated as of August 19, 1997, between CapStar
                                   Hotel Company and IBJ Schroder Bank & Trust Company, as
                                   Trustee.
            10.19****           -- Second Supplemental Indenture, dated as of August 3,
                                   1998, between MeriStar Hospitality Corporation and IBJ
                                   Schroder Bank & Trust Company, as Trustee.
            10.20****           -- Indenture, dated as of October 16, 1997, between CapStar
                                   Hotel Company and First Trust, National Association, as
                                   Trustee (the "Convertible Notes Indenture").
            10.21****           -- Certificate dated October 16, 1997, pursuant to Section
                                   3.1 of Convertible Notes Indenture.
            10.22****           -- First Supplemental Indenture, dated as of August 3, 1998, between MeriStar Hospitality Corporation and U.S. Bank
                                   Trust, National Association, as Trustee.
            10.23***            -- Indenture, dated as of March 18, 1999, between MeriStar
                                   Hospitality Corporation and IBJ Whitehall Bank & Trust
                                   Company, as Trustee.
            10.24***            -- Specimen Certificate of Outstanding Note (included in
                                   Exhibit 10.23 as Exhibit A).
            10.25***            -- Specimen Certificate of Exchange Note.
            10.26*****          -- Form of MeriStar Hospitality Corporation Employee Stock
                                   Purchase Plan.
            10.27*******        -- First Supplemental Indenture, dated as of January 26,
                                   2001, between MeriStar Hospitality Corporation and The
                                   Bank of New York.
            10.28*******        -- Third Supplemental Indenture, dated as of January 26,
                                   2001, between MeriStar Hospitality Corporation and The
                                   Bank of New York.
            10.29********       -- Agreement and Plan of Merger, dated as of May 9, 2001,
                                   among MeriStar Hospitality Corporation, MeriStar
                                   Hospitality Operating Partnership, L.P., FelCor Lodging
                                   Trust Incorporated and FelCor Lodging Limited
                                   Partnership.
            10.30*********      -- First Amendment to Agreement and Plan of Merger, dated as of August 16, 2001, among MeriStar Hospitality
                                   Corporation, MeriStar Hospitality Operating Partnership,
                                   L.P., FelCor Lodging Trust Incorporated and FelCor
                                   Lodging Limited Partnership.
            12.1++              -- Schedule Regarding the Computation of Ratios.
            21.1+               -- Subsidiaries of the Company.
            23.1++              -- Consent of KPMG LLP.
            23.2++              -- Consent of PricewaterhouseCoopers LLP.
            23.3++              -- Consent of Deloitte & Touche LLP.
            23.4+               -- Consent of Christopher L. Bennett, Esq. (included in
                                   Exhibit 5.1).
            23.5+               -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                                   (included in Exhibit 8.1).
            24+                 -- Power of Attorney.
            25+                 -- Form T-1 Statement of Eligibility under the Trust
                                   Indenture Act of 1939, as amended, of U.S. Bank Trust
                                   National Association, as trustee under the Indenture.
            99.1+               -- Form of Letter of Transmittal (including Guidelines for
                                   Certification of Taxpayer Identification Number on
                                   Substitute Form W-9).

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
            99.2+               -- Form of Notice of Guaranteed Delivery.


---------------

        * Incorporated by reference to MeriStar Hospitality Corporation's Registration Statement on Form S-4 (File No. 333-49611), filed with the Securities and Exchange Commission on April 7, 1998.

       ** Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903), filed with the Securities and Exchange Commission on March 2, 1999.

      *** Incorporated by reference to MeriStar Hospitality Corporation's
          Registration Statement on Form S-4 (File No. 333-78163) filed with the Securities and Exchange Commission on May 10, 1999.

     **** Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903) filed with the Securities and Exchange commission on March 13, 2000.

     ***** Incorporated by reference to MeriStar Hospitality Corporation's
           Registration Statement on Form S-8 (File No. 333-37888), filed with the Securities and Exchange Commission on May 25, 2000.

   ****** Incorporated by reference to MeriStar Hospitality Corporation's
          Quarterly Report on Form 10-Q (File No. 001-11903), filed with the Securities and Exchange Commission on May 12, 2000.

  ******* Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903), filed with the Securities and Exchange Commission on March 6, 2001.

 ******** Incorporated by reference to MeriStar Hospitality Corporation's
          Current Report on Form 8-K (File No. 001-11903), filed with the Securities and Exchange Commission on May 10, 2001.


*********Incorporated by reference to MeriStar Hospitality Corporation's Current
         Report on Form 8-K (file no. 001-11903), filed with the Securities and Exchange Commission on August 28, 2001.


       + Previously filed.

      ++ Filed herewith.

     (b) Financial Data Schedules

          None.

ITEM 22. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        MERISTAR HOSPITALITY OPERATING
                                        PARTNERSHIP, L.P.

                                        By: MERISTAR HOSPITALITY CORPORATION,
                                            as general partner

                                            By: /s/ CHRISTOPHER L. BENNETT
                                             -----------------------------------
                                                   Christopher L. Bennett
                                                    Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        MERISTAR HOSPITALITY FINANCE CORP.

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                   Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Director (Principal Executive
-----------------------------------------------------    Officer)
                  Paul W. Whetsell

                          *                            President and Director (Principal Financial
-----------------------------------------------------    and Accounting Officer)
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        MERISTAR HOSPITALITY CORPORATION

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                   Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer and Chairman of the
-----------------------------------------------------    Board of Directors (Principal Executive
                  Paul W. Whetsell                       Officer)

                          *                            Vice Chairman of the Board of Directors
-----------------------------------------------------
                   Steven D. Jorns

                          *                            President and Director
-----------------------------------------------------
                   Bruce G. Wiles

                          *                            Chief Operating Officer and Director
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                     John Emery

                          *                            Director
-----------------------------------------------------
                 James F. Dannhauser

                          *                            Director
-----------------------------------------------------
                 Daniel L. Doctoroff

                          *                            Director
-----------------------------------------------------
                  William S. Janes

                          *                            Director
-----------------------------------------------------
                 H. Cabot Lodge III

                          *                            Director
-----------------------------------------------------
                   D. Ellen Shuman

                          *                            Director
-----------------------------------------------------
                   James R. Worms

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                            MERISTAR ACQUISITION COMPANY, L.L.C.
                            a Delaware limited liability company

                            By: MeriStar Hospitality Operating Partnership,
                                L.P.,
                                a Delaware limited partnership, member

                                By: MeriStar Hospitality Corporation,
                                    a Maryland corporation, general partner

                                    By: /s/   CHRISTOPHER L. BENNETT
                                     -------------------------------------------
                                               Christopher L. Bennett
                                                Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        AGH PSS I, INC.
                                        a Delaware corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                   Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Operating Officer and Treasurer and
-----------------------------------------------------    Director (Principal Financial and Accounting
                     John Emery                          Officer)

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         AGH UPREIT LLC
                         a Delaware limited liability company

                         By: MeriStar Hospitality Corporation,
                             a Maryland corporation, member

                             By: /s/       CHRISTOPHER L. BENNETT
                                 -----------------------------------
                                             Christopher L. Bennett
                                             Vice President, Legal

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, member

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                              Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         CAPSTAR HOUSTON SW PARTNERS, L.P.
                         CAPSTAR MEDALLION HOUSTON
                         PARTNERS, L.P.
                         CAPSTAR MEDALLION DALLAS PARTNERS, L.P.
                         CAPSTAR MEDALLION AUSTIN PARTNERS, L.P.
                         CAPSTAR MIDLAND PARTNERS, L.P.
                         CAPSTAR DALLAS PARTNERS, L.P.
                         CAPSTAR MOCKINGBIRD PARTNERS, L.P.
                         Each of the above being a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, general partner

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                               Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         EQUISTAR SCHAUMBURG COMPANY, L.L.C.
                         EQUISTAR BELLEVUE COMPANY, L.L.C.
                         EQUISTAR CLEVELAND COMPANY, L.L.C.
                         EQUISTAR LATHAM COMPANY, L.L.C.
                         EQUISTAR VIRGINIA COMPANY, L.L.C.
                         EQUISTAR BALLSTON COMPANY, L.L.C.
                         EQUISTAR SALT LAKE COMPANY, L.L.C.
                         EQUISTAR ATLANTA GP COMPANY, L.L.C.
                         EQUISTAR ATLANTA LP COMPANY, L.L.C.
                         CAPSTAR WASHINGTON COMPANY, L.L.C.
                         CAPSTAR C.S. COMPANY, L.L.C.
                         CAPSTAR SAN PEDRO COMPANY, L.L.C.
                         CAPSTAR LOUISVILLE COMPANY, L.L.C.
                         CAPSTAR LEXINGTON COMPANY, L.L.C.
                         CAPSTAR OKLAHOMA CITY COMPANY, L.L.C.
                         CAPSTAR CHERRY HILL COMPANY, L.L.C.
                         CAPSTAR FRAZER COMPANY, L.L.C.
                         CAPSTAR KC COMPANY, L.L.C.
                         CAPSTAR NATIONAL AIRPORT COMPANY, L.L.C.
                         CAPSTAR GEORGETOWN COMPANY, L.L.C.
                         CAPSTAR JEKYLL COMPANY, L.L.C.
                         CAPSTAR DETROIT AIRPORT COMPANY, L.L.C.
                         CAPSTAR TUCSON COMPANY, L.L.C.
                         CAPSTAR MESA COMPANY, L.L.C.
                         CAPSTAR MORRISTOWN COMPANY, L.L.C.
                         CAPSTAR INDIANAPOLIS COMPANY, L.L.C.
                         CAPSTAR CHICAGO COMPANY, L.L.C.
                         CAPSTAR WINDSOR LOCKS COMPANY, L.L.C.
                         CAPSTAR HARTFORD COMPANY, L.L.C.
                         CAPSTAR CROSS KEYS COMPANY, L.L.C.
                         CAPSTAR COLUMBIA COMPANY, L.L.C.
                         CAPSTAR ROLAND PARK COMPANY, L.L.C.
                         CAPSTAR FORRESTAL COMPANY, L.L.C.
                         Each of the above being a Delaware limited liability
                           company

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                               Vice President, Legal

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                  SIGNATURE                                        TITLE
                  ---------                                        -----
                      *                        Principal Executive Officer
---------------------------------------------
              Paul W. Whetsell

                      *                        Principal Financial and Accounting Officer
---------------------------------------------
                 John Emery

       *By: /s/ CHRISTOPHER L. BENNETT
---------------------------------------------
           Christopher L. Bennett
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         MERISTAR SANTA BARBARA, L.P.
                         MERISTAR LAJV, L.P.
                         MERISTAR CATHEDRAL CITY, L.P.
                         Each of the above being a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, general partner

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By:       /s/ CHRISTOPHER L. BENNETT
                                             -----------------------------------
                                              Christopher L. Bennett
                                               Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         MERISTAR SANIBEL INN COMPANY, L.L.C.
                         MERISTAR SUNDIAL BEACH COMPANY, L.L.C.
                         MERISTAR SAFETY HARBOR COMPANY, L.L.C.
                         MERISTAR SEASIDE INN COMPANY, L.L.C.
                         MERISTAR PLANTATION SHOPPING CENTER COMPANY, L.L.C. MERISTAR SONG OF THE SEA COMPANY, L.L.C.
                         MERISTAR SHIRLEY'S PARCEL COMPANY, L.L.C.
                         MERISTAR SANIBEL GOLF COMPANY, L.L.C.
                         MERISTAR MARCO ISLAND COMPANY, L.L.C.
                         MERISTAR SS PLANTATION COMPANY, L.L.C.
                         MERISTAR HOTEL (CALGARY AIRPORT) LLC
                         MERISTAR HOTEL (VANCOUVER) LLC
                         MERISTAR HOTEL (SURREY) LLC
                         MERISTAR HOTEL (BURNABY) LLC
                         AGH 75 ARLINGTON HEIGHTS LLC
                         Each of the above being a Delaware limited liability
                           company

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                               Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         75 ARLINGTON HEIGHTS LIMITED
                           PARTNERSHIP, L.P.
                         a Delaware limited partnership

                         By: AGH 75 Arlington Heights LLC,
                             a Delaware limited liability company, general
                             partner

                             By: MeriStar Hospitality Operating Partnership,
                                 L.P.,
                                 a Delaware limited partnership, member

                                 By: MeriStar Hospitality Corporation,
                                     a Maryland corporation, general partner

                                     By: /s/  CHRISTOPHER L. BENNETT
                                         -----------------------------------
                                               Christopher L. Bennett
                                                Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                         BCHI ACQUISITION, L.L.C.
                         a Delaware limited liability company

                         By: AGH UPREIT LLC,
                             a Delaware limited liability company, member

                             By: MeriStar Hospitality Operating Partnership,
                                 L.P.,
                                 a Delaware limited partnership, member

                                 By: MeriStar Hospitality Corporation,
                                     a Maryland corporation, general partner

                                     By: /s/  CHRISTOPHER L. BENNETT
                                         -----------------------------------
                                               Christopher L. Bennett
                                                Vice President, Legal

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, member

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                              Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                       MDV LIMITED PARTNERSHIP
                       a Texas limited partnership

                       183 HOTEL ASSOCIATES, LTD.
                       a Texas limited partnership

                       LAKE BUENA VISTA PARTNERS, LTD.
                       a Florida limited partnership

                       DURHAM I-85 LIMITED PARTNERSHIP
                       a Delaware limited partnership

                       COCOA BEACH HOTELS, LTD.
                       a Florida limited partnership

                       By: AGH UPREIT LLC,
                           a Delaware limited liability company, their general partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                               Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        MERISTAR HOTEL LESSEE, INC.
                                        a Delaware corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                   Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Operating Officer and Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                       HOTEL COLUMBIA COMPANY
                       a Maryland general partnership

                       By: CapStar Columbia Company, L.L.C.,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                               Vice President, Legal

                       By: CapStar Roland Park Company, L.L.C.,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                               Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                                        MERISTAR LP, INC.
                                        a Nevada corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                   Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Operating Officer and Treasurer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2001.


                       3100 GLENDALE JOINT VENTURE
                       an Ohio general partnership

                       By: AGH UPREIT LLC,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                               Vice President, Legal

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, partner

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                              Vice President, Legal


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON SEPTEMBER 11, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Principal Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Principal Financial and Accounting Officer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                 EXHIBIT INDEX

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.1+               -- Certificate of Limited Partnership of MeriStar
                                   Hospitality Operating Partnership, L.P.
             3.2+               -- Second Amended and Restated Agreement of, as amended,
                                   Limited Partnership of MeriStar Hospitality Operating
                                   Partnership, L.P.
             3.3+               -- Certificate of Incorporation of MeriStar Hospitality
                                   Finance Corp.
             3.4+               -- By-Laws of MeriStar Hospitality Finance Corp.
             3.5*               -- Amended and Restated Articles of Incorporation of
                                   MeriStar Hospitality Corporation.
             3.6*               -- Amended and Restated By-laws of MeriStar Hospitality
                                   Corporation.
             3.7+               -- Certificate of Formation, of MeriStar Acquisition
                                   Company, L.L.C.
             3.8+               -- Operating Agreement of MeriStar Acquisition Company,
                                   L.L.C.
             3.9+               -- Certificate of Incorporation of AGH PSS I, Inc.
             3.10+              -- By-Laws of AGH PSS I, Inc.
             3.11+              -- Certificate of Formation, of AGH UPREIT LLC
             3.12+              -- Operating Agreement of AGH UPREIT LLC
             3.13+              -- Certificate of Limited Partnership, of CapStar Houston SW
                                   Partners, L.P.
             3.14+              -- Limited Partnership Agreement of CapStar Houston SW
                                   Partners, L.P.
             3.15+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Medallion Houston Partners, L.P.
             3.16+              -- Limited Partnership Agreement of CapStar Medallion
                                   Houston Partners, L.P.
             3.17+              -- Certificate of Limited Partnership of CapStar Medallion
                                   Dallas Partners, L.P.
             3.18+              -- Limited Partnership Agreement of CapStar Medallion Dallas
                                   Partners, L.P.
             3.19+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Medallion Austin Partners, L.P.
             3.20+              -- Limited Partnership Agreement of CapStar Medallion Austin
                                   Partners, L.P.
             3.21+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Midland Partners, L.P.
             3.22+              -- Limited Partnership Agreement of CapStar Midland
                                   Partners, L.P.
             3.23+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Dallas Partners, L.P.
             3.24+              -- Limited Partnership Agreement of CapStar Dallas Partners,
                                   L.P.
             3.25+              -- Certificate of Limited Partnership, as amended, of
                                   CapStar Mockingbird Partners, L.P.
             3.26+              -- Limited Partnership Agreement of CapStar Mockingbird
                                   Partners, L.P.
             3.27+              -- Certificate of Formation, as amended, of EquiStar
                                   Schaumburg Company, L.L.C.
             3.28+              -- Limited Liability Company Agreement, as amended, of
                                   EquiStar Schaumburg Company, L.L.C.
             3.29+              -- Certificate of Formation, as amended, of EquiStar
                                   Bellevue Company, L.L.C.
             3.30+              -- Limited Liability Company Agreement of EquiStar Bellevue
                                   Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.31+              -- Certificate of Formation, as amended, of EquiStar
                                   Cleveland Company, L.L.C.
             3.32+              -- Limited Liability Company Agreement of EquiStar Cleveland
                                   Company, L.L.C.
             3.33+              -- Certificate of Formation, as amended, of EquiStar Latham
                                   Company, L.L.C.
             3.34+              -- Limited Liability Company Agreement of EquiStar Latham
                                   Company, L.L.C.
             3.35+              -- Certificate of Formation of EquiStar Virginia Company,
                                   L.L.C.
             3.36+              -- Limited Liability Company Agreement of EquiStar Virginia
                                   Company, L.L.C.
             3.37+              -- Certificate of Formation, as amended, of EquiStar
                                   Ballston Company, L.L.C.
             3.38+              -- Limited Liability Company Agreement of EquiStar Ballston
                                   Company, L.L.C.
             3.39+              -- Certificate of Formation, as amended, and Certificate of
                                   Restoration of EquiStar Salt Lake Company, L.L.C.
             3.40+              -- Limited Liability Company Agreement of EquiStar Salt Lake
                                   Company, L.L.C.
             3.41+              -- Certificate of Formation, as amended, of EquiStar Atlanta
                                   GP Company, L.L.C.
             3.42+              -- Limited Liability Company Agreement of EquiStar Atlanta
                                   GP Company, L.L.C.
             3.43+              -- Certificate of Formation, as amended, of EquiStar Atlanta
                                   LP Company, L.L.C.
             3.44+              -- Limited Liability Company Agreement of EquiStar Atlanta
                                   LP Company, L.L.C.
             3.45+              -- Certificate of Formation, as amended, of CapStar
                                   Washington Company, L.L.C.
             3.46+              -- Limited Liability Company Agreement of CapStar Washington
                                   Company, L.L.C.
             3.47+              -- Certificate of Formation, as amended, of CapStar C.S.
                                   Company, L.L.C.
             3.48+              -- Limited Liability Company Agreement of CapStar C.S.
                                   Company, L.L.C.
             3.49+              -- Certificate of Formation, as amended, of CapStar San
                                   Pedro Company, L.L.C.
             3.50+              -- Limited Liability Company Agreement of CapStar San Pedro
                                   Company, L.L.C.
             3.51+              -- Certificate of Formation, as amended, of CapStar
                                   Louisville Company, L.L.C.
             3.52+              -- Limited Liability Company Agreement of CapStar Louisville
                                   Company, L.L.C.
             3.53+              -- Certificate of Formation, as amended, of CapStar
                                   Lexington Company, L.L.C.
             3.54+              -- Limited Liability Company Agreement of CapStar Lexington
                                   Company, L.L.C.
             3.55+              -- Certificate of Formation, as amended, of CapStar Oklahoma
                                   City Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.56+              -- Limited Liability Company Agreement of CapStar Oklahoma
                                   City Company, L.L.C.
             3.57+              -- Certificate of Formation, as amended, of CapStar Cherry
                                   Hill Company, L.L.C.
             3.58+              -- Limited Liability Company Agreement of CapStar Cherry
                                   Hill Company, L.L.C.
             3.59+              -- Certificate of Formation and Certificate of Merger, as
                                   amended, of CapStar Frazer Company, L.L.C.
             3.60+              -- Limited Liability Company Agreement of CapStar Frazer
                                   Company, L.L.C.
             3.61+              -- Certificate of Formation, as amended, of CapStar KC
                                   Company, L.L.C.
             3.62+              -- Limited Liability Company Agreement of CapStar KC
                                   Company, L.L.C.
             3.63+              -- Certificate of Formation, as amended, of CapStar National
                                   Airport Company, L.L.C.
             3.64+              -- Limited Liability Company Agreement of CapStar National
                                   Airport Company, L.L.C.
             3.65+              -- Certificate of Formation, as amended, of CapStar
                                   Georgetown Company, L.L.C.
             3.66+              -- Limited Liability Company Agreement of CapStar Georgetown
                                   Company, L.L.C.
             3.67+              -- Certificate of Formation, as amended, of CapStar Jekyll
                                   Company, L.L.C.
             3.68+              -- Limited Liability Company Agreement of CapStar Jekyll
                                   Company, L.L.C.
             3.69+              -- Certificate of Formation, as amended, of CapStar Detroit
                                   Airport Company, L.L.C.
             3.70+              -- Limited Liability Company Agreement of CapStar Detroit
                                   Airport Company, L.L.C.
             3.71+              -- Certificate of Formation of CapStar Tucson Company,
                                   L.L.C.
             3.72+              -- Limited Liability Company Agreement of CapStar Tucson
                                   Company, L.L.C.
             3.73+              -- Certificate of Formation, as amended, of CapStar Mesa
                                   Company, L.L.C.
             3.74+              -- Limited Liability Company Agreement of CapStar Mesa
                                   Company, L.L.C.
             3.75+              -- Certificate of Formation, as amended, of CapStar
                                   Morristown Company, L.L.C.
             3.76+              -- Limited Liability Company Agreement of CapStar Morristown
                                   Company, L.L.C.
             3.77+              -- Certificate of Formation, as amended, of CapStar
                                   Indianapolis Company, L.L.C.
             3.78+              -- Limited Liability Company Agreement of CapStar
                                   Indianapolis Company, L.L.C.
             3.79+              -- Certificate of Formation, as amended, of CapStar Chicago
                                   Company, L.L.C.
             3.80+              -- Amended and Restated Limited Liability Company Agreement
                                   of CapStar Chicago Company, L.L.C.
             3.81+              -- Certificate of Formation, as amended, of CapStar Windsor
                                   Locks Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.82+              -- Limited Liability Company Agreement of CapStar Windsor
                                   Locks Company, L.L.C.
             3.83+              -- Certificate of Formation, as amended, of CapStar Hartford
                                   Company, L.L.C.
             3.84+              -- Limited Liability Company Agreement of CapStar Hartford
                                   Company, L.L.C.
             3.85+              -- Certificate of Formation, as amended, of CapStar Cross
                                   Keys Company, L.L.C.
             3.86+              -- Limited Liability Company Agreement of CapStar Cross Keys
                                   Company, L.L.C.
             3.87+              -- Certificate of Formation, as amended, of CapStar Columbia
                                   Company, L.L.C.
             3.88+              -- Limited Liability Company Agreement of CapStar Columbia
                                   Company, L.L.C.
             3.89+              -- Certificate of Formation, as amended, of CapStar Roland
                                   Park Company, L.L.C.
             3.90+              -- Limited Liability Company Agreement of CapStar Roland
                                   Park Company, L.L.C.
             3.91+              -- Certificate of Formation, as amended, of CapStar
                                   Forrestal Company, L.L.C.
             3.92+              -- First Amended and Restated Limited Liability Company
                                   Agreement of CapStar Forrestal Company, L.L.C.
             3.93+              -- Certificate of Limited Partnership of MeriStar Santa
                                   Barbara, L.P.
             3.94+              -- Certificate of Limited Partnership of MeriStar LAJV, L.P.
             3.95+              -- Certificate of Limited Partnership of MeriStar Cathedral
                                   City, L.P.
             3.96+              -- Certificate of Formation of MeriStar Sanibel Inn Company,
                                   L.L.C.
             3.97+              -- Limited Liability Company Agreement of MeriStar Sanibel
                                   Inn Company, L.L.C.
             3.98+              -- Certificate of Formation of MeriStar Sundial Beach
                                   Company, L.L.C.
             3.99+              -- Limited Liability Company Agreement of MeriStar Sundial
                                   Beach Company, L.L.C.
             3.100+             -- Certificate of Formation of MeriStar Safety Harbor
                                   Company, L.L.C.
             3.101+             -- Limited Liability Company Agreement of MeriStar Safety
                                   Harbor Company, L.L.C.
             3.102+             -- Certificate of Formation of MeriStar Seaside Inn Company,
                                   L.L.C.
             3.103+             -- Limited Liability Company Agreement of MeriStar Seaside
                                   Inn Company, L.L.C.
             3.104+             -- Certificate of Formation of MeriStar Plantation Shopping
                                   Center Company, L.L.C.
             3.105+             -- Limited Liability Company Agreement of MeriStar
                                   Plantation Shopping Center Company, L.L.C.
             3.106+             -- Certificate of Formation of MeriStar Song Of The Sea
                                   Company, L.L.C.
             3.107+             -- Limited Liability Company Agreement of MeriStar Song Of
                                   The Sea Company, L.L.C.
             3.108+             -- Certificate of Formation of MeriStar Shirley's Parcel
                                   Company, L.L.C.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.109+             -- Limited Liability Company Agreement of MeriStar Shirley's
                                   Parcel Company, L.L.C.
             3.110+             -- Certificate of Formation of MeriStar Sanibel Golf
                                   Company, L.L.C.
             3.111+             -- Limited Liability Company Agreement of MeriStar Sanibel
                                   Golf Company, L.L.C.
             3.112+             -- Certificate of Formation of MeriStar Marco Island
                                   Company, L.L.C.
             3.113+             -- Limited Liability Company Agreement of MeriStar Marco
                                   Island Company, L.L.C.
             3.114+             -- Certificate of Formation of MeriStar SS Plantation
                                   Company, L.L.C.
             3.115+             -- Limited Liability Company Agreement of MeriStar SS
                                   Plantation Company, L.L.C.
             3.116+             -- Certificate of Formation of MeriStar Hotel (Calgary
                                   Airport) LLC
             3.117+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Calgary Airport) LLC
             3.118+             -- Certificate of Formation of MeriStar Hotel (Vancouver)
                                   LLC
             3.119+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Vancouver) LLC
             3.120+             -- Certificate of Formation of MeriStar Hotel (Surrey) LLC
             3.121+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Surrey) LLC
             3.122+             -- Certificate of Formation of MeriStar Hotel (Burnaby) LLC
             3.123+             -- Limited Liability Company Agreement of MeriStar Hotel
                                   (Burnaby) LLC
             3.124+             -- Certificate of Formation of AGH 75 Arlington Heights LLC
             3.125+             -- Operating Agreement of AGH 75 Arlington Heights LLC
             3.126+             -- Certificate of Limited Partnership, as amended, of 75
                                   Arlington Heights Limited Partnership, L.P.
             3.127+             -- Limited Partnership Agreement of 75 Arlington Heights
                                   Limited Partnership, L.P.
             3.128+             -- Certificate of Formation, as amended, of BCHI
                                   Acquisition, L.L.C.
             3.129+             -- Amended and Restated Operating Agreement of BCHI
                                   Acquisitions L.L.C.
             3.130+             -- Certificate of Limited Partnership, as amended, of MDV
                                   Limited Partnership
             3.131+             -- Second Amended and Restated Limited Partnership Agreement
                                   of MDV Limited Partnership
             3.132+             -- Certificate of Limited Partnership, as amended, of 183
                                   Hotel Associates, Ltd.
             3.133+             -- Amended and Restated Limited Partnership Agreement of 183
                                   Hotel Associates, Ltd.
             3.134+             -- Affidavit and Certificate of Limited Partnership of Lake
                                   Buena Vista Partners, Ltd.
             3.135+             -- Amended and Restated Limited Partnership Agreement of
                                   Lake Buena Vista Partners, Ltd.
             3.136+             -- Certificate of Limited Partnership of Durham I-85 Limited
                                   Partnership
             3.137+             -- Amended and Restated Limited Partnership Agreement of
                                   Durham I-85 Limited Partnership

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
             3.138+             -- Amendment to Certificate of Limited Partnership, as
                                   amended, of Cocoa Beach Hotels, Ltd.
             3.139+             -- Second Amended and Restated Limited Partnership Agreement
                                   of Cocoa Beach Hotels, Ltd.
             3.140+             -- Certificate of Incorporation of MeriStar Hotel Lessee,
                                   Inc.
             3.141+             -- By-laws of MeriStar Hotel Lessee, Inc.
             3.142+             -- Partnership Agreement, as amended, of Hotel Columbia
                                   Company
             3.143+             -- Certificate of Incorporation of MeriStar LP, Inc.
             3.144+             -- By-laws of MeriStar LP, Inc.
             3.145+             -- Amended Partnership Certificate of 3100 Joint Venture
             3.146+             -- Amended and Restated Joint Venture Agreement of 3100
                                   Glendale Joint Venture
             4.1+               -- Form of 9% Senior Note due 2008.
             4.2+               -- Form of 9 1/8% Senior Note due 2011.
             4.3*******         -- Indenture, dated January 26, 2001, between MeriStar
                                   Hospitality Company Partnership, L.P., MeriStar
                                   Hospitality Finance Corp., MeriStar Hospitality
                                   Corporation, and U.S. Bank Trust National Association.
             4.4*******         -- Registration Rights Agreement, dated as of January 26,
                                   2001, between MeriStar Hospitality Company Partnership,
                                   L.P., MeriStar Hospitality Finance Corp., MeriStar
                                   Hospitality Corporation and certain subsidiaries of
                                   MeriStar Hospitality Company Partnership, L.P. and Lehman
                                   Brothers Inc. and SG Cowen Securities Corporation.
             4.5*******         -- Registration Rights Agreement, dated as of January 26,
                                   2001, between MeriStar Hospitality Company Partnership,
                                   L.P. and MeriStar Hospitality Finance Corp., MeriStar
                                   Hospitality Corporation and certain subsidiaries of
                                   MeriStar Hospitality Company Partnership, L.P. and
                                   Certain Other Parties.
             5.1+               -- Opinion of Christopher L. Bennett, Esq. as to the
                                   legality of the exchange notes.
             8.1+               -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                                   federal income tax matters.
            10.1**              -- Second Amended and Restated Agreement of Limited
                                   Partnership of MeriStar Hospitality Company Partnership,
                                   L.P. dated as of August 3, 1998.
            10.2**              -- Second Amended and Restated Senior Secured Credit
                                   Agreement dated as of August 3, 1998.
            10.3**              -- Loan Agreement made as of August 3, 1998 between MeriStar
                                   Hospitality Corporation and its affiliates and Secore
                                   Financial Corporation.
            10.4*               -- Form of MeriStar Incentive Plan.
            10.5*               -- Form of MeriStar Non-Employee Directors' Incentive Plan.
            10.6*               -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Paul W. Whetsell.
            10.7*               -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Steven D. Jorns.
            10.8**              -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and Bruce G. Wiles.
            10.9**              -- Form of Employment Agreement between MeriStar Hospitality
                                   Corporation and John Emery.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
            10.10*              -- Form of Exchange Rights Agreement, by and among MeriStar
                                   Hospitality Corporation, MeriStar Hospitality Company
                                   Partnership, L.P., and the Persons set forth therein.
            10.11*              -- Company Partnership, L.P. CMC Company and CMC Company
                                   Partnership, L.P.
            10.12*              -- Form of [Company] [Operating] Lease.
            10.13****           -- Loan Agreement, dated as of August 12, 1999, between
                                   MeriStar Hospitality Company Partnership, L.P. and Lehman
                                   Brothers Holdings Inc. D/B/A Lehman Capital, a division
                                   of Lehman Brothers Holdings Inc.
            10.14******         -- Form of Profits-Only Company Partnership Units Plan.
            10.15*******        -- Amended Intercompany Agreement between MeriStar
                                   Hospitality Corporation, MeriStar Hospitality Company
                                   Partnership, L.P., MeriStar Hotel Lessee, Inc., MeriStar
                                   Hotels & Resorts, Inc. and MeriStar H&R Company L.P.
            10.16****           -- Specimen Subordinated Note.
            10.17****           -- Specimen Convertible Note (included in Exhibit 10.21).
            10.18****           -- Indenture, dated as of August 19, 1997, between CapStar
                                   Hotel Company and IBJ Schroder Bank & Trust Company, as
                                   Trustee.
            10.19****           -- Second Supplemental Indenture, dated as of August 3,
                                   1998, between MeriStar Hospitality Corporation and IBJ
                                   Schroder Bank & Trust Company, as Trustee.
            10.20****           -- Indenture, dated as of October 16, 1997, between CapStar
                                   Hotel Company and First Trust, National Association, as
                                   Trustee (the "Convertible Notes Indenture").
            10.21****           -- Certificate dated October 16, 1997, pursuant to Section
                                   3.1 of Convertible Notes Indenture.
            10.22****           -- First Supplemental Indenture, dated as of August 3, 1998, between MeriStar Hospitality Corporation and U.S. Bank
                                   Trust, National Association, as Trustee.
            10.23***            -- Indenture, dated as of March 18, 1999, between MeriStar
                                   Hospitality Corporation and IBJ Whitehall Bank & Trust
                                   Company, as Trustee.
            10.24***            -- Specimen Certificate of Outstanding Note (included in
                                   Exhibit 10.23 as Exhibit A).
            10.25***            -- Specimen Certificate of Exchange Note.
            10.26*****          -- Form of MeriStar Hospitality Corporation Employee Stock
                                   Purchase Plan.
            10.27*******        -- First Supplemental Indenture, dated as of January 26,
                                   2001, between MeriStar Hospitality Corporation and The
                                   Bank of New York.
            10.28*******        -- Third Supplemental Indenture, dated as of January 26,
                                   2001, between MeriStar Hospitality Corporation and The
                                   Bank of New York.
            10.29********       -- Agreement and Plan of Merger, dated as of May 9, 2001,
                                   among MeriStar Hospitality Corporation, MeriStar
                                   Hospitality Operating Partnership, L.P., FelCor Lodging
                                   Trust Incorporated and FelCor Lodging Limited
                                   Partnership.
            10.30*********      -- First Amendment to Agreement and Plan of Merger, dated as of August 16, 2001, among MeriStar Hospitality
                                   Corporation, MeriStar Hospitality Operating Partnership,
                                   L.P., FelCor Lodging Trust Incorporated and FelCor
                                   Lodging Limited Partnership.

            EXHIBIT
              NO.                                 DESCRIPTION OF DOCUMENT
            -------                               -----------------------
            12.1++              -- Schedule Regarding the Computation of Ratios.
            21.1+               -- Subsidiaries of the Company.
            23.1++              -- Consent of KPMG LLP.
            23.2++              -- Consent of PricewaterhouseCoopers LLP.
            23.3++              -- Consent of Deloitte & Touche LLP.
            23.4+               -- Consent of Christopher L. Bennett, Esq. (included in
                                   Exhibit 5.1).
            23.5+               -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                                   (included in Exhibit 8.1).
            24+                 -- Power of Attorney.
            25+                 -- Form T-1 Statement of Eligibility under the Trust
                                   Indenture Act of 1939, as amended, of U.S. Bank Trust
                                   National Association, as trustee under the Indenture.
            99.1+               -- Form of Letter of Transmittal (including Guidelines for
                                   Certification of Taxpayer Identification Number on
                                   Substitute Form W-9).
            99.2+               -- Form of Notice of Guaranteed Delivery.


---------------

        * Incorporated by reference to MeriStar Hospitality Corporation's Registration Statement on Form S-4 (File No. 333-49611), filed with the Securities and Exchange Commission on April 7, 1998.

       ** Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903), filed with the Securities and Exchange Commission on March 2, 1999.

      *** Incorporated by reference to MeriStar Hospitality Corporation's
          Registration Statement on Form S-4 (File No. 333-78163) filed with the Securities and Exchange Commission on May 10, 1999.

     **** Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903) filed with the Securities and Exchange commission on March 13, 2000.

     ***** Incorporated by reference to MeriStar Hospitality Corporation's
           Registration Statement on Form S-8 (File No. 333-37888), filed with the Securities and Exchange Commission on May 25, 2000.

   ****** Incorporated by reference to MeriStar Hospitality Corporation's
          Quarterly Report on Form 10-Q (File No. 001-11903), filed with the Securities and Exchange Commission on May 12, 2000.

  ******* Incorporated by reference to MeriStar Hospitality Corporation's Annual
          Report on Form 10-K (File No. 001-11903), filed with the Securities and Exchange Commission on March 6, 2001.

 ******** Incorporated by reference to MeriStar Hospitality Corporation's
          Current Report on Form 8-K (File No. 001-11903), filed with the Securities and Exchange Commission on May 10, 2001.


*********Incorporated by reference to MeriStar Hospitality Corporation's Current
         Report on Form 8-K (file No. 001-11903), filed with the Securities and Exchange Commission on August 28, 2001.


          + Previously filed.

        ++ Filed herewith.